                                                               EXECUTION VERSION

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                 Master Servicer

                                       and

                              CLARION PARTNERS, LLC
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                       and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2005

                            -------------------------

                          $1,137,261,494 (approximate)

                  Commercial Mortgage Pass-Through Certificates

                                Series 2005-MKB2

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----

                                                     ARTICLE I

                                                    DEFINITIONS

SECTION 1.01.    Defined Terms..................................................................................6
SECTION 1.02.    Certain Adjustments to the Principal Distributions on the Certificates........................67

                                                    ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.    Conveyance of Mortgage Loans..................................................................70
SECTION 2.02.    Acceptance of the Trust Fund by Trustee.......................................................73
SECTION 2.03.    Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for

                                                    ARTICLE III

                                  ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.    Administration of the Mortgage Loans..........................................................81
SECTION 3.02.    Collection of Mortgage Loan Payments..........................................................82
SECTION 3.03.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts;
                   Reserve Accounts............................................................................84
SECTION 3.04.    Collection Account, Interest Reserve Account, Additional Interest Account,
                   Distribution Account and Gain-on-Sale Reserve Account ......................................89
SECTION 3.05.    Permitted Withdrawals From the Collection Account, the Interest Reserve
                   Account, the Additional Interest Account and the Distribution Account  .....................92
SECTION 3.06.    Investment of Funds in the Servicing Accounts, the Reserve Accounts, the
                   Collection Account, the Distribution Account, the Additional Interest

                                       ii

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                                                                                                              ----

SECTION 3.12.    Property Inspections; Collection of Financial Statements; Delivery of Certain

SECTION 3.21.    Transfer of Servicing Between Master Servicer and Special Servicer; Record

                                                    ARTICLE IV

                                          PAYMENTS TO CERTIFICATEHOLDERS

                                                     ARTICLE V

                                                 THE CERTIFICATES

                                                    ARTICLE VI

         THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.    Liability of Depositor, Master Servicer and Special Servicer.................................181

                                       iii

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                                                                                                              ----

SECTION 6.02.    Merger, Consolidation or Conversion of Depositor or Master Servicer or Special
                   Servicer...................................................................................181
SECTION 6.03.    Limitation on Liability of the Depositor, the Master Servicer, the Special
                   Servicer and Others........................................................................181
SECTION 6.04.    Resignation of Master Servicer and the Special Servicer......................................184
SECTION 6.05.    Rights of Depositor and Trustee in Respect of Master Servicer and the Special

                                                    ARTICLE VII

                                                      DEFAULT

                                                   ARTICLE VIII

                                    CONCERNING THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01.    Duties of Trustee............................................................................196
SECTION 8.02.    Certain Matters Affecting Trustee............................................................197
SECTION 8.03.    Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of

                                       iv

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                                                    ARTICLE IX

                                                    TERMINATION

SECTION 9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans.............................214
SECTION 9.02.    Additional Termination Requirements..........................................................216

                                                     ARTICLE X

                                             ADDITIONAL TAX PROVISIONS

SECTION 10.01.   REMIC Administration.........................................................................218
SECTION 10.02.   Grantor Trust Administration.................................................................221

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

                                        v

EXHIBITS

Exhibit No.  Exhibit Description
-----------  -------------------

    A-1      Form of Class A-1, A-2, A-3, A-SB, A-4 and A-1A Certificates
    A-2      Form of Class XP Certificate
    A-3      Form of Class XC Certificate
    A-4      Form of Class AJ, B, C and D Certificates
    A-5      Form of Class E, F, G and H Certificates
    A-6      Form of Class J, K, L, M, N, P and Q Certificates
    A-7      Form of Class R-I and R-II Certificates
    A-8      Form of Class Z Certificate
     B       Mortgage Loan Schedule
     C       Form of Custodial Certification
    D-1      Form of Master Servicer Request for Release
    D-2      Form of Special Servicer Request for Release
    E-1      Form of Transferor Certificate for Transfers of Definitive Non-Registered Certificates
                 (Pursuant to Section 5.02(c))
   E-2A      Form I of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
                 (Pursuant to Section 5.02(c))
   E-2B      Form II of Transferee Certificate for Transfers of Definitive Non-Registered Certificates
                 (Pursuant to Section 5.02(c))
   E-2C      Form of Transferee Certificate for Transfers of Interests in Rule 144A Global Certificates
                 (Pursuant to Section 5.02(c))
    F-1      Form I of Transferee Certificate Regarding ERISA Matters
                 (Definitive Non-Registered Certificates) (Pursuant to Section 5.02(c))
    F-2      Form II of Transferee Certificate Regarding ERISA Matters
                 (Book-Entry Non-Registered Certificates) (Pursuant to Section 5.02(c))
    G-1      Form of Transfer Affidavit and Agreement Regarding Residual Certificates
                 (Pursuant to Section 5.02(d)(i)(4))
    G-2      Form of Transferor Certificate for Transfers of Residual Certificates
                 (Pursuant to Section 5.02(d)(i)(4))
    H-1      Form of Notice and Acknowledgment (Regarding Proposed Special Servicer)
    H-2      Form of Acknowledgment of Proposed Special Servicer
    I-1      Form of Information Request from Certificateholder or Certificate Owner
    I-2      Form of Information Request from Prospective Investor
     J       List of Mortgage Loans with Secured Creditor Impaired Property Environmental Insurance Policies
     K       Form of S&P Defeasance Certification
     L       Class XP Reference Rate Schedule
    M-1      Form of Purchase Option Notice
    M-2      Form of Purchase Option Assignment by the Special Servicer
    M-3      Form of Purchase Option Assignment by Plurality Subordinate Certificateholder
     N       Form of Distribution Date Statement
     O       Form of Sarbanes-Oxley Certification by the Depositor
    P-1      Form of Certification to be Provided by the Master Servicer to the Depositor
    P-2      Form of Certification to be Provided by the Trustee to the Depositor
    P-3      Form of Certification to be Provided by the Special Servicer to the Depositor
     Q       List of Broker Strip Loans
     R       List of Sub-Servicing Agreements in Effect on the Closing Date
     S       Class A-SB Planned Principal Balance

                                       vi

                         POOLING AND SERVICING AGREEMENT

     This Pooling and Servicing Agreement is dated and effective as of March 1,
2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, KEYCORP REAL
ESTATE CAPITAL MARKETS, INC., as Master Servicer, CLARION PARTNERS, LLC, as
Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO
BANK N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Mortgage Loans.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Mortgage Loans (exclusive of the Broker Strip, the Excess Servicing Strip and that portion of the interest payments on the
Mortgage Loans that constitutes Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I
Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each REMIC I Regular Interest will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. None of the REMIC I Regular Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC II". The Class R-II Certificates will evidence the sole class of
"residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Certificates (or, in the case of a Class of Class X Certificates, each
Component thereof) will be designated as a separate "regular interest" in REMIC
II for purposes of the REMIC Provisions under federal income tax law.

     The following table sets forth: (i) the class designation of each Class of
Sequential Pay Certificates; (ii) the Original Class Principal Balance for each
Class of Sequential Pay Certificates; (iii) the corresponding REMIC I Regular
Interest or REMIC I Regular Interests (each, a "Corresponding REMIC I Regular
Interest") for each Class of Sequential Pay Certificates; and (iv) the initial
REMIC I Principal Balance of each Corresponding REMIC I Regular Interest.

     ------------------------- ------------------------ ------------------------ ------------------------
             Class of                                        Corresponding
          Sequential Pay           Original Class               REMIC I              Initial REMIC I
           Certificates           Principal Balance       Regular Interest(s)       Principal Balance
     ------------------------- ------------------------ ------------------------ ------------------------

     Class A-1                    $       50,000,000            LA-1-1              $        2,778,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1-2              $        3,495,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1-3              $       19,143,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1-4              $       21,335,000
     ------------------------- ------------------------ ------------------------ ------------------------

     ------------------------- ------------------------ ------------------------ ------------------------
             Class of                                        Corresponding
          Sequential Pay           Original Class               REMIC I              Initial REMIC I
           Certificates           Principal Balance       Regular Interest(s)       Principal Balance
     ------------------------- ------------------------ ------------------------ ------------------------

                                                                LA-1-5              $        3,249,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class A-2                    $      228,186,000            LA-2-1              $       17,856,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-2-2              $       20,365,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-2-3              $       20,567,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-2-4              $       19,803,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-2-5              $       70,322,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-2-6              $       79,273,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class A-3                    $       40,623,000             LA-3               $       40,623,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class A-SB                   $       42,997,000            LA-SB-1             $       29,642,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-SB-2             $       13,355,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class A-4                    $      332,815,000            LA-4-1              $          937,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-4-2              $       20,974,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-4-3              $       13,255,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-4-4              $       28,734,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-4-5              $       11,996,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-4-6              $       18,639,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-4-7              $      238,280,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class A-1A                   $      215,188,000            LA-1A-1             $          210,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1A-2             $          256,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1A-3             $        3,877,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1A-4             $        4,775,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1A-5             $        4,979,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1A-6             $        4,778,000
     ------------------------- ------------------------ ------------------------ ------------------------

                                      -2-

     ------------------------- ------------------------ ------------------------ ------------------------
             Class of                                        Corresponding
          Sequential Pay           Original Class               REMIC I              Initial REMIC I
           Certificates           Principal Balance       Regular Interest(s)       Principal Balance
     ------------------------- ------------------------ ------------------------ ------------------------

                                                                LA-1A-7             $        4,677,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1A-8             $        4,502,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                LA-1A-9             $       13,079,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-10             $       11,458,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-11             $        4,210,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-12             $        4,003,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-13             $        5,480,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-14             $       28,732,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-15             $        2,930,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-16             $        2,737,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                               LA-1A-17             $      114,505,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class AJ                     $       61,128,000              LAJ               $       61,128,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class B                      $       32,696,000              LB                $       32,696,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class C                      $        9,951,000              LC                $        9,951,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class D                      $       21,323,000             LD-1               $        1,453,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LD-2               $        6,156,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LD-3               $        5,526,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LD-4               $        5,264,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LD-5               $        2,924,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class E                      $       12,795,000             LE-1               $          973,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LE-2               $        6,840,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LE-3               $        4,982,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class F                      $       18,480,000             LF-1               $        3,743,000
     ------------------------- ------------------------ ------------------------ ------------------------

                                      -3-

     ------------------------- ------------------------ ------------------------ ------------------------
             Class of                                        Corresponding
          Sequential Pay           Original Class               REMIC I              Initial REMIC I
           Certificates           Principal Balance       Regular Interest(s)       Principal Balance
     ------------------------- ------------------------ ------------------------ ------------------------

                                                                 LF-2               $        8,564,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LF-3               $        6,173,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class G                      $       11,373,000             LG-1               $        5,353,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LG-2               $        6,020,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class H                      $       14,216,000             LH-1               $        9,347,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LH-2               $        4,869,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class J                      $        7,107,000             LJ-1               $        5,858,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LJ-2               $        1,249,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class K                      $        5,687,000             LK-1               $          565,000
     ------------------------- ------------------------ ------------------------ ------------------------
                                                                 LK-2               $        5,122,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class L                      $        4,264,000              LL                $        4,264,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class M                      $        4,265,000              LM                $        4,265,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class N                      $        2,843,000              LN                $        2,843,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class P                      $        5,687,000              LP                $        5,687,000
     ------------------------- ------------------------ ------------------------ ------------------------
     Class Q                      $       15,637,494              LQ                $       15,637,494
     ------------------------- ------------------------ ------------------------ ------------------------

     The portion of the Trust Fund consisting of (i) the Additional Interest and the Additional Interest Account and (ii) amounts held from time to time in the
Collection Account and/or the Additional Interest Account that represent
Additional Interest shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust Z". In addition, the portions of the Trust Fund consisting of (i) the Excess Servicing
Strip and (ii) amounts held from time to time in the Collection Account that represent the Excess Servicing Strip shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as
"Grantor Trust E". In addition, the portions of the Trust Fund consisting of (i)
the Broker Strip and (ii) amounts held from time to time in the Collection
Account that represent the Broker Strip, shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as
"Grantor Trust B". As provided herein, the Trustee shall take all actions reasonably necessary to ensure that each of the respective portions of the Trust
Fund consisting of Grantor Trust Z, Grantor Trust E and Grantor Trust B,
respectively, maintains its status as a "grantor trust" under federal income tax law and is not treated as part of REMIC I or REMIC II.

                                      -4-

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
agree as follows:

                                      -5-

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk"
casualty insurance policy maintained on the related Mortgaged Property and (ii)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the
Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the
Servicing Standard, in making any of the determinations required in subclause
(a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

     "Accrued Certificate Interest": With respect to any Class of Sequential Pay
Certificates for any Distribution Date, one month's interest at the Pass-Through
Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; with respect to the Class XC Certificates for any
Distribution Date, the aggregate of all Accrued Component Interest with respect to the Class XC Components for such Distribution Date; and, with respect to the
Class XP Certificates for any Distribution Date, the aggregate of all Accrued
Component Interest with respect to the Class XP Components for such Distribution
Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date,
shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Accrued Component Interest": With respect to each Class XC Component and
Class XP Component for any Distribution Date, one month's interest at the Class
XC Strip Rate (in the case of a Class XC Component) or Class XP Strip Rate (in the case of a Class XP Component), as applicable, with respect to such Component for such Distribution Date, accrued on the Component Notional Amount of such
Component outstanding immediately prior to such Distribution Date. Accrued
Component Interest shall be calculated on a 30/360 Basis and, with respect to any Class XC Component or Class XP Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such
Distribution Date occurs.

     "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

                                      -6-

     "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an
Actual/360 Basis.

     "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

     "Additional Interest": With respect to any ARD Loan after its Anticipated
Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

     "Additional Interest Account": The segregated account or accounts (which may be a sub-account of the Distribution Account) created and maintained by the
Trustee pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank
National Association as Trustee, in trust for the registered holders of Merrill
Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through Certificates,
Series 2005-MKB2, Additional Interest Account." The Additional Interest Account
shall not be an asset of either REMIC I or REMIC II.

     "Additional Interest Rate": With respect to any ARD Loan after its
Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date
(in the absence of defaults) as calculated and as set forth in the related
Mortgage Loan documents.

     "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees,
Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent on Advances (to the extent not offset by Default Charges) and amounts payable to the Special Servicer in connection with inspections of
Mortgaged Properties required pursuant to the first sentence of Section 3.12(a)
(and not otherwise paid from Default Charges), as well as (without duplication)
any of the expenses of the Trust Fund that may be withdrawn (a) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii) and (xvi) of Section 3.05(a) out of collections on the related Mortgage Loans or REO Properties or out of general collections on the Mortgage Loans and any REO Properties on deposit in the
Collection Account as indicated in such clauses of Section 3.05(a), or (b)
pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b)
out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Collection Account or the Distribution Account, as the
case may be.

     "Additional Yield and Prepayment Amount": With respect to any Distribution
Date and any Class of Sequential Pay Certificates (other than any Excluded
Class) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, provided that a Yield Maintenance Charge and/or
Prepayment Premium was actually collected during the related Collection Period on a Mortgage Loan or an REO Loan (for purposes of this definition, the "Prepaid
Loan") in the Loan Group from which such Class of Certificates is receiving payments of principal on such Distribution Date, the

                                      -7-

product of (a) such Yield Maintenance Charge and/or Prepayment Premium, net of
Workout Fees and Principal Recovery Fees payable therefrom and net of any portion of such Yield Maintenance Charges and/or Prepayment Premiums applied pursuant to Section 4.01(j) to reimburse one or more Classes of Sequential Pay
Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses
previously allocated to such Class(es), multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of
Sequential Pay Certificates over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the
Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of Sequential Pay Certificates on such Distribution Date (or, for so long as the Class A-4 and Class A-1A
Certificates are outstanding, principal distributable on the subject Class of
Sequential Pay Certificates on that Distribution Date from collections on the applicable Loan Group that includes the Prepaid Loan), pursuant to Section
4.01(a), and the denominator of which is equal to the Principal Distribution
Amount (or, so long as the Class A-4 and Class A-1A Certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2
Principal Distribution Amount, as applicable, based on which Loan Group includes the Prepaid Loan) for such Distribution Date.

     "Advance": Any P&I Advance or Servicing Advance.

     "Adverse Grantor Trust Event": As defined in Section 10.02(e).

     "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch"
status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

     "Adverse REMIC Event": As defined in Section 10.01(h).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

     "Appraisal": With respect to any Mortgage Loan, an appraisal of the related
Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, as applicable, prepared in accordance with 12
C.F.R. ss. 225.64 and conducted in accordance with the standards of the
Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would

                                      -8-

consider. The Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent may conclusively rely on any Appraisal obtained in accordance with this
Agreement.

     "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the
Special Servicer in consultation with the Controlling Class Representative, as of the first Determination Date immediately succeeding the date on which the
Special Servicer obtains knowledge of the subject Mortgage Loan becoming a
Required Appraisal Mortgage Loan, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required
Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i) the Stated Principal Balance of such Required
Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes
Additional Interest), (iii) all accrued but unpaid (from related collections)
Master Servicing Fees and Special Servicing Fees with respect to such Required
Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional Trust Fund Expenses with respect to such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Mortgage Loan, together with (A) interest on those Advances and (B) any related Unliquidated
Advances and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged Property; over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such
Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related
Required Appraisal Mortgage Loan will equal 25% of the Stated Principal Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a
Required Appraisal or letter update or internal valuation, if applicable.

     "Appraised Value": With respect to each Mortgaged Property and REO
Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent may conclusively rely.

     "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

     "Asset Status Report": As defined in Section 3.21(c).

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

                                      -9-

     "Assumed Periodic Payment": With respect to any Balloon Loan for its Stated
Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated
Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of such
Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property or any interest therein remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, equal to the Assumed
Periodic Payment that would have been deemed due in respect of the predecessor
Mortgage Loan on such Due Date had it remained outstanding).

     "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Collection Account and the Distribution Account as of
the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Collection Account, which amounts shall, in the case of the initial Distribution Date, include the
Closing Date Deposit, (ii) the aggregate amount of any P&I Advances made by the
Master Servicer, the Trustee or the Fiscal Agent for distribution on the
Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the
Collection Account after the Determination Date in the month of such
Distribution Date, but on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master
Servicer in the Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve
Amounts in respect of each Interest Reserve Loan deposited into the Distribution
Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) the Collection Account pursuant to clauses
(ii)-(xiv), (xvi) and (xviii) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii)-(vi) and (ix) of Section 3.05(b), (iii) Prepayment
Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in
January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Distribution
Account and deposited in the Interest Reserve Account in respect of such
Distribution Date and held for future distribution pursuant to Section 3.04(c)
and (vi) any amounts deposited in the Collection Account or the Distribution
Account in error.

     "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

                                      -10-

     "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such
Mortgage Loan.

     "Banc of America Securities": Banc of America Securities LLC, or its
successor in interest.

     "Bank of America": Bank of America, N.A., a national banking association, or its successor in interest.

     "Bank of America Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 21, 2005, between the Depositor and
Bank of America and relating to the transfer of the Bank of America Mortgage
Loans to the Depositor.

     "Bank of America Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Bank of America Mortgage Loan
Purchase Agreement.

     "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Book-Entry Certificate": Any Certificate registered in the name of the
Depository or its nominee.

     "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate that is a Non-Registered Certificate.

     "Breach": As defined in Section 2.03(a).

     "Broker Strip": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Mortgage Loan at the
Broker Strip Rate for such Mortgage Loan.

     "Broker Strip Loans": The Mortgage Loans listed on Exhibit Q hereto.

     "Broker Strip Payee": With respect to any Broker Strip Loan, the "Broker
Strip Payee" specified on Exhibit Q hereto with respect to such Mortgage Loan.

     "Broker Strip Rate": With respect to each Broker Strip Loan, the "Broker
Strip Rate" specified on Exhibit Q hereto with respect to such Mortgage Loan.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate
Trust Office of the Trustee (which as of the Closing Date is Chicago, Illinois), or the offices of the Master Servicer (which as of the Closing Date is Kansas
City, Missouri), or the offices of the Special Servicer (which as of the Closing
Date is New York, New York), are located, are authorized or obligated by law or executive order to remain closed.

     "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

                                      -11-

     "Certificate": Any one of the Merrill Lynch Mortgage Trust 2005-MKB2,
Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

     "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal
Balance, Class XC Notional Amount or Class XP Notional Amount, as applicable, of such Class of Regular Certificates and the denominator of which is the Original
Class Principal Balance or Original Notional Amount, as the case may be, of such
Class of Regular Certificates.

     "Certificate Notional Amount": With respect to any Class XC or Class XP
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class XC or Class XP Notional
Amount, as applicable.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the
Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Sequential Pay
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

     "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual
Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent in its respective capacity as such
(except with respect to amendments or waivers referred to in Sections 7.04 and
11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality Subordinate Certificateholder or the Controlling Class
Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any
Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting
Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The
Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in
determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a

                                      -12-

     "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Certification Parties": As defined in Section 8.16(b).

     "Certifying Person": As defined in Section 8.16(b).

     "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A Senior Certificates": The Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4 and Class A-1A Certificates.

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-3 Certificate": Any one of the Certificates with a "Class A-3"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-4 Certificate": Any one of the Certificates with a "Class A-4"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-SB Certificate": Any one of the Certificates with a "Class A-SB"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-SB Planned Principal Balance": With respect to any Distribution
Date, the targeted Class Principal Balance of the Class A-SB Certificates for
such date set forth on Exhibit S attached hereto.

     "Class AJ Certificate": Any one of the Certificates with a "Class AJ"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -13-

     "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class Principal Balance": The aggregate principal balance of any Class of
Sequential Pay Certificates outstanding from time to time. As of the Closing
Date, the Class Principal Balance of

                                      -14-

each Class of Sequential Pay Certificates shall equal the Original Class
Principal Balance thereof. On each Distribution Date, the Class Principal
Balance of each Class of Sequential Pay Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). The respective
Class Principal Balances of any Classes of Sequential Pay Certificates to which there has been allocated unreimbursed Realized Losses and Additional Trust Fund
Expenses shall be increased, in sequential order beginning with the most senior affected Class of Sequential Pay Certificates, by the amount of any recoveries of Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Principal
Distribution Amount for the current Distribution Date; provided that the Class
Principal Balance of any such Class of Sequential Pay Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and
Additional Trust Fund Expenses previously allocated thereto (which unreimbursed
Realized Losses and Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective
Classes of Sequential Pay Certificates on any Distribution Date shall not exceed the excess, if any, of (i) the aggregate Stated Principal Balance of, and all
Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (ii) the aggregate of the Class Principal Balances of the respective Classes of
Sequential Pay Certificates outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. Distributions in respect of a reimbursement of
Realized Losses and Additional Trust Fund Expenses previously allocated to a
Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal
Balance.

     "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class R-I Certificate": Any one of the Certificates with a "Class R-I"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

     "Class R-II Certificate": Any one of the Certificates with a "Class R-II"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

     "Class X Certificates": The Class XC and Class XP Certificates.

     "Class XC Certificate": Any one of the Certificates with a "Class XC"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

     "Class XC Components": Each of the Components identified in the table in the definition of "Component" as being a Class XC Component.

     "Class XC Notional Amount": With respect to the Class XC Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Class XC Components.

                                      -15-

     "Class XC Strip Rate": With respect to any Class XC Component that does not have a Corresponding Class XP Component, for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such
Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding
Certificates; and in the case of any Class XC Component that has a Corresponding
Class XP Component, for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the Class XP Termination Date for such Corresponding Class XP Component, (x) the Weighted Average Net Mortgage
Pass-Through Rate for such Distribution Date minus (y) the sum of the
Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class XP Strip Rate for such Corresponding Class XP Component for such
Distribution Date, and (ii) for any Distribution Date occurring after the Class
XP Termination Date for such Corresponding Class XP Component, a rate per annum equal to (x) the Weighted Average Net Mortgage Pass-Through Rate for such
Distribution Date, minus (y) the Pass-Through Rate for the Corresponding
Certificates. In no event, however, shall any Class XC Strip Rate be less than zero.

     "Class XP Certificate": Any one of the Certificates with a "Class XP"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

     "Class XP Components": Each of the Components identified in the table in the definition of "Component" as being a Class XP Component.

     "Class XP Notional Amount":

          (i) With respect to any Distribution Date on or prior to the
     Distribution Date in September 2005, the sum of (a) the lesser of
     $47,222,000 and the Class Principal Balance of the Class A-1 Certificates
     outstanding from time to time, (b) the lesser of $214,978,000 and the Class
     Principal Balance of the Class A-1A Certificates outstanding from time to time, and (c) the Class Principal Balance of the Class A-2, Class A-3,
     Class A-SB, Class A-4, Class AJ, Class B, Class C, Class D, Class E, Class
     F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time;

          (ii) With respect to any Distribution Date after the Distribution Date in September 2005 through and including the Distribution Date in March
     2006, the sum of (a) the lesser of $43,727,000 and the Class Principal
     Balance of the Class A-1 Certificates outstanding from time to time, (b)
     the lesser of $214,722,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, and (c) the Class
     Principal Balance of the Class A-2, Class A-3, Class A-SB, Class A-4, Class
     AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K and Class L Certificates outstanding from time to time;

          (iii) With respect to any Distribution Date after the Distribution
     Date in March 2006 through and including the Distribution Date in September
     2006, the sum of (a) the lesser of $24,584,000 and the Class Principal
     Balance of the Class A-1 Certificates outstanding from time to time, (b)
     the lesser of $210,845,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, and (c) the Class
     Principal Balance of the Class A-2, Class A-3, Class A-SB, Class A-4, Class
     AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K and Class L Certificates outstanding from time to time;

          (iv) With respect to any Distribution Date after the Distribution Date in September 2006 through and including the Distribution Date in March
     2007, the sum of (a) the lesser of $3,249,000 and the Class Principal
     Balance of the Class A-1 Certificates outstanding from time

                                      -16-

     to time, (b) the lesser of $206,070,000 and the Class Principal Balance of the Class A-1A Certificates outstanding from time to time, and (c) the
     Class Principal Balance of the Class A-2, Class A-3, Class A-SB, Class A-4,
     Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K and Class L Certificates outstanding from time to time;

          (v) With respect to any Distribution Date after the Distribution Date in March 2007 through and including the Distribution Date in September
     2007, the sum of (a) the lesser of $210,330,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $201,091,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-SB, Class A-4, Class AJ, Class B, Class
     C, Class D, Class E, Class F, Class G, Class H and Class J Certificates
     outstanding from time to time, and (d) the lesser of $5,122,000 and the
     Class Principal Balance of the Class K Certificates outstanding from time to time;

          (vi) With respect to any Distribution Date after the Distribution Date in September 2007 through and including the Distribution Date in March
     2008, the sum of (a) the lesser of $189,965,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $196,313,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-SB, Class A-4, Class AJ, Class B, Class
     C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time, and (d) the lesser of $1,249,000 and the Class Principal
     Balance of the Class J Certificates outstanding from time to time;

          (vii) With respect to any Distribution Date after the Distribution
     Date in March 2008 through and including the Distribution Date in September
     2008, the sum of (a) the lesser of $169,398,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $191,636,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-SB, Class A-4, Class AJ, Class B, Class
     C, Class D, Class E, Class F and Class G Certificates outstanding from time to time, and (d) the lesser of $4,869,000 and the Class Principal Balance of the Class H Certificates outstanding from time to time;

          (viii) With respect to any Distribution Date after the Distribution
     Date in September 2008 through and including the Distribution Date in March
     2009, the sum of (a) the lesser of $149,595,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $187,134,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-SB, Class A-4, Class AJ, Class B, Class
     C, Class D, Class E and Class F Certificates outstanding from time to time, and (d) the lesser of $6,020,000 and the Class Principal Balance of the
     Class G Certificates outstanding from time to time;

          (ix) With respect to any distribution date after the Distribution Date in March 2009 through and including the Distribution Date in September
     2009, the sum of (a) the lesser of $79,273,000 and the Class Principal
     Balance of the Class A-2 Certificates outstanding from time to time, (b)
     the lesser of $174,055,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-3, Class A-SB, Class A-4, Class AJ, Class B, Class
     C, Class D and E Certificates outstanding from time to time, and (d) the lesser of $14,737,000 and the Class Principal Balance of the Class F
     Certificates outstanding from time to time;

                                      -17-

          (x) With respect to any distribution date after the Distribution Date in September 2009 through and including the Distribution Date in March
     2010, the sum of (a) the lesser of $13,355,000 and the Class Principal
     Balance of the Class A-SB Certificates outstanding from time to time, (b)
     the lesser of $162,597,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class A-4, Class AJ, Class B, Class C, Class D and Class E
     Certificates outstanding from time to time, and (d) the lesser of
     $6,173,000 and the Class Principal Balance of the Class F Certificates
     outstanding from time to time;

          (xi) With respect to any Distribution Date after the Distribution Date in March 2010 through and including the Distribution Date in September
     2010, the sum of (a) the lesser of $331,878,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $158,387,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class AJ, Class B, Class C and Class D Certificates
     outstanding from time to time, and (d) the lesser of $11,822,000 and the
     Class Principal Balance of the Class E Certificates outstanding from time to time;

          (xii) With respect to any Distribution Date after the Distribution
     Date in September 2010 through and including the Distribution Date in March
     2011, the sum of (a) the lesser of $310,904,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $154,384,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class AJ, Class B, Class C and Class D Certificates
     outstanding from time to time, and (d) the lesser of $4,982,000 and the
     Class Principal Balance of the Class E Certificates outstanding from time to time;

          (xiii) With respect to any Distribution Date after the Distribution
     Date in March 2011 through and including the Distribution Date in September
     2011, the sum of (a) the lesser of $297,649,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $148,904,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class AJ, Class B and Class C Certificates outstanding from time to time, and (d) the lesser of $19,870,000 and the Class Principal
     Balance of the Class D Certificates outstanding from time to time;

          (xiv) With respect to any Distribution Date after the Distribution
     Date in September 2011 through and including the Distribution Date in March
     2012, the sum of (a) the lesser of $268,915,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $120,172,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class AJ, Class B and Class C Certificates outstanding from time to time, and (d) the lesser of $13,714,000 and the Class Principal
     Balance of the Class D Certificates outstanding from time to time;

          (xv) With respect to any Distribution Date after the Distribution Date in March 2012 through and including the Distribution Date in September
     2012, the sum of (a) the lesser of $256,919,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $117,242,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class AJ, Class

                                      -18-

     B and Class C Certificates outstanding from time to time, and (d) the lesser of $8,188,000 and the Class Principal Balance of the Class D
     Certificates outstanding from time to time;

          (xvi) With respect to any Distribution Date after the Distribution
     Date in September 2012 through and including the Distribution Date in March
     2013, the sum of (a) the lesser of $238,280,000 and the Class Principal
     Balance of the Class A-4 Certificates outstanding from time to time, (b)
     the lesser of $114,505,000 and the Class Principal Balance of the Class
     A-1A Certificates outstanding from time to time, (c) the Class Principal
     Balance of the Class AJ, Class B and Class C Certificates outstanding from time to time, and (d) the lesser of $2,924,000 and the Class Principal
     Balance of the Class D Certificates outstanding from time to time; and

          (xvii) With respect to any Distribution Date after the Distribution
     Date in March 2013, $0.

     "Class XP Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit L.

     "Class XP Strip Rate": With respect to any Class XP Component for any
Distribution Date, a rate per annum equal to (1) for any Distribution Date occurring on or before the Class XP Termination Date for such Class XP
Component, the excess, if any, of (x) the lesser of (i) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date and (ii) the Class XP
Reference Rate for such Distribution Date, over (y) the Pass-Through Rate in effect for such Distribution Date for the Corresponding Certificates (provided that in no event shall any Class XP Strip Rate be less than zero), and (2) for any Distribution Date occurring after the Class XP Termination Date for such
Class XP Component, 0% per annum.

     "Class XP Termination Date": With respect to each Class XP Component, the
Distribution Date that occurs in the month and year specified in the table in the definition of "Component".

     "Class Z Certificate": Any one of the Certificates with a "Class Z"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a proportionate interest in Grantor Trust Z.

     "Closing Date": March 29, 2005.

     "Closing Date Deposit": With respect to KeyBank, a cash amount to be deposited by KeyBank pursuant to the KeyBank Mortgage Loan Purchase Agreement, in respect of the Mortgage Loan (identified as loan number 58 on the Mortgage
Loan Schedule) sold by KeyBank to the Depositor that does not have its first
Scheduled Payment due until May 2005, which cash amount represents the aggregate amount of interest that would have accrued during the entire month of March 2005 at the related Net Mortgage Rate on the related Cut-off Date Balance. The
Closing Date Deposit is $21,925.35.

     "Closing Date Deposit Mortgage Loan": Any Mortgage Loan in respect of which a Closing Date Deposit is required to be made by the related Mortgage Loan
Seller pursuant to the applicable Mortgage Loan Purchase Agreement.

     "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in

                                      -19-

existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Controlling Class
Representative.

     "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance
Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond
Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                      -20-

     "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A
report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected
Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI
Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this
Agreement.

     "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File"
available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such

                                      -21-

additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Reconciliation of Funds Report" available as of the Closing Date on the CMSA
Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer
Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

     "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

     "Collection Account": One or more segregated accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled: "KeyCorp
Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National
Association, as Trustee, on behalf of and in trust for the registered holders of
Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through
Certificates, Series 2005-MKB2."

     "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

     "Component": Any of the 65 components of the Class XC Certificates (the
"Class XC Components") and the 59 components of the Class XP Certificates (the
"Class XP Components") listed in the following table. The following table also sets forth the month and year in which the Class XP Termination Date for each
Class XP Component occurs and the Corresponding Certificates for each Component.

                                      -22-

---------------------- ------------------- ------------------------ ------------------------
                                                                     Class Designation of
      Class XC              Class XP              Class XP               Corresponding
      Component            Component          Termination Date           Certificates
---------------------- ------------------- ------------------------ ------------------------

XC-A-1-1               N/A                 N/A                      A-1
---------------------- ------------------- ------------------------ ------------------------
XC-A-1-2               XP-A-1-2            September 2005           A-1
---------------------- ------------------- ------------------------ ------------------------
XC-A-1-3               XP-A-1-3            March 2006               A-1
---------------------- ------------------- ------------------------ ------------------------
XC-A-1-4               XP-A-1-4            September 2006           A-1
---------------------- ------------------- ------------------------ ------------------------
XC-A-1-5               XP-A-1-5            March 2007               A-1
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-1              N/A                 N/A                      A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-2              XP-A-1A-2           September 2005           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-3              XP-A-1A-3           March 2006               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-4              XP-A-1A-4           September 2006           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-5              XP-A-1A-5           March 2007               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-6              XP-A-1A-6           September 2007           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-7              XP-A-1A-7           March 2008               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-8              XP-A-1A-8           September 2008           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-9              XP-A-1A-9           March 2009               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-10             XP-A-1A-10          September 2009           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-11             XP-A-1A-11          March 2010               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-12             XP-A-1A-12          September 2010           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-13             XP-A-1A-13          March 2011               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-14             XP-A-1A-14          September 2011           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-15             XP-A-1A-15          March 2012               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-16             XP-A-1A-16          September 2012           A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-1A-17             XP-A-1A-17          March 2013               A-1A
---------------------- ------------------- ------------------------ ------------------------
XC-A-2-1               XP-A-2-1            March 2007               A-2
---------------------- ------------------- ------------------------ ------------------------
XC-A-2-2               XP-A-2-2            September 2007           A-2
---------------------- ------------------- ------------------------ ------------------------
XC-A-2-3               XP-A-2-3            March 2008               A-2
---------------------- ------------------- ------------------------ ------------------------
XC-A-2-4               XP-A-2-4            September 2008           A-2
---------------------- ------------------- ------------------------ ------------------------
XC-A-2-5               XP-A-2-5            March 2009               A-2
---------------------- ------------------- ------------------------ ------------------------
XC-A-2-6               XP-A-2-6            September 2009           A-2
---------------------- ------------------- ------------------------ ------------------------
XC-A-3                 XP-A-3              September 2009           A-3
---------------------- ------------------- ------------------------ ------------------------
XC-A-SB-1              XP-A-SB-1           September 2009           A-SB
---------------------- ------------------- ------------------------ ------------------------
XC-A-SB-2              XP-A-SB-2           March 2010               A-SB
---------------------- ------------------- ------------------------ ------------------------
XC-A-4-1               XP-A-4-1            March 2010               A-4
---------------------- ------------------- ------------------------ ------------------------
XC-A-4-2               XP-A-4-2            September 2010           A-4
---------------------- ------------------- ------------------------ ------------------------
XC-A-4-3               XP-A-4-3            March 2011               A-4
---------------------- ------------------- ------------------------ ------------------------
XC-A-4-4               XP-A-4-4            September 2011           A-4
---------------------- ------------------- ------------------------ ------------------------
XC-A-4-5               XP-A-4-5            March 2012               A-4
---------------------- ------------------- ------------------------ ------------------------
XC-A-4-6               XP-A-4-6            September 2012           A-4
---------------------- ------------------- ------------------------ ------------------------
XC-A-4-7               XP-A-4-7            March 2013               A-4
---------------------- ------------------- ------------------------ ------------------------
XC-AJ                  XP-AJ               March 2013               AJ
---------------------- ------------------- ------------------------ ------------------------
XC-B                   XP-B                March 2013               B
---------------------- ------------------- ------------------------ ------------------------
XC-C                   XP-C                March 2013               C
---------------------- ------------------- ------------------------ ------------------------
XC-D-1                 XP-D-1              March 2011               D
---------------------- ------------------- ------------------------ ------------------------
XC-D-2                 XP-D-2              September 2011           D
---------------------- ------------------- ------------------------ ------------------------

                                      -23-

---------------------- ------------------- ------------------------ ------------------------
                                                                     Class Designation of
      Class XC              Class XP              Class XP               Corresponding
      Component            Component          Termination Date           Certificates
---------------------- ------------------- ------------------------ ------------------------

XC-D-3                 XP-D-3              March 2012               D
---------------------- ------------------- ------------------------ ------------------------
XC-D-4                 XP-D-4              September 2012           D
---------------------- ------------------- ------------------------ ------------------------
XC-D-5                 XP-D-5              March 2013               D
---------------------- ------------------- ------------------------ ------------------------
XC-E-1                 XP-E-1              March 2010               E
---------------------- ------------------- ------------------------ ------------------------
XC-E-2                 XP-E-2              September 2010           E
---------------------- ------------------- ------------------------ ------------------------
XC-E-3                 XP-E-3              March 2011               E
---------------------- ------------------- ------------------------ ------------------------
XC-F-1                 XP-F-1              March 2009               F
---------------------- ------------------- ------------------------ ------------------------
XC-F-2                 XP-F-2              September 2009           F
---------------------- ------------------- ------------------------ ------------------------
XC-F-3                 XP-F-3              March 2010               F
---------------------- ------------------- ------------------------ ------------------------
XC-G-1                 XP-G-1              September 2008           G
---------------------- ------------------- ------------------------ ------------------------
XC-G-2                 XP-G-2              March 2009               G
---------------------- ------------------- ------------------------ ------------------------
XC-H-1                 XP-H-1              March 2008               H
---------------------- ------------------- ------------------------ ------------------------
XC-H-2                 XP-H-2              September 2008           H
---------------------- ------------------- ------------------------ ------------------------
XC-J-1                 XP-J-1              September 2007           J
---------------------- ------------------- ------------------------ ------------------------
XC-J-2                 XP-J-2              March 2008               J
---------------------- ------------------- ------------------------ ------------------------
XC-K-1                 XP-K-1              March 2007               K
---------------------- ------------------- ------------------------ ------------------------
XC-K-2                 XP-K-2              September 2007           K
---------------------- ------------------- ------------------------ ------------------------
XC-L                   XP-L                March 2007               L
---------------------- ------------------- ------------------------ ------------------------
XC-M                   N/A                 N/A                      M
---------------------- ------------------- ------------------------ ------------------------
XC-N                   N/A                 N/A                      N
---------------------- ------------------- ------------------------ ------------------------
XC-P                   N/A                 N/A                      P
---------------------- ------------------- ------------------------ ------------------------
XC-Q                   N/A                 N/A                      Q
---------------------- ------------------- ------------------------ ------------------------

     "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its
Corresponding REMIC I Regular Interest.

     "Controlling Class": As of any date of determination, the most subordinate
Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25%
of the Original Class Principal Balance thereof (without considering any
Appraisal Reduction Amounts); provided, however, that if no Class of Sequential
Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of
Sequential Pay Certificates (based on the payment priorities set forth in
Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the Controlling Class, the Class A
Senior Certificates shall collectively be deemed a single Class of Certificates.

     "Controlling Class Representative": As defined in Section 3.25.

     "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization
Trust Services Group--

                                      -24-

Merrill Lynch Mortgage Investors, Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-MKB2.

     "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially
Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan".

     "Corresponding Certificates": With respect to any REMIC I Regular Interest, the Class of Sequential Pay Certificates for which such REMIC I Regular Interest is the Corresponding REMIC I Regular Interest or one of the Corresponding REMIC
I Regular Interests. With respect to any Component, the Class of Sequential Pay
Certificates designated as the "Corresponding Certificates" for such Component in the definition of "Component".

     "Corresponding Class XP Component": With respect to any Class XC Component, the Class XP Component (if any) that, with the replacement of "XP-" with "XC-"
at the beginning of its designation, has the same alphanumeric designation as such Class XC Component.

     "Corresponding REMIC I Regular Interest": As defined in the Preliminary
Statement with respect to any Class of Sequential Pay Certificates. With respect to any Component, the REMIC I Regular Interest that, with the replacement of "L"
with "XC-" or "XP-", as applicable, at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Component.

     "Crossed Loan": As defined in Section 2.03(a).

     "Crossed Loan Group": As defined in Section 2.03(a).

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

     "Cut-off Date": Individually and collectively, as the context may require:
with respect to each Mortgage Loan originated prior to February 2005, the related Due Date of such Mortgage Loan in March 2005; and with respect to any
Mortgage Loan that was originated in February 2005 and has the Due Date of its first Scheduled Payment in April 2005, March 1, 2005; and with respect to any
Mortgage Loan that was originated in March 2005 and has the Due Date of its first Scheduled Payment in May 2005, the date of origination of such Mortgage
Loan.

     "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income
(before payment of any debt service on such Mortgage Loan generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing

                                      -25-

Date), to (y) twelve times the amount of the Periodic Payment in effect for such
Mortgage Loan as of such date of determination.

     "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or
REO Loan.

     "Defaulted Mortgage Loan": A Mortgage Loan: (i) that is (A) delinquent 60 days or more in respect of a Periodic Payment (not including the Balloon
Payment) or (B) delinquent in respect of its Balloon Payment (unless the Master
Servicer has, within 60 days after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 150 days after the Due Date of such Balloon Payment (provided that the Mortgagor continues to make the Assumed
Periodic Payment and if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan shall immediately become a Defaulted Mortgage Loan)), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or
Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or (ii) as to which the Master Servicer or
Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defaulting Party": As defined in Section 7.01(b).

     "Defeasance Collateral": With respect to any Defeasance Loan, the United
States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

     "Defeasance Loan": Any Mortgage Loan which permits or requires the related
Mortgagor (or permits the holder of such Mortgage Loan to require the related
Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.03(a).

     "Definitive Non-Registered Certificate": Any Definitive Certificate that is a Non-Registered Certificate.

     "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial
Depository for purposes of registering those Certificates that are to be
Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a
"clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial
Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                                      -26-

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": For any Distribution Date, the fourth Business Day prior to the Distribution Date.

     "Determination Information": As defined in Section 3.18(b).

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an
Independent Contractor; provided, however, that the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

     "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Prepayment Premium or Yield Maintenance Charge
received thereon or with respect thereto among the respective Classes of the
Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan documents related to such
Mortgage Loan or REO Loan used in calculating the related Prepayment Premium or
Yield Maintenance Charge; provided that, if a discount rate is not stated
thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan or REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

     "Disqualified Non-United States Tax Person": With respect to any Residual
Certificate, any Non-United States Tax Person or agent thereof other than: (1) a
Non-United States Tax Person that (a) holds such Residual Certificate and, for purposes of Treasury regulations Section 1.860G-3(a)(3), is subject to tax under
Section 882 of the Code, (b) certifies that it understands that, for purposes of
Treasury regulations Section 1.860E-1(c)(4)(ii), as a holder of such Residual
Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such Residual Certificate, and
(c) has furnished the Transferor and the Trustee with an effective IRS Form
W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the
Code and the regulations promulgated thereunder and (y) such Transfer of such
Residual Certificate will not be disregarded for United States federal income tax purposes.

     "Disqualified Organization": (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by

                                      -27-

Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in Section 1381 of the Code and
(iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Residual Certificate by such Person may cause the Trust or any Person having an
Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual
Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United
States Tax Persons.

     "Distributable Certificate Interest": With respect to any Class of Regular
Certificates for any Distribution Date, the Accrued Certificate Interest in
respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class X Certificates) (to not less than zero) by the product of (a) any Net Aggregate Prepayment Interest Shortfall for such
Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of
Sequential Pay Certificates for such Distribution Date; provided that, if the aggregate Class Principal Balance of the Sequential Pay Certificates is reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse Nonrecoverable Advances and/or pay interest thereon as contemplated by Section 1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class Principal Balance of any one or more Classes of Sequential Pay Certificates as provided in the definition of "Class Principal Balance", then the amount of Distributable
Certificate Interest with respect to each Class of Regular Certificates for the next succeeding Distribution Date shall be increased by the amount of any and all additional Distributable Certificate Interest that would have been payable with respect to the subject Class of Regular Certificates if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated balances) had not occurred.

     "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled
"LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
Pass-Through Certificates, Series 2005-MKB2".

     "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business Day, commencing in April 2005.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Document Defect": As defined in Section 2.03(a).

     "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated
Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such
Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic
Payment on the related Mortgage Loan had been scheduled to be first due.

                                      -28-

     "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by S&P (or "A-"
provided the short-term unsecured debt obligations are rated at least "A-1" by
S&P) and "Aa3" by Moody's (if then rated by Moody's) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "A-1"
by S&P and "P-1" by Moody's (if then rated by Moody's) (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating
Event) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with
KeyBank so long as KeyBank (1) has a long-term unsecured debt rating of at least
"A-" and a short-term rating of at least "A-1" from S&P and (2) has a long-term unsecured debt rating of at least "A1" and a short-term rating of at least "P-1"
from Moody's, (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (iv) any other account the use of which would not, in and of itself, cause an Adverse
Rating Event, as confirmed in writing by each Rating Agency.

     "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of
Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Exchange Act": Securities Exchange Act of 1934, as amended.

     "Excess Servicing Strip": With respect to each Mortgage Loan and REO Loan, that portion of the Master Servicing Fee for such Mortgage Loan or REO Loan that represents interest accrued at the related Excess Servicing Strip Rate.

     "Excess Servicing Strip Rate": With respect to each Mortgage Loan and REO
Loan, the excess of (x) the Master Servicing Fee Rate for such Mortgage Loan or
REO Loan over (y) the sum of (i) 0.01% (one basis point) per annum, (ii) the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan and (iii)
with respect to any Broker Strip Loan, the Broker Strip Rate for such Broker
Strip Loan; provided that the Excess Servicing Strip Rate with respect to each
Mortgage Loan and REO Loan shall be subject to reduction by the Trustee pursuant to Section 3.11(a).

                                      -29-

     "Excluded Class": Any Class of Sequential Pay Certificates other than the
Class A-1 Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class AJ,
Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

     "Exemption": Department of Labor Prohibited Transaction Exemption ("PTE")
90-29 and 93-31, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as each may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "Exemption-Favored Party": Any of (i) MLPF&S or Banc of America Securities,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with MLPF&S or Banc of
America Securities, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan, Corrected Mortgage Loan or
REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement, or that was purchased by the
Plurality Subordinate Certificateholder or the Special Servicer or any assignee of the foregoing pursuant to Section 3.18, by the Master Servicer, the Special
Servicer or the Plurality Subordinate Certificateholder pursuant to Section
9.01) that there has been a recovery of all Insurance Proceeds, Liquidation
Proceeds, REO Revenues and other payments or recoveries that the Special
Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

     "Fiscal Agent": ABN AMRO Bank N.V., its successor in interest, or any successor fiscal agent appointed as herein provided.

     "FNMA": Federal National Mortgage Association or any successor.

     "Form 8-K": Form 8-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

     "Form 8-K Current Report": A current report on Form 8-K.

     "Form 10-K": Form 10-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

     "Form 10-K Annual Report": An annual report on Form 10-K.

     "Gain-on-Sale Proceeds": With respect to any Mortgage Loan or REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing Advances, Principal
Recovery Fees, interest on Advances, Master Servicing Fees, Special Servicing
Fees and Additional Trust Fund Expenses, over (ii) the Purchase Price for such
Mortgage Loan or REO Loan, as the case may be, on the date on which such
Liquidation Proceeds were received.

                                      -30-

     "Gain-on-Sale Reserve Account": A segregated custodial account (which may be a sub-account of the Distribution Account) created and maintained by the
Trustee pursuant to Section 3.04(f) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-MKB2, Commercial
Mortgage Pass-Through Certificates, Series 2005-MKB2, Gain-on-Sale Reserve
Account".

     "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, the related Rule 144A Global Certificate.

     "Grantor Trust B": That certain "grantor trust" (within the meaning of the
Grantor Trust Provisions), the assets of which consist of the Broker Strip with respect to the Broker Strip Loans and amounts held from time to time in the
Collection Account that represent the Broker Strip.

     "Grantor Trust B Assets": The segregated pool of assets of Grantor Trust B.

     "Grantor Trust E": That certain "grantor trust" (within the meaning of the
Grantor Trust Provisions), the assets of which consist of the Excess Servicing
Strip with respect to the Mortgage Loans and any successor REO Loans and amounts held from time to time in the Collection Account that represent the Excess
Servicing Strip.

     "Grantor Trust E Assets": The segregated pool of assets of Grantor Trust E.

     "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

     "Grantor Trust Z": That certain "grantor trust" (within the meaning of the
Grantor Trust Provisions), the assets of which consist of any Additional
Interest with respect to the ARD Loans and any successor REO Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the
Collection Account and/or the Additional Interest Account that represent
Additional Interest.

     "Grantor Trust Z Assets": The segregated pool of assets of Grantor Trust Z.

     "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

     "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan
Schedule as belonging to Loan Group 1.

     "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan
Schedule as belonging to Loan Group 2.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

     "Holder": A Certificateholder.

                                      -31-

     "Impound Reserve": As defined in Section 3.16(c).

     "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Fiscal Agent and any and all Affiliates
thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative,
the Trustee, the Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer,
the Controlling Class Representative, the Special Servicer, the Trustee, the
Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions;
provided, however, that a Person shall not fail to be Independent of the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Controlling Class
Representative, the Special Servicer, the Trustee, the Fiscal Agent or any
Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, any Mortgage Loan
Seller, the Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Fiscal Agent or any Affiliate thereof, as the case may be.

     "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

     "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any
Person that owns, directly or indirectly, 35 percent (35%) or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund,
delivered to the Trustee, provided that (i) such REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the
Trustee of an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Trust Fund,
to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such
REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as
Rents from Real Property, due to such Person's failure to be treated as an
Independent Contractor.

     "Initial Purchaser": Each of MLPF&S and Banc of America Securities.

     "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

     "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related
Mortgaged Property.

                                      -32-

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

     "Insured Environmental Event": As defined in Section 3.07(d).

     "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such
Distribution Date occurs.

     "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-MKB2,
Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2".

     "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year subsequent to 2005 and in January of each year subsequent to 2005 that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such
Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date, in the case of a Periodic Payment, or as of the related Distribution Date, in the case of a P&I Advance.

     "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage
Loan and each REO Loan that relates to an Actual/360 Mortgage Loan.

     "Interested Person": The Depositor, the Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Independent Contractor hired by the Special
Servicer, any Holder of a Certificate or any Affiliate of any such Person.

     "Internet Website": Either the Internet website maintained by the Trustee
(located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by the Master
Servicer, as the case may be.

     "Investment Account": As defined in Section 3.06(a).

     "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

     "Investment Period": With respect to any Distribution Date and (i) each of the Collection Account, any Servicing Account, any Reserve Account and any REO
Account, the related Collection Period and (ii) each of the Distribution
Account, the Interest Reserve Account, the Additional Interest Account and the
Gain-on-Sale Reserve Account, the related Trustee Investment Period.

     "KeyBank": KeyBank National Association, a national association, or its successor in interest.

                                      -33-

     "KeyBank Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 21, 2005, between the Depositor and
KeyBank and relating to the transfer of the KeyBank Mortgage Loans to the
Depositor.

     "KeyBank Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the KeyBank Mortgage Loan Purchase
Agreement.

     "KRECM": KeyCorp Real Estate Capital Markets, Inc.

     "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled
Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection
Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection
Period, other than Penalty Interest, whether as Insurance Proceeds, Liquidation
Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon
Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage
Loan or of an Assumed Periodic Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Plurality Subordinate Certificateholder, the Special Servicer
or any assignee thereof pursuant to Section 3.18 or by the Master Servicer, the
Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01; (v) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (vi) such Mortgage Loan is removed from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate
Owner for all of the Mortgage Loans and each REO Property remaining in the Trust
Fund pursuant to Section 9.01. With respect to any REO Property (and the related
REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan
Purchase Agreement; (iii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01; or (iv) such REO Property is removed from the Trust Fund by the
Sole Certificate Owner in connection with an exchange of all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Mortgage Loans
and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

     "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and
REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO
Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii)
the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released

                                      -34-

to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a
Defaulted Mortgage Loan by the Plurality Subordinate Certificateholder, the
Special Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or substitution of a Mortgage Loan or REO Property by a Mortgage Loan
Seller, pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special
Servicer, or the Plurality Subordinate Certificateholder pursuant to Section
9.01; (vii) the purchase of a Mortgage Loan by a mezzanine lender, pursuant to the related mezzanine intercreditor agreement; or (viii) the removal of a
Mortgage Loan or REO Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

     "Loan Group": Either Loan Group 1 or Loan Group 2.

     "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1
Mortgage Loans and any successor REO Loans with respect thereto.

     "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

     "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Mortgage Loans and REO Loans belonging to Loan Group 1, taking into account adjustments in accordance with Section 1.02.

     "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2
Mortgage Loans and any successor REO Loans with respect thereto.

     "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

     "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Mortgage Loans and REO Loans belonging to Loan Group 2, taking into account adjustments in accordance with Section 1.02.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, as adjusted in accordance with the considerations specified in Section 3.08(a)(i), and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Master Servicer": KeyCorp Real Estate Capital Markets, Inc., its successor in interest, or any successor master servicer appointed as herein provided.

     "Master Servicing Fee": With respect to each Mortgage Loan, and any successor REO Loan with respect thereto, the fee payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate equal to the sum of the rates set forth under the columns "Master
Servicing Fee Rate", "Primary Servicing Fee Rate" and "Broker Strip Rate" on the
Mortgage Loan Schedule.

                                      -35-

     "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of March 21, 2005, between the Depositor and MLMLI and relating to the transfer of the Merrill Mortgage Loans to the Depositor.

     "Merrill Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan Purchase
Agreement.

     "MERS": Mortgage Electronic Registration Systems, Inc. or any successor thereto.

     "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the MERS(R)
System, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     "MERS(R) System": The system of recording transfers of mortgages electronically maintained by MERS.

     "MIN": The Mortgage Identification Number for any MERS Mortgage Loan.

     "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

     "MLPF&S": Merrill Lynch, Pierce Fenner & Smith Incorporated or its
successor in interest.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "Moody's"
shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special
Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

     "Mortgage File": With respect to any Mortgage Loan, collectively, the following documents:

          (i) the original executed Mortgage Note for such Mortgage Loan including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of "LaSalle
     Bank National Association, as trustee for the registered holders of Merrill
     Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through
     Certificates, Series 2005-MKB2", or in blank;

          (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or a

                                      -36-

     copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a
     MERS Mortgage Loan;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated
     thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

          (iv) an original executed assignment, in recordable form (except for completion of the assignee's name (if the assignment is delivered in blank)
     and any missing recording information or a certified copy of that assignment as sent for recording), of (A) the Mortgage, (B) any related
     Assignment of Leases (if such item is a document separate from the
     Mortgage) and (C) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of "LaSalle Bank National
     Association, as trustee for the registered holders of Merrill Lynch
     Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through Certificates,
     Series 2005-MKB2", or in blank or, in the case of a MERS Mortgage Loan, evidence from MERS indicating the Trustee's ownership of such Mortgage Loan on the MERS(R) System and the Trustee as the beneficiary of the assignment(s) of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to such Mortgage Loan otherwise included in the
     Mortgage File;

          (v) an original assignment of all unrecorded documents relating to the subject Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of "LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust
     2005-MKB2, Commercial Mortgage Pass-Through Certificates, Series
     2005-MKB2", or in blank or, in the case of each MERS Mortgage Loan (to the extent not evidenced pursuant to clause (iv) above), evidence from MERS indicating the Trustee's ownership of the Mortgage Loan on the MERS(R)
     System and the Trustee as the beneficiary of the assignment(s) of unrecorded documents related to the Mortgage Loan;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Mortgage Loan has been assumed;

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy

                                      -37-

     that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii) any filed copies or other evidence of filing of any prior UCC
     Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the
     Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing Statement assignment, in form suitable for filing in favor of "LaSalle Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust
     2005-MKB2, Commercial Mortgage Pass-Through Certificates, Series
     2005-MKB2", as assignee, or in blank or, in the case of a MERS Mortgage
     Loan, evidence from MERS indicating the Trustee's ownership of the Mortgage
     Loan on the MERS(R) System and the Trustee as the beneficiary of any effective UCC Financing Statement in favor of the related Mortgage Loan
     Seller on record with the applicable public office for UCC Financing
     Statements;

          (ix) an original or copy of any Ground Lease, guaranty or ground lessor estoppel;

          (x) any intercreditor agreement relating to permitted debt of the
     Mortgagor and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

          (xi) an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports, or any letter of credit (which letter of credit shall not be delivered in original form to the Trustee but rather to the
     Master Servicer), in each case relating to such Mortgage Loan; and

          (xii) with respect to a Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the
Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage
Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust.

     "Mortgage Loan Purchase Agreement": Any of the Merrill Mortgage Loan
Purchase Agreement, the Bank of America Mortgage Loan Purchase Agreement and the
KeyBank Mortgage Loan Purchase Agreement.

                                      -38-

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the
Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as
Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

     (i)     the loan identification number (as specified in Annex A-1 to the
             Prospectus);

     (ii)    the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

     (iii)   the Cut-off Date Balance;

     (iv)    the amount of the Periodic Payment due on the first Due Date following the Closing Date;

     (v)     the Net Mortgage Rate as of the Cut-off Date and the original
             Mortgage Rate;

     (vi)    the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

     (vii)   the original and remaining amortization term;

     (viii)  whether the Mortgage Loan is secured by a Ground Lease;

     (ix)    the Master Servicing Fee Rate;

     (x)     whether such Mortgage Loan is an ARD Loan and if so the Anticipated
             Repayment Date and Additional Interest Rate for such ARD Loan;

     (xi)    the related Mortgage Loan Seller and, if different, the related originator;

     (xii)   whether such Mortgage Loan is insured by an environmental policy;

     (xiii)  whether such Mortgage Loan is cross-defaulted or
             cross-collateralized with any other Mortgage Loan;

     (xiv)   whether such Mortgage Loan is a Defeasance Loan;

     (xv)    whether the Mortgage Loan is secured by a letter of credit;

     (xvi)   whether payments on such Mortgage Loan are made to a lock-box;

     (xvii)  the amount of any Reserve Funds escrowed in respect of each
             Mortgage Loan;

     (xviii) the number of days of any grace period permitted in respect of any
             Periodic Payment due under such Mortgage Loan;

     (xix)   the property type of the related Mortgaged Property as reported in the rent roll;

     (xx)    the original principal balance of such Mortgage Loan;

     (xxi)   the interest accrual basis of such Mortgage Loan;

                                      -39-

     (xxii)  the primary servicing fee rate, if any, for such Mortgage Loan; and

     (xxiii) the applicable Loan Group to which the Mortgage Loan belongs.

     "Mortgage Loan Seller": MLMLI, Bank of America or KeyBank.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor
REO Loans.

     "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the fixed annualized rate, not including any Additional
Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related
Mortgage Note and applicable law, (ii) any Mortgage Loan after its Stated
Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20, and (iii) any REO
Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related
Mortgaged Property and assumed the obligations of the original obligor under the
Mortgage Note, but excluding guarantors that do not own the related Mortgaged
Property.

     "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

     "Net Investment Earnings": With respect to each of the Collection Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, any
REO Account, the Distribution Account, the Additional Interest Account and the
Gain-on-Sale Reserve Account, for any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such
Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

     "Net Investment Loss": With respect to each of the Collection Account, any
Servicing Account, any Reserve Account, any REO Account, the Distribution
Account, the Interest Reserve Account, the Additional Interest Account, and the
Gain-on-Sale Reserve Account, for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period

                                      -40-

in connection with the investment of funds held in such account in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

     "Net Mortgage Pass-Through Rate":

          (A) With respect to any Mortgage Loan (or any successor REO Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360
     Basis, for any Distribution Date, an annual rate equal to the Net Mortgage
     Rate for such Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date); and

          (B) With respect to any Mortgage Loan (or any successor REO Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any
     Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

          (1)  the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the Interest Accrual
               Period for such Distribution Date, multiplied by (b) the Stated
               Principal Balance of such Mortgage Loan (or such REO Loan)
               immediately preceding such Distribution Date, multiplied by (c)
               1/360, multiplied by (d) the Net Mortgage Rate for such Mortgage
               Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date); and

          (2)  the denominator of which fraction is the Stated Principal Balance of such Mortgage Loan (or such REO Loan) immediately preceding such Distribution Date.

     Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Interest
Reserve Amount with respect to the subject Mortgage Loan (or REO Loan)
transferred from the Distribution Account to the Interest Reserve Account in
such calendar month. Furthermore, if the subject Distribution Date occurs during
March of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Interest Reserve Amounts with respect to the subject Mortgage Loan
(or REO Loan) transferred from the Interest Reserve Account to the Distribution
Account for distribution on such Distribution Date.

     "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage
Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing
Fee Rate.

     "Net Operating Income" or "NOI": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such
Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

                                      -41-

     "New Lease": Any lease of REO Property entered into at the direction of the
Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders.

     "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any
Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable
P&I Advance) or Nonrecoverable Servicing Advance (including any Workout-Delayed
Reimbursement Amount that subsequently becomes a Nonrecoverable Servicing
Advance).

     "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a
Workout-Delayed Reimbursement Amount, in respect of any Mortgage Loan or REO
Loan by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined by the Master Servicer, the Special Servicer the Trustee
or the Fiscal Agent, as applicable, in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from Late
Collections, REO Revenues, Insurance Proceeds or Liquidation Proceeds, or any
other recovery on or with respect to such Mortgage Loan or REO Loan; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in
accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the Master Servicer, the Trustee or the Fiscal Agent is a
Nonrecoverable P&I Advance and shall deliver notice of such determination to the
Master Servicer, the Trustee and the Fiscal Agent. In making a recoverability determination, the applicable Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage
Loan as it may have been modified, to consider (among other things) the related
Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such Person's assumptions (consistent with the
Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider
(among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the
Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special Servicer's, the
Trustee's or the Fiscal Agent's determination as to the recoverability of any
P&I Advance shall be conclusive and binding on the Certificateholders. The
Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Master Servicer and the Master
Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

     "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a Mortgage
Loan or REO Loan by the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent, as the case may be, that, as determined by the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard, will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds, Liquidation Proceeds,
or any other recovery on or in respect of such Mortgage Loan or the related REO
Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer, the Trustee and the Fiscal Agent) in accordance with the Servicing Standard, that any Servicing
Advance previously made or proposed to be

                                      -42-

made, or any Workout-Delayed Reimbursement Amount previously made, by the Master
Servicer, the Trustee or the Fiscal Agent is a Nonrecoverable Servicing Advance
and shall deliver notice of such determination to the Master Servicer, the
Trustee and the Fiscal Agent. In making such recoverability determination, such
Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Properties, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the
Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the
Special Servicer's possession for such purposes. Absent bad faith, the Master
Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's
determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The Trustee and the Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Master Servicer and the Master Servicer, the Trustee and the Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

     "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class XC, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class P, Class Q, Class Z, Class R-I or Class R-II
Certificate.

     "Non-United States Tax Person": Any Person other than a United States Tax
Person.

     "Officer's Certificate": A certificate signed by a Servicing Officer of the
Master Servicer or the Special Servicer, as the case may be, or by a Responsible
Officer of the Trustee.

     "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer)
acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of
REMIC I or REMIC II as a REMIC; (b) the qualification of any of Grantor Trust Z,
Grantor Trust E or Grantor Trust B as a grantor trust; (c) compliance with REMIC
Provisions; or (d) the resignation of the Master Servicer or Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact
Independent of the Master Servicer, the Special Servicer or the Depositor, as
applicable.

     "Option Holder": As defined in Section 3.18(c).

     "Option Price": As defined in Section 3.18(c).

     "Original Class Principal Balance": With respect to any Class of Regular
Certificates (other than the Class X Certificates), the initial Class Principal
Balance thereof as of the Closing Date, in each case as specified in the
Preliminary Statement.

     "Original Class XC Notional Amount": $1,137,261,494.

     "Original Class XP Notional Amount": $1,105,841,000.

                                      -43-

     "Original Notional Amount": The Original Class XC Notional Amount or the
Original Class XP Notional Amount, as applicable.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": With respect to:

     (i)     the Class A-1 Certificates for any Distribution Date, 4.4460% per
             annum;

     (ii)    the Class A-2 Certificates for any Distribution Date, 4.8060% per
             annum;

     (iii)   the Class A-3 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0210% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (iv)    the Class A-SB Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0700% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (v)     the Class A-4 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2040% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (vi)    the Class A-1A Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.1440% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (vii)   the Class AJ Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2630% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (viii)  the Class B Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.3180% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (ix)    the Class C Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.3480% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (x)     the Class D Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.4460% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xi)    the Class E Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                                      -44-

     (xii)   the Class F Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xiii)  the Class G Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xiv)   the Class H Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xv)    the Class J Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0190% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xvi)   the Class K Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0190% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xvii)  the Class L Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0190% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xviii) the Class M Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0190% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xix)   the Class N Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0190% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xx)    the Class P Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0190% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xxi)   the Class Q Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.0190% and (b) the Weighted
             Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (xxii)  the Class XC Certificates, for any Distribution Date, a rate equal to the weighted average of the Class XC Strip Rates for the Class
             XC Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

     (xxiii) the Class XP Certificates for any Distribution Date, a rate equal to the weighted average of the Class XP Strip Rates for the respective Class XP Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such
             Components outstanding immediately prior to such Distribution
             Date).

                                      -45-

     "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the
Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

     "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

     "Penalty Interest": With respect to any Mortgage Loan (or any successor REO
Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance
Charges, that represent penalty interest (arising out of a default) in excess of interest on such Mortgage Loan (or such successor REO Loan) accrued at the related Mortgage Rate.

     "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate
Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original
Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant
Class, as stated on the face of such Certificate.

     "Performance Certification": As defined in Section 8.16(b).

     "Performing Party": As defined in Section 8.16(b).

     "Periodic Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

     "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee or one of its
Affiliates if otherwise qualifying hereunder):

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. In addition, such obligations may not have a rating from S&P with an "r" highlighter;

          (ii) repurchase agreements or obligations with respect to any security described in clause (i) above (having original maturities of not more than
     365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates as evidenced in writing by the Rating
     Agencies. In addition, it may not have a rating from S&P

                                      -46-

     with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
     Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of S&P and Moody's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates as evidenced in writing by the Rating Agencies). The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r"
     highlighter. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v) money market funds which are rated in the highest applicable rating category of each of S&P and Moody's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating
     Agencies). In addition, it may not have a rating from S&P with an "r"
     highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi) any other obligation or security acceptable to each Rating
     Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the
     Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Permitted Transferee": Any Transferee that is not (i) a Disqualified
Organization, (ii) any Person as to whom the transfer of any Residual
Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

                                      -47-

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": As defined in Section 5.02(c).

     "Plurality Residual Certificateholder": As to any taxable year of REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

     "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (or, if the Controlling Class consists of
Book-Entry Certificates, Certificate Owner) (other than any Holder (or
Certificate Owner, as the case may be) which is, or is an Affiliate of, the
Depositor or a Mortgage Loan Seller) with the largest percentage of Voting
Rights allocated to such Class. With respect to determining the Plurality
Subordinate Certificateholder, the Class A Senior Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates (or Certificate Owners) of such
Classes of Class A Senior Certificates in proportion to the respective
Certificate Principal Balances of such Certificates as of such date of determination.

     "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, (i) each ARD Loan is repaid on its
Anticipated Repayment Date, (ii) no Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any Mortgage
Loan.

     "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, any
Additional Interest and Penalty Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (without regard to any related Prepayment Premium or Yield
Maintenance Charge actually collected).

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net
Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate), on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any Penalty
Interest and Additional Interest, if applicable).

     "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

                                      -48-

     "Primary Collateral": The Mortgaged Property directly securing a Crossed
Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

     "Prime Rate": The "prime rate" published in the "Money Rates" section of
The Wall Street Journal, as such "prime rate" may change from time to time. If
The Wall Street Journal ceases to publish the "prime rate", then the Master
Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the
Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

     "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following (without duplication):

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced with respect to such Distribution
     Date;

          (b) the aggregate of all Principal Prepayments received on the
     Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related Stated
     Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period
     (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment
     (other than a Balloon Payment) due, or the principal portion of any Assumed
     Periodic Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior
     Distribution Date pursuant to clause (a) above;

          (d) the aggregate of the principal portion of all Liquidation
     Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of

                                      -49-

     REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
     Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment)
     due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or (e) above; and

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the
Principal Distribution Amount for the subject Distribution Date shall be reduced
(to not less than zero) as and to the extent provided in Section 1.02(b); and
provided, further, that if any Recovered Amounts are received during the related
Collection Period, then the Principal Distribution Amount for the subject
Distribution Date shall be increased as and to the extent provided in Section
1.02(c).

     Any allocation of the Principal Distribution Amount between Loan Group 1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Distribution Amount shall take into account Section 1.02.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a
Mortgage Loan that is received in advance of its scheduled Due Date; and
provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Principal Recovery Fee": With respect to each Specially Serviced Mortgage
Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

     "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

     "Privileged Person": Any Certificateholder, any Certificate Owner, any
prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Underwriter or any party hereto; provided that no
Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit I-1 or Exhibit I-2, as applicable.

                                      -50-

     "Proposed Plan": As defined in Section 3.17(a)(iii).

     "Prospectus": The prospectus dated March 9, 2005, as supplemented by the
Prospectus Supplement, relating to the Registered Certificates.

     "Prospectus Supplement": The final prospectus supplement dated March 21,
2005 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

     "Purchase Option": As defined in Section 3.18(c).

     "Purchase Option Notice": As defined in Section 3.18(e).

     "Purchase Price": With respect to any Mortgage Loan (or REO Loan), a cash price equal to the outstanding principal balance of such Mortgage Loan (or REO
Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection
Period of purchase, (b) any accrued interest on P&I Advances (other than
Unliquidated Advances in respect of prior P&I Advances) made with respect to such Mortgage Loan (or REO Loan), (c) all related and unreimbursed (from collections on such Mortgage Loan (or REO Loan) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above) and Principal Recovery Fees payable with respect to such
Mortgage Loan (or REO Loan), and (e) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (or REO Loan) (including any Additional Trust Fund
Expenses (which includes Special Servicing Fees and Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related
Mortgagor or from related Insurance Proceeds or Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

     "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer"
within the meaning of Rule 144A under the Securities Act.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i)
with a minimum claims-paying ability rating of at least "A" by S&P and "A3" by
Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by S&P and "A3" by
Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

     "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted

                                      -51-

Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted
Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve
30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage
Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan
Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt Service Coverage Ratio of not less than the greater of the original
Debt Service Coverage Ratio of the deleted Mortgage Loan and the current Debt
Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an
Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating
Agency that such substitution will not result in an Adverse Rating Event (the cost, if any, of obtaining such confirmation to be paid by the applicable
Mortgage Loan Seller); (xiii) have a date of origination that is not more than
12 months prior to the date of substitution; (xiv) have been approved by the
Controlling Class Representative (or, if there is no Controlling Class
Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an
Opinion of Counsel (at the applicable Mortgage Loan Seller's expense); (xvi)
have comparable prepayment restrictions; and (xvii) become a part of the same
Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest
Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the proposed Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the
Trustee.

     "Rated Final Distribution Date": The Distribution Date in September 2042.

     "Rating Agency": Each of S&P and Moody's.

     "Realized Loss": With respect to: (1) each Specially Serviced Mortgage Loan or Corrected Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery
Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or
REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the

                                      -52-

Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Penalty Interest, Additional Interest,
Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unpaid servicing expenses, any related Servicing Advances (together with Unliquidated
Advances in respect of prior related Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO
Property, as the case may be, and any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses;
(2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty
Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each
Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic
Payment); (4) each Mortgage Loan as to which there were any Nonrecoverable
Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the Certificates; and (5) each Mortgage Loan purchased from the
Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

     "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Recording/Filing Agent": As defined in Section 2.01(d).

     "Recovered Amount": As defined in Section 1.02(c).

     "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class AJ, Class B, Class C, Class D or Class XP
Certificate.

     "Regular Certificate": Any REMIC II Certificate other than a Class R-II
Certificate.

     "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

     "REMIC": A "real estate mortgage investment conduit" as defined in Section
860D of the Code (or any successor thereto).

     "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

                                      -53-

     "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the
Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing
Date (excluding the Excess Servicing Strip, the Broker Strip and all Additional
Interest), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts (inclusive of the Closing Date Deposit but exclusive of the Excess Servicing Strip, the
Broker Strip and all Additional Interest) held from time to time in the
Collection Account, the Interest Reserve Account, any REO Account, the
Gain-on-Sale Reserve Account and the Distribution Account; (iii) any REO
Property acquired in respect of a Mortgage Loan; (iv) the rights of the
Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17, 19 and 20 of
each of the Mortgage Loan Purchase Agreements with respect to the Mortgage
Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans.

     "REMIC I Principal Balance": The principal amount of any REMIC I Regular
Interest outstanding as of any date of determination. As of the Closing Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each
Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(h), and shall be further reduced on such Distribution
Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).
The REMIC I Principal Balance of a REMIC I Regular Interest shall be increased, pursuant to the third paragraph of Section 4.04(a), in connection with increases in the Class Principal Balance of the Corresponding Certificates as contemplated by the second paragraph of Section 4.04(a).

     "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I
Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the
Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

     "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class AJ, Class B, Class C, Class D, Class XP, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P,
Class Q, Class XC or Class R-II Certificate.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through
860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                                      -54-

     "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Clarion Partners, LLC, as
Special Servicer, for LaSalle Bank National Association, as Trustee in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-MKB2, Commercial
Mortgage Pass-Through Certificates, Series 2005-MKB2, REO Account".

     "REO Acquisition": The acquisition of any REO Property pursuant to Section
3.09.

     "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18.

     "REO Extension": As defined in Section 3.16(a).

     "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or an interest therein)
remains part of REMIC I and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor
Mortgage Loan and the acquisition of the related REO Property as part of the
Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and
Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a
Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan
(after provision for amounts to be applied to the payment of, or to be reimbursed to, the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related Additional Trust Fund Expenses)
shall be treated: first, as a recovery of accrued and unpaid interest on such
REO Loan at the related Mortgage Rate to but not including the Due Date in the
Collection Period of receipt (exclusive of any portion thereof that constitutes
Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty
Interest and (ii) Additional Interest and other amounts, in that order.
Notwithstanding the foregoing, all amounts payable or reimbursable to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related
REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, in respect of such Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed
Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Mortgage Loans and

                                      -55-

resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution
Amount", shall be deemed outstanding until recovered.

     "REO Property": With respect to any Mortgage Loan, a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the
Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

     "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax": As defined in Section 3.17(a)(i).

     "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer, prepared in accordance with 12
C.F.R. ss. 225.64 and conducted in accordance with the standards of the
Appraisal Institute.

     "Required Appraisal Mortgage Loan": Each Mortgage Loan (or, in the case of clause (ii) below, any successor REO Loan with respect thereto) (i) that is 60 days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer in a manner that affects the amount or timing of any Periodic Payment (other than a Balloon
Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged
Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or
(vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has, on or prior to the 60th day after the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 150 days after the due date of such Balloon Payment (provided that the Mortgagor continues, during that period, to make in respect of each Due Date without omission, periodic payments equivalent to the Periodic Payments previously due under the Mortgage Loan prior to its Stated Maturity Date) provided, however, that a Required Appraisal
Mortgage Loan will cease to be a Required Appraisal Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or

                                      -56-

     decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special
     Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

     "Required Appraisal Value": With respect to any Mortgaged Property or REO
Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with Section
3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such Required
Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended no less often than annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required
Appraisal or internal valuation, if applicable, conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

     "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

     "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

     "Residual Certificate": A Class R-I or Class R-II Certificate.

     "Responsible Officer": When used with respect to (i) the initial Trustee any officer in the Global Securitization Trust Services Group of the Corporate
Trust Department of the initial Trustee, (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee or any
other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject, and (iii) the Fiscal
Agent, any officer of the Fiscal Agent.

     "Restricted Servicer Reports": Collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA Servicer Watch List, the CMSA
Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA
Financial File, the CMSA Comparative Financial Status Report, the CMSA Loan
Level Reserve/LOC Report and the CMSA Reconciliation of Funds Report.

     "Rule 144A Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

     "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence,

                                      -57-

"S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the
Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Sarbanes-Oxley Certification": As defined in Section 8.16(a)(iv).

     "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic
Payment of principal and interest (other than Additional Interest) on such
Mortgage Loan that is or would be, as the case may be, payable by the related
Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

     "Securities Act": The Securities Act of 1933, as amended.

     "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class XC or Class XP Certificate.

     "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class AJ, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P or
Class Q Certificate.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and the Special
Servicer, if any, set forth in Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any
"force placed" insurance policy purchased by the Master Servicer or the Special
Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any
Liquidation Proceeds of the nature described in clauses (i)-(iii), (v) and (vii)
of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the

                                      -58-

related Mortgagor), (i) UCC filings (to the extent not reimbursed by the
Mortgagor), (j) compliance with the obligations of the Master Servicer or the
Trustee set forth in Section 2.03(a) or (b) and (k) any other expenditure expressly designated as a Servicing Advance under this Agreement.
Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a
Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

     "Servicing Fees": With respect to each Mortgage Loan and any successor REO
Loan with respect thereto, the Master Servicing Fee and the Special Servicing
Fee.

     "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

     "Servicing Officer": Any officer or employee of the Master Servicer or the
Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

     "Servicing Standard": With respect to the Master Servicer or the Special
Servicer, as applicable, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the maximization of the recovery on the Mortgage Loans to the Certificateholders (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (ii)
the best interests of the Certificateholders and the Trust Fund, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor
(or any Affiliate thereof), the Depositor, any Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any
Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the
Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the
Master Servicer or the Special Servicer, as the case may be, to make Advances;
(v) the ownership, servicing or management by the Master Servicer or the Special
Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the Mortgage
Pool; (vi) any obligation of the Master Servicer or any Affiliate of the Master
Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller;
(vii) any obligation of the Master Servicer or any Affiliate of the Master
Servicer to cure a breach of a representation and warranty with respect to a
Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate thereof.

                                      -59-

     "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

     "Significant Mortgage Loan": At any time of determination, any Mortgage
Loan that (1) has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a Crossed Loan
Group or (c) as part of a group of Mortgage Loans made to affiliated Mortgagors, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (2) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

     "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

     "Sole Certificate Owner": As defined in Section 9.01.

     "Special Servicer": Clarion Partners, LLC, or any successor in interest thereto, or any successor special servicer appointed as herein provided.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage
Loan and each REO Loan, the fee designated as such and payable to the Special
Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, 0.35% per annum.

     "Specially Designated Mortgage Loan Documents": With respect to any
Mortgage Loan, the following documents collectively:

          (i) the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

          (ii) an original or copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (iv) an original or copy of any Ground Lease or ground lessor estoppel; and

          (v) a copy of any letter of credit relating to the Mortgage Loan;

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to

                                      -60-

any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (iv) and (v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

     "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

          (a) the related Mortgagor shall have failed to make when due any
     Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

          (i)  except in the case of a Balloon Payment, for 60 days; or

          (ii) solely in the case of a delinquent Balloon Payment, (x) for one day (in the event that clause (ii)(y) following is not
               applicable), or (y) if the related Mortgagor (A) continues to make in respect of each Due Date without omission, periodic payments equivalent to the Periodic Payments previously due under the Mortgage Loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after its maturity date, then for such period (not to exceed 150 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur; or

          (b) the Master Servicer, or the Special Servicer (with the consent of the Controlling Class Representative), shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment)
     is likely to occur and is likely to remain unremedied for at least 60 days;
     or

          (c) the Master Servicer, or the Special Servicer (with the consent of the Controlling Class Representative), shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
     Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                                      -61-

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan:

          (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely
     Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the
     Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

     "State and Local Taxes": Taxes imposed by the states of New York, Illinois and Missouri and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

     "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated
Repayment Date.

     "Stated Principal Balance": With respect to any Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero)
equal to (x) the Cut-off Date

                                      -62-

Balance of such Mortgage Loan (or, in the case of a Qualified Substitute
Mortgage Loan that is a Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution
Date, to not less than zero, by (y) the sum of:

          (i) all payments and other collections of principal, if any, with respect to such Mortgage Loan that are included as part of the Principal
     Distribution Amount for such Distribution Date pursuant to clause (a), (b),
     (c) and/or (d) of, and without regard to the provisos to, the definition of
     "Principal Distribution Amount";

          (ii) any other amount received with respect to such Mortgage Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

          (iii) any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

          (iv) any related Realized Loss (other than a Deficient Valuation)
     incurred during the related Collection Period that represents a loss of principal with respect to that Mortgage Loan.

     With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent
Distribution Date, to not less than zero, by (y) the sum of:

          (a) all amounts, if any, collected with respect to the related REO
     Property that are allocable as principal of the subject REO Loan and that are included as part of the Principal Distribution Amount for such
     Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the provisos to, the definition of "Principal Distribution
     Amount"; and

          (b) any related Realized Losses incurred during the related Collection
     Period that represents a loss of principal with respect to the subject REO
     Loan.

     A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a
Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

     "Subordinated Certificate": Any Class AJ, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
P, Class Q, Class R-I or Class R-II Certificate.

     "Sub-Servicer": Any Person with which the Master Servicer or the Special
Servicer has entered into a Sub-Servicing Agreement.

                                      -63-

     "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in
Section 3.22.

     "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related
Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall
Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balance of the related Qualified
Substitute Mortgage Loan or Mortgage Loans.

     "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

     "Tax Returns": The federal income tax returns on Internal Revenue Service
Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return,
including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of
REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust Z, Grantor Trust E and Grantor Trust B due to its
classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

     "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

     "Trust": The common law trust created hereunder.

     "Trust Fund": Collectively, (i) all of the assets of REMIC I and REMIC II,
(ii) the Grantor Trust Z Assets, (iii) the Grantor Trust E Assets and (iv) the
Grantor Trust B Assets.

     "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

                                      -64-

     "Trustee Fee": With respect to each Mortgage Loan and each REO Loan for any
Distribution Date (excluding, in the case of the initial Distribution Date, any
Closing Date Deposit Mortgage Loan), an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Mortgage Loan or REO Loan, as the case may be), accrued at the
Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO
Loan, as the case may be, outstanding immediately following the prior
Distribution Date (or, in the case of the initial Distribution Date, as of the
Closing Date).

     "Trustee Fee Rate": 0.0018% per annum.

     "Trustee Investment Period": With respect to any Distribution Date, the period commencing on the day immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, commencing on the
Closing Date) and ending on and including the subject Distribution Date.

     "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement": A financing statement filed pursuant to the UCC.

     "Underwriter": Each of MLPF&S, Banc of America Securities, KeyBanc Capital
Markets, a Division of McDonald Investments Inc., J.P. Morgan Securities Inc.
and Morgan Stanley & Co. Incorporated, or in each case, its respective successor in interest.

     "United States Tax Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

     "Unliquidated Advance": Any Advance previously made by a party hereto that
(i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii) out of principal collections on other Mortgage Loans and
(iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related Mortgage Loan or any related REO Property (and provided that no Liquidation Event has occurred with respect to the related Mortgage Loan or any related REO Property).

     "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent Loan
Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the
CMSA Advance Recovery Report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "USAP": The Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers of America.

                                      -65-

     "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting
Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class AJ, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class
Q Certificates in proportion to the respective Class Principal Balances of their
Certificates. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates (allocated, pro rata, between the Class XC and Class XP Certificates based upon their respective Notional Amounts). The
Class Z and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such
Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if the Master Servicer is the holder of any Certificates, the Master Servicer, in its capacity as a
Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting the Master Servicer.

     "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Mortgage Loans and any REO Loans for such Distribution Date, weighted on the basis of their respective Stated
Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

     "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage
Loan, together with (to the extent accrued and unpaid) interest on such
Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance.

     "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

     "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.00%.

     "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular
Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable
Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the
Master Servicer or the Special Servicer, as applicable, shall be required to use those U.S.

                                      -66-

Treasuries having maturity dates most closely approximating the maturity of such
Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one
U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer or the
Special Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X
({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage
5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

     SECTION 1.02. Certain Adjustments to the Principal Distributions on the
Certificates.

     (a) If any party hereto is reimbursed out of general collections on the
Mortgage Pool on deposit in the Collection Account for (i) any unreimbursed
Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section
4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any Workout-Delayed
Reimbursement Amount, then (for purposes of calculating distributions on the
Certificates) such reimbursement and payment of interest shall be deemed to have been made:

          first, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the
     Trust with respect to the Mortgage Loans and/or REO Loans in the Loan Group
     that includes the Mortgage Loan or REO Loan in respect of which such
     Nonrecoverable Advance was made or in respect of which such Workout-Delayed
     Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement
     Amount, as the case may be, would be included in the Available Distribution
     Amount for the related Distribution Date;

          second, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the
     Trust with respect to the Mortgage Loans or REO Loans in the Loan Group that does not include the Mortgage Loan or REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such
     Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement
     Amount, as the case may be, would be included in the Available Distribution
     Amount for the related Distribution Date;

          third, solely in the case of the reimbursement of a Nonrecoverable
     Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect

                                      -67-

     to the Mortgage Loans or REO Loans in the Loan Group that includes the
     Mortgage Loan or REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a
     Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

          fourth, solely in the case of the reimbursement of a Nonrecoverable
     Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Mortgage Loans or REO Loans in the Loan Group that does not include the Mortgage Loan or
     REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable
     Advance and/or to pay interest thereon, would be included in the Available
     Distribution Amount for the related Distribution Date; and

          fifth, solely in the case of the reimbursement of a Nonrecoverable
     Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

     (b) If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

          (i) the Principal Distribution Amount for the related Distribution
     Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section 1.02(b), would constitute part of such Principal Distribution Amount; and

          (ii) depending on whether such payment or other collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable, for the related Distribution Date.

     (c) If and to the extent that any Nonrecoverable Advance or Workout-Delayed
Reimbursement Amount is reimbursed or interest on any Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage
Pool (with a corresponding reduction to the Principal Distribution Amount, and to either or both of the Loan Group 1 Principal Distribution Amount and the Loan
Group 2 Principal Distribution Amount, for the relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Mortgage Loan or REO Loan (such item, upon collection, a "Recovered
Amount"), then (without duplication of amounts already included therein):

          (i) the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such
     Recovered Amount and (B) any previous reduction in the Principal
     Distribution Amount for a prior Distribution Date pursuant to Section
     1.02(b) above resulting from the reimbursement of the subject
     Nonrecoverable Advance (and/or

                                      -68-

     the payment of interest thereon) or the reimbursement of the subject
     Workout-Delayed Reimbursement Amount, as the case may be; and

          (ii) the Loan Group 1 Principal Distribution Amount and/or the Loan
     Group 2 Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such
     Recovered Amount and (B) any previous reduction in the Loan Group 1
     Principal Distribution Amount and/or the Loan Group 2 Principal
     Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
     Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the
Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance
(and/or pay interest thereon) or to reimburse the subject Workout-Delayed
Reimbursement Amount, as the case may be.

     (d) For purposes of making the adjustments to the Principal Distribution
Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount, respectively, for each Distribution Date contemplated by this Section 1.02, each of those amounts shall be calculated in accordance with the respective definitions thereof (without regard to this
Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

     (e) Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                      -69-

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of New
York, designated as "Merrill Lynch Mortgage Trust 2005-MKB2" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the
Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17, 19 and 20
of each Mortgage Loan Purchase Agreement, and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section
11.07, is intended by the parties to constitute a sale.

     (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective
Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the Master Servicer and Special Servicer), on or before the
Closing Date, the Mortgage File for each Mortgage Loan so assigned. The Special
Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan). None of the Trustee, the Fiscal Agent, any Custodian, the Master Servicer or the Special
Servicer shall be liable for any failure by any Mortgage Loan Seller or the
Depositor to comply with the document delivery requirements of the related
Mortgage Loan Purchase Agreement and this Section 2.01(b).

     (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument
(certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the
Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage
Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage

                                      -70-

File," with evidence of recording or filing as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (ii) of the definition of "Mortgage File", certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

     If, on the Closing Date as to any Mortgage Loan (other than any Mortgage
Loan that has been recorded on the MERS(R) System), the applicable Mortgage Loan
Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File" (in the case of clause (iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) by delivering with respect to such
Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan;
provided that all required original assignments with respect to such Mortgage
Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

     If, on the Closing Date as to any MERS Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver written evidence of the Trustee's ownership of such Mortgage Loan on the MERS(R) System showing the Trustee as a beneficiary of the assignment referred to in each of clause (iv) and (v) of the definition of "Mortgage File" or the UCC Financing Statements referred to in clause (viii) of the definition of "Mortgage File", the applicable Mortgage Loan
Seller may satisfy the delivery requirements of the related Mortgage Loan
Purchase Agreement, as applicable, and Section 2.01(b) by delivering such evidence of ownership within 90 days following the Closing Date; provided that, during such time, the applicable Mortgage Loan Seller shall execute any documents requested by the Master Servicer or the Special Servicer with respect to such MERS Mortgage Loan that, in the reasonable discretion of the Master
Servicer or the Special Servicer (exercised in accordance with the Servicing
Standard), are necessary to evidence the Trustee's ownership of, or are otherwise required for an immediate servicing need with respect to, such
Mortgage Loan.

     (d) The Trustee shall, for a fee paid to the Trustee by Bank of America on the Closing Date as to each Bank of America Mortgage Loan (other than any
Mortgage Loan that has been recorded on the MERS(R) System), promptly (and in any event within 90 days following the later of the Closing Date or the delivery of each assignment and UCC Financing Statement to the Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each such assignment of Mortgage, each such assignment of Assignment of Leases and, to the extent the Trustee has actual knowledge that such documents are to be recorded, any other recordable documents relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage
File" and each such UCC Financing Statement assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of

                                      -71-

"Mortgage File." Each such assignment and UCC Financing Statement assignment shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such assignment and UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of
Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of Bank of America. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct Bank of America pursuant to the Bank of
America Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments following the Trustee's receipt thereof, to the extent not previously provided.

     The Depositor hereby represents and warrants that with respect to each
Mortgage Loan that is a Merrill Mortgage Loan or KeyBank Mortgage Loan, MLMLI
and KeyBank has each covenanted in the related Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such
Person, the "Recording/Filing Agent") that shall, as to each such Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing
Date or the delivery of each assignment and UCC Financing Statement to the
Recording/Filing Agent) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC
Financing Statements, each such assignment of Mortgage, each such assignment of
Assignment of Leases and any other recordable documents relating to each such
Mortgage Loan in favor of the Trustee that is referred to in clause (iv) of the definition of "Mortgage File" and each such UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the related
Mortgage Loan Purchase Agreement.

     (e) All documents and records in the Servicing File (except draft documents, privileged communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the Depositor or the
Mortgage Loan Sellers that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any letter of credit that is not part of the Mortgage File because the Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other
Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the
Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer. The applicable
Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the Master Servicer to draw on such letter of credit.

     The Master Servicer hereby acknowledges the receipt by it of the Closing
Date Deposit. The Master Servicer shall hold the Closing Date Deposit in the
Collection Account and shall include the Closing Date Deposit in the amounts it is required to remit to the Trustee on the initial P&I Advance Date. The Closing
Date Deposit shall remain uninvested.

                                      -72-

     (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Custodian, the Master Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements as in full force and effect on the Closing
Date.

     (g) The Depositor hereby consents to the filing of any UCC Financing
Statements contemplated by this Agreement without its consent.

     SECTION 2.02. Acceptance of the Trust Fund by Trustee.

     (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b)
and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The
Trustee hereby certifies to each of the Depositor, the Master Servicer, the
Special Servicer and each Mortgage Loan Seller that without regard to the proviso in the definition of "Mortgage File", each of the Specially Designated
Mortgage Loan Documents are in its possession. In addition, within 90 days after the Closing Date, the Trustee or the Custodian on its behalf will review the
Mortgage Files and certify (in a certificate substantially in the form of
Exhibit C) to each of the Depositor, the Master Servicer, the Special Servicer,
each Mortgage Loan Seller (with copies to the Controlling Class Representative)
that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule
(except as specifically identified in the schedule of exceptions annexed thereto), (i) without regard to the proviso in the definition of "Mortgage
File," all documents specified in clauses (i), (ii), (iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a
Responsible Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related
Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii), (iv)(b), (iv)(c), (vi), (viii) and (xi) of the definition of
"Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage Loan by the applicable Mortgage Loan
Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such
Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such
Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, absent actual knowledge of a Responsible Officer to the contrary or copies of
UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state-level UCC Financing Statement filing and one local UCC Financing
Statement fixture filing for each Mortgaged Property (or with respect to any
Mortgage Loan that has two or more Mortgagors, for each Mortgagor). Amendments with respect to the UCC Financing Statements to be assigned to the Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the new national forms and in recordable form

                                      -73-

and will be filed in the state of incorporation or organization of the related
Mortgagor as so indicated on the documents provided. If any exceptions are noted
to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the Trustee shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every
180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the
Plurality Subordinate Certificateholder, distribute an updated exception report to such recipients; provided that, by delivery of each such updated exception report, the Trustee shall be deemed to have made the certifications provided for in Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of Exhibit C) in respect of a Mortgage
Loan that, in each case, is not identified in such updated exception report.

     (b) None of the Trustee, the Fiscal Agent, the Master Servicer, the Special
Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

     SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of Mortgage
                   Loans for Document Defects and Breaches of Representations
                   and Warranties.

     (a) If any party hereto discovers (without implying any duty of such Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan
Schedule, or does not appear to be regular on its face (each, a "Document
Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in Schedule I of any Mortgage Loan
Purchase Agreement (a "Breach"), the party discovering such Document Defect or
Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable
Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Controlling Class Representative and to the
Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, then such party shall notify the Master
Servicer and, if the subject Mortgage Loan is a Specially Serviced Mortgage
Loan, the Special Servicer, of such determination and, promptly after receipt of such notice, the Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document
Defect or Breach, as the case may be, in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, (ii) repurchase the affected Mortgage
Loan (which, for purposes of this clause (ii), shall include an REO Loan) in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or
(iii) within two years of the Closing Date, substitute a Qualified Substitute
Mortgage Loan for such affected Mortgage Loan (which, for purposes of this clause

                                      -74-

(iii), shall include an REO Loan) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the related Mortgage Loan Purchase
Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage"
within the meaning of the REMIC Provisions, and the applicable Mortgage Loan
Seller has commenced and is diligently proceeding with the cure of such Document
Defect or Breach within such 90-day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or (subject to clause (iii) above) replace the related Mortgage
Loan (which, for purposes of such repurchase or substitution, shall include an
REO Loan)); and provided, further, with respect to such additional 90-day period the applicable Mortgage Loan Seller shall have delivered an Officer's
Certificate to the Trustee setting forth the reasons such Document Defect or
Breach is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional 90-day period; and provided, further, that no Document Defect (other than with respect to a Specially Designated Mortgage Loan Document) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Mortgage Loan unless the document with respect to which the
Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage
Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate servicing obligations. In the event of a Document Defect or Breach as to a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans
(each a "Crossed Loan" and, collectively, a "Crossed Loan Group"), and such
Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan Group
(without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage
Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average
Loan-to-Value Ratio for the remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the weighted average Loan-to-Value Ratio for all such related
Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special
Servicer at the expense of the related Mortgage Loan Seller; provided that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan
(that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust Fund; and provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee, at the expense of the
Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC
Provisions; and provided, further, that the Controlling Class

                                      -75-

Representative shall have consented to the repurchase or replacement of the affected Crossed Loan, which consent shall not be unreasonably withheld. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document
Defect or Breach exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable
Mortgage Loan Seller and, where required, with the consent of the applicable
Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's
Certificate pursuant to Section 3(c) of the related Mortgage Loan Purchase
Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties a written report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected
Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

     Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a
Crossed Loan thereunder while the Trustee continues to hold any other Crossed
Loan(s) in the related Crossed Loan Group, the related Mortgage Loan Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s) held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the
Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage Loan
Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies.

     (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase
Price(s) in the Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Collection
Account and upon the delivery of the Mortgage File(s) and the Servicing File(s)
for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the
Master Servicer, respectively (in the case of any such substitution), (i) the
Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the
Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve
Funds held by it in respect of such repurchased or deleted Mortgage

                                      -76-

Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Fiscal Agent, the Custodian,
the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and
Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the
Trustee by the Master Servicer to permit the Master Servicer to do so. The
Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.
At the time a substitution is made, the applicable Mortgage Loan Purchase
Agreement will provide that the applicable Mortgage Loan Seller shall be required to deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

     (c) No substitution of a Qualified Substitute Mortgage Loan may be made in any calendar month after the Determination Date for such month. Periodic
Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage
Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. Periodic Payments due
with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master
Servicer to the applicable Mortgage Loan Seller promptly following receipt.

     (d) The Mortgage Loan Purchase Agreements and Section 2.03(a) of this
Agreement provide the sole remedies available to the Certificateholders, or the
Trustee on behalf of the Certificateholders, respecting any Document Defect or
Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

     (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

     Notwithstanding anything contained herein or the related Mortgage Loan
Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or
Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related
Mortgage Loan Purchase Agreement.

     If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, such
Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor; provided, however, that such
Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Master Servicer,

                                      -77-

the Special Servicer, the Trustee, the Fiscal Agent and the Trust Fund to
recover amounts owed by the related Mortgagor under the terms of such Mortgage
Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Fiscal Agent, the Trust Fund, the Master Servicer
or the Special Servicer allocable to such Mortgage Loan. The Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, at
such Mortgage Loan Seller's expense, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the
Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Master
Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special
Servicer determines in the exercise of its sole discretion consistent with the
Servicing Standard that such actions by it will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent and the Certificateholders pursuant to the terms of this Agreement.

     SECTION 2.04. Representations and Warranties of Depositor.

     (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date,
that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the
     Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                                      -78-

          (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
     Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the
     Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

          (viii) Immediately prior to the transfer of the Mortgage Loans to the
     Trust Fund pursuant to Section 2.01(a) of this Agreement (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage
     Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto.

          (ix) The Depositor is transferring the Mortgage Loans to the Trust
     Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

     (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

     SECTION 2.05. Conveyance of Mortgage Loans; Acceptance of REMIC I by
                   Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans (other than Additional Interest) and the other property comprising REMIC I to the
Trustee for the benefit of the Holders of the Class R-I Certificates and REMIC
II as the holder of the REMIC I Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other property comprising REMIC
I, the Additional Interest and the other property comprising Grantor Trust Z, the Excess Servicing Strip and the other property comprising Grantor Trust E, and the Broker Strip and the other property comprising Grantor Trust B, and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of REMIC I, all present and future Holders of the Class
R-I Certificates, REMIC II as the holder of the REMIC I Regular Interests, in the case of Grantor Trust Z, all present and future holders of the Class Z
Certificates, in the case of Grantor Trust E, all present and future holders of the Excess Servicing Strip, and in the case of Grantor Trust B, all present and future holders of the Broker Strip.

     SECTION 2.06. Execution, Authentication and Delivery of Class R-I
                   Certificates.

     The Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating
Agent has authenticated and delivered to

                                      -79-

or upon the order of the Depositor, in exchange for the assets included in REMIC
I, the Class R-I Certificates in authorized denominations.

     SECTION 2.07. Conveyance of REMIC I Regular Interests; Acceptance of
                   REMIC II by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II
Certificates.

     SECTION 2.08. Execution, Authentication and Delivery of REMIC II
                   Certificates.

     Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an officer of the Depositor, the Certificate Registrar, has executed, and the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II
Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

     SECTION 2.09. Execution, Authentication and Delivery of Class Z
                   Certificates.

     Concurrently with the assignment to it of the Additional Interest and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Z Certificates.

                                      -80-

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

     SECTION 3.01. Administration of the Mortgage Loans.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the
Certificateholders in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard.

     Without limiting the foregoing, and subject to Section 3.21, (i) the Master
Servicer shall service and administer all Mortgage Loans that are not Specially
Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein as prepared by the
Special Servicer, with respect to the Specially Serviced Mortgage Loans as if no
Servicing Transfer Event had occurred and with respect to the REO Properties
(and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special
Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the
Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

     (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and
the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver on behalf of the Certificateholders and the Trustee, (i) any and all
financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related
Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the Master
Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special
Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the
Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary,

                                      -81-

neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the
Trustee's name without indicating the Master Servicer's or Special Servicer's as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

     (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

     (d) Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

     SECTION 3.02. Collection of Mortgage Loan Payments.

     (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special
Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided that the Master Servicer or
Special Servicer, as the case may be, may take action to enforce the Trust
Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer may, in its discretion, with respect to Mortgage Loans that have Anticipated Repayment Dates, waive any or all of the Additional Interest accrued on any such Mortgage Loan if the
Mortgagor is ready and willing to pay all other amounts due under such Mortgage
Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the
Special Servicer and the Controlling Class Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the
Special Servicer's receipt of the Master Servicer's request for such consent), and neither the Master Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The Master
Servicer, with regard to a Mortgage Loan that is not a Specially Serviced
Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan (but not more than three times during any period of 24 consecutive months without the consent of the Controlling Class Representative).

     (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation
Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and Mortgage
(including, without limitation, for principal and accrued and unpaid interest)
in accordance with the

                                      -82-

express provisions of the related Mortgage Note, loan agreement (if any) and
Mortgage, except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or, as determined by the Master
Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first to the Trustee and the Fiscal Agent, and second to the Master Servicer or
Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special
Servicing Fee, Principal Recovery Fee, liquidation expenses and related
Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance Proceeds as a recovery of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that were paid from principal collections on the Mortgage Loan (including Unliquidated
Advances) and resulted in principal distributed to the Certificateholders being reduced; second, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee
Rate) on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional
Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fifth, as a recovery of Default Charges; sixth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums and Yield Maintenance Charges; seventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD Loan after its Anticipated
Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (viii) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to the Fiscal Agent, second to the Trustee and third to the Master Servicer or Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee,
Principal Recovery Fee, liquidation expenses and related Additional Trust Fund
Expenses): first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such
Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated
Repayment Date, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Collection Account as set forth in clauses (ii)
through (xiv) and (xvi) of Section 3.05(a) from amounts so applied.

     (c) To the extent consistent with the terms of the related Mortgage Loan and applicable law, the Master Servicer shall apply all Insurance Proceeds and condemnation proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

     (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer

                                      -83-

or Special Servicer will be receiving Additional Interest in any Collection
Period, the Master Servicer or Special Servicer, as applicable, will, to the extent not included in the related CMSA Loan Periodic Update File, promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, the Fiscal Agent or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

     (e) With respect to any Mortgage Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the Master Servicer (with the consent of the Special Servicer), to the extent the Mortgage Loan documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the
Servicing Standard.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts; Reserve Accounts.

     (a) The Master Servicer shall, as to all Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow
Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents. Each Servicing Account with respect to a Mortgage Loan shall be an Eligible Account unless not permitted by the terms of the applicable Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow
Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, for any such Servicing Advance (provided that any interest thereon may only be withdrawn from the Collection Account), (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to Mortgagors on balances in the respective Servicing Accounts; (v) to pay the Master Servicer interest and investment income on balances in the Servicing Accounts as described in Section
3.06(b), if and to the extent not required by law or the terms of the related
Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard;
(vii) to withdraw amounts deposited in error; (viii) to clear and terminate the
Servicing Accounts at the termination of this Agreement in accordance with
Section 9.01; or (ix) only as, when and to the extent permitted under the
Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing
Accounts maintained thereby, if required by law or the terms of the related
Mortgage Loan. If the Master Servicer shall deposit in a Servicing

                                      -84-

Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II, Grantor Trust Z,
Grantor Trust E or Grantor Trust B.

     (b) The Master Servicer (or the Special Servicer for Specially Serviced
Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage Loan required the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO
Loans) as allowed under the terms of the related Mortgage Loan or, if such
Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage
Loans, use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with the requirement of the related Mortgage that the
Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

     (c) The Master Servicer shall, as to all Mortgage Loans, make a Servicing
Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing Advances", provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the
Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable
Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of
REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated
Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master
Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

     The Special Servicer shall give the Master Servicer, the Trustee and the
Fiscal Agent not less than five Business Days' notice with respect to Servicing
Advances to be made on any Specially Serviced Mortgage Loan or REO Property,
before the date on which the Master Servicer is required to make any Servicing
Advance with respect to a given Mortgage Loan or REO Property; provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage Loan or REO Property only as may be required on an urgent or emergency basis. In addition, the Special
Servicer shall provide the Master Servicer, the Trustee and

                                      -85-

the Fiscal Agent with such information in its possession as the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a
Nonrecoverable Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing Advance). The Master Servicer will have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance)
that it is so requested by a Special Servicer to make, within five Business Days after the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Specially Serviced Mortgage Loan or REO Property
(regardless of whether or not the Master Servicer shall make such Servicing
Advance). The Master Servicer shall be entitled to reimbursement for any
Servicing Advance made by it at the direction of a Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other
Servicing Advances made thereby. Any request by the Special Servicer that the
Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a
Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each
Distribution Date, the Special Servicer shall report to the Master Servicer the
Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a
Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

     No later than 1:00 p.m. (New York City time) on the first Determination
Date that follows the date on which it makes any Servicing Advance, the Special
Servicer shall provide the Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which the
Master Servicer may conclusively rely in reimbursing the Special Servicer. The
Master Servicer shall be obligated, out of its own funds, to reimburse the
Special Servicer for any unreimbursed Servicing Advances (other than
Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the Master Servicer, by wire transfer of immediately available funds to an account designated by the Special
Servicer, no later than the first P&I Advance Date that is at least three (3)
Business Days after the date on which the Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m. (New York City time), on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special
Servicer of interest thereon, the Master Servicer shall for all purposes of this
Agreement be deemed to have made such Servicing Advance at the same time as the
Special Servicer actually made such Servicing Advance, and accordingly, the
Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

     Notwithstanding the foregoing provisions of this Section 3.03(c), the
Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the
Master Servicer determines in its reasonable judgment that such Servicing
Advance, although not characterized by the Special Servicer as a Nonrecoverable
Servicing

                                      -86-

Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the
Special Servicer pursuant to Section 3.05(a).

     If the Master Servicer is required under any provision of this Agreement
(including, but not limited to, this Section 3.03(c)) to make a Servicing
Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within five Business Days after such notice then
(subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance.
If the Trustee does not make such Servicing Advance within such period, the
Fiscal Agent shall make such Servicing Advance within such period. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an
Event of Default by the Master Servicer subject to and as provided in Section
7.01.

     (d) In connection with its recovery of any Servicing Advance from the
Collection Account pursuant to Section 3.05(a), each of the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the Collection Account as provided in Section
3.05(a), any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Mortgage Loans and REO Properties during the Collection
Period in which such reimbursement is made, and to the extent that such Default
Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Pool then on deposit in the Collection Account.
Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section 4.03(e), the Master Servicer shall reimburse itself, the
Special Servicer, Trustee or the Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any
Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

     (e) The determination by the Master Servicer or the Special Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, the Fiscal Agent, the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Collection
Account pursuant to Section 3.05(a)) of the related Mortgaged Property or REO
Property, as the case may be; which Appraisal shall be obtained pursuant to
Section 3.09(a) by the Master Servicer, or by or on behalf of the Special
Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no such
Appraisal has been performed, a copy of an Appraisal of the related Mortgaged
Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers'
reports, environmental surveys or similar reports that the Master Servicer or the Special

                                      -87-

Servicer may have obtained and that support such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master
Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a
Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such
Servicing Advance within the time periods required by Section 3.03(c) unless the
Trustee or the Fiscal Agent in good faith makes a determination that such
Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such
Unliquidated Advance were a Servicing Advance.

     (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related
Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage
Note, Mortgage and any agreement with the related Mortgagor governing such
Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents, (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts if permitted under the related Mortgage Loan documents and (iii) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related
Mortgage Loan documents, applicable law and the Servicing Standard. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve
Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be
Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, Grantor Trust Z, Grantor
Trust E or Grantor Trust B. Consistent with the Servicing Standard, the Master
Servicer may waive or extend the date set forth in any agreement governing such
Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

     (g) Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, the Master Servicer may
(and, at the direction of the Special Servicer if a Specially Serviced Mortgage
Loan or an REO Property is involved, shall) pay directly out of the Collection
Account any servicing expense that, if paid by the Master Servicer or the
Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided that the Master Servicer (or the
Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is
involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the
Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such
Person may have obtained that supports such determination. The Master Servicer and the Special Servicer shall deliver a copy of any such Officer's Certificate
(and accompanying information) promptly to the other such Person.

     (h) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master
Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs,

                                      -88-

capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective
Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

     SECTION 3.04. Collection Account, Interest Reserve Account, Additional
                   Interest Account, Distribution Account and Gain-on-Sale
                   Reserve Account.

     (a) The Master Servicer shall establish and maintain one or more accounts
(collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Collection Account shall be an
Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt of available funds
(in the case of payments by Mortgagors or other collections on the Mortgage
Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the
Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal
Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i) all payments on account of principal of the Mortgage Loans including Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans including Additional Interest and Penalty Interest;

          (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans;

          (iv) all Insurance Proceeds and Liquidation Proceeds (other than
     Gain-on-Sale Proceeds) received in respect of any Mortgage Loan, and together with any amounts representing recoveries of Workout-Delayed
     Reimbursement Amounts and/or Nonrecoverable Advances in respect of the related Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
     Permitted Investments of funds held in the Collection Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                                      -89-

          (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

          (viii) any amount in respect of Purchase Prices and Substitution
     Shortfall Amounts pursuant to Section 2.03(b);

          (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
     Shortfalls; and

          (x) any amount paid by a Mortgagor to cover items for which a
     Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances.

     The foregoing requirements for deposit in the Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Collection Account. If the Master
Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection
Account, any provision herein to the contrary notwithstanding. The Master
Servicer shall promptly deliver to the Special Servicer as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or
Additional Trust Fund Expenses as provided in Sections 3.03(d) and 4.03(d) or otherwise applied pursuant to Section 3.26) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11 upon receipt of a certificate of a Servicing
Officer of the Special Servicer describing the item and amount. The Collection
Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

     Upon receipt of any of the amounts described in clauses (i) through (iv)
and (x) of the second preceding paragraph with respect to any Mortgage Loan, the
Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master
Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the
Collection Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

     (b) The Trustee shall establish and maintain one or more trust accounts
(collectively, the "Distribution Account") at the Corporate Trust Office to be
held in trust for the benefit of the Certificateholders. The Distribution
Account shall be an Eligible Account. The Master Servicer shall deliver to the
Trustee each month on or before 2:00 PM (New York City time) on the P&I Advance
Date

                                      -90-

therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution
Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and
(b)(v) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account, together with (i) any Prepayment Premiums and/or Yield Maintenance Charges received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

     In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

          (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

          (ii) the aggregate purchase price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties
     pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Collection Account pursuant to Section 9.01.

     The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this
Agreement to be deposited therein. The Trustee shall also deposit into the
Distribution Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Distribution Account.

     (c) The Trustee shall establish and maintain one or more accounts (which may be sub-accounts of the Distribution Account) (collectively, the "Interest
Reserve Account"), in trust for the benefit of the Certificateholders. The
Interest Reserve Account shall be an Eligible Account. On or before each
Distribution Date in February and, during each year that is not a leap year,
January, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve
Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related
P&I Advance that was deposited in the Distribution Account). The Trustee shall also deposit into the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest
Reserve Account.

     (d) Prior to any Collection Period during which Additional Interest is received on the Mortgage Loans, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Z Certificateholders. The Additional Interest Account
shall be established and maintained as an Eligible Account. Prior to each
Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional Interest received on the ARD Loans and any successor REO Loans with respect thereto during the applicable Collection Period. The Trustee shall also deposit into the
Additional Interest Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Additional Interest Account.

     (e) Following the distribution of Additional Interest to Class Z
Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which

                                      -91-

pursuant to their terms could pay Additional Interest or any successor REO Loans with respect thereto, the Trustee shall terminate the Additional Interest
Account.

     (f) The Trustee shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders.
The Gain-on-Sale Reserve Account shall be an Eligible Account. The Gain-on-Sale
Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

     Upon the liquidation of a Specially Serviced Mortgage Loan or the disposition of any REO Property in accordance with Section 3.09 or Section 3.18, the Special Servicer shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account. The Trustee shall deposit into the
Gain-on-Sale Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Gain-on-Sale Reserve Account.

     (g) Notwithstanding that any of the Interest Reserve Account, the
Additional Interest Account or the Gain-on-Sale Reserve Account may be a
sub-account of the Distribution Account for reasons of administrative convenience, each of the Interest Reserve Account, the Additional Interest
Account and the Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     (h) Funds in the Collection Account, the Distribution Account, the
Gain-on-Sale Reserve Account, the Interest Reserve Account and the Additional
Interest Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the
location of the Collection Account as of the Closing Date and of the new
location of each such account prior to any change thereof. The Trustee shall give written notice to the Master Servicer, the Special Servicer and the Rating
Agencies of any new location of the Distribution Account prior to any change thereof.

     SECTION 3.05. Permitted Withdrawals From the Collection Account, the
                   Interest Reserve Account, the Additional Interest Account and
                   the Distribution Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the
Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

                                      -92-

          (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Mortgage Loan or REO
     Loan, the Fiscal Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance
     (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late
     Collections of interest (net of related Master Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee)
     received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and related REO
     Properties on deposit in the Collection Account from time to time that represent principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

          (iii) to pay to itself and/or the holder of the Excess Servicing Strip earned and unpaid Master Servicing Fees (as allocable between the Master
     Servicer and such holder (if different from the Master Servicer)) in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Mortgage
     Loan or REO Loan being limited to amounts received on or in respect of such
     Mortgage Loan (whether in the form of payments, Liquidation Proceeds or
     Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues,
     Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

          (iv) to pay to the Special Servicer earned and unpaid Special
     Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO
     Loan;

          (v) to pay the Special Servicer (or, if applicable, a predecessor
     Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage
     Loan and/or REO Loan, in the amounts and from the sources contemplated by
     Section 3.11(c);

          (vi) to reimburse the Fiscal Agent, the Trustee, the Special Servicer
     or itself, in that order, for any unreimbursed Servicing Advances in respect of any Mortgage Loan, REO Loan or related REO Property, the Fiscal
     Agent's, the Trustee's, the Special Servicer's and the Master Servicer's
     respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited first to payments made by the related Mortgagor that are allocable to such Servicing Advance, and then to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO
     Revenues received in respect of the particular Mortgage Loan or REO
     Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement
     Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the
     Mortgage Loans and related REO Properties on deposit in the Collection
     Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

          (vii) (A) to reimburse the Fiscal Agent, the Trustee, the Special
     Servicer or itself, in that order, for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Mortgage Loan or any related REO Property first,

                                      -93-

     out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Mortgage Loan, then, out of the principal portion of general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(e), out of other collections on the Mortgage Pool, and/or (2) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with, in the case of a
     Nonrecoverable Advance, interest thereon being paid pursuant to clause
     (viii) below, or (B) to pay itself, with respect to any Mortgage Loan or related REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery
     Determination made with respect to such Mortgage Loan or related REO
     Property and the deposit into the Collection Account of all amounts received in connection therewith;

          (viii) at such time as it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance
     (excluding any such Advance that constitutes a Workout-Delayed
     Reimbursement Amount for which interest was paid under clause (vii) above)
     pursuant to clause (ii), (vi) or (vii) above, to pay the Fiscal Agent, the
     Trustee, the Special Servicer or itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section
     3.03(c), 3.03(d) or 4.03(d), as applicable; the Master Servicer's, the
     Special Servicer's, the Trustee's and/or the Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any
     Advance being permitted to be satisfied (A) in the case of interest on an
     Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable
     Advance, (1) out of Default Charges collected on or in respect of the related Mortgage Loan or REO Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and (2) to the extent that the Default Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any related REO Properties on deposit in the Collection Account;

          (ix) to pay for property inspection costs and expenses incurred by the
     Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a);

          (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in the Collection Account as provided in Section
     3.06(b), but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Investment Period; and (2) any Prepayment
     Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related
     Distribution Date pursuant to Section 3.19(a) in connection with Prepayment
     Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and
     3.11(d), respectively, Default Charges to the extent provided in clause seventh of Section 3.26(a);

                                      -94-

          (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c), to the extent such cost is not required to be advanced hereunder;

          (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

          (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
     Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C) the
     cost of an Opinion of Counsel contemplated by Section 11.01(a), 11.01(b) or
     11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

          (xiv) to pay itself, the Special Servicer, any of the Mortgage Loan
     Sellers, the Plurality Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xv) to remit to the Trustee for deposit into the Additional Interest
     Account the amounts required to be deposited pursuant to Section 3.04(d);

          (xvi) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

          (xvii) to withdraw any amounts deposited in error;

          (xviii) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Collection Account; and

          (xix) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to clauses (ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

     The Master Servicer shall pay to the Special Servicer, the Trustee or the
Fiscal Agent on each P&I Advance Date from the Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or the Fiscal Agent
therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent, received not later than 1:00 p.m. (New York City time) on the immediately preceding
Determination Date and describing the item and amount to which the Special
Servicer, the Trustee or the Fiscal Agent, as the case may be, is entitled. The
Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and
REO Property, on a loan-by-loan and property-by-

                                      -95-

property basis, for the purpose of substantiating any request for withdrawal from the Collection Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account for reimbursements of Advances or interest thereon.

     (b) The Trustee may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (in no particular order of priority):

          (i) to make deemed distributions to itself as holder of the REMIC I
     Regular Interests, and to make distributions to Certificateholders, on each
     Distribution Date, pursuant to Section 4.01 or 9.01, as applicable;

          (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such
     Person pursuant to Section 8.05;

          (iii) to pay itself respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

          (iv) to pay for the cost of the Opinions of Counsel sought by it (A)
     as provided in clause (iv) of the definition of "Disqualified
     Organization", (B) as contemplated by Section 3.20(b), 9.02(a) and
     10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b) or 11.01(c)
     in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of
     Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the
     Special Servicer is liable therefor pursuant to Section 10.01(i);

          (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

          (vii) to pay to the Master Servicer any amounts deposited by the
     Master Servicer in the Distribution Account not required to be deposited therein;

          (viii) to withdraw any Interest Reserve Amount and deposit such
     Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c);

          (ix) to pay itself interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the
     Distribution Account for any Investment Period; and

          (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     (c) The Trustee shall on each Distribution Date to occur in March of each year, prior to any distributions required to be made to Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the
Distribution Account in respect of each Interest Reserve Loan, an

                                      -96-

amount equal to the aggregate of the Interest Reserve Amounts deposited into the
Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

     (d) The Trustee shall, on any Distribution Date, make withdrawals from the
Additional Interest Account to the extent required to make the distributions of
Additional Interest required by Section 4.01(b).

     (e) In addition, the Trustee may from time to time, make withdrawals from the Gain-on-Sale Reserve Account, the Additional Interest Account and the
Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account, respectively, as provided in
Section 3.06(b), but in each case only to the extent of the Net Investment
Earnings with respect to the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account, respectively, for any
Investment Period.

     SECTION 3.06. Investment of Funds in the Servicing Accounts, the Reserve
                   Accounts, the Collection Account, the Distribution Account,
                   the Additional Interest Account, the Gain-on-Sale Reserve
                   Account and the REO Accounts.

     (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account or the Collection Account
(each, for purposes of this Section 3.06, an "Investment Account"), the Special
Servicer may direct in writing any depository institution maintaining an REO
Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account (each also, for purposes of this
Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement.

     All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve
Accounts or the Collection Account) and the Special Servicer (with respect to
Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee, and the Trustee (with respect to Permitted Investments of amounts in the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account) shall (and in the case of the Master
Servicer and the Special Servicer, the Trustee hereby designates the Master
Servicer and the Special Servicer, as applicable, as the person that shall)
maintain continuous possession of any Permitted Investment that is either (i) a
"certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such
Permitted Investment by the Master Servicer, the Special Servicer or the Trustee
shall constitute possession by the Trustee, as secured party, for purposes of
Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, the
Servicing Accounts and the Reserve Accounts), the Special

                                      -97-

Servicer (in the case of the REO Accounts) or the Trustee (in the case of the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account) shall:

          (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the
     Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts or the Collection Account,
interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Investment
Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the
Trustee directs the investment of funds in the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each
Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or
3.05(e), as applicable. If any loss shall be incurred in respect of any
Permitted Investment on deposit in any Investment Account, the Master Servicer
(in the case of the Servicing Accounts, the Reserve Accounts and the Collection
Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the
Mortgage Loan or applicable law), the Special Servicer (in the case of the REO
Accounts) and the Trustee (in the case of the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of
Certificates entitled to not less than 25% of the Voting Rights allocated to any
Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available

                                      -98-

Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and
                   Fidelity Coverage.

     (a) The Master Servicer, with respect to each of the Mortgage Loans, including Specially Serviced Mortgaged Loans, and the Special Servicer, with respect to REO Properties, shall use reasonable efforts, consistent with the
Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related
Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable efforts to obtain the required insurance coverage from Qualified
Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan documents, the Special
Servicer may require that earthquake insurance be secured for one or more
Mortgaged Properties at the expense of the Trust Fund (including the Special
Servicer's costs and expenses incurred in obtaining such insurance). Subject to
Section 3.17(a), the Special Servicer shall also cause to be maintained for each
REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a
"standard" mortgagee clause, with loss payable to the Trustee or the Master
Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer
(in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged
Property or REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other
Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage
Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an
Acceptable Insurance Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance.
Notwithstanding the foregoing, the Master Servicer or the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate;
(b) such insurance is not available from a Qualified Insurer (provided that the
Special Servicer shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); or (c) subject to

                                      -99-

the prior approval of the Controlling Class Representative (which approval is deemed granted if not denied within 10 Business Days after its receipt of the
Master Servicer's or the Special Servicer's request for such approval), such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates). Any amounts collected by the Master Servicer or the Special Servicer under any such policies
(other than amounts to be applied to the restoration or repair of the related
Mortgaged Property or REO Property or amounts to be released to the related
Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related
Mortgage and the Servicing Standard) shall be deposited in the Collection
Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the applicable REO
Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master
Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the
Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any Mortgagor fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause
(B) above. If the Special Servicer determines in accordance with the Servicing
Standard that such failure is not an Acceptable Insurance Default, the Special
Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i)
have one of the 10 highest outstanding Stated Principal Balances of all of the
Mortgage Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust Fund. During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special
Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged
Properties and/or REO Properties. In the event that the Special Servicer causes any REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such REO Property (other than any minimum or standby premium payable for such policy whether or not any

                                     -100-

REO Property is covered thereby) shall be paid by the Master Servicer as a
Servicing Advance pursuant to Section 3.03. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the
Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage
Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each
Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special
Servicer, as the case may be.

     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage
Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not result in an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for 10 days'
written notice to the Trustee prior to cancellation. The Master Servicer and the
Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this
Section 3.07(c).

     For so long as the long-term debt obligations of the Master Servicer or
Special Servicer, as the case may be (or in the case of the initial Master
Servicer and Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
Rating Agencies), such Person may self-insure with respect to the risks described in this Section 3.07.

     (d) Within 90 days of the Closing Date, with respect to each of the
Mortgage Loans identified on Exhibit J as being covered by an environmental insurance policy, the Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the
Trustee, on behalf of the Certificateholders, to be an insured (and for the
Master Servicer (or the Special Servicer in the case of a

                                      -101-

Specially Serviced Mortgage Loan), on behalf of the Trust Fund, to make claims)
under such environmental insurance policy. In the event that the Master Servicer
(or the Special Servicer in the case of a Specially Serviced Mortgage Loan) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master
Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

     In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, the
Master Servicer (or the Special Servicer in the case of a Specially Serviced
Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating
Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage
Loans, and the Special Servicer with respect to Specially Serviced Mortgage
Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

     SECTION 3.08. Enforcement of Alienation Clauses.

     (a) The Master Servicer (with respect to Mortgage Loans that are not
Specially Serviced Mortgage Loans) and the Special Servicer (with respect to
Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Master
Servicer or the Special Servicer, as the case may be, has (i) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard and which, for the avoidance of doubt, would include a determination that any required conditions to a transfer have been met), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 6.11; provided that:

          (i) subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage
     Loan that is a Significant Mortgage Loan, or if, taking

                                     -102-

     into account existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Mortgage Loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service
     Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event;

          (ii) if the affected Mortgage Loan is a Significant Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event; provided that, with respect to a waiver of a due-on-sale provision, in the event that such
     Mortgage Loan is not a Significant Mortgage Loan, and the Mortgage Loan
     documents contain a requirement for Rating Agency approval, the Master
     Servicer or the Special Servicer, subject to Section 6.11, may waive such requirement without Rating Agency approval in accordance with the Servicing
     Standard;

          (iii) subject to the related Mortgage Loan documents and applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan until it has delivered to the Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special
     Servicer (the giving of which consent shall be subject to the Servicing
     Standard and Section 6.11), which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class
     Representative is entitled to object pursuant to Section 6.11, 15 Business
     Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the Controlling Class Representative;

          (iv) subject to the related Mortgage Loan documents and applicable law, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 6.11), which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the
     Controlling Class Representative is entitled to object pursuant to Section
     6.11, 15 Business Days, which 15 Business Days shall include the five
     Business Days specified in the proviso at the end of the first paragraph of
     Section 6.11) of receipt by the Special Servicer of the Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the Controlling Class
     Representative;

          (v) subject to the related Mortgage Loan documents and applicable law, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided

                                      -103-

     herein, neither the Master Servicer nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

          (vi) neither the Master Servicer nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event)
     consent to the transfer of any Mortgaged Property that secures a Crossed
     Loan Group unless (i) all of the Mortgaged Properties securing such Crossed
     Loan Group are transferred simultaneously by the respective Mortgagor or
     (ii) it obtains the consent of the Controlling Class Representative, which consent shall be deemed given if not denied in writing within 10 Business
     Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Controlling Class
     Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable, 15 Business Days) of receipt of written notice).

     If, in connection with an assumption of any Mortgage Loan, the applicable
Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan Purchase
Agreement, any costs and expenses subsequently recovered by the Master Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

     In the case of any Mortgage Loan, the Master Servicer and the Special
Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this section.

     In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master
Servicer, with respect to Mortgage Loans that are not Specially Serviced
Mortgage Loans, or the Special Servicer, with respect to Specially Serviced
Mortgage Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

     (b) Notwithstanding any other provisions of this Section 3.08, the Master
Servicer with respect to Mortgage Loans that are not Specially Serviced Mortgage
Loans (without the Special Servicer's consent, but subject to delivering notice to the Special Servicer and the Controlling Class Representative) or the Special
Servicer with respect to Specially Serviced Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as provided in paragraph (a)
above, a Mortgagor's request for consent to subject the related Mortgaged
Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement, right-of-way or other similar agreement provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the Mortgage Loan, or materially and adversely affect the value of such Mortgaged Property, or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

                                     -104-

     SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                   Appraisals.

     (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d)
and Section 6.11, exercise reasonable efforts, consistent with the Servicing
Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20.
Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special
Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust
Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected
Mortgage Loan, the occupancy level and physical condition of the Mortgaged
Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a)
and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged
Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third-party reports available, and other factors that a prudent real estate appraiser would consider.

     With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage
Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a
Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required
Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related
Mortgaged Property in which case such appraisal may be a letter update of the
Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a
Required Appraisal Mortgage Loan. Following its receipt of such Required
Appraisal or letter update or the completion of its internal valuation, the
Special Servicer may, but shall not be required to, reduce the Appraised Value of the related Mortgaged Property based on its review of the Required Appraisal
(or letter update or

                                     -105-

internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate. The Special Servicer shall deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative and the
Trustee within 10 Business Days of obtaining or performing such Required
Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such
Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the
Collection Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

     (b) Notwithstanding any other provision of this Agreement, no Mortgaged
Property shall be acquired by the Special Servicer on behalf of the
Certificateholders under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
     Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel
     (the cost of which may be withdrawn from the Collection Account pursuant to
     Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either
     REMIC I or REMIC II under the REMIC Provisions or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust Fund, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the
Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing
Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless the
Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Mortgaged Property performed by an Independent
Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Controlling
Class Representative and the Master Servicer), that:

                                      -106-

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net
     Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

          (ii) there are no circumstances or conditions present at the Mortgaged
     Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would
     (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the
     Mortgaged Property and to take such actions with respect to the affected
     Mortgaged Property.

     The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such
Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the Collection
Account pursuant to Section 3.05(a).

     (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the
Special Servicer shall take such action as is in accordance with the Servicing
Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust, if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating
Agencies, the Trustee, the Controlling Class Representative and the Master
Servicer in writing of its intention to so release all or a portion of such
Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice
(failure to respond by the end of such 30-day period being deemed consent).

     (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative and the Trustee monthly in writing as to any actions taken by the Special Servicer with

                                     -107-

respect to any Mortgaged Property that represents security for a Defaulted
Mortgage Loan as to which the environmental testing contemplated in Section
3.09(c) above has revealed that any of the conditions set forth in clauses (i)
and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related
Mortgage on such Mortgaged Property.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced Mortgage
Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage
Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicer, all information required to be reported and the
Master Servicer shall promptly prepare and file with the Internal Revenue
Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. The
Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

     (h) The Special Servicer shall maintain accurate records, prepared by a
Servicing Officer, of each Final Recovery Determination in respect of any
Mortgage Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

     (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

     SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                   Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the
Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a
Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing
Officer (a copy of which certification shall be delivered to the Special
Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master
Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. If the related Mortgage has been recorded in the name of MERS or its designee, the Master Servicer or a Sub-Servicer at its direction, if registered with MERS, and if the Master Servicer or such Sub-Servicer is not so registered, the Trustee, shall take all necessary action to

                                     -108-

reflect the release of such Mortgage on the MERS(R) System. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing
Officer thereof, or upon request of the Special Servicer and receipt from the
Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage
File (or portion thereof) to the Master Servicer or the Special Servicer, as the
case may be. Upon return of such Mortgage File (or portion thereof) to the
Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited, or that such
Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

     (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section
3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a
Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment or any other document or agreement that in the Special
Servicer's reasonable judgment is required to be executed in connection with the servicing of any Mortgage Loan or REO Property, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the
Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the
Trustee (on behalf of the Certificateholders) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.11. Servicing Compensation.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage
Loan (including each Specially Serviced Mortgage Loan) and each REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360
Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or an REO Loan, on the basis of the

                                      -109-

actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The foregoing sentence notwithstanding, the Master
Servicing Fee shall not accrue with respect to any Closing Date Deposit Mortgage
Loan for the interest accrual period to which the Closing Date Desposit relates.
The Master Servicing Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii), and out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of the Master Servicer's right to receive the Excess Servicing Strip.

     Notwithstanding anything herein to the contrary, KRECM (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in any event, in whole as to the entire
Mortgage Pool but not in part); provided that any assignee or pledgee of the
Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional
Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the
Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of KRECM in its capacity as the
Master Servicer, all or any portion of the Excess Servicing Strip may be reduced by the Trustee through a reduction in the Excess Servicing Strip Rate with respect to one or more Mortgage Loans and REO Loans to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee)
that meets the requirements of Section 6.04 and that requires market rate servicing compensation (including compensation necessary to pay primary servicing fees and Broker Strips) that accrues at a per annum rate in excess of the sum of (i) 0.01% (one basis point) per annum, (ii) the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan and (iii) with respect to any
Broker Strip Loan, the Broker Strip Rate for such Broker Strip Loan. KRECM and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and KRECM hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee,
the Fiscal Agent, the Master Servicer, the Certificate Registrar and the Special
Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the
Excess Servicing Strip or any Non-Registered Certificate pursuant to the
Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners,

                                     -110-

employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x)
confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities
Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the
Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing
Strip, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any
Mortgage Loan or REO Loan, as the case may be, the portion of the Excess
Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such
Master Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer.
The holder of the Excess Servicing Strip shall not have any rights under this
Agreement except as set forth in the preceding sentences of this paragraph. The
Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess
Servicing Strip (i.e., KRECM or any such third party) at such time and to the extent the Master Servicer is entitled to receive payment of its Master
Servicing Fees hereunder, notwithstanding any resignation or termination of
KRECM hereunder (subject to reduction as provided above and in the next paragraph).

     In the event that KRECM is terminated or resigns as Master Servicer, it
(and its successors and assigns) will be entitled to retain the Excess Servicing
Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its sole discretion) to compensate any replacement Master Servicer for assuming the duties of KRECM under this
Agreement.

     (b) Additional master servicing compensation in the form of:

          (i) any and all Default Charges collected with respect to a Mortgage
     Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26;

          (ii) 50% of any and all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially
     Serviced Mortgage Loan (provided, however, that if the consent of the
     Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the Master Servicer shall be entitled to receive 100% of such fees);

          (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Mortgage
     Loan that is not a Specially Serviced Mortgaged

                                      -111-

     Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

          (iv) any and all Prepayment Interest Excesses collected with respect to a Mortgage Loan, including a Specially Serviced Mortgage Loan (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to
     Section 3.19(a) in connection with Prepayment Interest Shortfalls);

          (v) interest or other income earned on deposits in the Investment
     Accounts maintained by the Master Servicer (but only to the extent of the
     Net Investment Earnings, if any, with respect to any such Investment
     Account for each Collection Period and, further, in the case of a Servicing
     Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

          (vi) other customary charges;

may be retained by the Master Servicer (subject to Section 3.11(e)) and are not required to be deposited in the Collection Account; provided that the Master
Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan or REO
Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the
Master Servicer.

     The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder
(including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, and the Master Servicer
shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

     In respect of each Broker Strip Loan, the Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the
Master Servicer collected such Broker Strip, remit to the applicable Broker
Strip Payee the amount of the Broker Strip so collected.

     (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360
Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due
Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days); provided, however, that the Special Servicing
Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan shall not be less than $4,000 for any one-month period during which such Special
Servicing Fee accrues (or, in those cases where such Special Servicing Fee is accruing for a partial period of less than one month, shall not be less than the prorated portion of such $4,000 amount). The Special Servicing Fee

                                     -112-

with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Subject to the penultimate paragraph of
Section 3.11(c), earned but unpaid Special Servicing Fees shall be payable monthly out of related Liquidation Proceeds and then general collections on the
Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected
Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Mortgage Loan again became a Corrected
Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any
Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a
Corrected Mortgage Loan as a result of making such three consecutive payments.
The successor Special Servicer will not be entitled to any portion of those
Workout Fees.

     In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially Serviced
Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related
Mortgagor, and the Special Servicer shall also be entitled to the Principal
Recovery Fee with respect to any Specially Serviced Mortgage Loan or REO
Property as to which it receives any Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional
Interest and Penalty Interest) and expenses in accordance with Section 3.02(b)
or the definition of "REO Loan", as applicable; and as to each such Specially
Serviced Mortgage Loan and REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to, the related payment or proceeds. Notwithstanding the foregoing, no Principal
Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: the repurchase or substitution of any Mortgage Loan or REO
Property by a Mortgage Loan Seller pursuant to the related Mortgage Loan
Purchase Agreement due to a Breach or a Document Defect, within the time period
(or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, if the Mortgage Loan
Seller was acting in good faith to resolve such Breach or Document Defect; or
the purchase of any Mortgage Loan or related REO Property by the Plurality
Subordinate Certificateholder or the Special Servicer pursuant to Section 3.18, or by the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder pursuant to Section 9.01; or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase price with respect thereto includes the Principal Recovery
Fee; or the removal of any Mortgage Loan or REO Property from the Trust by the
Sole Certificate Owner in connection with an exchange of all of the outstanding
Certificates owned by the

                                     -113-

Sole Certificate Owner for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01; and further no Principal
Recovery Fee shall, with respect to any Mortgage Loan, be payable (i) in connection with a Periodic Payment received in connection with such Mortgage
Loan or (ii) to the extent a Workout Fee is payable concerning the related payment, Liquidation Proceeds or Insurance Proceeds.

     The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

     (d) Additional servicing compensation in the form of: (i) all Default
Charges and (subject to Section 3.11(b)(ii)) assumption application fees collected with respect to Specially Serviced Mortgage Loans and (ii) one-hundred percent (100%) of any assumption fee or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and
(subject to Section 3.11(b)(ii)) 50% of all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan for which Special Servicer consent is required shall be retained by the Special
Servicer or promptly paid to the Special Servicer by the Master Servicer
(subject to Section 3.11(e)) and shall not be required to be deposited in the
Collection Account; provided that the Special Servicer's right to receive
Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a)
and 4.03(d) or as otherwise provided in Section 3.26. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i)
interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to the REO Accounts for each Collection Period);
and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in
Section 3.05(a) if and to the extent such expenses are not payable directly out of the Collection Account or the REO Accounts, as the case may be.

     (e) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then
(notwithstanding anything herein to the contrary) the Master Servicer or the
Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents.
Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to the Master Servicer or the
Special Servicer in accordance with this Section 3.11. Neither the Master
Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

                                     -114-

     SECTION 3.12. Property Inspections; Collection of Financial Statements;
Delivery of Certain Reports.

     (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related
Mortgage Loan becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Default Charges otherwise payable to the Special Servicer and the Master Servicer, then as an Additional Trust Fund
Expense. In addition, after a Mortgage Loan becomes a Specially Serviced
Mortgage Loan, the Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan.
Beginning in 2006, the Master Servicer for each Mortgage Loan other than a
Specially Serviced Mortgage Loan or REO Loan, shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year, unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer. The Special Servicer and the Master
Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged
Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which the Master
Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material. The Master Servicer shall within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof, in an electronic format, to the Trustee (upon request) and to the Controlling Class
Representative, and the Trustee shall obtain from the Master Servicer and, subject to Section 3.15, make copies of all such inspection reports available for review by any requesting Certificateholder or Certificate Owner during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall obtain from the Master Servicer and deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The
Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special
Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

     (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be
necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee. Without limiting the generality of the foregoing, not later than 2:00 p.m. (New York
City time) on the Business Day following each Determination Date, beginning in
April 2005, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to produce, the CMSA files and reports required to be delivered by the Master
Servicer to the Trustee as described below, in each case with respect to all
Specially Serviced Mortgage Loans and the REO Properties.

                                     -115-

     (c) The Master Servicer shall deliver to the Trustee no later than 1:00
p.m. (New York City time) on the second Business Day prior to each Distribution
Date, beginning in April 2005, the CMSA Loan Periodic Update File with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period. Each CMSA
Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a CMSA Advance Recovery Report. The preparation of each CMSA Advance Recovery
Report shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Notwithstanding anything in this
Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a CMSA Advance Recovery Report (and no CMSA Loan Periodic Update File
need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable."
The Master Servicer's responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially
Serviced Mortgage Loans and REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the Special Servicer to provide information required by it shall not relieve the
Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution
Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in April 2005 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the
Master Servicer (including but not limited to information prepared by third-party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). On or before 4:00 p.m. (New York City time) on each
P&I Advance Date, beginning in June 2005, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the
Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA
Comparative Financial Status Report; (ii) a CMSA Delinquent Loan Status Report;
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;
(iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a
CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Setup
File; (ix) a CMSA Financial File; (x) a CMSA Loan Level Reserve/LOC Report; and
(xi) a CMSA Advance Recovery Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicer.

     (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Special Servicer, the Master
Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this
Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section
3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information to the Trustee until it has received such information from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing information required by this
Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this

                                     -116-

Section 3.12(d) of this Agreement, but the Master Servicer shall not be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this Section 3.12.

     Commencing with respect to the calendar quarter ended March 31, 2005, the
Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the
Master Servicer, in the case of each non-Specially Serviced Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related
Mortgaged Property, and quarterly and annual financial statements of such
Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.
The Master Servicer shall deliver at least quarterly all items required to be delivered to it by the Special Servicer pursuant to the immediately preceding sentence to the Controlling Class Representative and the Trustee in an imaged format.

     The Master Servicer shall maintain a CMSA Operating Statement Analysis
Report with respect to each Mortgaged Property and REO Property related to each
Mortgage Loan. Within 60 days after receipt by the Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan and within 30 days after receipt by the Master Servicer from the Special
Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an REO
Property, of any annual operating statements and rent rolls with respect to any
Mortgaged Property or REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update)
the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. The Master Servicer shall remit a copy of each CMSA Operating
Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative, the Trustee and the Special
Servicer. Within 60 days (or, in the case of items received from the Special
Servicer or otherwise with respect to Specially Serviced Mortgage Loans and REO
Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO
Property, the Master Servicer shall prepare or update and forward to the
Trustee, the Special Servicer and the Controlling Class Representative a CMSA
NOI Adjustment Worksheet using the same format as the CMSA Operating Statement
Analysis Report for such Mortgaged Property or REO Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

     (e) Except with respect to delivery to the Special Servicer or the
Controlling Class Representative, which deliveries shall be made in electronic format, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the
Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the
Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee.

                                     -117-

     (f) Notwithstanding any other provision in this Agreement, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master
Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The
Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan documents and the Servicing
Standard. The Master Servicer or the Special Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

     (g) For the purposes of the production by the Master Servicer or the
Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the related Due Date in
March 2005, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related
Mortgagor or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than such Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than such Special Servicer or an Affiliate thereof). Absent manifest error of which it has actual knowledge, neither the
Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as the case may be.
The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the
Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a
Mortgagor or third party. All reports provided pursuant this Section 3.12 shall be in an electronic format reasonably acceptable to both the Trustee and the
Master Servicer.

     SECTION 3.13. Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer shall deliver to the
Trustee, the Controlling Class Representative and the Rating Agencies (with a copy to the Depositor), and, in the case of the Special Servicer, to the Master
Servicer, on or before May 1 of each year, beginning in 2006 (provided that if any such Officer's Certificate is required in connection with any filing with the Securities and Exchange Commission, the Master Servicer and the Special
Servicer shall deliver such items on or before March 15 of each year, beginning in 2006), an Officer's Certificate stating, as to each signer thereof, that (i)
a review of the activities of the Master Servicer or the Special Servicer, as
the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master
Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year
(or, if applicable, the portion of such year during which the Certificates were outstanding), or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special
Servicer, as the case may be, has received no

                                     -118-

notice regarding qualification, or challenging the status, of REMIC I or REMIC
II as a REMIC under the REMIC Provisions or of Grantor Trust Z, Grantor Trust E
or Grantor Trust B as a "grantor trust" for income tax purposes under the
Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

     SECTION 3.14. Reports by Independent Public Accountants.

     On or before May 1 of each year, beginning May 1, 2006 (provided that if the Trustee requires any such reports in connection with any filing with the
Securities and Exchange Commission, the Master Servicer and the Special Servicer
shall deliver such items on or before March 15 of each year, beginning March 15,
2006), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the
American Institute of Certified Public Accountants to furnish a statement to the
Trustee, the Rating Agencies, the Controlling Class Representative and the
Depositor and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master
Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special
Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

     SECTION 3.15. Access to Certain Information.

     (a) Upon 10 days' prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Trustee (with respect to the items in clauses (a) through (i) below, to the extent those items are in its possession)
shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its
Corporate Trust Office), during normal business hours, or send to the requesting party, such party having been certified to the Master Servicer, the Special
Servicer or the Trustee, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party
(unless otherwise provided in this Agreement), for review by any Certificate
Owner or Certificateholder or any prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and the
Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officer's Certificates delivered by the
Master Servicer or the Special Servicer since the Closing Date pursuant to
Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in
Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any
Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent
Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g)

                                     -119-

any and all modifications, waivers and amendments of the terms of a Mortgage
Loan and the Asset Status Report prepared by the Special Servicer pursuant to
Section 3.21(c), (h) the Servicing File relating to each Mortgage Loan and (i)
any and all Officer's Certificates and other evidence delivered by the Master
Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable
Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative at no
cost pursuant to their reasonable requests. The Master Servicer, Special
Servicer and Trustee may each satisfy its obligations under this Section 3.15(a)
by making such items available for review on its Internet Website with the use of a password.

     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the
Controlling Class Representative, in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master
Servicer or the Special Servicer, as applicable, shall require: (a) in the case of Certificate Owners, Certificateholders and the Controlling Class
Representative, a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as
applicable, and which may provide indemnification for the Master Servicer, the
Special Servicer and the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that any such
Certificate Owner, any such Certificateholder and the Controlling Class
Representative may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of
Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the
Trustee, the Master Servicer or the Special Servicer, as applicable, and which may provide indemnification for the Master Servicer or Trustee, as applicable)
generally to the effect that such Person is a prospective purchaser of a
Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential.
The Certificate Owners and Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder,
Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the
Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission, and the
Trustee or the Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without

                                     -120-

a password via the Trustee's or the Master Servicer's, as applicable, Internet
Website or has previously been filed with the Securities and Exchange
Commission.

     Each of the Master Servicer and the Special Servicer shall afford to the
Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the
Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

     The Trustee, the Master Servicer, the Special Servicer and the Underwriters
may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of
Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

     (b) The Trustee shall, and the Master Servicer may but is not required to, make available each month to any interested party on their respective Internet
Websites (i) the Distribution Date Statement and (ii) this Agreement, the
Prospectus and the Prospectus Supplement. In addition, on each Distribution
Date, the Trustee shall make available to any interested party via the Trustee's
Internet Website the Unrestricted Servicer Reports, the CMSA Loan Periodic
Update File, the CMSA Loan Setup File, the CMSA Bond Level File and the CMSA
Collateral Summary File, in each case for such Distribution Date, and any other information at the request of the Depositor. The Trustee shall make available on each Distribution Date (i) the Restricted Servicer Reports and (ii) the CMSA
Property File to any Privileged Person via the Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee.

     The Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by the Master Servicer, the reports and files comprising the CMSA
Investor Reporting Package.

     (c) In connection with providing access to the Trustee's Internet Website or the Master Servicer's Internet Website, the Trustee or the Master Servicer,
as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent the Master Servicer or Trustee, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement
(which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or the Master Servicer, as applicable))
governing the availability, use and disclosure of such information and providing indemnification to the Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom.

     The Master Servicer and Trustee may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or the
Master Servicer, as applicable)) governing the availability, use and disclosure of information and providing indemnification to the Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website

                                     -121-

or otherwise, any additional information relating to the Mortgage Loans, the
Mortgaged Properties or the Mortgagors for review by any Persons to whom the
Master Servicer or Trustee, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan (in the case of Trustee, if it has actual knowledge of such prohibition by the related Mortgage Loan).

     Notwithstanding anything in this Agreement to the contrary, the Master
Servicer and the Trustee may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class Representative)
any information not yet included in a Form 8-K Current Report filed with the
Securities and Exchange Commission or otherwise made publicly available with respect to which the Trustee or the Master Servicer has determined that such withholding is appropriate.

     Any transmittal of information by the Master Servicers or the Trustee to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

     "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust that issued Merrill Lynch Mortgage Trust 2005-MKB2, Commercial
     Mortgage Pass-Through Certificates, Series 2005-MKB2, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

     (d) If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     (e) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. None of the Master Servicer, the
Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with the terms of this Agreement. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Internet Website and assumes no responsibility therefor. In addition, the Trustee, the Master
Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special
Servicer, respectively, for which it is not the original source.

                                     -122-

     SECTION 3.16. Title to REO Property; REO Accounts.

     (a) If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the
Certificateholders. If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more REO Properties pursuant to this Agreement, then the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special
Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the
Trust or Trustee under this Agreement.

     The Special Servicer, on behalf of the Trust Fund, shall sell any REO
Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO
Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the
Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of REMIC I or
REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii)
of the immediately preceding sentence, the Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO
Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the
Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any
Mortgaged Property, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the
Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues,
Insurance Proceeds and Liquidation Proceeds received in respect of any REO
Property. Funds in the REO Accounts may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section
3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of each
REO Account when first established and of the new location of any such REO
Account prior to any change thereof.

                                     -123-

     (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On the second
Business Day following each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account, or deliver to the Master Servicer or such other Person as may be designated by the
Master Servicer (which shall deposit such amounts into the Collection Account)
the aggregate of all amounts received in respect of the related REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence.
Notwithstanding the foregoing, in addition to the Impound Reserve, the Special
Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

     SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition by it of title to a Mortgaged Property, the
Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

          (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO
     Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer
     (exercised in accordance with the Servicing Standard), such alternative is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as
     REO Property without the Trust Fund incurring or possibly incurring an REO
     Tax on income from such property, the Special Servicer shall deliver to the
     REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such

                                     -124-

     property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the
     Special Servicer and shall advise the Special Servicer of the REMIC
     Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the
     Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax
REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC
Administrator may, at the expense of the Trust Fund payable pursuant to Section
3.05(a)(xiii) consult with counsel.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the
Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section
860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse
Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

          (i) all insurance premiums due and payable in respect of such REO
     Property;

          (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

                                     -125-

     To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Master Servicer determines, in accordance with the
Servicing Standard, that such payment would be a Nonrecoverable Advance;
provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any REO Property:

          (i) enter into, renew or extend any New Lease with respect to such REO
     Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

          (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize or permit any construction on such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the
     Code; or

          (iv) Directly Operate, or allow any other Person, other than an
     Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

     (d) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any REO
Property, provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

          (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent
     Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in

                                     -126-

     Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section
     1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such
     REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the
Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

     SECTION 3.18. Resolution of Defaulted Mortgage Loans and REO Properties.

     (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by
Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

     (b) After a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special
Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such
Mortgage Loan contained herein may have on the value of such Defaulted Mortgage
Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing
Standard; provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special
Servicer shall not be obligated to update such determination. The Special
Servicer shall notify the Trustee, the Master Servicer, each Rating Agency, the
Plurality Subordinate Certificateholder promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer and the Plurality Subordinate Certificateholder
the most recent Appraisal of the related Mortgaged

                                     -127-

Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination
Information to the Master Servicer, and shall instead deliver the Determination
Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Mortgage Loan, pursuant to this Section 3.18.

     In determining the fair value of any Defaulted Mortgage Loan, the Special
Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Mortgage Loan to the Purchase Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the
Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located.

     (c) Subject to the terms set forth in Section 2.03, in the event a Mortgage
Loan becomes a Defaulted Mortgage Loan, each of the Plurality Subordinate
Certificateholder and the Special Servicer (each, together with their respective assignees, an "Option Holder") shall have an assignable option (a "Purchase
Option"), to purchase such Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. The Special Servicer shall, promptly after a Mortgage Loan becomes a Defaulted Mortgage Loan, deliver to the Plurality Subordinate
Certificateholder a notice substantially in the form of Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase
Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master
Servicer of such transfer and such notice shall include (i) in the case of the
Plurality Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or (ii) in the case of the Special Servicer, an assignment substantially in the form of Exhibit M-2. Notwithstanding the foregoing, the
Plurality Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Plurality Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special
Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the Plurality Subordinate Certificateholder and the
Special Servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the

                                     -128-

expiration of such 60-day period. Following the expiration of such 15-day period, the Plurality Subordinate Certificateholder (or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the
Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted
Mortgage Loan; provided, however, that if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout. In addition, the
Purchase Option with respect to a Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

     (d) [Intentionally Omitted.]

     (e) Upon receipt of notice from the Special Servicer indicating that a
Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase
Option may exercise the Purchase Option by providing the Master Servicer and the
Trustee written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase
Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third-party assignee to close the sale of the Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the
Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

     (f) If the Special Servicer or the Plurality Subordinate Certificateholder,
or any of their respective Affiliates, is identified in the Purchase Option
Notice as the Person expected to acquire the related Mortgage Loan, and the
Option Price is based upon the Special Servicer's fair value determination, then the Master Servicer (or, if the Master Servicer and the Special Servicer are the
same Person, the Trustee) shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Defaulted
Mortgage Loan, in the manner set forth in Section 3.18(b). In such event, the
Special Servicer shall promptly deliver to the Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentence) the Determination Information, including information regarding any change in circumstance regarding the Defaulted Mortgage Loan known to the
Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer (or the Trustee, if the Trustee is
making the determination as contemplated in the preceding sentences) may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by the Master Servicer or the
Trustee, as the case may be, to confirm that the Special Servicer's determination of the Option Price represents fair value for the Defaulted
Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent
Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems

                                     -129-

reasonable or appropriate). In that event, the Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person.

     The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the Master Servicer, the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer
(or the Trustee, if applicable) and shall constitute, and be reimbursable as,
Servicing Advances. In addition, the Master Servicer (or, if applicable, the
Trustee) shall be entitled to receive out of the Collection Account a fee in the amount of $2,500, for the initial confirmation of the Special Servicer's Option
Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Defaulted Mortgage Loan, in accordance with this Section
3.18(f).

     Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder or any of
their respective Affiliates, is identified in the Purchase Option Notice as the
Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master
Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and
Determination Information from the Special Servicer. In determining whether the
Option Price represents the fair value of such Defaulted Mortgage Loan, the
Trustee may obtain an opinion as to the fair value of such Defaulted Mortgage
Loan, taking into account the factors set forth in Section 3.18(b), from an
Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination
Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the
Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the
Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing
Advances. In connection with the Trustee's determination of fair value the
Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

     In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master Servicer or the Trustee, as the case may be, and the Special Servicer shall then adjust its fair value determination and, consequently, the Option Price, pursuant to
Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(g)
below, or (ii) reject the Option Price as adjusted, in which case such Option
Holder shall not be obligated to close the purchase of the Defaulted Mortgage
Loan. Upon notice from such Option Holder, that it rejects the Option Price as adjusted, the Special

                                     =130=

Servicer and the Trustee shall provide the notices described in Section 3.18(h)
below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

     (g) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within 10 Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its
Purchase Option is effective. Upon receipt of a Request for Release from the
Master Servicer specifying the date for closing the purchase of the related
Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option
Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special
Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price
(except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the
Collection Account within one (1) Business Day following receipt.

     (h) The Special Servicer shall immediately notify the Trustee and the
Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

     (i) Unless and until the Purchase Option with respect to a Defaulted
Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted
Mortgage Loan, including, without limitation, workout and foreclosure, as the
Special Servicer may deem appropriate consistent with the Servicing Standard;
provided, however, the Special Servicer will not be permitted to sell the
Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

     (j) In the event that title to any REO Property is acquired by the Trust in respect of any Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with
Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a)
and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special
Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class
Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special
Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee
not less than five days' prior written notice of its intention to sell any REO
Property, and in respect of such sale, the Special Servicer shall offer such REO
Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the

                                     -131-

Purchase Price; provided that if the Special Servicer intends to bid on any REO
Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii)
the Trustee shall promptly obtain, at the expense of the Trust Fund, an
Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B)
the Purchase Price.

     (k) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a
Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Fiscal Agent, the Depositor, the Special Servicer, the Master Servicer, any
Mortgage Loan Seller or the Trust. None of the Special Servicer, the Master
Servicer, the Depositor, the Trustee or the Fiscal Agent shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

     (l) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option
Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the Collection Account.

     (m) Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

     (n) The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Collection Account.
Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such
Defaulted Mortgage Loan or related REO Property ownership of the Defaulted
Mortgage Loan or REO Property. The Custodian, upon receipt of a Request for
Release, shall release or cause to be released to the Master Servicer or Special
Servicer the related Mortgage File. In connection with any such purchase, the
Special Servicer shall deliver the related Servicing File to the purchaser of a
Defaulted Mortgage Loan or related REO Property.

     SECTION 3.19. Additional Obligations of Master Servicer.

     (a) The Master Servicer shall deposit in the Collection Account on each P&I
Advance Date (prior to any transfer of funds from the Collection Account to the
Distribution Account on such date), without any right of reimbursement therefor with respect to those Mortgage Loans that were, in each such case, subject to a
Principal Prepayment during the most recently ended Collection Period (other than Principal Prepayments made out of Insurance Proceeds or Liquidation
Proceeds) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of the Mortgage Loans and (ii) the sum of (A) that portion of the Master
Servicing Fees on the Mortgage Pool that represents an accrual at a rate of
0.02% per annum, (B) investment income earned by the Master Servicer on the related Principal Prepayments while on

                                     -132-

deposit in the Collection Account and (C) the total amount of Prepayment
Interest Excesses that were collected during the related Collection Period;
provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (x) subsequent to a material default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Special Servicer or the Controlling Class
Representative) then, for purposes of determining the payment that the Master
Servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "Master Servicing Fee" in clause (A) above shall be construed to include the entire Master Servicing Fees payable to the Master Servicer with respect to the related Collection Period, inclusive of any portion payable to a third-party primary servicer and inclusive of any portion thereof that constitutes the related Excess Servicing Strip and Broker Strip.

     Except as provided in the preceding paragraph, no other compensation to the
Master Servicer shall be available to cover Prepayment Interest Shortfalls. The
Master Servicer's obligation to make any particular deposit in respect of any
Collection Period as set forth in this Section 3.19(a) shall not, in the absence of default, carry over to any subsequent Collection Period.

     (b) The Master Servicer shall, as to each Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this
Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

     (c) The Master Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans where such Mortgage Loan Seller is identified on the Mortgage Loan Schedule as the related Mortgage Loan Seller and their respective billing addresses and telephone numbers; provided, however, that the Master Servicer shall be under no obligation to provide any such information not in its possession.

     (d) The Master Servicer and the Special Servicer shall each be responsible for providing to any lender of related mezzanine debt such notices regarding defaults and events of default as may be required from the Trust, as holder of a
Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

     (a) The Master Servicer (with respect to any Mortgage Loan that is not a
Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any
Specially Serviced Mortgage Loan) each may (consistent with the Servicing
Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of (in the case of the Master Servicer, subject to a maximum of two separate one-year extensions without the consent of the Special Servicer), defer or forgive interest (including Penalty Interest and Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and
Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the
Mortgagor on or any guarantor of, any Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any
Mortgage Loan without the consent of the Trustee or any Certificateholder;
provided that the Master Servicer's and the Special Servicer's respective rights

                                     -133-

to do so shall be subject to Sections 3.08 and 6.11 and, further, to the following subsections of this Section 3.20; and provided, further, that other than as provided in Sections 3.02(a) (relating to waivers of Default Charges),
3.08, 3.20(d) and 3.20(e), the Master Servicer shall not agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage
Loan, unless the Master Servicer has obtained the consent of the Special
Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any Mortgagor request for such modification, waiver, forbearance or amendment, the Master Servicer's written recommendations and analysis, and all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing
Standard and Section 6.11 and (C) if any such consent has not been expressly denied within 10 Business Days (or, if the Controlling Class Representative is
entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business
Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the
Master Servicer in order to make an informed decision (or, if the Special
Servicer did not request any information, within 10 Business Days (or 15
Business Days, if applicable) after such notice), such consent shall be deemed to have been granted).

     (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing
Standard. Neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan that would result in an Adverse REMIC
Event. The Master Servicer or Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under Treasury Regulations Section
1.860G-2(b) of the Code, (2) cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the Startup Day under the
REMIC Provisions, or (3) adversely affect the status of any of Grantor Trust Z,
Grantor Trust E or Grantor Trust B under the Code.

     (c) The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit the Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Mortgage Loan that would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield
     Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder (including, subject to the provisions of the following two paragraphs, any related Balloon
     Payment); or

          (ii) affect the obligation of the related Mortgagor to pay a
     Prepayment Premium or Yield Maintenance Charge or permit a Principal
     Prepayment during any period in which the related Mortgage Note prohibits
     Principal Prepayments; or

          (iii) in the judgment of the Special Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

                                     -134-

only if (A) a material default on the Mortgage Loan has occurred or, in the
Special Servicer's judgment, a material default on the Mortgage Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the
Certificateholders, as a collective whole, on a present value basis, than would liquidation.

     In addition, subject to the third paragraph of this Section 3.20(c), the
Special Servicer may (or may permit the Master Servicer to) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially
Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which
Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

     In no event will the Master Servicer or Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the
Rated Final Distribution Date and (ii) if the Mortgage Loan is secured by a
Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years
(or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, and with the consent of the Controlling Class Representative, 10 years) prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

     The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an
Officer's Certificate to such effect delivered to the Trustee and the Master
Servicer describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

     (d) Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to the Master Servicer's releasing, which consent shall be deemed given if not denied in writing within
10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11), any real property collateral securing an outstanding
Mortgage Loan, except as provided in Section 3.09 or 3.20(e), or except in connection with a permitted defeasance, or except where a Mortgage Loan (or, in the case of a Crossed Loan Group, where such entire Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, (A) either (1)
such release will not, in the reasonable judgment of the Special Servicer
(exercised in accordance with the Servicing Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), as security for the Mortgage Loan and
(C) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an
Adverse Rating Event (as confirmed in writing to the Trustee by each Rating
Agency).

                                     -135-

     (e) Notwithstanding anything in this Section 3.20 or in Section 3.08 or
Section 6.11 to the contrary, the Master Servicer shall not be required to seek the consent of, or provide prior notice to, the Special Servicer, any
Certificateholder or the Controlling Class Representative or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans
(but, in the case of the actions described in clauses (iii) and (iv) of this sentence, shall notify the Controlling Class Representative thereof): (i)
waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) waivers of Default Charges, to the extent allowed under Section 3.02; (iii) releases of parcels of a Mortgaged
Property (provided that any such releases (A) are releases as to which the related Mortgage Loan documents expressly require the Mortgagee thereunder to make such releases upon the satisfaction of certain conditions and that do not require the consent of or provide for the exercise of discretion by the
Mortgagee in such release, and such releases shall be made as required by the
Mortgage Loan documents, or (B) are related to any pending or threatened condemnation action); (iv) grants of easements, rights-of-way or other similar agreements in accordance with Section 3.08(b); (v) approval of routine leasing activities that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property; (vi) approval of annual budgets to operate the Mortgaged Property; (vii) temporary waivers of any requirements in the related Mortgage Loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and
(viii) consenting to changing the property manager with respect to any Mortgage
Loan with an unpaid principal balance of less than $10,000,000; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification"
of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to any of Grantor Trust Z,
Grantor Trust E or Grantor Trust B, (y) would be consistent with the Servicing
Standard, and (z) shall not violate the terms, provisions or limitations of this
Agreement or any other document contemplated hereby.

     (f) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this
Agreement together with interest thereon.

     (g) The Special Servicer or the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii)
any related costs and expenses incurred by it. In no event shall the Special
Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

     (h) The Master Servicer and Special Servicer shall notify each other, the
Trustee and the Controlling Class Representative, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to

                                     -136-

the Custodian for deposit in the related Mortgage File (in the case of the
Special Servicer, with a copy to the Master Servicer) an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer pursuant to Section 3.15(a) hereof.

     (i) With respect to each Mortgage Loan that provides for defeasance, the
Master Servicer shall, to the extent permitted by the terms of such Mortgage
Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury
Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such Mortgage Loan matures on its
Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master
Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or
Properties to be released. If the subject Mortgage Loan is not a Significant
Mortgage Loan and if either the terms of the subject Mortgage Loan permit the
Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from Moody's and is not required from S&P so long as the Master Servicer delivers to S&P a certification substantially similar to the form attached hereto as Exhibit K. In such case, the Master Servicer shall provide the Rating Agencies and the
Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Mortgage Loan. However, if the subject
Mortgage Loan is a Significant Mortgage Loan or if the terms of the subject
Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the
Master Servicer shall so notify the Rating Agencies and the Controlling Class
Representative and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan documents and applicable law, the Master Servicer shall not execute a defeasance unless (a) the subject Mortgage Loan requires the Mortgagor to pay all Rating
Agency fees associated with defeasance (if Rating Agency confirmation of no
Adverse Rating Event is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (b) the Mortgagor is required to provide or the Master Servicer receives from Independent counsel at the Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse
REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan documents are enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any Mortgage
Loan the applicable Mortgage Loan Seller bears the costs and expenses associated with such defeasance in accordance with

                                     -137-

the terms of the applicable Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the Master Servicer from the related
Mortgagor in respect of such defeasance shall be promptly remitted by the Master
Servicer to the applicable Mortgage Loan Seller.

     Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master
Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i)
through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage
Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the
Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, the Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase defeasance collateral or
(B) prepay the Mortgage Loan, in either case, in accordance with the Servicing
Standard.

     For purposes of this paragraph, a "single purpose entity" shall mean a
Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Mortgage Loans and owning and pledging the related Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

     (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charges in respect of any Mortgage Loan, whether pursuant to
Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such
Default Charges immediately prior to such waiver.

                                      -138-

     (k) Notwithstanding anything to the contrary in this Agreement, neither the
Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager unless it has received prior written confirmation (the cost of which shall be paid by the related
Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in an Adverse Rating Event with respect to any
Mortgaged Property that secures a Significant Mortgage Loan.

     (l) Notwithstanding anything in this Section 3.20 to the contrary:

          (i) the limitations, conditions and restrictions set forth in this
     Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section
     1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Qualified Substitute
     Mortgage Loan, on the related date of substitution); and

          (ii) neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     (m) Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section 3.20 is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and/or the
Master Servicer, and consistent with the Servicing Standard.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly notify the
Trustee, the Special Servicer and the Controlling Class Representative and if
the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special
Servicer with all information, documents (or copies thereof) and records
(including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business
Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special
Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing Transfer Event, the Special Servicer shall collect payments on such Mortgage Loan and make remittances to the Master Servicer in accordance with Section 3.04.

                                     -139-

     Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall immediately give notice thereof to the
Master Servicer and the Controlling Class Representative, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special
Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

     (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File
(with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

     (c) No later than 60 days after a Mortgage Loan becomes a Specially
Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating
Agency, the Trustee, the Master Servicer and the Controlling Class
Representative a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

          (i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

          (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing
     Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

          (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

          (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

          (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

          (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

     If, subject to Section 6.11 of this Agreement, within 10 Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class Representative is entitled to object under Section 6.11, the Controlling Class Representative does not disapprove such Asset Status
Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special
Servicer may not take

                                     -140-

any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11 of this Agreement, as the case may be, the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such
Asset Status Report and deliver to the Controlling Class Representative, the
Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report
as soon as practicable, but in no event later than 30 days after such disapproval.

     The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(c) until the Controlling Class Representative, shall fail to disapprove such revised Asset Status Report in writing within 10
Business Days of receiving such revised Asset Status Report or until the Special
Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related
Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10-Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the
Certificateholders and it has made a reasonable effort to contact the
Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the
Certificateholders pursuant to the Servicing Standard.

     Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the
Certificateholders (other than for a reason which violates the Servicing
Standard, which shall control), then the Special Servicer shall revise such
Asset Status Report as described above in this Section 3.21(c) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. Notwithstanding the foregoing, in the event the
Controlling Class Representative and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage
Loan within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling
Class Representative by the Special Servicer.

     The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report.
The Special Servicer shall not take any action inconsistent with the related
Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

     No direction of the Controlling Class Representative or the majority of the
Certificateholders in connection with any Asset Status Report shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced
Mortgage Loan, applicable law or any provision of this Agreement, including the
Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (x) result in the imposition of a "prohibited

                                     -141-

transaction" or "prohibited contribution" tax under the REMIC Provisions or (y)
expose the Master Servicer, the Special Servicer, the Depositor, any of the
Mortgage Loan Sellers, the Trust Fund, the Trustee or the Fiscal Agent or the
officers and the directors of each party to any claim, suit or liability or (z)
expand the scope of the Master Servicer's, the Trustee's, the Fiscal Agent's or
the Special Servicer's responsibilities under this Agreement.

     SECTION 3.22. Sub-Servicing Agreements.

     (a) Subject to Section 3.22(b), Section 3.22(f) and Section 3.22(g), the
Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing
Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a)
hereof (other than Section 7.01(a)(x) and (xi)) to the extent applicable
(modified to apply to the Sub-Servicer instead of the Master Servicer); (ii)
provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon (1) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the
Master Servicer or the Special Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement (which agreements are indicated on
Exhibit R hereto)) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third-party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Fiscal Agent, the Trust Fund, any successor Master Servicer or
Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section
3.08, Section 3.09 and Section 3.20 hereof without the consent of such Special
Servicer or conduct any sale of a Mortgage Loan or REO Property contemplated by
Section 3.18; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer
(including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially
Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced
Mortgage Loans and shall terminate with respect to any such Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the
Special Servicer will each be solely liable for all fees owed by it to any
Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicer and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this

                                     -142-

Agreement to actions taken or to be taken by the Master Servicer or the Special
Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the
Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d)
and 4.03(d), as applicable, such interest to be allocable between the Master
Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the
Special Servicer each shall be deemed to have received any payment when a
Sub-Servicer retained by it receives such payment. The Master Servicer and the
Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer (which shall not include any Sub-Servicer identified on Exhibit R to this Agreement) after the date of this Agreement.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law. In addition, the
Master Servicer shall use reasonable efforts to ensure that any Sub-Servicer of a MERS Mortgage Loan is registered with MERS if the Master Servicer is not so registered.

     (c) The Master Servicer and the Special Servicer, for the benefit of the
Trustee and the Certificateholders, shall (at no expense to the Trustee, the
Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing
Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master
Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the
Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

     (d) In the event of the resignation, removal or other termination of
KeyCorp Real Estate Capital Markets, Inc. or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if
(but only if) an Event of Default (as defined under such Sub-Servicing
Agreement) has occurred and is continuing, in each case without paying any sub-servicer termination fee.

                                     -143-

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and
the Special Servicer shall remain obligated and liable to the Trustee and the
Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible.

     (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in an Adverse Rating Event or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this section) that represent less than 25%
of the outstanding principal balance of all Specially Serviced Mortgage Loans.
The Special Servicer shall comply with the terms of each such Sub-Servicing
Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

     (g) The Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class Representative.

     SECTION 3.23. Representations and Warranties of Master Servicer and Special
                   Servicer.

     (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor, the Special Servicer and the Fiscal Agent, as of the Closing
Date, that:

          (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Ohio, and the
     Master Servicer is in compliance with the laws of each State in which any
     Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the
     Master Servicer to perform its obligations hereunder.

          (ii) The execution and delivery of this Agreement by the Master
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
     under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the
     Master Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                     -144-

          (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Master
     Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the
     Master Servicer from entering into this Agreement or, in the Master
     Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master
     Servicer, calculated on a consolidated basis.

          (vii) Each officer, director, or employee of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage
     Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by
     Section 3.07(c).

          (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

     (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor, the Master Servicer and the Fiscal Agent, as of the Closing Date,
that:

          (i) The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the
     State of New York, validly existing and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this
     Agreement.

          (ii) The execution and delivery of this Agreement by the Special
     Servicer, and the performance and compliance with the terms of this
     Agreement by the Special Servicer, will not violate the Special Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

          (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                                      -145-

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the
     Special Servicer in accordance with the terms hereof, subject to (A)
     applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B)
     general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special
     Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

          (vi) No litigation is pending or, to the best of the Special
     Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the
     Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
     Special Servicer.

          (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

          (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
     Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (ix) The Special Servicer possesses all insurance required pursuant to
     Section 3.07(c) of this Agreement.

     (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

     SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

     The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Fiscal Agent and the Special Servicer, as of the Closing
Date, that each Sub-Servicing Agreement satisfies the requirements for such
Sub-Servicing Agreements set forth in Section 3.22(a) and the second paragraph of Section 3.22(d) in all material respects.

                                     -146-

     SECTION 3.25. Designation of Controlling Class Representative.

     (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 6.11) or to replace an existing
Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class, (ii) the resignation or removal of the Person acting as
Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the
Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate
Owners) of the Controlling Class that they may select a Controlling Class
Representative. Such notice shall set forth the process for selecting a
Controlling Class Representative, which shall be the designation of the
Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial Controlling Class
Representative shall be Clarion Capital, LLC and no further notice shall be required for such appointment to be effective.

     (b) Within 10 Business Days (or as soon thereafter as practicable if the
Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the
Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the
Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the
Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or
Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Account pursuant to
Section 3.05(a).

     (c) The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Class Principal Balance of the
Controlling

                                     -147-

Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class
Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class, in writing, of the resignation or removal of such Controlling
Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata among such Holders (or Certificate Owners)
according to their respective Percentage Interests in such Class, and not by the
Trust. Notwithstanding the foregoing, if a claim is made against the Controlling
Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class
Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the
Controlling Class Representative.

     SECTION 3.26. Application of Default Charges.

     (a) Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such
Default Charges:

          first, to pay to the Fiscal Agent, the Trustee, the Master Servicer or
     the Special Servicer, in that order, any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage
     Loan or REO Loan, as the case may be;

          second, to reimburse the Trust for any interest on Advances paid to the Fiscal Agent, the Trustee, the Master Servicer or the Special Servicer
     since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which interest was paid from a source other than Default
     Charges collected on such Mortgage Loan or REO Loan, as the case may be;

          third, to pay any outstanding expense incurred by the Special Servicer in connection with inspecting the related Mortgaged Property or REO
     Property, as applicable, pursuant to Section 3.12;

          fourth, to reimburse the Trust for any expenses reimbursed to the
     Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to
     Section 3.12, which expenses were previously paid from a

                                     -148-

     source other than Default Charges collected on such Mortgage Loan or REO
     Loan, as the case may be;

          fifth, to pay the appropriate party for any other outstanding expense
     (exclusive of Special Servicing Fees, Workout Fees and Principal Recovery
     Fees) incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

          sixth, to reimburse the Trust for any other Additional Trust Fund
     Expense (exclusive of Special Servicing Fees, Workout Fees and Principal
     Recovery Fees) paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which
     Additional Trust Fund Expense was paid from a source other than Default
     Charges collected on such Mortgage Loan or REO Loan, as the case may be;
     and

          seventh, to pay any remaining portion of such Default Charges as additional master servicing compensation to the Master Servicer, if such
     Default Charges were collected when the loan was a non-Specially Serviced
     Mortgage Loan, and otherwise to pay any remaining portion of such Default
     Charges as additional special servicing compensation to the Special
     Servicer.

     (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a)
and Section 4.01(b), subject to application pursuant to Section 3.05(a) or
3.05(b) for any items payable out of general collections on the Mortgage Pool.
Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) shall be deemed to offset payments of interest on Advances, costs of property inspections or, except for
Special Servicing Fees, Workout Fees and Principal Recovery Fees, other
Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such interest on Advances, costs of property inspections or, except for Special Servicing Fees, Workout Fees and
Principal Recovery Fees, other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of
Default Charges).

     SECTION 3.27. Controlling Class Representative Contact with Servicer.

     No less often than on a monthly basis, each of the Master Servicer and the
Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Controlling Class
Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the Master Servicer of an agreement substantially in the form of Exhibit I-1).

                                      -149-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I pursuant to Section 4.01(h), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the
Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available
Distribution Amount, as applicable:

          (i) to make distributions of interest to the Holders of the Class A-1,
     Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, from the Loan
     Group 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates in accordance with, all
     Distributable Certificate Interest in respect of each such Class of Senior
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group 2 Available Distribution Amount in an amount equal to all Distributable Certificate Interest in respect of the Class A-1A
     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class XC and Class XP
     Certificates, from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, in an amount equal to, and pro rata as between those Classes of Class X Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2
     Available Distribution Amount is insufficient to pay in full the
     Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates on such Distribution Date, then the entire
     Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior
     Certificates, up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the Distributable Certificate
     Interest in respect of each such Class of Senior Certificates for such
     Distribution Date, and to the extent not previously paid, for all prior
     Distribution Dates, if any;

          (ii) to make distributions of principal, first, to the Holders of the
     Class A-SB Certificates, until the related Class Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution
     Date, and second, to the Holders of the Class A-1 Certificates, the Holders
     of the Class A-2 Certificates, the Holders of the Class A-3 Certificates,
     the Holders of the Class A-SB Certificates and the Holders of the Class A-4
     Certificates, in that order, in each case until the related Class Principal
     Balance is reduced to zero, in an aggregate amount for both clauses first and second above (not to exceed the aggregate of the Class Principal
     Balances of those Classes of Senior Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal
     Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A

                                      -150-

     Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2 Principal Distribution Amount for such Distribution
     Date; provided that, if the portion of the Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the
     Principal Distribution Amount for such Distribution Date, then the Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
     Certificates shall have a prior right, relative to the Holders of the Class
     A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1 Available
     Distribution Amount for such Distribution Date and the Holders of the Class
     A-1A Certificates shall have a prior right, relative to the Holders of the
     Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, to
     receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 2 Available Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the
     Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class P and Class Q
     Certificates has previously been reduced to zero, then distributions of principal will be made to the Holders of the Class A-1, Class A-2, Class
     A-3, Class A-4, Class A-SB and Class A-1A Certificates pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of
     Senior Certificates in accordance with, the Class Principal Balance of each such Class of Senior Certificates outstanding immediately prior to such
     Distribution Date (and without regard to Loan Groups or the Principal
     Distribution Amount for such Distribution Date);

          (iii) after the Class Principal Balance of the Class A-1A Certificates
     has been reduced to zero, to make distributions of principal, first, to the
     Holders of the Class A-SB Certificates, until related Class Principal
     Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to the Class A-SB
     Planned Principal Balance for such Distribution Date, and second, to the
     Holders of the Class A-1 Certificates, the Holders of the Class A-2
     Certificates, the Holders of the Class A-3 Certificates, the Holders of the
     Class A-SB Certificates and the Holders of the Class A-4 Certificates, in
     that order, in each case until the related Class Principal Balance (after taking into account any distributions of principal with respect to those
     Classes of Senior Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, in an aggregate amount (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior Certificates outstanding immediately prior to such
     Distribution Date, reduced by any distributions of principal made with respect to those Classes of Senior Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the Loan Group 2 Principal Distribution Amount for such
     Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

          (iv) after the aggregate of the Class Principal Balances of the Class
     A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates has been reduced to zero, to make distributions of principal to the Holders of the
     Class A-1A Certificates, in an amount (not to exceed the Class Principal
     Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group 1
     Principal Distribution Amount for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1,
     Class

                                     -151-

     A-2, Class A-3, Class A-SB and/or Class A-4 Certificates on such
     Distribution Date pursuant to clause (ii) above;

          (v) to make distributions to the Holders of the Class A-1, Class A-2,
     Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, in an amount equal to, pro rata in accordance with, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

          (vi) to make distributions of interest to the Holders of the Class AJ
     Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (vii) after the Class Principal Balances of the Class A-1, Class A-2,
     Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates have been reduced to zero, to make distributions of principal to the Holders of the
     Class AJ Certificates, in an amount (not to exceed the Class Principal
     Balance of the Class AJ Certificates outstanding immediately prior to such
     Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Sequential Pay
     Certificates pursuant to any prior clause of this Section 4.01(a));

          (viii) to make distributions to the Holders of the Class AJ
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AJ Certificates and not previously reimbursed;

          (ix) to make distributions of interest to the Holders of the Class B
     Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (x) after the Class Principal Balance of the Class AJ Certificates has
     been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal
     Balance of the Class B Certificates outstanding immediately prior to such
     Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Sequential Pay
     Certificates pursuant to any prior clause of this Section 4.01(a));

          (xi) to make distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
     Additional Trust Fund Expenses, if any, previously allocated to the Class B
     Certificates and not previously reimbursed;

          (xii) to make distributions of interest to the Holders of the Class C
     Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     -152-

          (xiii) after the Class Principal Balance of the Class B Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xiv) to make distributions to the Holders of the Class C
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

          (xv) to make distributions of interest to the Holders of the Class D
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvi) after the Class Principal Balance of the Class C Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xvii) to make distributions to the Holders of the Class D
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

          (xviii) to make distributions of interest to the Holders of the Class
     E Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xix) after the Class Principal Balance of the Class D Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xx) to make distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
     Additional Trust Fund Expenses, if any, previously allocated to the Class E
     Certificates and not previously reimbursed;

          (xxi) to make distributions of interest to the Holders of the Class F
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     -153-

          (xxii) after the Class Principal Balance of the Class E Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxiii) to make distributions to the Holders of the Class F
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

          (xxiv) to make distributions of interest to the Holders of the Class G
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxv) after the Class Principal Balance of the Class F Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxvi) to make distributions to the Holders of the Class G
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

          (xxvii) to make distributions of interest to the Holders of Class H
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxviii) after the Class Principal Balance of the Class G Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxix) to make distributions to the Holders of the Class H
     Certificates in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

          (xxx) to make distributions of interest to the Holders of the Class J
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     -154-

          (xxxi) after the Class Principal Balance of the Class H Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxii) to make distributions to the Holders of the Class J
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

          (xxxiii) to make distributions of interest to the Holders of the Class
     K Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxiv) after the Class Principal Balance of the Class J Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxv) to make distributions to the Holders of the Class K
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

          (xxxvi) to make distributions of interest to the Holders of the Class
     L Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxvii) after the Class Principal Balance of the Class K Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxviii) to make distributions to the Holders of the Class L
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

          (xxxix) to make distributions of interest to the Holders of the Class
     M Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     -155-

          (xl) after the Class Principal Balance of the Class L Certificates has
     been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal
     Balance of the Class M Certificates outstanding immediately prior to such
     Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such
     Distribution Date to the Holders of any other Class of Sequential Pay
     Certificates pursuant to any prior clause of this Section 4.01(a));

          (xli) to make distributions to the Holders of the Class M
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

          (xlii) to make distributions of interest to the Holders of the Class N
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xliii) after the Class Principal Balance of the Class M Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xliv) to make distributions to the Holders of the Class N
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

          (xlv) to make distributions of interest to the Holders of the Class P
     Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xlvi) after the Class Principal Balance of the Class N Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xlvii) to make distributions to the Holders of the Class P
     Certificates, in an amount equal to, and in reimbursement of, all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

          (xlviii) to make distributions of interest to the Holders of the Class
     Q Certificates, in an amount equal to all Distributable Certificate
     Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     -156-

          (xlix) after the Class Principal Balance of the Class P Certificates
     has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class
     Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution
     Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential
     Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (l) to make distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and
     Additional Trust Fund Expenses, if any, previously allocated to the Class Q
     Certificates and not previously reimbursed;

          (li) to make distributions to the Holders of the Class R-II
     Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular
     Interests on such Distribution Date pursuant to Section 4.01(h), over (B)
     the aggregate distributions made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (l) above; and

          (lii) to make distributions to the Holders of the Class R-I
     Certificates of the excess, if any, of (A) the Available Distribution
     Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates on such Distribution Date pursuant to clauses (i) through (li) above.

     Distributions in reimbursement of Realized Losses and Additional Trust Fund
Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

     All distributions of interest made in respect of the Class XC and Class XP
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of Accrued Component Interest with respect to such Components for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

     (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts on deposit therein that represent Prepayment
Premiums and/or Yield Maintenance Charges actually collected on the Mortgage
Loans and any REO Loans during the related Collection Period (excluding any portion of such Prepayment Premiums and/or Yield Maintenance Charges applied pursuant to Section 4.01(j) to reimburse one or more Classes of Sequential Pay
Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses
previously allocated to such Classes) and shall be deemed to distribute such
Prepayment Premiums and/or Yield Maintenance Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1-1
(whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge (or remaining portion thereof), as additional yield, as follows:

          (i) first, to the Holders of the respective Classes of Sequential Pay
     Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution
     Date with respect to the Loan Group that includes the prepaid Mortgage Loan or REO Loan, as the case may be, up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amount for each such Class of
     Certificates for

                                     -157-

     such Distribution Date with respect to the subject Prepayment Premium or
     Yield Maintenance Charge, as the case may be; and

          (ii) second, to the Holders of the Class XC and/or XP Certificates, to
     the extent of any remaining portion of the subject Yield Maintenance Charge or Prepayment Premium, as the case may be (excluding any portion of such
     Prepayment Premium and/or Yield Maintenance Charge applied pursuant to
     Section 4.01(j) to reimburse one or more Classes of Sequential Pay
     Certificates in respect of Realized Losses and/or Additional Trust Fund
     Expenses previously allocated to such Classes), as follows:

          (A)  on each Distribution Date up to and including the Distribution
               Date in March 2013, to the Holders of the Class XP Certificates
               in an amount equal to 5% of the remaining portion of the subject
               Yield Maintenance Charge or Prepayment Premium, as the case may be, and to the Holders of the Class XC Certificates in an amount equal to 95% of the remaining portion of the subject Yield
               Maintenance Charge or Prepayment Premium, as the case may be; and

          (B)  on each Distribution Date following the Distribution Date in
               March 2013, to the Holders of the Class XC Certificates in an
               amount equal to 100% of the remaining portion of the subject
               Yield Maintenance Charge or Prepayment Premium, as the case may
               be.

     On each Distribution Date, the Trustee shall withdraw from the Additional
Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Loans and any related
REO Loans and shall distribute such amounts among the Holders of the Class Z
Certificates pro rata in accordance with their respective Percentage Interests of such Class.

     (c) All distributions made with respect to each Class on each Distribution
Date shall be allocated pro rata among the outstanding Certificates in such
Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each
Distribution Date shall be made to the Certificateholders of the respective
Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent
Distribution Dates), or otherwise by check mailed to the address of such
Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized
Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate

                                     -158-

Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class
R-II Certificates.

     (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the
Special Servicer or the Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of
Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

     (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

     (f) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, no later than five days after the related
Determination Date, mail to each Holder of record on such date of such Class of
Certificates a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the
     Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after such
     Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time

                                      -159-

specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

     (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the
Trustee reasonably believes are applicable under the Code. The Certificate
Registrar shall promptly provide the Trustee with any IRS Form W-9 or W-8
(including Form W-8ECI, W-8BEN or W-IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders.

     (h) All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(i), 4.01(j) or Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its
Corresponding REMIC I Regular Interest(s) set forth in the Preliminary Statement hereto. All distributions made in respect of either Class of Class X
Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's
Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and
Additional Trust Fund Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular
Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the
case may be, in respect of such REMIC I Regular Interest; provided, however, that, if any Class of Sequential Pay Certificates has more than one
Corresponding REMIC I Regular Interest, then deemed distributions of principal made on such Corresponding REMIC I Regular Interests on any Distribution Date
shall be allocated to them in ascending numeric order (i.e., from lowest number to highest number) of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC I Regular Interests, in each case up to an amount equal to the REMIC I Principal Balance of the subject
Corresponding REMIC I Regular Interest outstanding immediately prior to such
Distribution Date (such that no deemed distributions of principal will be made on any such Corresponding REMIC I Regular Interest until the REMIC I Principal
Balance of each other such Corresponding REMIC I Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full)
(for example, distributions of principal with respect to the Class A-1
Certificates shall be deemed to have first been distributed from REMIC I to
REMIC II in respect of REMIC I Regular Interest LA-1-1 until its REMIC I
Principal Balance is reduced to zero, then to

                                      -160-

REMIC I Regular Interest LA-1-2 until its REMIC I Principal Balance is reduced to zero, then to REMIC I Regular Interest LA-1-3 until its REMIC I Principal
Balance is reduced to zero, then to then to REMIC I Regular Interest LA-1-4 until its REMIC I Principal Balance is reduced to zero, and then to REMIC I
Regular Interest LA-1-5); and provided, further, that, with respect to reimbursements of previously allocated Realized Losses and Additional Trust Fund
Expenses in respect of any Class of Sequential Pay Certificates that has more than one Corresponding REMIC I Regular Interest, such corresponding distribution shall be deemed to be a distribution with respect to all of the Corresponding
REMIC I Regular Interests for such Class, allocated pro rata based on their respective amounts of previously unreimbursed Realized Losses and Additional
Trust Fund Expenses (for example, with respect to Realized Losses and Additional
Trust Fund Expenses previously allocated to the Class A-1 Certificates, such corresponding distribution shall be deemed to be a distribution with respect to
REMIC I Regular Interest LA-1-1, REMIC I Regular Interest LA-1-2, REMIC I
Regular Interest LA-1-3, REMIC I Regular Interest LA-1-4 and REMIC I Regular
Interest LA-1-5, allocated pro rata based on their respective amounts of previously unreimbursed Realized Losses and Additional Trust Fund Expenses).

     (i) On each Distribution Date, the Trustee shall withdraw amounts from the
Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the
Holders of the Sequential Pay Certificates (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such
Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve
Account shall be distributed to the Class R-I Certificateholders.

     (j) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account an amount equal to any Prepayment Premium and/or Yield
Maintenance Charge that was received in respect of a Specially Serviced Mortgage
Loan during the related Collection Period to the extent that Realized Losses and/or Additional Trust Fund Expenses had been allocated to one or more Classes of Sequential Pay Certificates pursuant to Section 4.04 and had not been previously reimbursed, and the Trustee shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all such Realized Losses and Additional Trust Fund Expenses, if any,
previously deemed allocated to them and remaining unreimbursed after application of the Available Distribution Amount for such Distribution Date and the amounts on deposit in the Gain-on-Sale Reserve Account. Any such amounts paid from the
Distribution Account will not reduce the Certificate Principal Balances of the
Classes receiving such distributions.

     SECTION 4.02. Statements to Certificateholders.

     (a) On each Distribution Date, the Trustee shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the
Master Servicer, the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a
"Distribution Date Statement"), as to the distributions made on such
Distribution Date, based solely on information provided to it by the Master
Servicer and the Special

                                     -161-

Servicer. Each Distribution Date Statement shall be in the form set forth on
Exhibit N hereto and, in any event, shall set forth:

          (i) the amount of the distribution on such Distribution Date to the
     Holders of each Class of Sequential Pay Certificates in reduction of the
     Class Principal Balance thereof;

          (ii) the amount of the distribution on such Distribution Date to the
     Holders of each Class of Regular Certificates allocable to Distributable
     Certificate Interest;

          (iii) the amount of the distribution on such Distribution Date to the
     Holders of each Class of Regular Certificates allocable to Prepayment
     Premiums and/or Yield Maintenance Charges;

          (iv) the amount of the distribution on such Distribution Date to the
     Holders of each Class of Sequential Pay Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

          (v) the Available Distribution Amount for such Distribution Date;

          (vi) (a) the aggregate amount of P&I Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, for such
     Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the entire
     Mortgage Pool, and with respect to each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master
     Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed
     P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing
     Advances with respect to the entire Mortgage Pool, and with respect to each
     Loan Group, as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool and of each Loan Group outstanding as of the close of business on the related
     Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

          (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
     Mortgage Loans as of the close of business on the related Determination
     Date;

          (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal
     Balance (immediately after such Distribution Date) of Mortgage Loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than
     89 days, (D) as to which foreclosure proceedings have been commenced, and
     (E) to the actual knowledge of the Master Servicer or Special Servicer, in bankruptcy proceedings;

                                     -162-

          (xi) as to each Mortgage Loan referred to in the preceding clause (x)
     above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

          (xii) with respect to any Mortgage Loan as to which a Liquidation
     Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation
     Proceeds and other amounts received in connection with such Liquidation
     Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related
     Collection Period, (A) the loan number of the related Mortgage Loan, (B)
     the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest and Distributable Certificate
     Interest in respect of each Class of Regular Certificates for such
     Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each
     Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount, the Loan Group 1 Principal
     Distribution Amount and the Loan Group 2 Principal Distribution Amount for
     such Distribution Date, in each case separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection
     Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

          (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

          (xix) the aggregate of all Realized Losses and Additional Trust Fund
     Expenses that were allocated on such Distribution Date;

          (xx) the Class Principal Balance, Class XC Notional Amount or Class XP
     Notional Amount, as applicable, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution
     Date, separately identifying any reduction therein due to the allocation of
     Realized Losses and Additional Trust Fund Expenses on such Distribution
     Date;

          (xxi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

                                     -163-

          (xxii) the aggregate amount of interest on P&I Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master
     Servicer, the Trustee and the Fiscal Agent during the related Collection
     Period in accordance with Section 4.03(d);

          (xxiii) the aggregate amount of interest on Servicing Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the
     Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
     during the related Collection Period in accordance with Section 3.03(d);

          (xxiv) the aggregate amount of servicing compensation paid to the
     Master Servicer and the Special Servicer during the related Collection
     Period;

          (xxv) the loan number for each Required Appraisal Mortgage Loan and any related Appraisal Reduction Amount as of the related Determination
     Date;

          (xxvi) the original and then current credit support levels for each
     Class of Regular Certificates;

          (xxvii) the original and then current ratings known to the Trustee for each Class of Regular Certificates;

          (xxviii) the aggregate amount of Prepayment Premiums and Yield
     Maintenance Charges collected during the related Collection Period;

          (xxix) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation; and

          (xxx) the amounts, if any, actually distributed with respect to the
     Class Z Certificates, the Class R-I Certificates and the Class R-II
     Certificates, respectively, on such Distribution Date.

     In the case of information to be furnished pursuant to clauses (i) through
(iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), (xxiv) and (xxix) above, insofar as the underlying information is solely within the control of the
Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

     The Trustee may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion
(without suggesting liability on the part of any other party hereto).

     On each Distribution Date, the Trustee shall make available via its
Internet Website the information specified in Section 3.15(b) to the Persons specified therein. Absent manifest error, none of the Master Servicer or the
Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as

                                     -164-

applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the Trustee, the Master Servicer or the Special
Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

     Within a reasonable period of time after the end of each calendar year, the
Trustee shall send to each Person who at any time during the calendar year was a
Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i),
(ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

     If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the
Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

     The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master
Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     (b) In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may, absent bad faith, conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer.

     SECTION 4.03. P&I Advances; Reimbursement of P&I Advances and Servicing
                   Advances.

     (a) On or before 2:00 p.m. (New York City time), on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master

                                     -165-

Servicer may also make P&I Advances in the form of any combination of clauses
(i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m. (New York City time), on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite
Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to the facsimile number set forth in Section 11.05 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m. (New York City time), on such P&I Advance Date. If the Trustee does not receive the full amount of such
P&I Advances by 10:00 a.m. (New York City time), on the related Distribution
Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than
11:00 a.m., or if the Trustee fails the Fiscal Agent shall, no later than 12:00
p.m. (New York City time), on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master
Servicer on such P&I Advance Date, and (ii) with respect to the Master Servicer, the provisions of Sections 7.01 and 7.02 shall apply.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent in respect of the Mortgage Pool for any
Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Periodic
Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans
(including, without limitation, Balloon Loans delinquent as to their respective
Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related
Determination Date; provided that: (x) if the Periodic Payment on any Mortgage
Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section
3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if any Mortgage Loan or REO Loan is a Required
Appraisal Mortgage Loan as to which it is determined that an Appraisal Reduction
Amount exists, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution
Date for so long as such Appraisal Reduction Amount exists, the Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan or REO Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the
P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Mortgage Loan or REO Loan, as the case may be, for the related Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related
Appraisal Reduction Amount, if any, and the denominator of which is equal to

                                     -166-

the Stated Principal Balance of that Mortgage Loan or REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated
Advance in respect thereof) that it has made constitutes a Nonrecoverable P&I
Advance or that any proposed P&I Advance, if made, would constitute a
Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Collection Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an
Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged
Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing
Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution
Date, the Special Servicer shall report to the Master Servicer, the Trustee and the Fiscal Agent the Special Servicer's determination as to whether any P&I
Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially
Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master
Servicer, the Trustee and the Fiscal Agent shall be entitled to conclusively rely on, and shall act in accordance with, such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable
Advance (and the Trustee and the Fiscal Agent shall rely on the Master
Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the
Master Servicer or the Special Servicer that such P&I Advance would be a
Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the
Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a
Nonrecoverable Advance. The Trustee, the Fiscal Agent and the Special Servicer,
in determining whether or not a P&I Advance previously made is, or a proposed
P&I Advance, if made, would be, a Nonrecoverable Advance, shall each be subject to the standards applicable to the Master Servicer hereunder.

     (d) In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance out of the Collection Account pursuant to
Section 3.05(a), subject to the following sentence, the Master Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the
Reimbursement Rate in effect from time to time, accrued on the amount of such
P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Mortgage Loan or REO Loan during the
Collection Period in which such reimbursement is made, then from general collections on the Mortgage Loans then on deposit in the Collection Account;
provided, however, that no interest shall accrue on any P&I Advance made with respect to a Mortgage Loan if the related Periodic Payment is received on or prior to the Due Date of such Mortgage Loan, prior to the expiration of any applicable

                                     -167-

grace period or prior to the related P&I Advance Date. Subject to Section
4.03(e), the Master Servicer shall reimburse itself, the Trustee or the Fiscal
Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the
Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

     (e) Upon the determination that a previously made Advance is a
Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer, the Trustee or the Fiscal Agent,
as applicable, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable
Advance during the one-month Collection Period ending on the then-current
Determination Date. If the Master Servicer (or the Trustee or the Fiscal Agent)
makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection
Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by the Master
Servicer (or the Trustee or the Fiscal Agent) to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month
Collection Period ending on the related Determination Date for any Distribution
Date, the Master Servicer (or the Trustee or the Fiscal Agent) shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular
Nonrecoverable Advance or portion thereof until the end of such Collection
Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this
Agreement that apply once such an election, if any, has been made. Any election by the Master Servicer (or the Trustee or the Fiscal Agent) to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Trustee or the Fiscal Agent)
any obligation to make such an election (or any entitlement in favor of any
Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee or the Fiscal Agent) to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon).
Any such election by the Master Servicer, the Trustee or the Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other
Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the
Master Servicer, the Trustee, the Fiscal Agent or the other parties to this
Agreement shall have any liability to one another or to any of the
Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the Master Servicer, constitute a violation of the Servicing
Standard nor, with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to the Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the Master

                                     -168-

Servicer, the Trustee or the Fiscal Agent the right to defer reimbursement of a
Nonrecoverable Advance to the extent that principal collections then available in the Collection Account are sufficient to reimburse such Nonrecoverable
Advances pursuant to Section 3.05(a)(vii).

     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
Expenses.

     (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective
Classes of Sequential Pay Certificates as follows the aggregate of all Realized
Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a)
on any prior Distribution Date, but only to the extent that (i) the aggregate
Certificate Principal Balance of the Sequential Pay Certificates as of such
Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate
Stated Principal Balance of, and any Unliquidated Advances with respect to, the
Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, sequentially, to the Class Q, Class P, Class N, Class M, Class L,
Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B
and Class AJ Certificates, in that order, in each case until the remaining Class
Principal Balance thereof has been reduced to zero; and then, pro rata (based on remaining Class Principal Balances) to the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4 and Class A-1A Certificates until the Class Principal
Balances thereof are reduced to zero. Any allocation of Realized Losses and
Additional Trust Fund Expenses to a Class of Sequential Pay Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any,
allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if
any, that have not been allocated to the Sequential Pay Certificates as of the
Distribution Date on which the aggregate Certificate Principal Balance of the
Sequential Pay Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

     If and to the extent any Nonrecoverable Advances (and/or interest thereon)
that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Loan, then, on the
Distribution Date immediately following the Collection Period in which such recovery occurs, the respective Class Principal Balances of any Classes of
Sequential Pay Certificates to which there has been allocated unreimbursed
Realized Losses and/or Additional Trust Fund Expenses shall be increased, in the reverse order in which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution
Date; provided, however, that, in any case, the Class Principal Balance of any such Class of Sequential Pay Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund
Expenses previously allocated thereto (which unreimbursed Realized Losses and
Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective Classes of Sequential
Pay Certificates on any Distribution Date shall not exceed the excess, if any, of (1) the aggregate Stated Principal Balance of, and all Unliquidated Advances
with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the Class Principal
Balances of the respective Classes of Sequential Pay Certificates outstanding

                                     -169-

immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. If the
Class Principal Balance of any Class is so increased, the amount of unreimbursed
Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such Class shall be decreased by such amount.

     To the extent the Class Principal Balance of a Class of Sequential Pay
Certificates is increased pursuant to the second paragraph of this Section
4.04(a), the REMIC I Principal Balance (or, if applicable, the aggregate REMIC I
Principal Balance) of the Corresponding REMIC I Regular Interest(s) shall also be so increased; provided that, with respect to any Class of Sequential Pay
Certificates that has more than one Corresponding REMIC I Regular Interest, the application of such additions to the REMIC I Principal Balances of the
Corresponding REMIC I Regular Interests for such Class shall be made in descending or reverse numeric order based on the last number of their respective alphanumeric designations, in each case up to the amount of the unreimbursed
Realized Losses and/or Additional Trust Fund Expenses previously allocated to the subject Corresponding REMIC I Regular Interest (for example, with respect to the Class A-1 Certificates, the application of such additions to the REMIC I
Principal Balances of REMIC I Regular Interests LA-1-1, LA-1-2, L-A-1-3, LA-1-4
and LA-1-5 shall be allocated: first, to REMIC I Regular Interest LA-1-5 up to the amount of the unreimbursed Realized Losses and/or Additional Trust Fund
Expenses previously allocated to it; second, to REMIC I Regular Interest LA-1-4 up to the amount of the unreimbursed Realized Losses and/or Additional Trust
Fund Expenses previously allocated to it; third, to REMIC I Regular Interest
LA-1-3 up to the amount of the unreimbursed Realized Losses and/or Additional
Trust Fund Expenses previously allocated to it; fourth, to REMIC I Regular
Interest LA-1-2 up to the amount of the unreimbursed Realized Losses and/or
Additional Trust Fund Expenses previously allocated to it; and then, to REMIC
Regular Interest LA-1-1). If the REMIC I Principal Balance of any REMIC I
Regular Interest is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such REMIC I
Regular Interest shall be decreased by such amount.

     (b) If the Class Principal Balance of any Class of Sequential Pay
Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of such Class' Corresponding REMIC I Regular
Interest (or, if applicable, the aggregate REMIC I Principal Balance of such
Class' Corresponding REMIC I Regular Interests) shall be deemed to have first been reduced by the exact same amount. If a Class of Sequential Pay Certificates has two or more Corresponding REMIC I Regular Interests, then the respective
REMIC I Principal Balances of such Corresponding REMIC I Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC I
Regular Interests pursuant to Section 4.01(h), such that no reduction shall be made in the REMIC I Principal Balance of any such Corresponding REMIC I Regular
Interest pursuant to this Section 4.04(b) until the REMIC I Principal Balance of each other such Corresponding REMIC I Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero
(for example, with respect to the Class A-1 Certificates, each such reduction shall be allocated to first to REMIC I Regular Interest LA-1-1 until its REMIC I
Principal Balance is reduced to zero, then to REMIC I Regular Interest LA-1-2 until its REMIC I Principal Balance is reduced to zero, then to REMIC I Regular
Interest LA-1-3 until its REMIC I Principal Balance is reduced to zero, then to
REMIC I Regular Interest LA-1-4 until its REMIC I Principal Balance is reduced to zero, and then to REMIC I Regular Interest LA-1-5).

                                      -170-

     SECTION 4.05. Calculations.

     The Trustee shall, provided it receives the necessary information from the
Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

     SECTION 4.06. Use of Agents.

     The Master Servicer, the Trustee or the Fiscal Agent may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Trustee or the Fiscal Agent from any of such obligations or liabilities, and the Master Servicer, the
Trustee or the Fiscal Agent, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master
Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                     -171-

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8, as applicable;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal
Balances or initial Certificate Notional Amounts, as the case may be, as of the
Closing Date of not less than $25,000 in the case of the Registered Certificates
(or, in the case of the Class XP Certificates, not less than $100,000) and not less than $100,000 in the case of Non-Registered Certificates (other than the
Residual Certificates and the Class Z Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II
Certificates will be issuable in minimum Percentage Interests of 10%. The Class
Z Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at LaSalle
Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--Merrill
Lynch Mortgage Investors Inc., Commercial Mortgage Pass-Through Certificates,
Series 2005-MKB2) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided.

                                     -172-

The Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Master Servicer, the Special Servicer and (if the Trustee is not
the Certificate Registrar) the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate
Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the
Certificate Registrar as to the information set forth in the Certificate
Register.

     Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such
Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

     (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

     If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such
Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated
or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the
Class R-I, Class R-II or Class Z Certificates, as Exhibit E-2B; or (ii) an
Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class R-I, Class R-II or Class Z Certificates, an Institutional
Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the
Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the
REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If a Transfer of any interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any
interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit E-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under

                                      -173-

the Securities Act. Except as provided in the following paragraph, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

     Notwithstanding the foregoing, any interest in a Rule 144A Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A
Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchasers, the Trustee,
the Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC
Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     (c) No Transfer of a Certificate or any interest therein shall be made (i)
to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. The foregoing sentence notwithstanding, no Transfer of the Class R-I and R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.
Except in connection with the initial issuance of the Non-Registered

                                     -174-

Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or
any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the
Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates
shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of the Class R-I and
Class R-II Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) alternatively, but only in the case of a
Non-Registered Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule
501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any
Mortgage Loan Seller, the Master Servicer, the Special Servicer, any
Sub-Servicer, the Fiscal Agent, any Exemption-Favored Party or any Mortgagor
with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the
Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class R-I and Class R-II Certificates, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive Non-Registered Certificates) and
Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have

                                     -175-

irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition.
The rights of each Person acquiring any Ownership Interest in a Residual
Certificate are expressly subject to the following provisions:

     (A)  Each Person holding or acquiring any Ownership Interest in a Residual
          Certificate shall be a Permitted Transferee and shall promptly notify the REMIC Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

     (B)  In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual
          Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer
          Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a
          Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed
          Transfer as a nominee, trustee or agent for any Person that is not a
          Permitted Transferee, that for so long as it retains its Ownership
          Interest in a Residual Certificate, it will endeavor to remain a
          Permitted Transferee and that it has reviewed the provisions of this
          Section 5.02(d) and agrees to be bound by them.

     (C)  Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

     (D)  Each Person holding or acquiring any Ownership Interest in a Residual
          Certificate shall agree (1) to require a Transfer Affidavit and
          Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Certificate and
          (2) not to Transfer its Ownership Interest in such Residual
          Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit G-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

     (E)  Each Person holding or acquiring an Ownership Interest in a Residual
          Certificate, by purchasing such Ownership Interest, agrees to give the
          REMIC Administrator and the Trustee written notice that it is a
          "pass-through interest holder" within the meaning of temporary
          Treasury regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is,
          or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

                                     -176-

          (ii) (A) If any purported Transferee shall become a Holder of a
     Residual Certificate in violation of the provisions of this Section
     5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual
     Certificate. None of the Depositor, the Trustee or the Certificate
     Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
     Section 5.02(d) or for making any payments due on such Certificate to the
     Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B) If any purported Transferee shall become a Holder of a Residual
     Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause
     (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such
     Residual Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of the Trustee's exercise of such discretion. Such purported
     Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

          (iii) The REMIC Administrator shall make available to the Internal
     Revenue Service and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership
     Interest in a Residual Certificate to any Person who is a Disqualified
     Organization, including the information described in Treasury Regulations
     Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a
     Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The
     Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii) and Section
     10.01(g)(i).

          (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

          (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such
               provisions will not cause an Adverse Rating Event; and

          (B)  an Opinion of Counsel, in form and substance satisfactory to the
               Trustee and the REMIC Administrator, obtained at the expense of the party seeking such modification of, addition to or
               elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust Fund), to the
               effect that doing so will not (1) cause REMIC I

                                      -177-

               or REMIC II to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual
               Certificate to a Person which is not a Permitted Transferee, or
               (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a
               Residual Certificate to a Person that is not a Permitted
               Transferee.

     (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate
Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

     (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

     (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (i) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

     (k) Upon request, the Certificate Registrar shall provide to the Master
Servicer, the Special Servicer and the Depositor notice of each transfer of a
Certificate and shall provide to each such Person with an updated copy of the
Certificate Register.

     SECTION 5.03. Book-Entry Certificates.

     (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section

                                     -178-

5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such
Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such
Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section
5.02(b), shall not be entitled to definitive, fully registered Certificates
("Definitive Certificates") in respect of such Ownership Interests. The Class
XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P and Class Q Certificates initially sold to Qualified
Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the
Depository and registered in the name of Cede & Co. as nominee of the
Depository. All Transfers by Certificate Owners of their respective Ownership
Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

     (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor
and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the
Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry
Certificates, the Certificate Registrar shall notify all affected Certificate
Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as

                                     -179-

Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate or any Subordinated
Certificate) which interests are transferable through the book-entry facilities of the Depository.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this Section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05. Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar
and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                     -180-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

     SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

     SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master
                   Servicer or Special Servicer.

     Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

     The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any
Person resulting from any merger or consolidation to which the Depositor, the
Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the
Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in an Adverse Rating Event and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

     SECTION 6.03. Limitation on Liability of the Depositor, the Master
                   Servicer, the Special Servicer and Others.

     (a) None of the Depositor, the Master Servicer, the Special Servicer nor
any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the
Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the Depositor, the
Master Servicer, the Special Servicer or any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the Trustee, the
Certificateholders or any other Person for the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad

                                      -181-

faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master
Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

     The Depositor, the Master Servicer, the Special Servicer, and any
Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the
Trust Fund out of the Collection Account or the Distribution Account, as
applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing
Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law.

     (b) None of the Depositor, the Master Servicer or the Special Servicer
shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, the Master Servicer or the
Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Account as provided by Section 3.05(a).

     In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

     (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee and any Affiliate,
director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicer and the
Special Servicer may consult with counsel, and any written advice or Opinion of
Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it

                                      -182-

hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters,
(ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

     The Trustee shall immediately notify the Master Servicer or the Special
Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special
Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this
Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

     The Depositor shall immediately notify the Master Servicer or the Special
Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

     The Depositor agrees to indemnify the Master Servicer, the Special Servicer and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby.
The indemnification provided herein shall survive the termination of this
Agreement.

     The Trustee agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of

                                     -183-

them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Master Servicer or the Special
Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

     SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

     The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time, provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

     Consistent with the foregoing, neither the Master Servicer nor the Special
Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip) to any other
Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special
Servicer are transferred to a successor thereto, the Master Servicing Fee
(except as expressly contemplated by Section 3.11(a)), the Special Servicing
Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c))
and/or any Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

                                      -184-

     SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer
                   and the Special Servicer.

     The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master
Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

     SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate
                   with Trustee.

     The Depositor, the Master Servicer and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

     SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with
                   Master Servicer.

     The Depositor, the Special Servicer and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master
Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                   Special Servicer.

     The Depositor, the Master Servicer, and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special
Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.09. Designation of Special Servicer by the Controlling Class.

     The Holder or Holders (or, in the case of Book-Entry Certificates, the
Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special

                                     -185-

Servicer hereunder and to replace any existing Special Servicer or any Special
Servicer that has resigned or otherwise ceased to serve as Special Servicer;
provided that such Holder or Holders (or such Certificate Owner or Certificate
Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of
Default. Such Holder or Holders (or such Certificate Owner or Certificate
Owners, as the case may be) of the Certificates evidencing a majority of the
Voting Rights allocated to the Controlling Class shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master
Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit H-1. If such Holder or Holders (or such Certificate
Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the
Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event. The appointment of such designated Person as
Special Servicer shall also be subject to receipt by the Trustee of (1) an
Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel
(at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this
Agreement, that upon the execution and delivery of the Acknowledgment of
Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement
Special Servicer in effecting the termination of the resigning Special
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection Account or the
applicable REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

     SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                   Certificate.

     The Master Servicer or an Affiliate of the Master Servicer or the Special
Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any
Certificate with (except as set forth in the definition of "Certificateholder")
the same rights it would have if it were not the Master Servicer or the Special
Servicer or an Affiliate thereof. If, at any time during which the Master
Servicer or the Special Servicer or an Affiliate of the Master Servicer or the
Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate,
Certificate Owner with respect to) any Certificate, the Master Servicer or the
Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in

                                     -186-

the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the
Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b)
identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the
Master Servicer or the Special Servicer, as appropriate, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the
Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all
Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its
Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the
Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing
Standard. The Trustee shall be entitled to reimbursement from the Master
Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

     SECTION 6.11. The Controlling Class Representative.

     (a) Subject to Section 6.11(b), the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Mortgage Loans and any REO
Properties, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take (or permit the Master Servicer to take) any of the following actions with respect to the Mortgage Loans and any REO Properties as to which the Controlling Class Representative has objected in writing within 10
Business Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 Business
Day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come or have come into and continue in default;

          (ii) any modification or consent to a modification of a material term of a Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii) below), including the timing of payments or a modification consisting of the extension of the maturity date of a Mortgage Loan;

          (iii) any proposed sale of any Defaulted Mortgage Loan or any REO
     Property (other than in connection with the termination of the Trust Fund or, in the case of a Defaulted Mortgage Loan, pursuant to Section 3.18) for less than the Purchase Price of the subject Defaulted Mortgage Loan or related REO Loan, as applicable;

                                     -187-

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

          (v) any release of material real property collateral for any Mortgage
     Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or (B) upon satisfaction of that Mortgage Loan;

          (vi) any acceptance of substitute or additional real property collateral for any Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
     Representative will be required);

          (vii) any waiver of a due-on-sale or due-on-encumbrance clause in any
     Mortgage Loan;

          (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Mortgage Loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class Representative will be required);

          (ix) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property
     (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class
     Representative will be required);

          (x) any determination that an insurance-related default in respect of a Mortgage Loan is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

          (xi) any waiver of insurance required under the related Mortgage Loan documents for a Mortgage Loan (except as contemplated in clause (x) above);

provided that, with respect to any Mortgage Loan (other than a Specially
Serviced Mortgage Loan), the 10 Business Days within which the Controlling Class
Representative must object to any such action shall not exceed by more than five
Business Days the 10 Business Day period the Special Servicer has to object to the Master Servicer taking such action as set forth in Sections 3.02, 3.08 and
3.20.

     In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

     (b) Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling Class
Representative, contemplated by Section 6.11(a) or any other section of this
Agreement, may (i) require or cause the Master Servicer or the Special Servicer to violate any applicable law, the terms of any Mortgage Loan, any provision of this Agreement, including without limitation the Master Servicer's or the
Special Servicer's obligation to act in accordance with the Servicing Standard or the Mortgage Loan documents for any Mortgage Loan, (ii)

                                     -188-

result in an Adverse REMIC Event with respect to REMIC I or REMIC II or otherwise violate the REMIC Provisions or result in an Adverse Grantor Trust
Event or have adverse tax consequences for the Trust Fund, (iii) expose the
Depositor, the Master Servicer, the Special Servicer, the Trust Fund, the
Trustee, the Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any material claim, suit or liability, (iv)
materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the Master Servicer or the Special
Servicer to act, or fail to act, in a manner which violates the Servicing
Standard. The Master Servicer and the Special Servicer shall disregard any action, direction or objection on the part of the Controlling Class
Representative that would have any of the effects described in clauses (i)
through (v) of the prior sentence.

     The Special Servicer shall not be obligated to seek approval from the
Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Specially Serviced
Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

     (c) The Controlling Class Representative will have no duty or liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the
Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the
Controlling Class, that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                                     -189-

                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Collection
     Account any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

          (ii) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account or any other account maintained by the Trustee hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. (New York City time) on the Business Day following the date on which the remittance was required to be made, provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the
     Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

          (iii) any failure by the Special Servicer to deposit into the applicable REO Account or to deposit into, or to remit to the Master
     Servicer for deposit into, the Collection Account, any amount required to be so deposited or remitted by it under this Agreement, provided, however, that the failure to deposit or remit such amount shall not be an Event of
     Default if such failure is remedied within one Business Day and in any event on or prior to the related P&I Advance Date; or

          (iv) any failure by the Master Servicer to timely make any Servicing
     Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.03(c); or

          (v) any failure on the part of the Master Servicer or the Special
     Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the
     Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the
     Voting Rights, provided that with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special
     Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                                     -190-

          (vi) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
     Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the
     Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the
     Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the
     Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an Officer's
     Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

          (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay; or

          (viii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (x) Moody's has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (2) placed one or more
     Classes of the Certificates on "watch status" (and such "watch status"
     placement shall not have been withdrawn by Moody's within 60 days thereof)
     and, in the case of either clauses (1) or (2), cited servicing concerns with the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

          (xi) the Master Servicer or the Special Servicer, as the case may be, is removed from S&P's approved master servicer list or approved special servicer list, as the case

                                     -191-

     may be, and the Master Servicer or Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom;

     (b) If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the
Trustee may, and at the written direction of the Controlling Class
Representative or the Holders of Certificates entitled to at least 25% of the
Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party
(with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this
Agreement and in and to the Trust Fund, other than its rights, if any, as a
Certificateholder hereunder; provided that the Master Servicer and the Special
Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination;
and provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by the Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or
any other replacement Master Servicer. From and after the receipt by the
Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the
Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the
Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the
Trustee or a successor Master Servicer or Special Servicer to assume the Master
Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master
Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5
Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Collection Account, the Distribution Account, a
Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting
Party) or that are thereafter received by or on behalf of it with respect to any
Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an
REO Account, the Collection Account, a Servicing Account or a Reserve Account or
delivered to the Master Servicer (if the Special Servicer is the Defaulting
Party) or that are thereafter received by or on behalf of it with respect to any
Mortgage Loan or REO Property. Any costs or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee
pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the

                                     -192-

extent that the Defaulting Party has not reimbursed such costs and expenses, the
Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section
7.01, the Trustee shall, unless a successor is appointed pursuant to Section
6.04 or 6.09, be the successor in all respects to the Master Servicer or the
Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special
Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master
Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(subject to Section 3.11(a) with respect to the Excess Servicing Strip).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating
Agencies, or if either the Controlling Class Representative or the Holders of
Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02
(including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the
Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above,

                                     -193-

the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each
Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may (subject to Section
3.11(a) with respect to the Excess Servicing Strip) make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO
Properties as it and such successor shall agree, subject to the terms of this
Agreement; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special
Servicer pursuant to Section 7.01, any appointment of a successor to the Master
Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the
Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor, all Certificateholders and the Rating Agencies of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

     The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses
(i), (ii), (iii), (x) or (xi) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any
Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of
Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial,

                                     -194-

administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                     -195-

                                  ARTICLE VIII

                   CONCERNING THE TRUSTEE AND THE FISCAL AGENT

     SECTION 8.01. Duties of Trustee

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the
Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the
Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the
Special Servicer, and accepted by the Trustee, in good faith, pursuant to this
Agreement.

     (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this
     Agreement; and

                                     -196-

          (iv) The protections, immunities and indemnities afforded to the
     Trustee hereunder shall also be available to it in its capacity as
     Authenticating Agent, Certificate Registrar, REMIC Administrator and
     Custodian.

     SECTION 8.02. Certain Matters Affecting Trustee.

     Except as otherwise provided in Section 8.01 and Article X:

          (i) the Trustee may, in the absence of bad faith or negligence on the part of the Trustee, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's
     Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or
     10.02, the Trustee, shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
     Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this

                                     -197-

     Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

          (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

          (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this
     Agreement or under applicable law with respect to any transfer of any
     Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of
     Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this
     Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

     Whenever in the administration of the provisions of this Agreement the
Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the
Trustee, be deemed to be conclusively proved and established by an Officer's
Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the
Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

     SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15, the
statements attributed to the Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and neither the
Trustee nor the Fiscal Agent assumes any responsibility for their correctness.
Except as set forth in Section 8.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document or of MERS or the MERS(R) System. The Trustee and the Fiscal
Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account

                                     -198-

by or on behalf of the Depositor, the Master Servicer or the Special Servicer.
The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the
Special Servicer, and accepted by the Trustee in good faith, pursuant to this
Agreement.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee, the Fiscal Agent or any agent of the Trustee or the Fiscal
Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

     (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the
Trustee hereunder. Except as contemplated by Section 3.06, the Trustee Fee
(which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee, affiliate, agent or
"control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the
Trust Fund out of the Collection Account against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master
Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein, provided that such expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that neither the Trustee, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1)
any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately addressed herein) or allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the
United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising

                                      -199-

or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least "A+" from S&P and "Aa3" from
Moody's or an entity that has a fiscal agent with such ratings, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.
In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the
Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as no Adverse
Rating Event occurs as a result of the Trustee's continuing in such capacity.
The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special
Servicer, any sub-servicer, the Depositor, or any obligor with respect to
Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Mortgage Loans as of the date of the initial issuances of the
Certificates or any "Affiliate" (as such term is defined in Section III of PTE
2000-58) of any such person.

     SECTION 8.07. Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master
Servicer, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the
Certificateholders. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the
Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation

                                     -200-

therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special
Servicer and the Certificateholders by the Depositor.

     (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such
Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the
Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special
Servicer and the remaining Certificateholders by the successor trustee so appointed.

     (d) In the event that the Trustee is terminated or removed pursuant to this
Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

     (e) Any resignation or removal of the Trustee and appointment of a successor trustee, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee, as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the
Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

                                     -201-

     SECTION 8.09. Merger or Consolidation of Trustee.

     Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the
Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master
Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or

                                     -202-

co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each
Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage
Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller.
Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third-party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as
Custodian, the Trustee agrees to act in such capacity in accordance herewith.
The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

     SECTION 8.12. Appointment of Authenticating Agents.

     (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any

                                     -203-

of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank
National Association is removed as Trustee, then it shall be terminated as
Authenticating Agent. If the Authenticating Agent (other than LaSalle Bank
National Association) resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.
In the absence of any other Person appointed in accordance herewith acting as
Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.13. Access to Certain Information.

     The Trustee shall afford to the Master Servicer, the Special Servicer, each
Rating Agency and the Depositor, to any Certificateholder or Certificate Owner
and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.
Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the
Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any
Certificateholder.

                                     -204-

     SECTION 8.14. Appointment of REMIC Administrators.

     (a) The Trustee may appoint at the Trustee's expense, one or more REMIC
Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The
Trustee shall cause any such REMIC Administrator to execute and deliver to the
Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then LaSalle
Bank National Association shall be terminated as REMIC Administrator.

     (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC
Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

     (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC
Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to the
Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC
Administrator shall be appointed unless eligible under the provisions of this
Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.15. Representations, Warranties and Covenants of Trustee.

     The Trustee hereby represents and warrants to the Master Servicer, the
Special Servicer and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

     (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

     (b) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of

                                     -205-

time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

     (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by
Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof
(including with respect to any advancing obligations hereunder), subject to (A)
applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (e) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this
Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

     (f) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the
Trustee's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this
Agreement.

     (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

     SECTION 8.16. Reports to the Securities and Exchange Commission.

     (a) With respect to the Trust's fiscal year 2005 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Trustee failed to make the requisite filing suspending such reporting), the Trustee shall:

          (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Securities and
     Exchange Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Securities and Exchange Commission (A)
     monthly, with respect to the Trust, a Form 8-K Current Report, which shall include as an exhibit a copy of the Trustee Report disseminated by the
     Trustee on

                                     -206-

     such Distribution Date and such other items as the Depositor may reasonably request and (B) upon direction of the Depositor, a Form 8-K Current Report regarding and disclosing (I) those events specified under Section 8.16(c)
     (to the extent a Responsible Officer of the Trustee has actual knowledge of, or has been provided with written notice of, such event) and (II) any other events occurring with respect to the Trust that are required to be reported pursuant to Form 8-K (to the extent a Responsible Officer of the
     Trustee has actual knowledge of, or has been provided with written notice of, such event), in the case of (A) and (B), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters";
     provided that, the Depositor shall cooperate with the Trustee to determine the applicable required time period;

          (ii) during such fiscal year, (A) monitor for and promptly notify the
     Depositor in writing of the occurrence or existence of any of the matters identified in Section 11.11(a), Section 8.16(c) and/or Section
     8.16(a)(i)(B)(II) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), and (B) promptly notify the
     Depositor in writing that the filing of a Form 8-K Current Report may be required with respect to any of the matters under clause (ii)(A) above, and consult with the Depositor regarding whether to prepare and file a Form 8-K
     Current Report under Section 8.16(a)(i)(B) above with respect to such matters (and the Trustee shall be entitled to rely on a written direction of the Depositor with regard to whether to make such filing); provided that, if the Depositor directs the Trustee to file a Form 8-K Current
     Report with respect to such matters, the Depositor shall cooperate with the
     Trustee in obtaining all necessary information in order to enable the
     Depositor to prepare such Form 8-K Current Report and the Trustee shall report any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Securities and Exchange Commission;

          (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Securities and Exchange Commission an amendment to any Form 8-K Current Report previously filed with the Securities and
     Exchange Commission with respect to the Trust; and

          (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Securities and Exchange Commission, with respect to the Trust, a Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters"
     issued by the Securities and Exchange Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include a certification in the form attached hereto as
     Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (including any interpretations thereof by the Securities and Exchange Commission's staff)), which Sarbanes-Oxley Certification shall be signed by an officer of the Depositor as contemplated by this Section 8.16;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel"
(solely in the case of reports from the Master Servicer or the Special Servicer

                                     -207-

pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Form 8-K Current Report reporting the establishment of the
Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the
EDGAR system (such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Securities and
Exchange Commission pursuant to this Section 8.16(a).

     The Trustee shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Securities and
Exchange Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee.

     (b) All Form 10-K Annual Reports with respect to the Trust shall include a
Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. An officer of the Depositor shall sign the
Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such Form 10-K Annual Report on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The
Master Servicer, the Special Servicer (who shall also certify to the Master
Servicer) and the Trustee (each, a "Performing Party") shall provide a certification (each, a "Performance Certification") to the Person who signs the
Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's Performance Certification (in each case, the
"Certifying Person") in the form set forth on Exhibit P-1 hereto (with respect to the Master Servicer) (in the form set forth on Exhibit A to Exhibit P-1 hereto with respect to the Special Servicer's certification to the Master
Servicer), Exhibit P-2 hereto (with respect to the Trustee), or Exhibit P-3 hereto (with respect to the Special Servicer's certification to the Certifying
Person of the Depositor), as applicable, on which the Certifying Person, the
Depositor (if the Certifying Person is an individual), and each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the Depositor or the Master Servicer (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i)
certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing
Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more Specially Serviced Mortgage Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such Mortgage Loan or any facts material to the Trust's position in any such negotiations if (A) the Special
Servicer determines, in its reasonable judgment in accordance with the Servicing
Standard, that stating such information in such report would materially impair the Trust's interests in such negotiations, and (B) the Special Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing.
In addition, if directed by the Depositor, such Performing Party

                                      -208-

(other than the Trustee) shall provide to Depositor's certified public accountants a certification identical to the certification that such Performing
Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this
Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a
Performance Certification to the Master Servicer (if the terminated or resigning
Performing Party is the Special Servicer) or the Depositor pursuant to this
Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

     (c) At all times during the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository
Participants having accounts with the Depository, or if reporting under the
Exchange Act is required during or for, as applicable, any other fiscal year because the Trustee failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

          (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Securities and
     Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

          (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Securities and
     Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

          (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage
     Loans and REO Properties), other than in the normal course of business;

          (iv) any change in the fiscal year of the Trust;

          (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

          (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

          (vii) any adverse change in the rating or ratings assigned to any
     Class of Certificates not otherwise reflected in the Certificateholder
     Reports filed with the Securities and Exchange Commission;

          (viii) any modifications to the rights of Certificateholders;

                                     -209-

          (ix) the entry into, modification of, and/or termination of, a material definitive agreement with respect to the Trust; and

          (x) any amendment to this Agreement pursuant to Section 11.01;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the
Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no
Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii) or (ix) of this Section 8.16(b)
unless, solely with respect to clause (vi), any such matter occurred or related specifically to the Trust or, with respect to clauses (vi), (vii), (ix) and (x), a Responsible Officer was notified in writing or otherwise has actual knowledge of such event.

     (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository)
by less than 300 Holders and/or Depository Participants having accounts with the
Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Securities and Exchange Commission of the suspension of the reporting requirements under the Exchange Act and shall notify all parties to this Agreement in writing that a Form 15 has been filed.

     (e) Nothing contained in this Section 8.16 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley
Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley
Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the
Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Securities and Exchange Commission or its staff relating to the execution of any Form 10-K Annual Report and any Sarbanes-Oxley
Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

     (f) Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.16 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any
Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 8.16 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such
Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

                                     -210-

     (g) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

     (h) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Form
10-K Annual Report with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this
Agreement, the respective parties hereto shall deliver to the Trustee, at least
10 Business Days prior to the date on which the Trustee intends to file any Form
10-K Annual Report as contemplated by Section 8.16(a), any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual
Report. The Trustee hereby notifies the Master Servicer and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the
Trust for 2005.

     SECTION 8.17. Maintenance of Mortgage File.

     Except for the release of items in the Mortgage File contemplated by this
Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of
Illinois, and that it shall not move any Mortgage File outside the State of
Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of
Counsel to the Depositor and the Rating Agencies to the effect that the
Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

     SECTION 8.18. The Fiscal Agent.

     (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P and "Aa3" from Moody's (or, in the case of any Rating Agency, such lower rating as will not result in an Adverse Rating
Event with respect to any Class of Regular Certificates (as confirmed in writing to the Trustee, the Fiscal Agent and the Depositor by such Rating Agency)).

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf of the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.18 or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.

     (c) Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder
(including, without limitation, pursuant to Section 8.05(b)) as if it were the
Trustee, except that all fees of the Fiscal Agent shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicer or the
Special Servicer.

                                     -211-

     (d) The obligations of the Fiscal Agent set forth in this Section 8.18 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder and the Fiscal Agent shall automatically be removed in the event of the resignation or removal of the
Trustee. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that the
Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this
Section 8.18(d) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

     (e) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the resignation or removal of the Fiscal Agent.

     (f) The parties hereto hereby agree that ABN AMRO Bank N.V. shall be the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent in this Agreement. The
Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

     SECTION 8.19. Representations and Warranties of Fiscal Agent.

     (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing
Date, that:

          (i) The Fiscal Agent is a banking association duly organized, validly existing and in good standing under the laws of the Netherlands.

          (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the
     Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

          (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
     Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which

                                     -212-

     violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal
     Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

          (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this
     Agreement or the financial condition of the Fiscal Agent.

          (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement, or the consummation of the transactions contemplated by this Agreement, has been obtained and is effective, except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by the Fiscal Agent under this Agreement.

     (b) The representations and warranties of the Fiscal Agent set forth in
Section 8.19(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice thereof to the other parties hereto.

     (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.19(a) subject to such appropriate modifications to the representations and warranties set forth in Section 8.19(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                     -213-

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

     Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the
Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make distributions to Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the Distribution
Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property, if any, then included in the Trust Fund, such appraisal to be conducted by an
Independent Appraiser mutually agreed upon by the Master Servicer, the Special
Servicer and the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), (B) the exchange by the Sole Certificate Owner of all the
Certificates for all the Mortgage Loans and each REO Property remaining in the
Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the
Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the
officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

     Each of the Plurality Subordinate Certificateholder, the Master Servicer
and the Special Servicer may at its option elect to purchase all of the Mortgage
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Mortgage Loans, (ii) the Special Servicer
shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Master Servicer or the Plurality Subordinate Certificateholder
shall give notice of its election to purchase all of the Mortgage Loans and each
REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the
Plurality Subordinate Certificateholder's, the Master Servicer's or the Special
Servicer's

                                     -214-

purchase of all of the Mortgage Loans and each REO Property remaining in the
Trust Fund, the Plurality Subordinate Certificateholder, the Master Servicer or
the Special Servicer, as applicable, shall deliver to the Trustee for deposit in the Collection Account not later than the Determination Date relating to the
Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the
Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the
Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Plurality Subordinate Certificateholder, the Master
Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality Subordinate
Certificateholder, the Master Servicer or the Special Servicer, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO
Properties to the Plurality Subordinate Certificateholder, the Master Servicer
or the Special Servicer (or their respective designees), as applicable.

     Following the date on which the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class
AJ, Class B, Class C and Class D Certificates is reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding
Classes of Regular Certificates and the Class Z Certificates (any such Person, the "Sole Certificate Owner"), the Sole Certificate Owner shall have the right, with the consent of the holders of the Residual Certificates, to exchange all of the outstanding Certificates owned by the Sole Certificate Owner for all of the
Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificate Owner elects to exchange all of the Certificates owned by the Sole Certificate Owner for all of the Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole Certificate
Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall (i) deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the
Collection Account and (ii) pay to the Trustee an amount, in immediately available funds, equal to $5,000.00. In addition, on the P&I Advance Date immediately preceding the final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution.
Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to a designee of the Sole Certificate
Owner, the Mortgage Files for the remaining Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificate Owner as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. Any transfer of Mortgage Loans pursuant to this paragraph, shall be on a servicing-released basis.

     Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the
Plurality Subordinate

                                     -215-

Certificateholder's, the Master Servicer's or the Special Servicer's purchase of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b)
otherwise during the month of such final distribution on or before the
Determination Date in such month, in each case specifying (i) the Distribution
Date upon which the Trust Fund will terminate and final payment of the
Certificates will be made, (ii) the amount of any such final payment and (iii)
that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to
Certificateholders. Upon presentation and surrender of the Certificates by the
Certificateholders on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the
Class of Certificates so presented and surrendered. Amounts on deposit in the
Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii)
through (vii) and (ix) of Section 3.05(b), but including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i)
deemed distributed in respect of the REMIC I Regular Interests in accordance with Section 4.01(h) and/or Section 4.01(b), as applicable, and (ii) actually distributed with respect to the REMIC II Certificates and/or the Class R-I
Certificates, as applicable, in the order of priority set forth in Section
4.01(a) and/or Section 4.01(b), as applicable, in each case, to the extent of remaining available funds.

     On or after the final Distribution Date, upon presentation and surrender of the Class Z Certificates, the Trustee shall distribute to the Class Z
Certificateholders any amount then on deposit in the Additional Interest
Account.

     Any funds not distributed to any Holder or Holders of Certificates of such
Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

     SECTION 9.02. Additional Termination Requirements.

     (a) If the Plurality Subordinate Certificateholder, the Master Servicer or
the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase

                                     -216-

obtains at its own expense and delivers to the Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of
     Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Mortgage Loans and REO Property remaining in the Trust
     Fund;

          (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Special Servicer
     or the Plurality Subordinate Certificateholder, as applicable, for cash;
     and

          (iii) at the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of
REMIC I and REMIC II, which authorization shall be binding upon all successor
Certificateholders.

                                     -217-

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

     SECTION 10.01. REMIC Administration.

     (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC
II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

     (b) The REMIC I Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and REMIC II, respectively. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of
"residual interests" (within the meaning of Section 860G(a)(2) of the Code) in
REMIC I and REMIC II, respectively. None of the Master Servicer, the Special
Servicer, the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I and REMIC II (within the meaning of
Treasury regulation Section 1.860D-1(b)(1)).

     (c) The Closing Date is hereby designated as the "startup day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of (i) the REMIC I Regular Interests and the Regular
Certificates (other than the Class XP Certificates) shall be the Rated Final
Distribution Date, the Distribution Date following the latest maturity of any
Mortgage Loan and (ii) the Class XP Certificates is the Distribution Date in
March 2013.

     (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the
Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

     (e) Except as otherwise provided in Section 3.17(a) and subsections (i) and
(j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(h) or
10.01(i)).

     (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real
Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt
Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of

                                     -218-

REMIC I and REMIC II as is in its possession and reasonably requested by the
REMIC Administrator to enable it to perform its obligations under this Article.
Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the
REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

     (g) The REMIC Administrator shall perform on behalf of each of REMIC I and
REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to
State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a
Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a
Residual Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

     (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II and as a REMIC under the
REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the REMIC Administrator to the extent reasonably requested by the
REMIC Administrator and to the extent of information within the Trustee's, the
Master Servicer's or the Special Servicer's possession or control). None of the
REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause REMIC I or REMIC II to take) any action or fail to take
(or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i)
endanger the status of REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC
I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a
REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an
"Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC
Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing either REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special
Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither the Master Servicer nor the Special Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the
REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the

                                     -219-

Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC
Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At
all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of
REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

     (i) If any tax is imposed on either of REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section
860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or
REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this
Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV,
Article VIII or this Article X; or (v) the Trust Fund, excluding the portion thereof constituting Grantor Trust Z, Grantor Trust E and Grantor Trust B in all
other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the REMIC Administrator out of amounts on deposit in the
Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

     (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

     (k) Following the Startup Day, none of the Trustee, the Master Servicer, or the Special Servicer shall accept any contributions of assets to REMIC I or
REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (l) None of the Trustee, the Master Servicer, the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit:
(i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement, or
(D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or
III of this Agreement); (ii) the sale or disposition of any investments in

                                     -220-

the Collection Account, the Distribution Account or an REO Account for gain; or
(iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than
(1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan, (2) a
Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3)
Permitted Investments acquired in connection with the investment of funds in the
Collection Account, the Distribution Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (m) Except as permitted by Section 3.17(a), none of the Trustee, the Master
Servicer and the Special Servicer shall enter into any arrangement by which
REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than
"qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     SECTION 10.02. Grantor Trust Administration.

     (a) The REMIC Administrator shall treat each of Grantor Trust Z, Grantor
Trust E and Grantor Trust B for tax return preparation purposes, as a "grantor trust" under the Code and shall treat (i) the Additional Interest, the
Additional Interest Account and amounts held from time to time in the Additional
Interest Account that represent Additional Interest as separate assets of
Grantor Trust Z, (ii) the Excess Servicing Strip as separate assets of Grantor
Trust E, and (iii) the Broker Strip and amounts held from time to time in the
Collection Account that represent the Broker Strip as separate assets of Grantor
Trust B, and in each case not of REMIC I or REMIC II, as permitted by Treasury
Regulations Section 1.860G-2(i)(1). The Class Z Certificates are hereby designated as representing an undivided beneficial interest in Additional
Interest payable on the Mortgage Loans and proceeds thereof. The holder of the
Excess Servicing Strip is hereby designated as owning an undivided beneficial interest in the Excess Servicing Strip payable on the Mortgage Loans and the REO
Loans and proceeds thereof. The Broker Strip Payees to whom the Broker Strip is payable are hereby designated as owning undivided beneficial interests in the
Broker Strip payable on the Mortgage Loans and the REO Loans and proceeds thereof.

     (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to
Grantor Trust Z, Grantor Trust E and Grantor Trust B (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal
Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

     (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of Grantor Trust Z, Grantor
Trust E and Grantor Trust B. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC
Administrator or its designee such information with respect to Grantor Trust Z,
Grantor Trust E and Grantor Trust B as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing,

                                     -221-

the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the
REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

     (d) The REMIC Administrator shall furnish or cause to be furnished to (i)
the Class Z Certificateholders, (ii) the holder of the Excess Servicing Strip and (iii) the Broker Strip Payees to whom the Broker Strip is payable, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust Z, Grantor
Trust E or Grantor Trust B, as the case may be, as may be required under the
Code, and shall perform on behalf of Grantor Trust Z, Grantor Trust E and
Grantor Trust B all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

     (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of Grantor Trust Z, Grantor Trust E and Grantor
Trust B as a "grantor trust" under the Grantor Trust Provisions (and the
Trustee, the Master Servicer and the Special Servicer shall assist the REMIC
Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the
Special Servicer's possession or control). None of the REMIC Administrator,
Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause any of Grantor Trust Z, Grantor Trust E or Grantor Trust B to take) any action or fail to take (or fail to cause to be taken) any action that, under the
Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any of Grantor Trust Z, Grantor
Trust E or Grantor Trust B as a grantor trust under the Grantor Trust Provisions
(any such endangerment of grantor trust status, an "Adverse Grantor Trust
Event"), unless the REMIC Administrator has obtained or received an Opinion of
Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust
Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC
Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor
Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any of Grantor Trust Z, Grantor Trust E or
Grantor Trust B or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor
Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may
consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this
Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC
Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of any of Grantor Trust Z, Grantor Trust E or Grantor Trust B so
as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z Certificates, the holder of the Excess
Servicing Strip or the Broker Strip Payees to whom the Broker Strip is payable, as the case may be.

                                     -222-

     (f) If any tax is imposed on any of Grantor Trust Z, Grantor Trust and
Grantor Trust B, such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under
Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust
Fund constituting Grantor Trust Z, Grantor Trust E or Grantor Trust B, as the
case may be, in all other instances.

                                     -223-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Amendment.

     (a) This Agreement may be amended from time to time by the agreement of the
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of
Section 5.02(d) or any other provision hereof restricting transfer of the
Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the Certificateholders (other than the
Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the
Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement, (vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the
Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II or any grantor trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust, or (viii) to otherwise modify or delete existing provisions of this Agreement;
provided that no such amendment hereof that is covered solely by clause (iii) or
(viii) above may, as evidenced by an Opinion of Counsel (at the expense of the
Trust Fund, in the case of any amendment requested by the Master Servicer or
Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any
Certificateholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and
provided, further, that the Master Servicer, the Special Servicer and the
Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in an Adverse Rating Event; and provided, further, that no such amendment hereof that is covered by any of clauses (i)
through (viii) above may significantly change the activities of the Trust.

     (b) This Agreement may also be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in

                                     -224-

any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such
Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of
Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of
Certificates entitled to at least 51% of the Voting Rights, without regard to any Certificates held by the Depositor or any of its Affiliates or agents, (vii)
amend defined terms contained in this Agreement as they relate to Section
2.01(d) or the repurchase and/or substitution obligations of any Mortgage Loan
Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing, or (viii) adversely affect the rights and/or interests of the Depositor without its consent. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section
11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such
Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the
Trust Fund, in the case of any amendment requested by the Master Servicer or
Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in
accordance with such amendment will not result in the imposition of a tax on
REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor Trust Z,
Grantor Trust E or Grantor Trust B or cause either of REMIC I or REMIC II to fail to qualify as a REMIC or any of Grantor Trust Z, Grantor Trust E or Grantor
Trust B to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this
Section 11.01.

     (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) Each of the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this
Agreement or otherwise.

                                     -225-

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section
11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a), (b) or (c) shall be payable out of the Collection Account or the Distribution Account pursuant to
Section 3.05.

     (h) The Trustee shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or (b) above.

     SECTION 11.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the
Collection Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder (except as expressly provided for herein) shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the
Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the
Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby,

                                      -226-

and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 11.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

          (i) in the case of the Depositor, Merrill Lynch Mortgage Investors,
     Inc., 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New
     York 10080, Attention: Michael M. McGovern, Director, facsimile number:
     (212) 449-0265;

          (ii) in the case of the Master Servicer, KeyCorp Real Estate Capital
     Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105,
     Attention: Senior Vice President of Loan Servicing, Re: Merrill Lynch
     Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through Certificates,
     Series 2005-MKB2, facsimile number: (816) 221-8051, with a copy to Robert
     C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio
     44114, facsimile number (216) 869-5681, and with a copy to Polsinelli
     Shalton Welte Suelthaus PC, 700 West 47th Street, Suite 1000, Kansas City,
     Missouri 64112, Attention: Kraig Kohring, facsimile number: (816) 753-1536;

          (iii) in the case of the Special Servicer, Clarion Partners, LLC, 230
     Park Avenue, 12th Floor, New York, New York 10169 Attention: Bruce
     Morrison, Re: Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
     Pass-Through Certificates, Series 2005-MKB2, facsimile number: (212)
     883-2877;

          (iv) in the case of the Trustee, LaSalle Bank National Association,
     135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
     Global Securitization Trust Services Group--Merrill Lynch Mortgage
     Investors, Inc., Commercial Mortgage Pass-Through Certificates, Series
     2005-MKB2, facsimile number: (312) 904-2084;

          (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., c/o LaSalle
     Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago,
     Illinois 60603, Attention: Global Securitization Trust Services
     Group--Merrill Lynch Mortgage Investors, Inc.,

                                     -227-

     Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2, facsimile number: (312) 904-2084;

          (vi) in the case of the Underwriters,

          (A)  Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World
               Financial Center, 250 Vesey Street, 16th Floor, New York, New
               York 10080, Attention: David Rodgers, Re: Merrill Lynch Mortgage
               Trust 2005-MKB2, Commercial Mortgage Pass-Through Certificates,
               Series 2005-MKB2, facsimile number: (212) 449-3658,

          (B)  Banc of America Securities LLC, 214 North Tryon Street,
               NC1-027-21-02, Charlotte, NC 28255, Attention: Stephen Hogue, Re:
               Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
               Pass-Through Certificates, Series 2005-MKB2, facsimile number:
               (704) 386-1094,

          (C)  KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
               127 Public Square, Cleveland, Ohio 44114, Attention: Joe
               Chinnici, Re: Merrill Lynch Mortgage Trust 2005-MKB2, Commercial
               Mortgage Pass-Through Certificates, Series 2005-MKB2,facsimile number (216) 869-5681, and with a copy to Polsinelli Shalton
               Welte Suelthaus PC, 700 West 47th Street, Suite 1000, Kansas
               City, Missouri 64112, Attention: Kraig Kohring, facsimile number:
               (816) 753-1536,

          (D)  J.P. Morgan Securities Inc., 270 Park Avenue, 6th Floor, New
               York, New York 10017, Attention: RESF Trading Desk, Re: Merrill
               Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through
               Certificates, Series 2005-MKB2, facsimile number: (212) 834-6598,
               and

          (E)  Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New
               York 10036, Attention: Kara McShane, Re: Merrill Lynch Mortgage
               Trust 2005-MKB2, Commercial Mortgage Pass-Through Certificates,
               Series 2005-MKB2 (with a copy to Michelle Wilke, Esq., 1221
               Avenue of the Americas, New York, New York 10020), facsimile number: (212) 761-2164,

          (vii) in the case of the Rating Agencies,

          (A)  Standard & Poor's Ratings Services, 55 Water Street, New York,
               New York 10041-0003, Attention: CMBS Surveillance Group,
               facsimile number: (212) 438-2662, and

          (B)  Moody's Investors Service, Inc., 99 Church Street, New York, New
               York 10007, Attention: CMBS Surveillance Group, facsimile number:
               (212) 553-4392;

          (viii) in the case of the initial Controlling Class Representative,
     Clarion Capital, LLC, 230 Park Avenue, 12th Floor, New York, New York 10169
     Attention: Stephen Baines, Re: Merrill Lynch Mortgage Trust 2005-MKB2,
     Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2, facsimile number (212) 883-2851;

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.

                                     -228-

     SECTION 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Grant of a Security Interest.

     The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage
Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this
Agreement. The Depositor also intends and agrees that, in such event, the
Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

     SECTION 11.08. Streit Act.

     Any provisions required to be contained in this Agreement by Section 126 of
Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this
Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real
Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article
4-A shall cease to have any further effect upon the provisions of this
Agreement.

     SECTION 11.09. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the
Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third-party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third-party beneficiary pursuant to this Section 11.09. This Agreement may not be amended in any manner that would adversely affect the rights of any third-party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this
Agreement.

                                     -229-

     SECTION 11.10. Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.11. Notices to Rating Agencies.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the
Controlling Class Representative with respect to each of the following of which it has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Trustee, the Master
     Servicer or the Special Servicer;

          (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan
     Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

          (v) any change in the location of the Distribution Account;

          (vi) the final payment to any Class of Certificateholders; and

          (vii) any sale or disposition of any Mortgage Loan or REO Property.

     (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee; and

          (ii) any change in the location of the Collection Account.

     (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative with respect to a Specially Serviced Mortgage
Loan such information as the Rating Agency or Controlling Class Representative
shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

     (d) To the extent applicable, each of the Master Servicer and the Special
Servicer shall promptly furnish to each Rating Agency copies of the following items:

          (i) each of its annual statements as to compliance described in
     Section 3.13;

          (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

          (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 4.03(c) or 3.08.

     (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly

                                     -230-

deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

     (f) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

     (g) The Master Servicer shall give each Rating Agency at least 15 days'
notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1)
the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover
Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) the Master Servicer has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause
(1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to any Rating Agency contemplated by the immediately preceding sentence.

     (h) Notwithstanding any provision herein to the contrary, each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

     SECTION 11.12. Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                     -231-

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                       Depositor

                                       By:  /s/ David M. Rodgers
                                            ------------------------------------
                                       Name:  David M. Rodgers
                                       Title: Executive Vice President, Chief
                                              Officer in Charge of Commercial
                                              Mortgage Securitization

                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       Master Servicer

                                       By:  /s/ Clay M. Sublett
                                            ------------------------------------
                                       Name:  Clay M. Sublett
                                       Title: Senior Vice President

                                       CLARION PARTNERS, LLC
                                       Special Servicer

                                       By:  /s/ Bruce G. Morrison
                                            ------------------------------------
                                       Name:  Bruce G. Morrison
                                       Title: Authorized Signatory

                                       LASALLE BANK NATIONAL ASSOCIATION
                                       Trustee

                                       By:  /s/ Michelle G. Duffy
                                            ------------------------------------
                                       Name:  Michelle G. Duffy
                                       Title: Assistant Vice President

                                       ABN AMRO BANK N.V.
                                       Fiscal Agent

                                       By:  /s/ Brian D. Ames
                                            ------------------------------------
                                       Name:  Brian D. Ames
                                       Title: First Vice President

                                       By:  /s/ Cynthia Reis
                                            ------------------------------------
                                       Name:  Cynthia Reis
                                       Title: Senior Vice President

STATE OF NEW YORK             )
                              )  ss.:
COUNTY OF NEW YORK            )

     On the 24th day of March, 2005, before me, a notary public in and for said
State, personally appeared David M. Rodgers, known to me to be an Executive Vice
President, Chief Officer in Charge of Commercial Mortgage Securitization of
MERRILL LYNCH MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Valencia Love
                                       -----------------------------------------
                                                   Notary Public

[Notarial Seal]

STATE OF MISSOURI               )
                                )  ss.:
COUNTY OF JACKSON               )

     On the 22nd day of March, 2005, before me, a notary public in and for said
State, personally appeared Clay M. Sublett, known to me to be a Senior Vice
President of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 /s/ Annavene Tompkins
                                       -----------------------------------------
                                                     Notary Public

[Notarial Seal]

STATE OF NEW YORK               )
                                )  ss.:
COUNTY OF NASSAU                )

     On the 28th day of March, 2005, before me, a notary public in and for said
State, personally appeared Bruce G. Morrison, known to me to be a Authorized
Person of CLARION PARTNERS, LLC, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/ Alice M. McAvoy
                                       -----------------------------------------
                                                     Notary Public

[Notarial Seal]

STATE OF ILLINOIS                )
                                 )  ss.:
COUNTY OF COOK                   )

     On the 29th day of March, 2005, before me, a notary public in and for said
State, personally appeared Michelle G. Duffy, known to me to be a Assistant Vice
President of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                   /s/ Diane O'Neal
                                       -----------------------------------------
                                                    Notary Public

[Notarial Seal]

STATE OF ILLINOIS                 )
                                  )  ss.:
COUNTY OF COOK                    )

     On the 29th day of March, 2005, before me, a notary public in and for said
State, personally appeared Brian D. Ames and Cynthia Reis, known to me to be a
First Vice President and a Senior Vice President, respectively, of ABN AMRO BANK
N.V., one of the entities that executed the within instrument, and each also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  /s/ Diane O'Neal
                                       -----------------------------------------
                                                   Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

          FORM OF CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
   CLASS [A-1] [A-2] [A-3] [A-SB][A-4] [A-1A] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Variable]               Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                             $_________________

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class [A-1] [A-2] [A-3]
March 1, 2005                                                [A-SB] [A-4] [A-1A] Certificates as of the Closing Date:
                                                             $_________________

Closing Date:  March 29, 2005                                Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due

First Distribution Date:  April 12, 2005                     on or before such date (the "Initial Pool Balance"):
                                                             $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.  Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                     Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A]-      CUSIP No.:  59022H _____

                                     A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.][          ] is the registered
owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling

                                     A-1-2

and Servicing Agreement, dated as specified above (the "Agreement"), between
Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate
Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Clarion Partners, LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                                     A-1-3

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to

                                     A-1-4

the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4,
Class A-1A, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II Certificates) may, with the consent of the owner(s)
of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Trustee

                                            By:
                                               ---------------------------------
                                               Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A]
Certificates referred to in the within-mentioned Agreement.

Dated:  March 29, 2005

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Certificate Registrar

                                             By:
                                                --------------------------------
                                                Authorized Officer

                                     A-1-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto -----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address:
                                    --------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

Dated:

                                           _____________________________________
                                           Signature by or on behalf of Assignor

                                           _____________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
                  distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to-----------------
                  for the account of ------------------------------------------.

                  Distributions made by check (such check to be made payable to
                  -------------------------) and all applicable statements and notices should be mailed to  ---------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

                  This  information is provided by ----------------------------, the assignee  named above,  or-------------------------------, as its agent.

                                     A-1-7

                                   EXHIBIT A-2

                          FORM OF CLASS XP CERTIFICATE

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
             CLASS XP COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily, commercial and manufactured housing mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                     Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $__________________

Date of Pooling and Servicing Agreement:                         Original Class XP Notional Amount of all the Class XP
March 1, 2005                                                    Certificates as of the Closing Date:  $[        ]

Closing Date:  March 29, 2005                                    Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal

First Distribution Date: April 12, 2005                          due on or before such date (the "Initial Pool Balance"):
                                                                 $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  XP-___                                          CUSIP No.:  59022H _____

                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

                                     A-2-2

                  This certifies that [CEDE & CO.][             ] is the
registered owner of the Percentage Interest evidenced by this Certificate
(obtained by dividing the notional principal amount of this Certificate (its
"Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate
(their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the
"Master Servicer", which term includes any successor entity under the
Agreement), Clarion Partners, LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) LaSalle Bank
National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent
(the "Fiscal Agent", which term includes any successor entity under the
Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                     A-2-3

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO

                                     A-2-4

Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4,
Class A-1A, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II Certificates) may, with the consent of the owner(s)
of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:__________________________________________
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class XP Certificates referred to in the within-mentioned Agreement.

Dated:                    , 200

                                              LASALLE BANK NATIONAL ASSOCIATION,
                                              as Certificate Registrar

                                              By:_______________________________
                                                 Authorized Officer

                                     A-2-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto -----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address: -------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

Dated:

                                          ______________________________________
                                          Signature by or on behalf of Assignor

                                          ______________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
                  distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to-----------------
                  for the account of-------------------------------------------.

                  Distributions made by check (such check to be made payable to
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                  ---------------------------) and all applicable statements and notices should be mailed to-----------------------------------
                  --------------------------------------------------------------
                  -------------------------------------------------------------.

This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-7

                                   EXHIBIT A-3

                          FORM OF CLASS XC CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
             CLASS XC COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                     Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $------------

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class XC  Certificates as
March 1, 2005                                                    of the Closing Date:
                                                                 $------------

Closing Date:  March 29, 2005                                    Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal

First Distribution Date:  April 12, 2005                         due on or before such date (the "Initial Pool Balance"):
                                                                 $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  XC -                                            CUSIP No.:  59022H _____

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                     A-3-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.][         ] is the registered
owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate
Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their
"Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same
Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement),
Clarion Partners, LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                                     A-3-3

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have

                                     A-3-4

represented and warranted that all the certifications set forth in either
Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Banc of America Securities LLC, the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                                     A-3-5

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or
any of their respective Affiliates or, if this Certificate constitutes a Global
Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the
Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and
III of Prohibited Transaction Class Exemption 95-60; or (iii) if this
Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction
Exemption 90-29 or 93-31, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Sub-Servicer, the Fiscal Agent, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject
Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a
Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

                                     A-3-6

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4,
Class A-1A, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II Certificates) may, with the consent of the owner(s)
of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all

                                     A-3-7

Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:__________________________________________
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class XC Certificates referred to in the within-mentioned Agreement.

Dated:  March 29, 2005

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 as Certificate Registrar

                                 By: __________________________________________
                                     Authorized Officer

                                     A-3-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto -----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address:--------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

Dated:

                                         _______________________________________
                                         Signature by or on behalf of Assignor

                                         _______________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
                  distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ----------------
                  for the account of ------------------------------------------.

                  Distributions made by check (such check to be made payable to
                  -------------------) and all applicable statements and notices should be mailed to ------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

                  This  information is provided by  ---------------------------, the assignee named above, or --------------------------------, as its agent.

                                     A-3-10

                                   EXHIBIT A-4

                    FORM OF CLASS AJ, B, C AND D CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
      CLASS [AJ] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                     Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $---------------

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [AJ] [B] [C] [D]
March 1, 2005                                                    Certificates as of the Closing Date:
                                                                 $------------

Closing Date:  March 29, 2005                                    Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal

First Distribution Date:  April 12, 2005                         due on or before such date (the "Initial Pool Balance"):
                                                                 $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [AJ] [B] [C] [D] -___                            CUSIP No.:  59022H _____

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.][         ] is the registered
owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its

                                     A-4-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the
"Master Servicer", which term includes any successor entity under the
Agreement), Clarion Partners, LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank
National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent
(the "Fiscal Agent", which term includes any successor entity under the
Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or
Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate

                                     A-4-3

issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                                     A-4-4

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the
Mortgage Pool at the time of purchase being less than approximately 1.0% of the
Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4,
Class A-1A, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class R-I and Class R-II Certificates) may, with the consent of the owner(s)
of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York

                                     A-4-5

General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                       -----------------------------------------
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [AJ] [B] [C] [D] Certificates
referred to in the within-mentioned Agreement.

Dated:  March 29, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Officer

                                     A-4-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto ----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address: -------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
                  distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ----------------
                  for the account of ------------------------------------------.

                  Distributions made by check (such check to be made payable to

                  -------------------------------------------------------------)
                  and all applicable statements and notices should be mailed to
                  -------------------------------------------------------------
                  -------------------------------------------------------------.

                  This  information is provided by  ---------------------------, the assignee  named above, or--------------------------------, as its agent.

                                     A-4-8

                                   EXHIBIT A-5

                    FORM OF CLASS E, F, G AND H CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
       CLASS [E] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable                                     Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $---------------

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [E] [F] [G] [H]
March 1, 2005                                                   Certificates as of the Closing Date:
                                                                $----------------

Closing Date:  March 29, 2005                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal

First Distribution Date:  April 12, 2005                        due on or before such date (the "Initial Pool Balance"):
                                                                $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                        Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [E] [F] [G] [H]-___                             CUSIP No.:  59022H _____

                                     A-5-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.][         ] is the registered
owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real
Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Clarion Partners, LLC as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with

                                     A-5-3

respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional

                                     A-5-4

Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar in
their respective capacities as such), together with the written certification(s)
as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                                     A-5-5

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Banc of America Securities LLC, the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or
any of their respective Affiliates or, if this Certificate constitutes a Global
Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the
Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and
III of Prohibited Transaction Class Exemption 95-60; or (iii) if this
Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction
Exemption 90-29 or 93-31, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Sub-Servicer, the Fiscal Agent, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer

                                     A-5-6

will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the

                                     A-5-7

Trust. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class AJ, Class B, Class C and Class D
Certificates is reduced to zero, any single Holder of each outstanding Class of
Certificates (other than the Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                       -----------------------------------------
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [E] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated:  March 29, 2005

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Certificate Registrar

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                                     A-5-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto ----------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address:

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of Assignor

                                          --------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ----------------
                  for the account of ------------------------------------------.
                  Distributions made by check (such check to be made payable to
                  --------------------------) and all applicable statements and notices should be mailed to ---------------------------------
                  -------------------------------------------------------------
                  ------------------------------------------------------------.

                  This  information is provided by-----------------------------, the assignee named above, or --------------------------------, as its agent.

                                     A-5-10

                                   EXHIBIT A-6

                FORM OF CLASS J, K, L, M, N, P AND Q CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
 CLASS [J] [K] [L] [M] [N] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate:  Variable                                    Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $---------------

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [J] [K] [L] [M] [N]
                                                                [P] [Q] Certificates as of the Closing Date:
March 1, 2005                                                   $----------------

Closing Date:  March 29, 2005                                   Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal
First Distribution Date:  April 12, 2005                        due on or before such date (the "Initial Pool Balance"):
                                                                $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.     Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                        Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No. [J] [K] [L] [M] [N] [P] [Q]-___                 CUSIP No.:  59022H _____

                                     A-6-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-6-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.][       ] is the registered
owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real
Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Clarion Partners, LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with

                                     A-6-3

respect to this Certificate in reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in
reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional

                                     A-6-4

Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar in
their respective capacities as such), together with the written certification(s)
as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a
Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                                     A-6-5

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Banc of America Securities LLC, the Trustee, the Fiscal Agent, the Master
Servicer, the Special Servicer, the Certificate Registrar and their respective
Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or
any of their respective Affiliates or, if this Certificate constitutes a Global
Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the
Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and
III of Prohibited Transaction Class Exemption 95-60; or (iii) if this
Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction
Exemption 90-29 or 93-31, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of
ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Sub-Servicer, the Fiscal Agent, any
Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate
Owner, as the case may be, that such Transfer

                                     A-6-6

will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the

                                     A-6-7

Trust. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class AJ, Class B, Class C and Class D
Certificates is reduced to zero, any single Holder of each outstanding Class of
Certificates (other than the Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                       -----------------------------------------
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [J] [K] [L] [M] [N] [P] [Q]
Certificates referred to in the within-mentioned Agreement.

Dated:  March 29, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:
                                        ----------------------------------------
                                        Authorized Officer

                                     A-6-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto ----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address:

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ----------------
                  for the account of ------------------------------------------.

                  Distributions made by check (such check to be made payable to
                  -------------------------------------------------------------
                  ---------------------------) and all applicable statements and notices should be mailed to
                                             -----------------------------------
                  -------------------------------------------------------------
                  -------------------------------------------------------------

                  This  information is provided by                             ,
                                                  -----------------------------
                  the assignee  named above, or                  , as its agent.
                                               -----------------

                                     A-6-10

                                   EXHIBIT A-7

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
March 1, 2005                                                    related Class:  _____%
Closing Date:  March 29, 2005                                    Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal

First Distribution Date:  April 12, 2005                         due on or before such date (the "Initial Pool Balance"):
                                                                 $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.      Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                         Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  [R-I] [R-II]-___                                CUSIP No.:  59022H _____

                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                     A-7-2

                  This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital
Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Clarion Partners, LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                     A-7-3

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of this Certificate is to be made without
registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor,
Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of
America Securities LLC, the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not

                                     A-7-4

exempt from the registration and/or qualification requirements of the Securities
Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.
Except in connection with the initial issuance of the Certificates or any
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates, the Certificate
Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the provisions of Section
5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section
5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d)
to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the
Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement")
from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its
Ownership Interest in this Certificate as a nominee, trustee or agent for any
Person that is not a Permitted Transferee, that for so long as it retains its
Ownership Interest in this Certificate, it will endeavor to remain a Permitted
Transferee, and that it has reviewed the provisions of Section 5.02(d) of the
Agreement and agrees to be bound by them. Notwithstanding the delivery of a
Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate
Registrar has actual knowledge that the proposed Transferee is not a Permitted
Transferee, the Certificate Registrar shall not register the Transfer of an
Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership
Interest in this Certificate to any entity classified as a partnership under the
Code unless at the time of transfer, all of its beneficial owners are United
States Tax Persons.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts

                                     A-7-5

to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership
Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such
Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be
modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of
Certificates; and (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either
REMIC I or REMIC II to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the
Transfer of a Residual Certificate to a Person that is not a Permitted
Transferee.

                  A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

                  A "Disqualified Organization" is (i) the United States, any
State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Disqualified Non-United States Tax Person" is, with respect to any Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual
Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such
Residual Certificate, and

                                     A-7-6

(c) has furnished the Transferor and the Trustee with an effective IRS Form
W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an
opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the
Code and the regulations promulgated thereunder and (y) such Transfer of such
Residual Certificate will not be disregarded for United States federal income tax purposes.

                  A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are
Disqualified Non-United States Tax Persons.

                  A "Non-United States Tax Person" is any Person other than a
United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United
States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more
United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agent of any of them may treat the
Person in whose name this Certificate is registered as of the related Record
Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master
Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any
such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto)
on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Plurality Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any

                                     A-7-7

REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates
(as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the
Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all
Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-7-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:  March 29, 2005

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar

                                     By:
                                        ----------------------------------------
                                        Authorized Officer

                                     A-7-9

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto
                                       ----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address:
                                    --------------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of Assignor

                                          --------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
                  distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________
                  for the account of ______________________________.

                  Distributions made by check (such check to be made payable to
                  ----------------------) and all applicable statements and
                  notices should be mailed to
                                             ----------------------------------
                  --------------------------------------------------------------
                  -------------------------------------------------------------.

                  This  information is provided by __________________________, the assignee  named above, or ______________________________, as its agent.

                                     A-7-10

                                   EXHIBIT A-8

                          FORM OF CLASS Z CERTIFICATES

                     MERRILL LYNCH MORTGAGE TRUST 2005-MKB2
              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 2005-MKB2

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement:                       Percentage Interest evidenced by this Certificate in Class Z:
March 1, 2005                                                  ___%
Closing Date:  March 29, 2005                                  Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on
First Distribution Date: April 12, 2005                        or before such date (the "Initial Pool Balance"):
                                                               $1,137,261,494

Master Servicer:  KeyCorp Real Estate Capital Markets, Inc.    Trustee:  LaSalle Bank National Association

Special Servicer:  Clarion Partners, LLC                       Fiscal Agent:  ABN AMRO Bank N.V.

Certificate No.  Z-___

                                     A-8-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES
ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
CLARION PARTNERS, LLC, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

                  This certifies that __________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Z Certificates. The Trust was created and the
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors,
Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement). Clarion Partners, LLC, as special servicer (the "Special
Servicer", which term includes any successor entity under the Agreement),
LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                                     A-8-2

In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business
Day, on the next succeeding Business Day (each, a "Distribution Date").
Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs; provided that the initial Record Date will be the Closing
Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to
certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the
Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain
limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-8-3

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of this Certificate is to be made without
registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor,
Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Trustee to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate
Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this
Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of
America Securities LLC, the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the
Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates, the Certificate Registrar shall refuse to register the
Transfer of this Certificate unless it has received from the prospective
Transferee, one of

                                     A-8-4

the following: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an
Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

                  No service charge will be imposed for any registration of
transfer or exchange of Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof,
shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar and any agents of any of them may treat the
Person in whose name this Certificate is registered as of the Record Date as the owner hereof for purposes of distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the
Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the
Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the
Trust, (ii) the purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder at a price determined as provided in the
Agreement of all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage
Loans and REO Properties (or, if specified in the Agreement with respect to any
REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder to purchase from the Trust all Mortgage
Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates;

                                     A-8-5

however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4, Class A-1A, Class AJ, Class B, Class C and Class D
Certificates is reduced to zero, any single Holder of each outstanding Class of
Certificates (other than the Class R-I and Class R-II Certificates) may, with the consent of the owner(s) of the Class R-I and Class R-II Certificates and subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

                  The Agreement permits, with certain exceptions therein
provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the
Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been
executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General
Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-8-6

                   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

Dated:  March 29, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Officer

                                     A-8-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                  and transfer(s) unto
                                       ----------------------------------------
                  --------------------------------------------------------------
                  --------------------------------------------------------------
                 (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial
                  Mortgage Pass-Through Certificate of a like Percentage
                  Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the
                  following address: __________________________________________
                  _____________________________________________________________
                  _____________________________________________________________

Dated:

                                          --------------------------------------
                                          Signature by or on behalf of Assignor

                                          --------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of
                  distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________
                  for the account of _____________________________ .

                  Distributions made by check (such check to be made payable to
                  __________________________________________) and all applicable statements and notices should be mailed to
                                                             -------------------
                  --------------------------------------------------------------
                  -------------------------------------------------------------.

                  This  information is provided by  ___________________________, the assignee named above, or ____________________________, as its agent.

                                     A-8-8

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                       B-1

Loan Level
Property Level

                                                                MORTGAGE
                                                                LOAN
    LOAN #     PROPERTY NAME                                    SELLER       PROPERTY TYPE

      1        Lodgian Portfolio 3                              MLML         Hospitality
     1.01      Holiday Inn - Baltimore Inner Harbor             MLML         Hospitality
     1.02      Crowne Plaza - Houston                           MLML         Hospitality
     1.03      Holiday Inn - Glen Burnie                        MLML         Hospitality
     1.04      Courtyard by Marriott - Bentonville              MLML         Hospitality
     1.05      Holiday Inn - Towson                             MLML         Hospitality
     1.06      Courtyard by Marriott - Abilene                  MLML         Hospitality
     1.07      Fairfield Inn  - Merrimack                       MLML         Hospitality
     1.08      Courtyard by Marriott - Florence                 MLML         Hospitality
     1.09      Holiday Inn  - Fairmont                          MLML         Hospitality
      2        Luckman Plaza                                    MLML         Office
      3        AFR Citicorp Portfolio                           MLML         Office
     3.01      AFR Citicorp - Louisville                        MLML         Office
     3.02      AFR  Citicorp - Greensboro                       MLML         Office
     3.03      AFR Citicorp - Boise                             MLML         Office
      4        Simon - DeSoto Square Mall                       BOA          Retail
      5        Emerald Point Apartments                         MLML         Multifamily
      6        Sun Communities - Indian Creek                   BOA          Manufactured Housing
      7        400 Industrial Avenue                            MLML         Industrial
      8        The Centennial Ridge Apartments                  MLML         Multifamily
      9        American Express Building                        BOA          Office
      10       218 West 40th Street                             MLML         Office
      11       PDSI Retail Portfolio                            MLML         Retail
    11.01      Harbison Shopping Center                         MLML         Retail
    11.02      Lower Makefield Shopping Center                  MLML         Retail
    11.03      Truman Corners                                   MLML         Retail
    11.04      Regency Square                                   MLML         Retail
    11.05      Independence Corners                             MLML         Retail
      12       Pleasant Run Towne Crossing                      Key          Retail
      13       Bank One Plaza - Lexington, KY                   BOA          Office
      14       Marriott Palm Beach Gardens                      MLML         Hospitality
      15       Stateline/Freshwater Plaza                       MLML         Retail
      16       North Main Plaza Shopping Center                 Key          Retail
      17       Sports Authority Plaza                           MLML         Retail
      18       Hamilton on Main                                 Key          Multifamily
      19       Easton Village                                   MLML         Retail
      20       FEMA Office Building                             BOA          Office
      21       Queen Plaza                                      MLML         Retail
      22       City Hall South                                  MLML         Office
      23       Samsondale Plaza                                 MLML         Mixed Use
      24       Residence Inn                                    MLML         Hospitality
      25       Northwest Goverment Office Portfolio             MLML         Office
    25.01      Silverdale                                       MLML         Office
    25.02      Fife                                             MLML         Office
    25.03      Tacoma                                           MLML         Office
      26       Millennium Centre Retail                         MLML         Retail
      27       Marston Park Plaza                               Key          Retail
      28       The Pointe at Timberglen                         BOA          Multifamily
      29       Magnolia Square Shopping Center                  Key          Retail
      30       Digeo Office Building                            BOA          Office
      31       Two International Drive                          MLML         Office
      32       Whole Foods Shopping Center                      MLML         Retail
      33       Windsor Park Estates                             Key          Multifamily
      34       Millennium Plaza                                 MLML         Mixed Use
      35       Highland Village Apartment Homes                 MLML         Multifamily
      36       Great Eastern Shopping Center                    Key          Retail
      37       West Saginaw Plaza                               MLML         Retail
      38       Crossroads Town Center                           Key          Retail
      39       Golden Mesa                                      MLML         Multifamily
      40       Willow Creek Shopping Center                     Key          Retail
      41       300 West 20th Street                             MLML         Retail
      42       Beaverton Creek Business Park Phase V            Key          Industrial
      43       Hidden River Apartments                          MLML         Multifamily
      44       Folsom Pavilions                                 MLML         Retail
      45       CSM - Residence Inn-Mesa                         BOA          Hospitality
      46       CSM - Hilton Garden Inn - Beaverton              BOA          Hospitality
      47       Westbrook Apartments                             Key          Multifamily
      48       James Manor Apartments                           MLML         Multifamily
      49       Valencia Village Shopping Center                 Key          Retail
      50       2195 Club Center Dr.                             MLML         Mixed Use
      51       Porta Di Oro Apartments                          Key          Multifamily
      52       Chino Corporate Center                           Key          Office
      53       Milford Plaza                                    Key          Retail
      54       Forest Park Plaza                                MLML         Retail
      55       Tropicana Square                                 MLML         Retail
      56       Fountain Plaza                                   MLML         Retail
      57       Centennial Hanford Center Phase I                Key          Retail
      58       Shaker Point Apartments                          Key          Multifamily
      59       Beachside Apartments                             Key          Multifamily
      60       US Storage Centers Stanton                       Key          Self Storage
      61       El Rancho Center                                 MLML         Retail
      62       Regal Ridge Apartments                           MLML         Multifamily
      63       Walgreen's San Francisco                         MLML         Retail
      64       Walgreen's Memphis                               MLML         Retail
      65       Washington Mutual                                MLML         Office
      66       Mesa Drive Office Building                       MLML         Office
      67       Carriage Crossing Shopping Center                MLML         Retail
      68       Walgreen's-Arvarda                               Key          Retail
      69       Walgreen's - North Aurora                        MLML         Retail
      70       Palo Center Long Beach                           MLML         Mixed Use
      71       Walgreens - Orem                                 Key          Retail
      72       Terra Vista Town Center                          MLML         Retail
      73       1293 North Avenue                                MLML         Retail
      74       Walgreen's - Farmington                          MLML         Retail
      75       Walgreens Baton Rouge                            MLML         Retail
      76       Wingate Inn                                      MLML         Hospitality
      77       The Hobby Lobby Store                            Key          Retail
      78       River Grove Apartments                           Key          Multifamily
      79       McKinley at Westbury                             MLML         Multifamily
      80       Silver Springs Commons                           Key          Retail
      81       CVS Middletown                                   MLML         Retail
      82       CVS Rhinebeck                                    MLML         Retail
      83       CVS Ballston                                     MLML         Retail
      84       Cedar City Towne Center                          MLML         Retail
      85       CVS Fishkill                                     MLML         Retail
      86       Tulare Retail                                    MLML         Retail

    LOAN #     ADDRESS

      1        Various
     1.01      301 West Lombard Street
     1.02      12801 Northwest Freeway
     1.03      6323 Ritchie Highway
     1.04      1001 McClain Road
     1.05      1100 Cromwell Bridge Road
     1.06      4350 Ridgemont Drive
     1.07      4 Amherst Road
     1.08      46 Cavalier Boulevard
     1.09      930 East Grafton Road
      2        9200-9220 Sunset Boulevard
      3        Various
     3.01      2200 South Cobalt Point Way
     3.02      5450 Millstream Road
     3.03      1806 Tucker Station Road
      4         303 US 301 Boulevard West
      5         2100 Westminster Lane
      6         17340 San Carlos Boulevard
      7        275 Schoolhouse Road & 400 Industrial Avenue
      8        100 Calibre Creek Parkway
      9        7701 Airport Center Drive
      10       218-232 West 40th Street
      11       Various
    11.01      275 Harbison Boulevard
    11.02      684 Stony Hill Road
    11.03      12020-12236 S. US Highway 71
    11.04      1051 Regency Parkway
    11.05      2210 State Route 291
      12       707-751 U.S. Highway 67 and 416-420 Pleasant Run Road
      13       201 East Main Street
      14       4000 RCA Boulevard
      15       130 Elm Street
      16       718,720,722,740,760,762,780,782,784 Main Street & 150 West Parkridge Avenue
      17       7670-7850 South Priest Drive and 1525-1655 West Elliot Road
      18       249 Main Street
      19       25 Washington Street
      20       3900 Karina Lane
      21       825 Queen Street
      22       100 East First Street
      23       45 Route 9W South
      24       6320 Golden Triangle Drive
      25       Various
    25.01      3230 Northwest Randall Way
    25.02      6416 Pacific Highway East
    25.03      1301 East 72nd Street
      26       33 West Ontario Street
      27       5056 - 5076 South Wadsworth
      28       3737 Timberglen Road
      29       1735 Martin Luther King Jr. Boulevard
      30       8815 122nd Avenue Northeast
      31       2 International Drive
      32       2201 South College Avenue
      33       1335 Vale Drive
      34       2760-2818 Weston Road
      35       2800 South Highland Mesa Road
      36       850-946 South Hamilton Road
      37       5625 West Saginaw Highway
      38       102-202 West Highland Road
      39       151 North Roadrunner Parkway
      40       1042 West Willow Creek Road
      41       300 West 20th Street
      42       2555-2815 Southwest 153rd Drive
      43       8024 Hidden River Drive
      44       6602-6612 Folsom Auburn Road
      45       941 West Grove Avenue
      46       15520 NW Gateway Court
      47       700 Westbrook
      48       201 Stonehaven Drive
      49       27530, 27550 & 27560 Newhall Ranch Road
      50       251-259 East Redlands Boulevard, 245 East Redlands Boulevard, 2195 Club Center Drive, 250 East Caroline Street
      51       479 Northwest 30th Street
      52       14726 Ramona Avenue
      53       91 Medway Road
      54       825 East National Avenue
      55       94-866 Moloalo Street
      56       6969 East Shea Boulevard
      57       186-208 North 12th Avenue
      58       1095 Shaker Point Way
      59       160 Highway A1A
      60       10881 Dale Avenue
      61       100 South Fairmont Boulevard
      62       5111 South Regal Street
      63       1301 Franklin Street
      64       6310 Poplar Avenue
      65       3990 South Babcock Street
      66       1750 South Mesa Drive
      67       3642-3664 West 9800 South Street
      68       6605 Wadsworth Boulevard
      69       1005 West Oak Street
      70       2201-2221 Palo Verde Avenue
      71       763 North State Street
      72       10570 Foothill Boulevard
      73       1293-1309 North Avenue
      74       701 East 20th Street
      75       9985 Bluebonnet Boulevard
      76       125 South Main Street
      77       2480 Supercenter Drive
      78       4516 North Main Street
      79       701 South Mattis Avenue
      80       4920 East Silver Springs Boulevard
      81       245 East Main Street
      82       48 East Market Street
      83       2027 Doubleday Avenue
      84       110 North Main Street
      85       986 Main Street
      86       1110 & 1150 East Tulare Avenue

                                                                                               CUTOFF BALANCE
    LOAN #     CITY                     COUNTY                 STATE              ZIP CODE       (3/1/2005)      ORIGINAL BALANCE

      1        Various                  Various                Various             Various      67,760,000.00      67,760,000.00
     1.01      Baltimore                Baltimore City         MD                    21201      26,064,204.60      26,064,204.60
     1.02      Houston                  Harris                 TX                    77040      14,557,135.55      14,557,135.55
     1.03      Glen Burnie              Anne Arundel           MD                    21061       5,198,976.98       5,198,976.98
     1.04      Bentonville              Benton                 AR                    72712       4,956,358.06       4,956,358.06
     1.05      Towson                   Baltimore              MD                    21286       4,991,017.90       4,991,017.90
     1.06      Abilene                  Taylor                 TX                    79606       3,812,583.12       3,812,583.12
     1.07      Merrimack                Hillsborough           NH                    03054       3,327,345.27       3,327,345.27
     1.08      Florence                 Boone                  KY                    41042       2,634,148.34       2,634,148.34
     1.09      Fairmont                 Marion                 WV                    26554       2,218,230.18       2,218,230.18
      2        West Hollywood           Los Angeles            CA                    90049      67,260,000.00      67,260,000.00
      3        Various                  Various                Various             Various      66,912,420.41      67,000,000.00
     3.01      Meridian                 Ada                    ID                    83462      21,971,242.52      22,000,000.00
     3.02      McLeansville             Guilford               NC                    27301      21,971,242.52      22,000,000.00
     3.03      Louisville               Jefferson              KY                    40299      22,969,935.37      23,000,000.00
      4        Bradenton                Manatee                FL                    34205      64,153,369.00      64,153,369.00
      5        Virginia Beach           Virginia Beach City    VA                    23454      52,000,000.00      52,000,000.00
      6        Fort Myers Beach         Lee                    FL                    33931      52,000,000.00      52,000,000.00
      7        Cheshire                 New Haven              CT                    06410      48,500,000.00      48,500,000.00
      8        Roswell                  Fulton                 GA                    30076      38,000,000.00      38,000,000.00
      9        Greensboro               Guilford               NC                    27409      33,040,000.00      33,040,000.00
      10       New York                 New York               NY                    10018      32,000,000.00      32,000,000.00
      11       Various                  Various                Various             Various      23,902,073.83      24,000,000.00
    11.01      Columbia                 Lexington              SC                    29212       9,112,665.65       9,150,000.00
    11.02      Yardley                  Bucks                  PA                    19067       7,220,418.14       7,250,000.00
    11.03      Grandview                Jackson                MO                    64030       5,228,578.65       5,250,000.00
    11.04      Saint Charles            Saint Charles          MO                    63303       1,842,451.52       1,850,000.00
    11.05      Independence             Jackson                MO                    64057         497,959.87         500,000.00
      12       Cedar Hill               Dallas                 TX                    75104      22,800,000.00      22,800,000.00
      13       Lexington                Fayette                KY                    40507      20,901,889.51      21,000,000.00
      14       Palm Beach Gardens       Palm Beach             FL                    33410      20,829,726.98      21,000,000.00
      15       Enfield                  Hartford               CT                    06082      18,600,000.00      18,600,000.00
      16       Corona                   Riverside              CA                    92880      18,456,099.90      18,500,000.00
      17       Tempe                    Maricopa               AZ                    85284      17,500,000.00      17,500,000.00
      18       Watertown                Middlesex              MA                    02472      16,825,000.00      16,825,000.00
      19       Easton                   Bristol                MA                    02356      16,650,000.00      16,650,000.00
      20       Denton                   Denton                 TX                    76208      16,000,000.00      16,000,000.00
      21       Southington              Hartford               CT                    06489      14,750,000.00      14,750,000.00
      22       Winston Salem            Forsyth                NC                    27101      13,500,000.00      13,500,000.00
      23       West Haverstraw          Rockland               NY                    10993      13,231,301.95      13,250,000.00
      24       Greenbelt                Prince Georges         MD                    20770      12,927,282.84      13,000,000.00
      25       Various                  Various                WA                  Various      11,971,973.21      12,000,000.00
    25.01      Silverdale               Kitsap                 WA                    98383       5,387,387.94       5,400,000.00
    25.02      Fife                     Pierce                 WA                    98424       3,392,059.08       3,400,000.00
    25.03      Tacoma                   Pierce                 WA                    98404       3,192,526.19       3,200,000.00
      26       Chicago                  Cook                   IL                    60610      11,173,811.65      11,200,000.00
      27       Lakewood                 Jefferson              CO                    80123      11,000,000.00      11,000,000.00
      28       Dallas                   Denton                 TX                    75287      10,750,000.00      10,750,000.00
      29       Houma                    Terrebonne             LA                    70360      10,265,000.00      10,265,000.00
      30       Kirkland                 King                   WA                    98033      10,150,000.00      10,150,000.00
      31       Portsmouth               Rockingham             NH                    03801      10,107,389.44      10,150,000.00
      32       Fort Collins             Larimer                CO                    80525      10,000,000.00      10,000,000.00
      33       Copley                   Summit                 OH                    44321       9,976,347.85      10,000,000.00
      34       Fort Lauderdale          Broward                FL                    33331       9,907,996.98       9,940,000.00
      35       Flagstaff                Coconino               AZ                    86001       9,500,000.00       9,500,000.00
      36       Whitehall                Franklin               OH                    43213       8,969,603.17       9,000,000.00
      37       Lansing                  Eaton                  MI                    10019       8,640,000.00       8,640,000.00
      38       Howell                   Livingston             MI                    48843       8,330,000.00       8,330,000.00
      39       Las Cruces               Dona Ana               NM                    88011       8,247,458.89       8,320,000.00
      40       Prescott                 Yavapai                AZ                    86301       8,240,000.00       8,240,000.00
      41       New York                 New York               NY                    10011       7,980,480.04       8,000,000.00
      42       Beaverton                Washington             OR                    97006       7,856,556.11       7,875,000.00
      43       Tampa                    Hillsborough           FL                    33617       7,655,800.50       7,690,000.00
      44       Folsom                   Sacramento             CA                    95630       7,550,000.00       7,550,000.00
      45       Mesa                     Maricopa               AZ                    85210       7,440,000.00       7,440,000.00
      46       Beaverton                Washington             OR                    97006       7,320,000.00       7,320,000.00
      47       Whitmore Lake            Washtenaw              MI                    48189       7,080,000.00       7,080,000.00
      48       Edinboro                 Erie                   PA                    16412       7,000,000.00       7,000,000.00
      49       Santa Clarita            Los Angeles            CA                    91355       7,000,000.00       7,000,000.00
      50       San Bernardino           San Bernardino         CA                    92408       6,750,000.00       6,750,000.00
      51       Miami                    Miami-Dade             FL                    33137       6,600,000.00       6,600,000.00
      52       Chino                    San Bernardino         CA                    91710       6,285,244.91       6,300,000.00
      53       Milford                  Worcester              MA                    01757       5,991,544.86       6,000,000.00
      54       Brazil                   Clay                   IN                    47834       5,905,977.26       5,920,000.00
      55       Waipahu                  Honolulu               HI                    96797       5,786,137.15       5,800,000.00
      56       Scottsdale               Maricopa               AZ                    85254       5,425,329.07       5,450,000.00
      57       Hanford                  Kings                  CA                    93230       5,142,671.41       5,150,000.00
      58       Harrison                 Hamilton               OH                    45030       5,000,000.00       5,000,000.00
      59       Satellite Beach          Brevard                FL                    32937       4,987,760.00       5,000,000.00
      60       Stanton                  Orange                 CA                    90680       4,788,867.97       4,800,000.00
      61       Anaheim Hills            Orange                 CA                    92808       4,538,988.58       4,550,000.00
      62       Spokane                  Spokane                WA                    99223       4,294,285.99       4,300,000.00
      63       San Francisco            San Francisco          CA                    94109       4,290,022.66       4,300,000.00
      64       Memphis                  Shelby                 TN                    38119       4,240,000.00       4,240,000.00
      65       Melbourne                Brevard                FL                    32901       4,194,130.25       4,200,000.00
      66       Mesa                     Maricopa               AZ                    85210       4,190,219.51       4,200,000.00
      67       South Jordan             Salt Lake              UT                    84095       4,186,285.34       4,200,000.00
      68       Arvada                   Jefferson              CO                    80003       3,872,078.99       3,880,000.00
      69       North Aurora             Kane                   IL                    60542       3,825,000.00       3,825,000.00
      70       Long Beach               Los Angeles            CA                    90815       3,694,825.14       3,700,000.00
      71       Orem                     Utah                   UT                    84057       3,589,357.54       3,600,000.00
      72       Rancho Cucamonga         San Bernardino         CA                    91730       3,587,658.45       3,600,000.00
      73       New Rochelle             Westchester            NY                    10804       3,481,772.39       3,500,000.00
      74       Farmington               San Juan               NM                    87401       3,382,112.21       3,390,000.00
      75       Baton Rouge              East Baton Rouge       LA                    70810       3,195,519.64       3,200,000.00
      76       Winston Salem            Forsyth                NC                    27101       3,140,633.13       3,150,000.00
      77       Concord                  Cabarrus               NC                    28026       3,025,000.00       3,025,000.00
      78       Fall River               Bristol                MA                    02720       2,743,506.31       2,750,000.00
      79       Champaign                Champaign              IL                    61820       2,588,696.10       2,600,000.00
      80       Ocala                    Marion                 FL                    34470       2,141,683.51       2,150,000.00
      81       Middletown               Orange                 NY                    10940       2,000,000.00       2,000,000.00
      82       Rhinebeck                Dutchess               NY                    12572       1,800,000.00       1,800,000.00
      83       Ballston Spa             Saratoga               NY                    12020       1,800,000.00       1,800,000.00
      84       Cedar City               Iron                   UT                    84720       1,694,603.57       1,700,000.00
      85       Fishkill                 Dutchess               NY                    12524       1,440,000.00       1,440,000.00
      86       Tulare                   Tulare                 CA                    93274       1,050,000.00       1,050,000.00

              IO MONTHLY       IO ANNUAL    MONTHLY P&I      ANNUAL P&I                PRIMARY      MASTER   TRUSTEE &
                    DEBT            DEBT           DEBT            DEBT   INTEREST   SERVICING   SERVICING      PAYING       BROKER
    LOAN #       SERVICE         SERVICE        SERVICE         SERVICE   RATE (%)    FEE RATE    FEE RATE   AGENT FEE   STRIP RATE

      1                                      460,785.96    5,529,431.52     6.5770     0.01000     0.02000     0.00180
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
      2       299,542.88    3,594,514.53     372,287.54    4,467,450.48     5.2710     0.01000     0.02000     0.00180
      3                                      418,380.92    5,020,571.04     6.3480     0.01000     0.02000     0.00180
     3.01
     3.02
     3.03
      4       319,259.54    3,831,114.48     380,106.65    4,561,279.80     5.8900     0.02000     0.01000     0.00180
      5       243,400.93    2,920,811.11     296,556.62    3,558,679.44     5.5400     0.01000     0.02000     0.00180      0.05000
      6       221,916.62    2,662,999.44     280,770.28    3,369,243.36     5.0510     0.10000     0.01000     0.00180
      7                                      267,458.43    3,209,501.16     5.2380     0.01000     0.02000     0.00180
      8       161,174.54    1,934,094.44     204,456.95    2,453,483.40     5.0200     0.01000     0.02000     0.00180
      9       117,498.50    1,409,982.00                                    4.2675     0.10000     0.01000     0.00180
      10      140,998.15    1,691,977.78     176,012.12    2,112,145.44     5.2150     0.01000     0.02000     0.00180
      11                                     133,723.07    1,604,676.84     5.0600     0.01000     0.02000     0.00180
    11.01
    11.02
    11.03
    11.04
    11.05
      12       99,085.00    1,189,020.00                                    5.2150     0.03000     0.02000     0.00180
      13                                     115,118.77    1,381,425.24     5.1850     0.10000     0.01000     0.00180
      14                                     140,027.13    1,680,325.56     6.3650     0.01000     0.02000     0.00180
      15       74,804.72      897,656.67                                    4.7600     0.01000     0.02000     0.00180
      16                                     104,229.91    1,250,758.92     5.4300     0.03000     0.02000     0.00180
      17       75,348.84      904,186.11      94,973.20    1,139,678.40     5.0960     0.01000     0.02000     0.00180
      18       73,636.64      883,639.65      92,180.14    1,106,161.68     5.1800     0.03000     0.02000     0.00180
      19       66,962.29      803,547.50                                    4.7600     0.01000     0.02000     0.00180
      20       74,689.81      896,277.72      91,097.36    1,093,168.32     5.5250     0.10000     0.01000     0.00180
      21       59,320.95      711,851.39                                    4.7600     0.01000     0.02000     0.00180
      22       61,057.66      732,691.88      75,411.07      904,932.84     5.3530     0.01000     0.02000     0.00180
      23                                      74,626.30      895,515.60     5.4270     0.01000     0.02000     0.00180
      24                                      85,757.02    1,029,084.24     6.2500     0.01000     0.02000     0.00180
      25                                      68,338.10      820,057.20     5.5270     0.01000     0.02000     0.00180
    25.01
    25.02
    25.03
      26                                      63,732.98      764,795.76     5.5200     0.01000     0.02000     0.00180
      27       52,511.00      630,131.94      63,495.94      761,951.28     5.6500     0.03000     0.02000     0.00180
      28       44,278.43      531,341.16                                    4.8750     0.10000     0.01000     0.00180
      29       43,754.56      525,054.75                     525,054.72     5.1150     0.03000     0.02000     0.00180
      30       48,967.88      587,614.56      58,974.98      707,699.76     5.7100     0.10000     0.01000     0.00180
      31                                      59,277.79      711,333.48     5.7570     0.01000     0.02000     0.00180
      32       44,526.62      534,319.44      55,344.31      664,131.72     5.2700     0.01000     0.02000     0.00180
      33                                      56,465.59      677,587.08     5.4500     0.03000     0.02000     0.00180
      34                                      57,220.25      686,643.00     5.6250     0.01000     0.02000     0.00180
      35       39,226.09      470,713.13                                    4.8870     0.01000     0.02000     0.00180
      36                                      50,369.36      604,432.32     5.3700     0.03000     0.02000     0.00180      0.05000
      37       38,471.00      461,652.00      47,817.48      573,809.76     5.2700     0.01000     0.02000     0.00180      0.05000
      38       36,809.15      441,709.82      45,895.43      550,745.16     5.2300     0.03000     0.02000     0.00180
      39                                      59,607.06      715,284.72     6.0000     0.01000     0.02000     0.00180
      40                                      44,739.06      536,868.72     5.1000     0.03000     0.02000     0.00180
      41                                      44,225.86      530,710.32     5.2600     0.01000     0.02000     0.00180
      42                                      44,762.81      537,153.72     5.5100     0.03000     0.02000     0.00180
      43                                      43,422.04      521,064.48     5.4500     0.01000     0.02000     0.00180
      44                                      41,756.87      501,082.44     5.2640     0.01000     0.02000     0.00180
      45       35,076.50      420,918.00      42,617.69      511,412.28     5.5800     0.10000     0.01000     0.00180
      46       33,592.32      403,107.84      41,248.10      494,977.20     5.4315     0.10000     0.01000     0.00180
      47       32,362.32      388,347.83      39,800.59      477,607.08     5.4100     0.03000     0.02000     0.00180
      48                                      39,289.68      471,476.16     5.3960     0.01000     0.02000     0.00180
      49                                      39,482.12      473,785.44     5.4400     0.03000     0.02000     0.00180
      50                                      38,495.33      461,943.96     5.5400     0.01000     0.02000     0.00180
      51                                      36,855.30      442,263.60     5.3500     0.03000     0.02000     0.00180
      52                                      35,810.24      429,722.88     5.5100     0.03000     0.02000     0.00180      0.05000
      53                                      33,841.81      406,101.72     5.4400     0.03000     0.02000     0.00180
      54                                      33,394.29      400,731.48     5.4410     0.01000     0.02000     0.00180
      55                                      32,518.12      390,217.44     5.3860     0.01000     0.02000     0.00180
      56                                      30,450.51      365,406.12     5.3550     0.01000     0.02000     0.00180
      57                                      28,758.31      345,099.72     5.3500     0.03000     0.02000     0.00180      0.05000
      58       21,925.35      263,104.17      27,424.66      329,095.92     5.1900     0.03000     0.02000     0.00180      0.05000
      59                                      27,579.22      330,950.64     5.2400     0.03000     0.02000     0.00180
      60                                      27,465.06      329,580.72     5.5700     0.03000     0.02000     0.00180      0.05000
      61                                      25,294.62      303,535.44     5.3100     0.01000     0.02000     0.00180
      62                                      25,780.67      309,368.04     6.0000     0.01000     0.02000     0.00180
      63                                      24,595.99      295,151.88     5.5670     0.01000     0.02000     0.00180
      64                                      24,112.84      289,354.08     5.5145     0.01000     0.02000     0.00180
      65                                      23,891.95      286,703.40     5.5170     0.01000     0.02000     0.00180
      66                                      23,965.85      287,590.20     5.5450     0.01000     0.02000     0.00180      0.10000
      67                                      23,979.06      287,748.72     5.5500     0.01000     0.02000     0.00180
      68                                      24,142.75      289,713.00     6.3500     0.03000     0.02000     0.00180
      69                                      21,098.11      253,177.32     5.2400     0.01000     0.02000     0.00180
      70                                      21,031.41      252,376.92     5.5100     0.01000     0.02000     0.00180
      71                                      23,748.10      284,977.20     6.2500     0.03000     0.02000     0.00180
      72                                      19,968.62      239,623.44     5.2900     0.01000     0.02000     0.00180
      73                                      20,203.25      242,439.00     5.6500     0.01000     0.02000     0.00180
      74                                      19,354.53      232,254.36     5.5500     0.01000     0.02000     0.00180
      75                                      18,169.25      218,031.00     5.5000     0.01000     0.02000     0.00180
      76                                      20,695.94      248,351.28     6.2070     0.01000     0.02000     0.00180
      77       12,894.06      154,728.75                                    5.1150     0.03000     0.02000     0.00180
      78                                      15,545.25      186,543.00     5.4600     0.03000     0.02000     0.00180
      79                                      14,878.54      178,542.48     5.5710     0.01000     0.02000     0.00180      0.05000
      80                                      13,958.04      167,496.48     6.2500     0.03000     0.02000     0.00180
      81        9,385.23      112,622.78      11,423.63      137,083.56     5.5540     0.01000     0.02000     0.00180
      82        8,466.48      101,597.75      10,296.00      123,552.00     5.5670     0.01000     0.02000     0.00180
      83        8,466.48      101,597.75      10,296.00      123,552.00     5.5670     0.01000     0.02000     0.00180
      84                                       9,866.81      118,401.72     5.7000     0.01000     0.02000     0.00180
      85        6,773.18       81,278.20       8,236.80       98,841.60     5.5670     0.01000     0.02000     0.00180
      86                                       5,966.40       71,596.80     5.5070     0.01000     0.02000     0.00180

                            NET
                         MORTGAGE
              ADMIN.     INTEREST    ACCRUAL               REMAINING   MATURITY/ARD  AMORT    REMAINING
 LOAN #        FEE         RATE        TYPE       TERM       TERM          DATE      TERM    AMORT TERM    TITLE TYPE      ARD (Y/N)

   1         6.60880     6.54520    Actual/360      52        52        7/1/2009      300           300   Fee/Leasehold      No
  1.01                                                        52                                          Fee/Leasehold      No
  1.02                                                        52                                          Fee                No
  1.03                                                        52                                          Leasehold          No
  1.04                                                        52                                          Fee                No
  1.05                                                        52                                          Fee                No
  1.06                                                        52                                          Fee                No
  1.07                                                        52                                          Fee                No
  1.08                                                        52                                          Fee                No
  1.09                                                        52                                          Fee                No
   2         5.30280     5.23920    Actual/360     120       118        1/1/2015      360           360   Fee                No
   3         6.37980     6.31620    Actual/360     178       177       12/1/2019      356           355   Fee                No
  3.01                                                       177                                          Fee                No
  3.02                                                       177                                          Fee                No
  3.03                                                       177                                          Fee                No
   4         0.03180     5.85820    Actual/360     120       112        7/1/2014      360           360   Fee                No
   5         5.62180     5.45820    Actual/360     120       118        1/1/2015      360           360   Fee                No
   6         0.11180     4.93920    Actual/360     120       112        7/1/2014      360           360   Fee                No
   7         5.26980     5.20620    Actual/360     120       120        3/1/2015      360           360   Fee                No
   8         5.05180     4.98820    Actual/360      84        84        3/1/2012      360           360   Fee                No
   9         0.11180     4.15570    30/360          60        58        1/1/2010        0             0   Fee                Yes
   10        5.24680     5.18320    Actual/360     120       117       12/1/2014      360           360   Fee                No
   11        5.09180     5.02820    Actual/360      60        57       12/1/2009      336           333   Fee/Leasehold      No
 11.01                                                        57                                          Fee                No
 11.02                                                        57                                          Fee                No
 11.03                                                        57                                          Fee                No
 11.04                                                        57                                          Fee                No
 11.05                                                        57                                          Fee/Leasehold      No
   12        0.05180     5.16320    30/360          60        58        1/1/2010        0             0   Fee                No
   13        0.11180     5.07320    Actual/360      60        56       11/1/2009      360           356   Fee                Yes
   14        6.39680     6.33320    Actual/360     120       114        9/1/2014      300           294   Fee                No
   15        4.79180     4.72820    Actual/360      60        57       12/1/2009        0             0   Fee                No
   16        0.05180     5.37820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   17        5.12780     5.06420    Actual/360     120       117       12/1/2014      360           360   Fee                No
   18        0.05180     5.12820    Actual/360     120       120        3/1/2015      360           360   Fee                No
   19        4.79180     4.72820    Actual/360      60        57       12/1/2009        0             0   Fee                No
   20        0.11180     5.41320    Actual/360      84        83        2/1/2012      360           360   Fee                Yes
   21        4.79180     4.72820    Actual/360      60        57       12/1/2009        0             0   Fee                No
   22        5.38480     5.32120    Actual/360     120       118      12/31/2014      360           360   Fee                Yes
   23        5.45880     5.39520    Actual/360     120       119        2/1/2015      360           359   Fee                No
   24        6.28180     6.21820    Actual/360     120       116       11/1/2014      300           296   Fee                No
   25        5.55880     5.49520    Actual/360     120       118        1/1/2015      360           358   Fee                No
 25.01                                                       118                                          Fee                No
 25.02                                                       118                                          Fee                No
 25.03                                                       118                                          Fee                No
   26        5.55180     5.48820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   27        0.05180     5.59820    Actual/360     120       117       12/1/2014      360           360   Fee                No
   28        0.11180     4.76320    Actual/360      60        58        1/1/2010        0             0   Fee                No
   29        0.05180     5.06320    30/360          60        60        3/1/2010        0             0   Fee                No
   30        0.11180     5.59820    Actual/360      77        71        2/1/2011      360           360   Fee                No
   31        5.78880     5.72520    Actual/360     120       116       11/1/2014      360           356   Leasehold          No
   32        5.30180     5.23820    Actual/360     120       117       12/1/2014      360           360   Fee                No
   33        0.05180     5.39820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   34        5.65680     5.59320    Actual/360     120       117       12/1/2014      360           357   Fee                No
   35        4.91880     4.85520    Actual/360     120       118        1/1/2015        0             0   Fee                No
   36        0.10180     5.26820    Actual/360      84        81       12/1/2011      360           357   Fee                Yes
   37        5.35180     5.18820    Actual/360     120       118        1/1/2015      360           360   Fee                No
   38        0.05180     5.17820    Actual/360     120       118        1/1/2015      360           360   Fee                Yes
   39        6.03180     5.96820    Actual/360     120       116       11/1/2014      240           236   Fee                No
   40        0.05180     5.04820    Actual/360      60        60        3/1/2010      360           360   Fee                Yes
   41        5.29180     5.22820    Actual/360     120       118        1/1/2015      360           358   Fee                Yes
   42        0.05180     5.45820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   43        5.48180     5.41820    Actual/360     120       116       11/1/2014      360           356   Fee                No
   44        5.29580     5.23220    Actual/360     120       120        3/1/2015      360           360   Fee                No
   45        0.11180     5.46820    Actual/360     120       120        3/1/2015      360           360   Fee                No
   46        0.11180     5.31970    Actual/360     120       120        3/1/2015      360           360   Fee                No
   47        0.05180     5.35820    Actual/360     120       117       12/1/2014      360           360   Fee                No
   48        5.42780     5.36420    Actual/360     120       120        3/1/2015      360           360   Fee                No
   49        0.05180     5.38820    Actual/360     120       120        3/1/2015      360           360   Fee                No
   50        5.57180     5.50820    Actual/360     120       120        3/1/2015      360           360   Fee                No
   51        0.05180     5.29820    Actual/360     120       120        3/1/2015      360           360   Fee                No
   52        0.10180     5.40820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   53        0.05180     5.38820    Actual/360     120       119        2/1/2015      360           359   Leasehold          Yes
   54        5.47280     5.40920    Actual/360     120       118        1/1/2015      360           358   Fee                No
   55        5.41780     5.35420    Actual/360     120       118        1/1/2015      360           358   Fee                No
   56        5.38680     5.32320    Actual/360     120       116       11/1/2014      360           356   Fee                No
   57        0.10180     5.24820    Actual/360     120       119        2/1/2015      360           359   Fee                No
   58        0.10180     5.08820    Actual/360     121       121        4/1/2015      360           360   Fee                No
   59        0.05180     5.18820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   60        0.10180     5.46820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   61        5.34180     5.27820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   62        6.03180     5.96820    Actual/360     120       119        2/1/2015      360           359   Fee                No
   63        5.59880     5.53520    Actual/360     120       118        1/1/2015      360           358   Fee                No
   64        0.03180     5.48270    Actual/360     120       120        3/1/2015      360           360   Fee                No
   65        5.54880     5.48520    Actual/360     120       119        2/1/2015      360           359   Fee                No
   66        5.67680     5.41320    Actual/360     120       118        1/1/2015      360           358   Fee                No
   67        5.58180     5.51820    Actual/360     120       117       12/1/2014      360           357   Fee                No
   68        0.05180     6.29820    Actual/360     120       118        1/1/2015      360           358   Fee                Yes
   69        5.27180     5.20820    Actual/360     120       120        3/1/2015      360           360   Fee                Yes
   70        5.54180     5.47820    Actual/360     120       119        2/1/2015      360           359   Fee                No
   71        0.05180     6.19820    Actual/360     120       118        1/1/2015      300           298   Fee                Yes
   72        5.32180     5.25820    Actual/360     120       117       12/1/2014      360           357   Fee                No
   73        5.68180     5.61820    Actual/360     120       115       10/1/2014      360           355   Fee                No
   74        5.58180     5.51820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   75        5.53180     5.46820    Actual/360     120       119        2/1/2015      360           359   Fee                No
   76        6.23880     6.17520    Actual/360     120       118      12/31/2014      300           298   Fee                Yes
   77        0.05180     5.06320    30/360          60        59        2/1/2010        0             0   Fee                No
   78        0.05180     5.40820    Actual/360     120       118        1/1/2015      360           358   Fee                No
   79        5.65280     5.48920    Actual/360      84        80       11/1/2011      360           356   Fee                No
   80        0.05180     6.19820    Actual/360     120       117       12/1/2014      312           309   Fee                No
   81        5.58580     5.52220    Actual/360     120       117       12/1/2014      360           360   Fee                Yes
   82        5.59880     5.53520    Actual/360     120       117       12/1/2014      360           360   Fee                Yes
   83        5.59880     5.53520    Actual/360     120       117       12/1/2014      360           360   Fee                Yes
   84        5.73180     5.66820    Actual/360     120       117       12/1/2014      360           357   Fee                No
   85        5.59880     5.53520    Actual/360     120       117       12/1/2014      360           360   Leasehold          Yes
   86        5.53880     5.47520    Actual/360     120       120        3/1/2015      360           360   Fee                No

                                                       ARD STEP                                       ENVIRONMENTAL   ENVIRONMENTAL
 LOAN #                                                 UP (%)                                         REPORT TYPE   INSURANCE (Y/N)

   1                                                                                                     Phase I           No
  1.01                                                                                                   Phase I           No
  1.02                                                                                                   Phase I           No
  1.03                                                                                                   Phase I           No
  1.04                                                                                                   Phase I           No
  1.05                                                                                                   Phase I           No
  1.06                                                                                                   Phase I           No
  1.07                                                                                                   Phase I           No
  1.08                                                                                                   Phase I           No
  1.09                                                                                                   Phase I           No
   2                                                                                                     Phase I           No
   3                                                                                                     Phase I           No
  3.01                                                                                                   Phase I           No
  3.02                                                                                                   Phase I           No
  3.03                                                                                                   Phase I           No
   4                                                                                                     Phase I           No
   5                                                                                                     Phase I           No
   6                                                                                                     Phase I           No
   7                                                                                                     Phase I           No
   8                                                                                                     Phase I           No
   9        2% plus the greater of (i) the Initial Interest Rate and (ii) Treasury Rate plus 5%.         Phase I           No
   10                                                                                                    Phase I           No
   11                                                                                                    Phase I           No
 11.01                                                                                                   Phase I           No
 11.02                                                                                                   Phase I           No
 11.03                                                                                                   Phase I           No
 11.04                                                                                                   Phase I           No
 11.05                                                                                                   Phase I           No
   12                                                                                                    Phase I           No
   13       2% plus the greater of (i) the Initial Interest Rate and (ii) Treasury Rate plus 1.65%.      Phase I           No
   14                                                                                                    Phase I           No
   15                                                                                                    Phase I           No
   16                                                                                                    Phase I           No
   17                                                                                                    Phase I           No
   18                                                                                                    Phase I           No
   19                                                                                                    Phase I           No
   20       Greater of: (i) Initial Note Rate plus 2% or (ii) Treasury Rate plus 5%.                     Phase I           No
   21                                                                                                    Phase I           No
   22       Interest Rate plus 2%                                                                        Phase I           No
   23                                                                                                    Phase I           No
   24                                                                                                    Phase I           No
   25                                                                                                    Phase I           No
 25.01                                                                                                   Phase I           No
 25.02                                                                                                   Phase I           No
 25.03                                                                                                   Phase I           No
   26                                                                                                    Phase I           No
   27                                                                                                    Phase I           No
   28                                                                                                    Phase I           No
   29                                                                                                    Phase I           No
   30                                                                                                    Phase I           No
   31                                                                                                    Phase I           No
   32                                                                                                    Phase I           No
   33                                                                                                    Phase I           No
   34                                                                                                    Phase I           No
   35                                                                                                    Phase I           No
   36       Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.                 Phase I           No
   37                                                                                                    Phase I           No
   38       Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.                 Phase I           No
   39                                                                                                    Phase I           No
   40       Greater of: (i) Interest Rate plus 2% or (ii) Treasury Rate plus 2%.                         Phase I           No
   41       Interest Rate plus 2%                                                                        Phase I           No
   42                                                                                                    Phase I           No
   43                                                                                                    Phase I           No
   44                                                                                                    Phase I           No
   45                                                                                                    Phase I           No
   46                                                                                                    Phase I           No
   47                                                                                                    Phase I           No
   48                                                                                                    Phase I           No
   49                                                                                                    Phase I           No
   50                                                                                                    Phase I           No
   51                                                                                                    Phase I           No
   52                                                                                                    Phase I           No
   53       Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.                 Phase I           No
   54                                                                                                    Phase I           No
   55                                                                                                    Phase I           No
   56                                                                                                    Phase I           No
   57                                                                                                    Phase I           No
   58                                                                                                    Phase I           No
   59                                                                                                    Phase I           No
   60                                                                                                    Phase I           No
   61                                                                                                    Phase I           No
   62                                                                                                    Phase I           No
   63                                                                                                    Phase I           No
   64                                                                                                    Phase I           No
   65                                                                                                    Phase I           No
   66                                                                                                    Phase I           No
   67                                                                                                    Phase I           No
   68       Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.                 Phase I           No
   69       Interest Rate plus 2%                                                                        Phase I           No
   70                                                                                                    Phase I           No
   71       Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.                 Phase I           No
   72                                                                                                    Phase I           No
   73                                                                                                    Phase I           No
   74                                                                                                    Phase I           No
   75                                                                                                    Phase I           No
   76       Interest Rate plus 2%                                                                        Phase I           No
   77                                                                                                    Phase I           No
   78                                                                                                    Phase I           No
   79                                                                                                    Phase I           No
   80                                                                                                    Phase I           No
   81       Interest Rate plus 2%                                                                        Phase I           No
   82       Interest Rate plus 2%                                                                        Phase I           No
   83       Interest Rate plus 2%                                                                        Phase I           No
   84                                                                                                    Phase I           No
   85       Interest Rate plus 2%                                                                        Phase I           No
   86                                                                                                    Phase I           No

                 CROSS-           CROSS-           DEFEASANCE    LETTER OF     LOCKBOX         HOLDBACK         UPFRONT ENG.
    LOAN #      DEFAULTED     COLLATERALIZED        ALLOWED        CREDIT     IN-PLACE           AMT              RESERVE

      1                                               Yes            No          Yes                                225,674.00
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
      2                                               Yes            No          Yes
      3                                               Yes            No          Yes
     3.01
     3.02
     3.03
      4                                               Yes            No          Yes
      5                                               Yes            No          Yes                                268,125.00
      6                                               Yes            No          Yes
      7                                               Yes           Yes          Yes                                 41,113.00
      8                                               Yes            No          Yes                              1,004,962.50
      9                                                No            No          Yes
      10                                              Yes            No          Yes                                398,363.00
      11                                              Yes            No          Yes                              1,307,813.00
    11.01
    11.02
    11.03
    11.04
    11.05
      12                                               No            No          No
      13                                              Yes            No          Yes                                 14,250.00
      14                                              Yes            No          Yes
      15                                              Yes            No          Yes                                 37,400.00
      16                                              Yes            No          No
      17                                              Yes            No          No
      18                                               No            No          No
      19                                              Yes           Yes          Yes                                  1,100.00
      20                                              Yes            No          Yes
      21                                              Yes           Yes          Yes                                 29,700.00
      22           Yes              Yes               Yes            No          Yes
      23                                              Yes            No          Yes                                 32,312.50
      24                                              Yes            No          Yes
      25                                              Yes            No          Yes
    25.01
    25.02
    25.03
      26                                              Yes            No          No
      27                                              Yes            No          No
      28                                              Yes            No          No
      29                                               No            No          No
      30                                              Yes           Yes          Yes
      31                                              Yes            No          No
      32                                              Yes            No          No
      33                                              Yes            No          No
      34                                              Yes            No          No
      35                                              Yes            No          No
      36                                              Yes            No          No                                  35,375.00
      37                                              Yes            No          Yes
      38                                              Yes            No          No              $ 520,000.00
      39                                               No            No          No
      40                                              Yes            No          No                                  53,312.50
      41                                              Yes            No          Yes
      42                                              Yes            No          No
      43                                              Yes            No          No                                 300,000.00
      44                                              Yes            No          Yes
      45                                              Yes            No          Yes
      46                                              Yes            No          Yes
      47                                              Yes            No          No
      48                                              Yes            No          No                                  36,125.00
      49                                               No            No          No              $ 750,000.00
      50                                              Yes            No          No              $ 650,000.00
      51                                              Yes            No          No
      52                                              Yes            No          No
      53                                              Yes            No          No
      54                                              Yes            No          No                                  70,306.00
      55                                              Yes            No          No                                  53,915.00
      56                                              Yes            No          No
      57                                              Yes            No          No
      58                                              Yes            No          No
      59                                              Yes            No          No
      60                                              Yes            No          No
      61                                              Yes            No          No
      62                                              Yes            No          No
      63                                              Yes            No          Yes
      64                                              Yes            No          Yes
      65                                              Yes            No          Yes
      66                                              Yes            No          Yes
      67                                              Yes            No          No
      68                                               No            No          No
      69                                              Yes            No          Yes                                117,160.00
      70                                              Yes            No          No                                  53,438.00
      71                                               No            No          No
      72                                              Yes            No          No
      73                                              Yes            No          No                                  81,006.00
      74                                              Yes            No          Yes
      75                                              Yes            No          Yes
      76           Yes              Yes               Yes            No          Yes
      77                                               No            No          No
      78                                              Yes            No          No
      79                                              Yes            No          No                                  37,662.50
      80                                               No            No          No
      81                                              Yes            No          Yes
      82                                              Yes            No          Yes
      83                                              Yes            No          Yes
      84                                              Yes            No          No
      85                                              Yes            No          Yes
      86                                              Yes            No          No

                                                                                           UPFRONT
                    UPFRONT CAPEX    UPFRONT ENVIR.    UPFRONT TI/LC     UPFRONT RE       INSURANCE        UPFRONT OTHER
    LOAN #             RESERVES          RESERVE          RESERVE        TAX RESERVE       RESERVE            RESERVE

      1            2,917,765.00                                         484,697.32       585,752.00           38,506.72
     1.01
     1.02
     1.03
     1.04
     1.05
     1.06
     1.07
     1.08
     1.09
      2              160,572.00                                         136,809.95                           353,800.55
      3                                                                                                      418,380.92
     3.01
     3.02
     3.03
      4
      5                                                                  39,850.58
      6
      7              300,000.00        100,000.00                                                          1,610,250.58
      8               13,833.33                                         208,317.99       132,990.25
      9
      10                                                508,720.00      218,882.29        12,124.00
      11             208,947.00                                          93,342.80                           613,605.40
    11.01
    11.02
    11.03
    11.04
    11.05
      12
      13                                                                 17,115.05         7,292.79          250,000.00
      14                                                                349,418.81                           675,059.65
      15                                                                 93,966.77        60,928.83
      16               2,628.50                                          59,246.21        36,273.30
      17                                                                100,348.82
      18               3,300.00          1,125.00                        43,807.11        14,075.55
      19                                                                 26,357.94        44,272.58
      20                                                                 25,212.50                           300,000.00
      21                                                                 78,111.43        77,848.33
      22                                                                 23,189.98        24,104.50           22,600.00
      23                                                220,000.00      239,979.00                           465,000.00
      24                                                                         -        38,201.63
      25                                                                 41,034.66
    25.01
    25.02
    25.03
      26                                                                 62,456.56
      27                               322,500.00         2,500.00      186,778.03        19,521.60           27,373.00
      28                                                                287,547.36
      29
      30                                                 15,455.00       47,934.39         3,698.20
      31                                                                 18,119.92         4,350.80
      32                                                                  8,296.36         7,287.88
      33               4,400.00                                         137,097.28        22,458.98
      34                                                200,000.00       19,756.70        14,084.70           20,045.46
      35                                                                                                      60,000.00
      36               3,526.83        547,200.00         3,333.33       87,129.97
      37
      38                                                                                   4,634.44
      39                                                                 29,484.81
      40               1,196.00        100,000.00         4,500.00       32,881.60         4,858.00
      41                                                                 34,074.02                            18,500.00
      42              30,000.00                           6,700.00       26,712.85         3,789.28
      43                                                                  9,738.88        39,475.00
      44                                                                 55,005.00           898.19           15,507.00
      45                                                                                   9,320.00
      46                                                                 45,442.70        13,610.00
      47                                                                178,775.31        34,650.00
      48              17,400.00            400.00                        31,015.50        29,798.37          235,738.07
      49                                                750,000.00                        10,906.35
      50                                                                                  19,500.00
      51                                                                 78,885.78        10,840.72
      52               1,149.00                           2,084.00       19,816.83         1,641.32
      53               2,000.00        293,750.00         3,337.00       11,400.42         5,579.70
      54                                                312,496.00       17,035.35        15,892.80
      55                                                                 19,699.50
      56                                                                 15,735.98         1,409.80           35,544.00
      57                 370.00                           1,600.00                         4,305.53
      58               1,400.00                                          26,257.09         6,335.00
      59                 688.00                                           9,100.00         1,801.41
      60                 854.00                                          14,849.73         5,221.44
      61                                75,000.00                        10,605.35
      62                                                                 21,441.28        14,072.10
      63
      64                                                                                                      24,112.84
      65
      66                                                200,000.00       26,420.00           895.21          177,858.40
      67                                                                                   1,299.73
      68                 181.17
      69                                                                 20,000.00         8,350.00           21,098.11
      70                               112,500.00        50,000.00
      71                 185.25
      72                                                                 19,584.11           995.93
      73                                                                 37,595.20
      74                                                                                                      19,354.53
      75
      76                                                                 15,305.80         7,663.80            7,543.04
      77
      78               1,036.00                                           4,290.54         2,482.03
      79                                                                  3,539.00         4,070.71
      80
      81                                                                  9,103.11                            12,058.39
      82                                                                 10,704.90                            10,943.53
      83                                                                  5,819.99                            10,208.95
      84                                                 75,000.00                         1,920.96
      85                                                                  7,635.17                             8,633.98
      86              16,040.00

                                                                                                             MONTHLY      MONTHLY
         UPFRONT OTHER                                                                                        ENVIR.       TI/LC
LOAN #   DESCRIPTION                                                                 MONTHLY CAPEX RESERVE   RESERVE      RESERVE

  1      Ground Rent Escrow                                                       4% of Operating Revenues
 1.01
 1.02
 1.03
 1.04
 1.05
 1.06
 1.07
 1.08
 1.09
  2      Debt Service                                                                                        4,695.00     24,305.00
  3      Debt Service
 3.01
 3.02
 3.03
  4
  5                                                                                                         17,979.00
  6
  7      Debt Service ($1,604,750.58) and L/C Transfer Reserve ($5,500)                                      8,221.00     12,500.00
  8                                                                                                         13,833.33
  9
  10                                                                                                         3,675.37
  11     Dollar Tree Reserve ($75,000) and Debt Service Reserve (($538,605.40)                              13,068.00     30,697.00
11.01
11.02
11.03
11.04
11.05
  12
  13     Generator Reserve                                                                                  14,390.67     20,500.00
  14     Seasonality Reserve                                                                                40,114.83
  15                                                                                                         1,923.75
  16                                                                                                         2,628.50
  17                                                                                                         1,859.00     56,000.00
  18                                                                                                         3,300.00
  19                                                                                                         1,264.10      3,483.33
  20     Free Rent Escrow                                                                                    1,565.27
  21                                                                                                         2,149.86      2,500.00
  22     Common Charge Reserve                                                                               1,417.00        259.00
  23     Quiznos Reserves (280,000); DMV/WAMU Occupancy Reserves (185,000)                                   3,008.72      2,800.00
  24                                                                                                        14,243.00
  25                                                                                                         2,122.00      8,333.33
25.01
25.02
25.03
  26                                                                                                           229.00      2,917.00
  27     Tenant Estoppel Escrow                                                                                            2,500.00
  28
  29
  30                                                                                                           424.62     15,455.00
  31                                                                                                         1,474.00      8,750.00
  32                                                                                                           569.00     18,289.00
  33                                                                                                         4,400.00
  34     Comerica Reserve                                                                                      541.00
  35     Seasonality Reserve
  36                                                                                                         3,526.83      3,333.33
  37                                                                                                         1,598.00      3,333.00
  38
  39                                                                                                         3,225.00
  40                                                                              1,196.00                                 4,500.00
  41     Blockbuster Construction Allowance Reserve                                                                          529.00
  42                                                                                                                       6,700.00
  43                                                                                                         5,800.00
  44     Executive Tan Reserve
  45
  46
  47                                                                              2,750.00
  48     Debt Service                                                                                        2,900.00
  49
  50                                                                                                         1,350.00      5,083.00
  51
  52                                                                                                         1,149.00      2,084.00
  53                                                                                                         2,000.00      3,337.00
  54                                                                                                         1,502.00
  55                                                                                                           532.00      1,800.00
  56     Bake-A-Party Reserve (25,000) and Rent Abatement Reserve (10,544)                                     618.00      2,083.33
  57                                                                                                           370.00      1,600.00
  58                                                                                                         1,400.00
  59                                                                                                           688.00
  60                                                                                                           854.00
  61                                                                                                           322.56      1,250.00
  62                                                                                                         2,020.83
  63                                                                                                           164.00      2,416.00
  64     Debt Service
  65                                                                                                           671.40
  66     Maricopa County Reserves                                                                              751.00      4,317.00
  67                                                                                                           363.00      2,600.00
  68                                                                                                           181.17
  69     Debt Service
  70                                                                                                           292.00
  71                                                                                                           185.25
  72                                                                                                           530.00
  73                                                                                                           500.00
  74     Debt Service
  75
  76     Seasonality Reserve                                                                                 6,903.00
  77
  78                                                                                                         1,036.00
  79                                                                                                         1,057.50
  80
  81     Debt Service                                                                                           78.00
  82     Debt Service                                                                                           78.00
  83     Debt Service
  84                                                                                                           260.00
  85     Debt Service                                                                                          127.00
  86                                                                                                           181.00

                                   MONTHLY       MONTHLY
                   MONTHLY RE     INSURANCE       OTHER                                       TOTAL  UNIT OF       GRACE    LOAN
    LOAN #        TAX RESERVE      RESERVE       RESERVE     OTHER MONTH DESCRIPTION       SF/UNITS  MEASURE      PERIOD    GROUP

      1            268,863.67     62,279.81     38,144.65    Ground Rent Escrow               1,421  Rooms           0        1
     1.01                                                                                       375  Rooms                    1
     1.02                                                                                       291  Rooms                    1
     1.03                                                                                       127  Rooms                    1
     1.04                                                                                        90  Rooms                    1
     1.05                                                                                       139  Rooms                    1
     1.06                                                                                        99  Rooms                    1
     1.07                                                                                       116  Rooms                    1
     1.08                                                                                        78  Rooms                    1
     1.09                                                                                       106  Rooms                    1
      2             23,941.74     10,343.25                                                 281,140  SF              5        1
      3                                                                                     530,334  SF              0        1
     3.01                                                                                   176,778  SF                       1
     3.02                                                                                   176,778  SF                       1
     3.03                                                                                   176,778  SF                       1
      4                                                                                     492,997  SF              5        1
      5             39,850.58     27,495.50                                                     863  Units           2        2
      6                                                                                       1,532  Pads            5        2
      7                                                                                     986,565  SF              0        1
      8             44,723.23     13,385.08                                                     664  Units           3        2
      9                                                                                     389,377  SF             10        1
      10            43,776.45      6,062.00                                                 157,516  SF              2        1
      11            65,469.04     11,861.59     14,584.00    Harbison Immediate Repairs     775,321  SF              5        1
    11.01                                                                                   187,674  SF                       1
    11.02                                                                                    74,953  SF                       1
    11.03                                                                                   386,210  SF                       1
    11.04                                                                                    49,400  SF                       1
    11.05                                                                                    77,084  SF                       1
      12                                                                                    205,230  SF              5        1
      13            17,115.05      7,292.79                                                 234,653  SF              5        1
      14            31,765.35     13,112.58                                                     279  Rooms           5        1
      15            20,015.81      4,686.83                                                 427,873  SF              0        1
      16            14,811.55      4,534.16                                                 217,028  SF              5        1
      17            36,977.29      2,478.00                                                 148,797  SF              5        1
      18            15,332.49      5,078.83                                                     144  Units           5        1
      19             8,785.98      3,405.58                                                 101,125  SF              0        1
      20            12,606.25                                                                83,481  SF              5        1
      21            13,018.57      5,988.33                                                 171,989  SF              0        1
      22            11,594.99      2,410.45     22,600.00    Common Charge Reserve           85,002  SF             15        1
      23            42,653.91                                                               132,029  SF              5        1
      24            17,425.14      5,457.38                                                     120  Rooms           5        1
      25            12,849.11      2,928.54                                                  99,757  SF              5        1
    25.01                                                                                    41,901  SF                       1
    25.02                                                                                    27,856  SF                       1
    25.03                                                                                    30,000  SF                       1
      26            12,491.31                                                                27,513  SF              5        1
      27            26,682.58      1,626.80                                                 104,976  SF              5        1
      28            23,962.28                                                                   320  Units           5        2
      29                                                                                    116,146  SF              5        1
      30             6,847.77      3,698.20                                                  50,954  SF             10        1
      31             6,039.97        417.20                                                  88,467  SF              5        1
      32             1,451.86      1,457.58                                                  68,334  SF              5        1
      33            19,585.32      4,203.94                                                     263  Units           5        2
      34            19,756.70      2,347.45                                                  43,308  SF              5        1
      35             9,914.83      4,478.51     10,000.00    Seasonality Reserve                240  Units           5        2
      36            12,447.14                                                               147,778  SF              5        1
      37            13,855.71      1,567.21                                                 127,802  SF              5        1
      38             2,573.95      1,480.38                                                  36,795  SF              5        1
      39             3,685.60                                                                   129  Units           5        1
      40             6,576.32      1,214.50                                                 163,478  SF              5        1
      41             1,908.14                                                                12,100  SF              5        1
      42             8,904.29      1,894.64                                                  82,742  SF              5        1
      43             9,738.88     11,714.56                                                     232  Units           5        2
      44            11,001.00        898.19                                                  46,314  SF              5        1
      45            10,960.48      1,165.00                                                     117  Rooms           5        1
      46             9,088.54      1,701.25                                                     150  Rooms           5        1
      47            19,474.19      3,675.00                                                     132  Units           5        2
      48             5,427.71      4,966.40     39,289.68    Debt Service                       116  Units           5        2
      49             4,590.06        908.86                                                  28,273  SF              5        1
      50             4,447.97      2,625.00                                                  81,690  SF              5        1
      51            19,721.44      5,814.11                                                      89  Units           5        2
      52             4,954.21      1,641.33                                                  58,642  SF              5        1
      53            15,070.95      1,859.90                                                 160,196  SF              5        1
      54             5,678.45      1,444.80                                                 103,048  SF              5        1
      55             3,939.90      7,415.89                                                  25,524  SF              5        1
      56             5,797.47        704.90                                                  29,675  SF              5        1
      57                             717.59                                                  29,578  SF              5        1
      58             1,067.36      1,583.75                                                      84  Units           5        2
      59             4,550.00      1,801.41                                                      55  Units           5        1
      60             3,712.43        522.14                                                  68,365  SF              5        1
      61             2,651.34      1,032.50                                                  25,537  SF              5        1
      62             5,772.65      1,759.01                                                      97  Units           5        2
      63                                                                                     12,277  SF              5        1
      64                                                                                     15,120  SF              5        1
      65                                                                                    107,419  SF              5        1
      66             6,605.00        895.21                                                  40,980  SF              5        1
      67             3,164.79        649.86                                                  29,018  SF              5        1
      68                                                                                     14,490  SF              5        1
      69                                                                                     14,800  SF              5        1
      70             3,771.72      1,584.19                                                  23,342  SF              5        1
      71                                                                                     13,650  SF              5        1
      72             2,077.10        497.96                                                  20,500  SF              5        1
      73            11,498.94        988.75                                                  15,675  SF              5        1
      74                                                                                     16,510  SF              5        1
      75                                                                                     14,560  SF              5        1
      76             7,652.90      2,554.60      7,543.04    Seasonality Reserve                112  Rooms          15        1
      77                                                                                     60,000  SF              5        1
      78             1,766.69      1,241.01                                                      48  Units           5        2
      79             3,539.04        581.53                                                      45  Units           5        2
      80                                                                                     15,058  SF              5        1
      81             2,415.17                                                                10,125  SF              5        1
      82             2,236.68                                                                11,400  SF              5        1
      83             1,580.10                                                                10,055  SF              5        1
      84             3,047.74        960.48                                                  20,860  SF              5        1
      85             1,603.90                                                                10,500  SF              5        1
      86                                                                                     12,084  SF              5        1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

KeyBank National Association
c/o KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105
Attention: Senior Vice President of Loan Servicing

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York  10080

Bank of America, N.A.
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina  28225

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention: Senior Vice President of Loan Servicing

Clarion Partners, Inc.
230 Park Avenue, 12th Floor
New York, New York 10169

Re:    Merrill Lynch Mortgage Trust 2005-MKB2,
       Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2

Ladies and Gentlemen:

         LaSalle Bank National Association, as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(a), (v)
and (vii) , and to the extent provided in the related Mortgage File and actually known by a

                                      C-1

Responsible Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related
Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii), (iv)(b), (iv)(c), (vi), (viii) and (xi) of the definition of
"Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage Loan by the applicable Mortgage Loan
Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such
Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such
Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct.

         None of the Trustee, the Fiscal Agent, the Master Servicer, the Special
Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                            Respectfully,

                                            LASALLE BANK NATIONAL ASSOCIATION

                                            ____________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                      C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group, Merrill Lynch Mortgage
            Trust 2005-MKB2

Re:      Merrill Lynch Mortgage Trust 2005-MKB2,
         Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2
         ---------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of March 1,
2005 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets,
Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer, ABN AMRO
Bank N.V., as Fiscal Agent and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

         The Mortgage File should be delivered to the following:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             Attn:______________________________

                                             Phone:_____________________________

                                      D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan paid in full.

                  The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and
                  Servicing Agreement have been or will be so credited.

_____ 2. Other.  (Describe)

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

                 _______________________________________________________________

                The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                 KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                 as Master Servicer

                 By:______________________________________

                            Name__________________________

                            Title:________________________

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                    [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group,
              Merrill Lynch Mortgage Trust
              2005-MKB2

Re:      Merrill Lynch Mortgage Trust 2005-MKB2,
         Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2
         ---------------------------------------------------------------

Ladies and Gentlemen:

                  In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of March 1, 2005 (the "Pooling and Servicing Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer, Clarion Partners, LLC, as Special Servicer,
ABN AMRO Bank N.V., as Fiscal Agent and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below)
held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:

                    ________________________________________________

                    ________________________________________________

                    ________________________________________________

                        Attn: ________________________________________________

                        Phone:________________________________________________

                                     D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1. Mortgage Loan is being foreclosed.

_____ 2. Other.  (Describe)

      ______________________________________________________________________

      ______________________________________________________________________

      ______________________________________________________________________

      ______________________________________________________________________

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

              CLARION PARTNERS, LLC
              as Special Servicer

              By:______________________________________________________________

                         Name__________________________________________________

                         Title:________________________________________________

                                     D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                               _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:    Global Securitization Trust Services Group,
              Merrill Lynch Mortgage Trust
              2005-MKB2

Re:      Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
         Pass-Through Certificates, Series 2005-MKB2, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional
         Amount] as of March 29, 2005 (the "Closing Date") of
         $____________________ ] [representing a _________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March
1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp
Real Estate Capital Markets, Inc., as Master Servicer, Clarion Partners, LLC, as
Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO
Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

                  1. The Transferor is the lawful owner of the Transferred
Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
(a) offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a

                                     E-1-1

Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the
Transferred Certificates under the Securities Act of 1933, as amended (the
"Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                            Very truly yours,

                                            ___________________________________
                                            (Transferor)

                                            By:  ______________________________

                                                       Name:  _________________

                                                       Title: _________________

                                     E-1-2

                              EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group, Merrill Lynch Mortgage
            Trust 2005-MKB2

Re:      Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
         Pass-Through Certificates, Series 2005-MKB2, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional
         Amount] as of March 29, 2005 (the "Closing Date") of
         $___________________________ ] [representing a _______% Percentage
         Interest in the subject Class]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March
1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp
Real Estate Capital Markets, Inc., as Master Servicer, Clarion Partners, LLC, as
Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO
Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

                  1. The Transferee is a "qualified institutional buyer" (a
         "Qualified Institutional Buyer") as that term is defined in Rule 144A
         ("Rule 144A") under the Securities Act of 1933, as amended (the
         "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A.
         The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a
         Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                                     E-2A-1

                  2. The Transferee has been furnished with all information
         regarding (a) the Depositor, (b) the Transferred Certificates and
         distributions thereon, (c) the nature, performance and servicing of the
         Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust
         Fund created pursuant thereto, and (e) all related matters, that it has requested.

                  3. If the Transferee proposes that the Transferred
         Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            ____________________________________
                                            (Transferee)

                                            By:  _______________________________

                                                       Name:  __________________

                                                       Title: __________________

                             Nominee Acknowledgment
                             ----------------------

                  The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                            ____________________________________
                                            (Nominee)

                                            By: ________________________________

                                                       Name:  __________________

                                                       Title: __________________

                                     E-2A-2

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and
______________________________, as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

         2.       The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners]
owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         _______           Corporation, etc. The Transferee is a corporation
                           (other than a bank, savings and loan association or
                           similar institution), Massachusetts or similar
                           business trust, partnership, or any organization
                           described in Section 501(c)(3) of the Internal
                           Revenue Code of 1986, as amended.

         _______           Bank. The Transferee (a) is a national bank or a
                           banking institution organized under the laws of any
                           state, U.S. territory or the District of Columbia,
                           the business of which is substantially confined to
                           banking and is supervised by the state or territorial
                           banking commission or similar official or is a
                           foreign bank or equivalent institution, and (b) has
                           an audited net worth of at least $25,000,000 as
                           demonstrated in its latest annual financial
                           statements, a copy of which is attached hereto, as of
                           a date not more than 16 months preceding the date of
                           sale of the Transferred Certificates in the case of a
                           U.S. bank, and not more than 18 months preceding such
                           date of sale in the case of a foreign bank or
                           equivalent institution.

         _______           Savings and Loan. The Transferee (a) is a savings and
                           loan association, building and loan association,
                           cooperative bank, homestead association or

----------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2A-3

                           similar institution, which is supervised and examined
                           by a state or federal authority having supervision
                           over any such institutions, or is a foreign savings
                           and loan association or equivalent institution and
                           (b) has an audited net worth of at least $25,000,000
                           as demonstrated in its latest annual financial
                           statements, a copy of which is attached hereto, as of
                           a date not more than 16 months preceding the date of
                           sale of the Transferred Certificates in the case of a
                           U.S. savings and loan association, and not more than
                           18 months preceding such date of sale in the case of
                           a foreign savings and loan association or equivalent
                           institution.

         _______           Broker-dealer. The Transferee is a dealer registered
                           pursuant to Section 15 of the Securities Exchange Act
                           of 1934, as amended.

         _______           Insurance Company. The Transferee is an insurance
                           company whose primary and predominant business
                           activity is the writing of insurance or the
                           reinsuring of risks underwritten by insurance
                           companies and which is subject to supervision by the
                           insurance commissioner or a similar official or
                           agency of a state, U.S. territory or the District of
                           Columbia.

         _______           State or Local Plan. The Transferee is a plan
                           established and maintained by a state, its political
                           subdivisions, or any agency or instrumentality of the
                           state or its political subdivisions, for the benefit
                           of its employees.

         ________          ERISA Plan. The Transferee is an employee benefit
                           plan within the meaning of Title I of the Employee
                           Retirement Income Security Act of 1974.

         ________          Investment Advisor. The Transferee is an investment
                           advisor registered under the Investment Advisers Act
                           of 1940.

         ________          QIB Subsidiary. All of the Transferee's equity owners
                           are "qualified institutional buyers" within the
                           meaning of Rule 144A.

         ________          Other. (Please supply a brief description of the
                           entity and a cross-reference to the paragraph and
                           subparagraph under subsection (a)(1) of Rule 144A
                           pursuant to which it qualifies. Note that registered
                           investment companies should complete Annex 2 rather
                           than this Annex 1)
                                              __________________________________
                           _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________

         3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     E-2A-4

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                                      Will the Transferee be purchasing the
                                      Transferred Certificates only for the
           --------        -------    Transferee's own account?
              Yes            No

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

         8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2A-5

                          ________________________________________________
                          (Transferee)

                          By:_____________________________________________

                                 Name:____________________________________

                                 Title:___________________________________

                                 Date:____________________________________

                                     E-2A-6

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and __________________________,
as Certificate Registrar, with respect to the mortgage pass-through certificates
(the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

                  2. The Transferee is a "qualified institutional buyer" as
defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         _______           The Transferee owned and/or invested on a
                           discretionary basis $___________________________ in
                           securities (other than the excluded securities
                           referred to below) as of the end of the Transferee's
                           most recent fiscal year (such amount being calculated
                           in accordance with Rule 144A).

         _______           The Transferee is part of a Family of Investment
                           Companies which owned in the aggregate
                           $_____________________________ in securities (other
                           than the excluded securities referred to below) as of
                           the end of the Transferee's most recent fiscal year
                           (such amount being calculated in accordance with Rule
                           144A).

         3.       The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2A-7

         4.       The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

         5.       The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                                      Will the Transferee be purchasing the
                                      Transferred Certificates only for the
           _________      ________    Transferee's own account?
              Yes            No

         6.       If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer"
status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7.       The undersigned will notify the parties to which this
certification is made of any changes in the information and conclusions herein.
Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

         8.       Capitalized terms used but not defined herein have the
respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                         _______________________________________________________
                                            [Transferee][Adviser]

                         By:____________________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                                    Date:  _____________________________________

                                     E-2A-8

                                 IF AN ADVISER:

                          ______________________________________________________
                          (Transferee)

                               Date:  __________________________________________

                                     E-2A-9

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group, Merrill Lynch Mortgage
            Trust 2005-MKB2

         Re: Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
         Pass-Through Certificates, Series 2005-MKB2, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional
         Amount] as of March 29, 2005 (the "Closing Date") of $ ______________ ]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March
1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp
Real Estate Capital Markets, Inc., as Master Servicer, Clarion Partners, LLC, as
Special Servicer, LaSalle Bank National Association, as Trustee ABN AMRO Bank
N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

         1.       The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

         2.       The Transferee understands that (a) the Transferred
Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred
Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to

                                     E-2B-1

effect such transfer substantially in the form attached as Exhibit E-1 to the
Pooling and Servicing Agreement and a certification from such
Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing Agreement or as Exhibit E-2B
to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

         3.       The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement,
which provisions it has carefully reviewed, and that each Transferred
Certificate will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS
AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING
THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         4.       Neither the Transferee nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any
Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the

                                     E-2B-2

case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities
Act, would render the disposition of the Transferred Certificates a violation of
Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto.
The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

         5.       The Transferee has been furnished with all information
regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage
Loans, and (e) all related matters, that it has requested.

         6.       The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

         7.       If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgement below.

                         Very truly yours,

                         _______________________________________________________
                                     (Transferee)

                         By:____________________________________________________

                                 Name:__________________________________________

                                 Title:_________________________________________

                                     E-2B-3

                             Nominee Acknowledgement
                             -----------------------

         The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                   ________________________________________________
                              (Nominee)

                   By:_____________________________________________

                          Name:____________________________________

                          Title:___________________________________

                                    E-2B-4

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                                 _______________________, 200___

________________________________________

________________________________________

________________________________________

________________________________________
(Name and Address of Transferor)

Re:      Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
         Pass-Through Certificates, Series 2005-MKB2, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate Notional
         Amount] as of March 29, 2005 (the "Closing Date") of
         $_________________________

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
Transfer by _________________________ (the "Transferor") to
__________________________ (the "Transferee") through our respective Depository
Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of March 1, 2005, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate
Capital Markets, Inc., as Master Servicer, Clarion Partners, LLC, as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

         1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A.
The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

         2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the
Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the

                                     E-2C-1

Transferred Certificates may be resold or transferred unless (i) such
Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing
Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

         3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
Agreement, which provisions it has carefully reviewed, and that the Transferred
Certificates will bear the following legends:

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE
MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS
AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS
AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING
THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         4. The Transferee has been furnished with all information regarding (a)
the Depositor, (b) the Transferred Certificates and distributions thereon, (c)
the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                     E-2C-2

                                 Very truly yours,

                                 ______________________________________________
                                          (Transferee)

                                 By:___________________________________________

                                         Name:_________________________________

                                         Title:________________________________

                                     E-2C-3

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and for the benefit of Merrill
Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred
Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
"Transferee").

         2.       The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
144A"), because (i) [the Transferee] [each of the Transferee's equity owners]
owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         _______           Corporation, etc. The Transferee is a corporation
                           (other than a bank, savings and loan association or
                           similar institution), Massachusetts or similar
                           business trust, partnership, or any organization
                           described in Section 501(c)(3) of the Internal
                           Revenue Code of 1986, as amended.

         _______           Bank. The Transferee (a) is a national bank or a
                           banking institution organized under the laws of any
                           state, U.S. territory or the District of Columbia,
                           the business of which is substantially confined to
                           banking and is supervised by the state or territorial
                           banking commission or similar official or is a
                           foreign bank or equivalent institution, and (b) has
                           an audited net worth of at least $25,000,000 as
                           demonstrated in its latest annual financial
                           statements, a copy of which is attached hereto, as of
                           a date not more than 16 months preceding the date of
                           sale of the Transferred Certificates in the case of a
                           U.S. bank, and not more than 18 months preceding such
                           date of sale in the case of a foreign bank or
                           equivalent institution.

         _______           Savings and Loan. The Transferee (a) is a savings and
                           loan association, building and loan association,
                           cooperative bank, homestead association or

_________________________________
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2C-4

                           similar institution, which is supervised and examined
                           by a state or federal authority having supervision
                           over any such institutions or is a foreign savings
                           and loan association or equivalent institution and
                           (b) has an audited net worth of at least $25,000,000
                           as demonstrated in its latest annual financial
                           statements, a copy of which is attached hereto, as of
                           a date not more than 16 months preceding the date of
                           sale of the Transferred Certificates in the case of a
                           U.S. savings and loan association, and not more than
                           18 months preceding such date of sale in the case of
                           a foreign savings and loan association or equivalent
                           institution.

         _______           Broker-dealer. The Transferee is a dealer registered
                           pursuant to Section 15 of the Securities Exchange Act
                           of 1934, as amended.

         _______           Insurance Company. The Transferee is an insurance
                           company whose primary and predominant business
                           activity is the writing of insurance or the
                           reinsuring of risks underwritten by insurance
                           companies and which is subject to supervision by the
                           insurance commissioner or a similar official or
                           agency of a state, U.S. territory or the District of
                           Columbia.

         _______           State or Local Plan. The Transferee is a plan
                           established and maintained by a state, its political
                           subdivisions, or any agency or instrumentality of the
                           state or its political subdivisions, for the benefit
                           of its employees.

         _______           ERISA Plan. The Transferee is an employee benefit
                           plan within the meaning of Title I of the Employee
                           Retirement Income Security Act of 1974.

         _______           Investment Advisor. The Transferee is an investment
                           advisor registered under the Investment Advisers Act
                           of 1940, as amended.

         _______           QIB Subsidiary. All of the Transferee's equity owners
                           are "qualified institutional buyers" within the
                           meaning of Rule 144A.

         _______           Other. (Please supply a brief description of the
                           entity and a cross-reference to the paragraph and
                           subparagraph under subsection (a)(1) of Rule 144A
                           pursuant to which it qualifies. Note that registered
                           investment companies should complete Annex 2 rather
                           than this Annex 1.)

         3.       For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4.       For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the

                                     E-2C-5

basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5.       The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

                                      Will the Transferee be acquiring interests
                                      in the Transferred Certificates only for
            ______         ______     the Transferee's own account?
              Yes            No

         6.       If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred
Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of
Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7.       The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

         8.       Capitalized terms used but not defined herein have the
meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2C-6

                                        ________________________________________
                                                   (Transferee)

                                        By:_____________________________________

                                                   Name:________________________

                                                   Title:_______________________

                                                   Date:  ______________________

                                     E-2C-7

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

                  The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and for the benefit of Merrill
Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred
Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee")
or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2.       The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         _______           The Transferee owned and/or invested on a
                           discretionary basis $________________________ in
                           securities (other than the excluded securities
                           referred to below) as of the end of the Transferee's
                           most recent fiscal year (such amount being calculated
                           in accordance with Rule 144A).

         _______           The Transferee is part of a Family of Investment
                           Companies which owned in the aggregate
                           $_________________________ in securities (other than
                           the excluded securities referred to below) as of the
                           end of the Transferee's most recent fiscal year (such
                           amount being calculated in accordance with Rule
                           144A).

         3.       The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2C-8

         4.       The term "securities" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
Transferee, or owned by the Transferee's Family of Investment Companies, the
securities referred to in this paragraph were excluded.

         5.       The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

                                      Will the Transferee be acquiring interests
                                      in the Transferred Certificates only for
            _______       ________    the Transferee's own account?
              Yes            No

         6.       If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred
Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of
Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7.       The undersigned will notify the parties to which this
certification is made of any changes in the information and conclusions herein.
Until such notice, the Transferee's acquisition of any interest in the
Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

         8.       Capitalized terms used but not defined herein have the
meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2C-9

                             ___________________________________________________
                             (Transferee or Adviser)

                             By:________________________________________________

                                        Name____________________________________

                                        Title:__________________________________

                                        Date:  _________________________________

                             IF AN ADVISER:

                             Print Name of Transferee

                             ___________________________________________________

                                            Date:  _____________________________

                                     E-2C-10

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                                   ___________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:   Global Securitization Trust Services Group, Merrill Lynch Mortgage
             Trust 2005-MKB2

Re:   Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
      Pass-Through Certificates, Series 2005-MKB2 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by __________________ (the "Transferor") to ________________(the
"Transferee") of the Class ___ Certificates (the "Transferred Certificates")
[having an initial aggregate [Certificate Principal Balance] [Certificate
Notional Amount] as of March 29, 2005 (the "Closing Date") of $_________ ]
[evidencing a ____% interest in the Classes to which they belong]. The
Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets,
Inc., as master servicer, Clarion Partners, LLC as special servicer, LaSalle
Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

         _____             The Transferee (A) is not an employee benefit plan or
                           other retirement arrangement, including an individual
                           retirement account or annuity, a Keogh plan or a
                           collective investment fund or separate account in
                           which such plans, accounts or arrangements are
                           invested, including, without limitation, an insurance
                           company general account, that is subject to ERISA or
                           the Code (each, a "Plan"), and (B) is not directly or
                           indirectly purchasing the Transferred Certificates on
                           behalf of, as named fiduciary of, as trustee of, or
                           with assets of a Plan; or

         _____             The Transferee is using funds from an insurance
                           company general account to acquire the Transferred
                           Certificates, however, the purchase and holding of
                           such Certificates by such Person is exempt from the
                           prohibited

                                      F-1-1

                           transaction provisions of Sections 406 and 407 of
                           ERISA and the excise taxes imposed on such
                           prohibited transactions by Section 4975 of the Code,
                           by reason of Sections I and III of Prohibited
                           Transaction Class Exemption 95-60.

         _____             The Transferred Certificates are Investment Grade
                           Certificates and are being acquired by or on behalf
                           of a Plan in reliance on Prohibited Transaction
                           Exemption 90-29 or 93-31; and such Plan (X) is an
                           accredited investor as defined in Rule 501(a)(1) of
                           Regulation D of the Securities Act, (Y) is not
                           sponsored (within the meaning of Section 3(16)(B) of
                           ERISA) by the Trustee, the Depositor, any Mortgage
                           Loan Seller, the Master Servicer, the Special
                           Servicer, any Sub-Servicer, the Fiscal Agent, any
                           Exemption-Favored Party or any Mortgagor with respect
                           to Mortgage Loans constituting more than 5% of the
                           aggregate unamortized principal balance of all the
                           Mortgage Loans determined on the date of the initial
                           issuance of the Certificates, or by any Affiliate of
                           such Person, and (Z) agrees that it will obtain from
                           each of its Transferees that are Plans a written
                           representation that such Transferee satisfies the
                           requirements of the immediately preceding clauses (X)
                           and (Y), together with a written agreement that such
                           Transferee will obtain from each of its Transferees
                           that are Plans a similar written representation
                           regarding satisfaction of the requirements of the
                           immediately preceding clauses (X) and (Y).

                  IN WITNESS  WHEREOF,  the undersigned has executed this
certificate as of the date first written above.

                                      __________________________________________
                                                          (Transferee)

                                      By:_______________________________________

                                                 Name___________________________

                                                 Title:_________________________

                                      F-1-2

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                                ___________________, 200__

________________________________

________________________________

________________________________

________________________________
(Name and Address of Transferor)

Re:   Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
      Pass-Through Certificates, Series 2005-MKB2 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by ________(the "Transferor") to ________(the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust
Corporation ("DTC") and the Depository Participants) in Class ____ Certificates
(the "Transferred Certificates") [having an initial aggregate [Certificate
Principal Balance] [Certificate Notional Amount] as of March 29, 2005 (the
"Closing Date") of $ _____ ]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of March 1, 2005 (the "Pooling and Servicing
Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp
Real Estate Capital Markets, Inc., as master servicer, Clarion Partners, LLC, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee")
and ABN AMRO Bank N.V., as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to you as follows
(check the applicable paragraph):

         _____             The Transferee (A) is not an employee benefit plan or
                           other retirement arrangement, including an individual
                           retirement account or annuity, a Keogh plan or a
                           collective investment fund or separate account in
                           which such plans, accounts or arrangements are
                           invested, including, without limitation, an insurance
                           company general account, that is subject to ERISA or
                           the Code (each, a "Plan"), and (B) is not directly or
                           indirectly purchasing the Transferred Certificates on
                           behalf of, as named fiduciary of, as trustee of, or
                           with assets of a Plan; or

         _____             The Transferee is using funds from an insurance
                           company general account to acquire the Transferred
                           Certificates, however, the purchase and holding

                                      F-2-1

                           of such Certificates by such Person is exempt from
                           the  prohibited transaction provisions of Sections
                           406 and 407 of ERISA and the excise taxes imposed on
                           such prohibited transactions by Section 4975 of the
                           Code, by reason of Sections I and III of Prohibited
                           Transaction Class Exemption 95-60.

         _____             The Transferred Certificates are Investment Grade
                           Certificates and are being acquired by or on behalf
                           of a Plan in reliance on Prohibited Transaction
                           Exemption 90-29 or 93-31; and such Plan (X) is an
                           accredited investor as defined in Rule 501(a)(1) of
                           Regulation D of the Securities Act, (Y) is not
                           sponsored (within the meaning of Section 3(16)(B) of
                           ERISA) by the Trustee, the Depositor, any Mortgage
                           Loan Seller, the Master Servicer, the Special
                           Servicer, any Sub-Servicer, the Fiscal Agent, any
                           Exemption-Favored Party or any Mortgagor with respect
                           to Mortgage Loans constituting more than 5% of the
                           aggregate unamortized principal balance of all the
                           Mortgage Loans determined on the date of the initial
                           issuance of the Certificates, or by any Affiliate of
                           such Person, and (Z) agrees that it will obtain from
                           each of its Transferees that are Plans a written
                           representation that such Transferee satisfies the
                           requirements of the immediately preceding clauses (X)
                           and (Y), together with a written agreement that such
                           Transferee will obtain from each of its Transferees
                           that are Plans a similar written representation
                           regarding satisfaction of the requirements of the
                           immediately preceding clauses (X) and (Y).

                  IN WITNESS  WHEREOF,  the undersigned has executed this
certificate as of the date first written above.

                                    ____________________________________________
                                    (Transferee)

                                    By:_________________________________________

                                               Name_____________________________

                                               Title:___________________________

                                      F-2-2

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

Re:   Merrill Lynch Mortgage Trust 2005-MKB2,  Commercial Mortgage Pass-Through
      Certificates, Series  2005-MKB2  (the  "Certificates"),  issued  pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing
      Agreement"), dated as of March 1, 2005, between Merrill Lynch Mortgage
      Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc.,
      as Master Servicer, Clarion Partners, LLC as Special Servicer, LaSalle
      Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal
      Agent

STATE OF __________________________ )
                                    )        ss.:  _____________________________
COUNTY OF ________________________  )

         The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

         1.       ______________________________ (the "Purchaser"), is acquiring
Class [R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a
"REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the
Certificates for which an election is to be made under Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

         2.       The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class [R-I] [R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision

                                      G-1-1

thereof if all of its activities are subject to tax (except for the Federal Home
Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         3.       The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class [R-I] [R-II] Certificates to a Disqualified Organization.

         4.       The Purchaser will not transfer the Class [R-I] [R-II]
Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer)
satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

         5.       The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified
Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

         6.       The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section
10.01(d) of the Pooling and Servicing Agreement.

         7.       No purpose of the acquisition of the Class [R-I] [R-II]
Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

         8.       If the Transferor requires the safe harbor under Treasury
regulations section 1.860E-1 to apply:

         i.       The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due.

         ii.      The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

         iii.     The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction)
                  of a United States Tax Person.

                                      G-1-2

         iv.      The Purchaser will not cause the income from the Class [R-I]
                  [R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any
                  applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

      [CHECK THE STATEMENT THAT APPLIES]

      |_| v)      In accordance with Treasury Regulations Section 1.860E-1, the
                  Purchaser:

                  a) is an "eligible corporation" as defined in Section
                  1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a
                  domestic C corporation other than a corporation which is
                  exempt from, or is not subject to, tax under Section 11 of the
                  Code; a Regulated Investment Company as defined in Section
                  851(a) of the Code; a Real Estate Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section
                  860D of the Code; or an organization to which part I of
                  subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

                  b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury
                  regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition)
                  in excess of $100 million and net assets of $10 million, and

                  c) hereby agrees only to transfer the Certificate to another
                  "eligible corporation" meeting the criteria set forth in
                  Treasury regulations section 1.860E-1.

         OR

      |_| vi)     The  Purchaser is a United  States Tax Person and the
                  consideration paid to the Purchaser for accepting the Class
                  [R-I] [R-II] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits
                  ("Tax Liability Present Value") associated with owning such
                  Certificates, with such present value computed using a
                  discount rate equal to the "Federal short-term rate"
                  prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its
                  trade or business, substantial funds from unrelated third
                  parties at a lower interest rate than such applicable
                  federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such
                  lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the
                  maturity dates or, in the case of adjustable rate debt
                  instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit
                  A to this letter

                                      G-1-3

      |_| 9.      If the Transferor does not require the safe harbor under
Treasury  regulations  section  1.860E-1 to apply: [CHECK THE STATEMENT THAT
APPLIES]

      |_| i)      The Purchaser is a "United States person" as defined in
                  Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification
                  number is ______________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

         OR

      |_| ii)     The Purchaser is not a United States person.  However, the
                  Purchaser:

                  a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

                  b) understands that, for purposes of Treasury regulations
                  section 1.860E-1(c)(4)(ii), as a holder of a Class [R-I]
                  [R-II] Certificate for United States federal income tax
                  purposes, it may incur tax liabilities in excess of any cash flows generated by such Class [R-I] [R-II] Certificate;

                  c) intends to pay the taxes associated with holding a Class
                  [R-I] [R-II] Certificate;

                  d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a), (b) and (c) of this sentence or are United States persons); and

                  e) has furnished the Transferor and the Trustee with an
                  effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

         Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                      G-1-4

         IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________

         Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                   Subscribed and sworn before me this
                                   _________ day of ______________________,
                                   20_____.

                                   _____________________________________________
                                   Notary Public

                                      G-1-5

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinios 60603
Attention:   Global Securitization Trust Services Group, Merrill Lynch Mortgage
             Trust 2005-MKB2

Re:   Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through
      Certificates,  Series 2005-MKB2 (the "Certificates"), Class [R-I] [R-II]

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the
transfer by _________________ (the "Transferor") to _________________ (the
"Transferee") of the above-captioned Certificates evidencing a ___% Percentage
Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and
Servicing Agreement, dated as of March 1, 2005 (the "Pooling and Servicing
Agreement"), between Merrill Lynch Mortgage Investors, Inc., as Depositor,
KeyCorp Real Estate Capital Markets, Inc., as Master Servicer, Clarion Partners,
LLC, as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or
         will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has
         delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The
         Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee
         (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
         Transferee has historically paid its debts as they became due and has found no significant evidence to

                                      G-2-1

         indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United
         States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the
         Transferor has conducted such an investigation.

                                   Very truly yours,

                                   _____________________________________________
                                   (Transferor)

                                              Name:_____________________________

                                              Title:____________________________

                                      G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Standard & Poor's Ratings Services,
   a division of the McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.09 of the
Pooling and Servicing Agreement dated as of March 1, 2005 relating to Merrill
Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through Certificates,
Series 2005-MKB2 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the
Agreement.

                  Notice is hereby given that the Holders of Certificates
evidencing a majority of the Voting Rights allocated to the Controlling Class have designated [name of proposed special servicer] to serve as the Special
Servicer under the Agreement.

                  The designation of [name of proposed special servicer] as
Special Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the
Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

                  Please acknowledge receipt of this notice by signing the
enclosed copy of this notice where indicated below and returning it to the
Trustee, in the enclosed stamped self-addressed envelope.

                                      H-1-1

                                            Very truly yours,
                                            LASALLE BANK NATIONAL ASSOCIATION

                                            By:_________________________________
                                                 Name
                                                 Title:

Received and acknowledged:

Standard & Poor's Ratings Services, a            Moody's Investors Service, Inc.
division of the McGraw-Hill Companies Inc.

By: _________________________                    By: __________________________
       Name:                                           Name:
       Title:                                          Title:

Date:________________________                    Date:_________________________

                                      H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group, Merrill Lynch Mortgage
            Trust 2005-MKB2

Attn:  Merrill Lynch Mortgage Trust 2005-MKB2,
       Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2
       ---------------------------------------------------------------

Ladies & Gentlemen:

                  Pursuant to Section 6.09 of the Pooling and Servicing
Agreement dated as of March 1, 2005 relating to Merrill Lynch Mortgage Trust
2005-MKB2, Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2 (the
"Agreement"), the undersigned hereby agrees with all the other parties to the
Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the
Special Servicer hereunder.

                                     [Name of Proposed Special Servicer]
                                     ___________________________________________

                                     By:________________________________________

                                                Name____________________________

                                                Title:__________________________

                                      H-2-1

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                                ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group, Merrill Lynch Mortgage
            Trust 2005-MKB2

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Re:   Merrill Lynch Mortgage Trust 2005-MKB2
      Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2
      ---------------------------------------------------------------

                  In accordance with the Pooling and Servicing Agreement dated as of March 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate
Capital Markets, Inc., as master servicer (the "Master Servicer"), Clarion
Partners, LLC, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through
Certificates, Series 2005-MKB2 (the "Certificates"), the undersigned (the
"Investor") hereby certifies and agrees as follows:

         1.       The Investor is a [holder] [beneficial owner] of [$__________
                  aggregate [Certificate Principal Balance/Certificate Notional
                  Amount] of] [a ___% Percentage Interest in] the Class ____
                  Certificates.

         2.       The Investor is requesting access to the following information
                  (the "Information") solely for use in evaluating the
                  Investor's investment in the Certificates:

                  ___      The information available on the Master Servicer's
                           internet website pursuant to Section 3.15 of the
                           Pooling and Servicing Agreement.

                                      I-1-1

                  ___      The information  available on the Trustee's  internet
                           website pursuant to Sections 3.15 and 4.02 of the
                           Pooling and Servicing Agreement.

                  ___      The  information  identified on Schedule I attached
                           hereto pursuant to Sections 3.15 and 4.02 of the
                           Pooling and Servicing Agreement.

         3.       In  consideration  of the Master  Servicer's or the  Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such
                  outside Persons as are assisting it in evaluating the
                  Information), and such Information will not, without the
                  prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its
                  Affiliates, officers, directors, partners, shareholders,
                  members, managers, employees, agents or representatives
                  (collectively, the "Representatives") in any manner
                  whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other
                  Person that holds or is contemplating the purchase of any
                  Certificate or interest therein, but only if such Person
                  confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and
                  provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the Investor shall
                  not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master
                  Servicer's, as applicable, Internet Website or has
                  previously been filed with the Securities and Exchange
                  Commission.

         4.       The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

         5.       The Investor hereby acknowledges and agrees that:

                  (a)      Neither the Master Servicer nor the Trustee will make
                           any representations or warranties as to the accuracy
                           or completeness of, and will assume no responsibility
                           for, any report, document or other information
                           delivered pursuant to this request or made available
                           on its internet website;

                  (b)      Neither the Master Servicer nor the Trustee has
                           undertaken any obligation to verify the accuracy or
                           completeness of any information provided by a
                           Mortgagor, a third party, each other or any other
                           Person that is included in any report, document or
                           other information delivered pursuant to this request
                           or made available on its respective internet website;

                  (c)      Any transmittal of any report, document or other
                           information to the Investor by the Master Servicer or
                           the Trustee is subject to, which

                                      I-1-2

                           transmittal may (but need not be) accompanied by a
                           letter containing, the following provision:

                                    By receiving the information set forth
                                    herein, you hereby acknowledge and agree
                                    that the United States securities laws
                                    restrict any person who possesses material,
                                    non-public information regarding the Trust
                                    which issued Merrill Lynch Mortgage
                                    Investors, Inc., Commercial Mortgage
                                    Pass-Through Certificates, Series 2005-MKB2,
                                    from purchasing or selling such Certificates
                                    in circumstances where the other party to
                                    the transaction is not also in possession of
                                    such information. You also acknowledge and
                                    agree that such information is being
                                    provided to you for the purposes of, and
                                    such information may be used only in
                                    connection with, evaluation by you or
                                    another Certificateholder, Certificate Owner
                                    or prospective purchaser of such
                                    Certificates or beneficial interest therein;

                  (d)      When delivering any report, document or other
                           information pursuant to this request, the Master
                           Servicer or the Trustee may (i) indicate the source
                           thereof and may affix thereto any disclaimer it deems
                           appropriate in its discretion and (ii)
                           contemporaneously provide such report, document or
                           information to the Depositor, the Trustee, any
                           Underwriter, any Rating Agency or Certificateholders
                           or Certificate Owners.

         6.       The Investor  agrees to indemnify and hold harmless the Master
                  Servicer, the Special Servicer, the Depositor, the Trustee
                  and the Trust from any damage, loss, cost or liability
                  (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any
                  unauthorized use or disclosure of the Information by the
                  Investor or any of its Representatives. The Investor also
                  acknowledges and agrees that money damages would be both
                  incalculable and an insufficient remedy for any breach of
                  the terms of this letter by the Investor or any of its
                  Representatives and that the Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction
                  and specific performance, as a remedy for any such breach.
                  Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies
                  available at law or equity.

                                      I-1-3

         Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [CERTIFICATEHOLDER] [BENEFICIAL
                                    OWNER OF A CERTIFICATE]

                                    By:_________________________________________

                                    Name________________________________________

                                    Title:______________________________________

                                    Telephone No.:______________________________

                                      I-1-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-1-5

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                               ______________________, 200__

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois 60603
Attention:  Global Securitization Trust Services Group, Merrill Lynch Mortgage
            Trust 2005-MKB2

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Re:  Merrill Lynch Mortgage Trust 2005-MKB2
     Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2
     (the "Certificates")

         In accordance with the Pooling and Servicing Agreement dated as of
March 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch
Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate
Capital Markets, Inc., as master servicer (the "Master Servicer"), Clarion
Partners, LLC as special servicer, LaSalle Bank National Association, as trustee
(the "Trustee") and ABN AMRO Bank N.V., as fiscal agent, with respect to the
Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through
Certificates, Series 2005-MKB2 (the "Certificates"), the undersigned (the
"Investor") hereby certifies and agrees as follows:

         1.       The Investor is contemplating an investment in the Class ____
                  Certificates.

         2.       The Investor is requesting access to the following information
                  (the "Information") solely for use in evaluating such possible investment:

                  ___      The information available on the Master Servicer's
                           internet website pursuant to Section 3.15 of the
                           Pooling and Servicing Agreement.

                  ___      The information  available on the Trustee's  internet
                           website pursuant to Sections 3.15
                           and 4.02 of the Pooling and Servicing Agreement.

                                      I-2-1

                  ___      The  information  identified on Schedule I attached
                           hereto pursuant to Sections 3.15 and 4.02 of the
                           Pooling and Servicing Agreement.

         3.       In  consideration  of the Master  Servicer's or the  Trustee's disclosure to the Investor of the Information,  the  Investor
                  will keep the Information confidential (except from such
                  outside Persons as are assisting it in making the investment decision described in paragraph 1), and such Information
                  will not, without the prior written consent of the Master
                  Servicer or the Trustee, as applicable, be disclosed by the
                  Investor or by its Affiliates, officers, directors,
                  partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the
                  purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it
                  confidential; and provided further, that the Investor may
                  provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the
                  Investor shall not be obligated to keep confidential any
                  Information that has previously been made available on an
                  unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange
                  Commission.

         4.       The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

         5.       The Investor hereby acknowledges and agrees that:

                  (a)      Neither the Master Servicer nor the Trustee will make
                           any representations or warranties as to the accuracy
                           or completeness of, and will assume no responsibility
                           for, any report, document or other information
                           delivered pursuant to this request or made available
                           on its internet website;

                  (b)      Neither the Master Servicer nor the Trustee has
                           undertaken any obligation to verify the accuracy or
                           completeness of any information provided by a
                           Mortgagor, a third party, each other or any other
                           Person that is included in any report, document or
                           other information delivered pursuant to this request
                           or made available on its respective internet website;

                  (c)      Any transmittal of any report, document or other
                           information to the Investor by the Master Servicer or
                           the Trustee is subject to, which transmittal may (but
                           need not be) accompanied by a letter containing, the
                           following provision:

                                      I-2-2

                                    By receiving the information set forth
                                    herein, you hereby acknowledge and agree
                                    that the United States securities laws
                                    restrict any person who possesses material,
                                    non-public information regarding the Trust
                                    which issued Merrill Lynch Mortgage
                                    Investors, Inc., Commercial Mortgage
                                    Pass-Through Certificates, Series 2005-MKB2,
                                    from purchasing or selling such Certificates
                                    in circumstances where the other party to
                                    the transaction is not also in possession of
                                    such information. You also acknowledge and
                                    agree that such information is being
                                    provided to you for the purposes of, and
                                    such information may be used only in
                                    connection with, evaluation by you or
                                    another Certificateholder, Certificate Owner
                                    or prospective purchaser of such
                                    Certificates or beneficial interest therein;

                  (d)      When delivering any report, document or other
                           information pursuant to this request, the Master
                           Servicer or the Trustee may (i) indicate the source
                           thereof and may affix thereto any disclaimer it deems
                           appropriate in its discretion and (ii)
                           contemporaneously provide such report, document or
                           information to the Depositor, the Trustee, any
                           Underwriter, any Rating Agency or Certificateholders
                           or Certificate Owners.

         6.       The Investor  agrees to indemnify and hold harmless the Master
                  Servicer, the Special Servicer, the Depositor, the Trustee
                  and the Trust from any damage, loss, cost or liability
                  (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any
                  unauthorized use or disclosure of the Information by the
                  Investor or any of its Representatives. The Investor also
                  acknowledges and agrees that money damages would be both
                  incalculable and an insufficient remedy for any breach of
                  the terms of this letter by the Investor or any of its
                  Representatives and that the Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction
                  and specific performance, as a remedy for any such breach.
                  Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies
                  available at law or equity.

         Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      I-2-3

                             [PROSPECTIVE PURCHASER]

                                   By:__________________________________________

                                              Name______________________________

                                              Title:____________________________

                                             Telephone No.:_____________________

                                      I-2-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-2-5

                                    EXHIBIT J

         LIST OF MORTGAGE LOANS WITH SECURED CREDITOR IMPAIRED PROPERTY
                        ENVIRONMENTAL INSURANCE POLICIES

                                     [NONE.]

                                       J-1

                                    EXHIBIT K

                      FORM OF S&P DEFEASANCE CERTIFICATION

       FOR LOANS HAVING A PRINCIPAL BALANCE OF LESS THAN (A) $20,000,000,
      AND (B) 5% OF OUTSTANDING POOL BALANCE, AND WHICH LOAN IS NOT ONE OF
                   THE 10 LARGEST LOANS IN THE RESPECTIVE POOL

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From:  KeyCorp Real Estate Capital Markets, Inc., in its capacity as Master
       Servicer (the "Master Servicer") under the Pooling and Servicing
       Agreement dated as of March 1, 2005 (the "Pooling and Servicing
       Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, the Master Servicer, Clarion Partners, LLC, as special servicer, LaSalle
       Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

Date:  _________, 20___

Re:   Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage Pass-Through
      Certificates, Series 2005-MKB2 -- Mortgage Loan (the "Mortgage Loan")
      heretofore secured by real property known as _______.

         Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

         THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF
THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD
SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR
STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE
POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

         We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  1.       The Mortgagor has consummated a defeasance of the
                           Mortgage Loan of the type checked below:

                                       K-1

                           ____      a full defeasance of the entire outstanding
                                     principal  balance ($___________) of the
                                     Mortgage Loan; or

                           ____      a partial defeasance of a portion ($______)
                                     of the Mortgage Loan that  represents ___%
                                     of the entire  principal  balance of the
                                     Mortgage Loan ($________);

                  2.       The defeasance was consummated on __________, 20__.

                  3.       The defeasance was completed in all material respects
                           in accordance with the conditions for defeasance
                           specified in the Mortgage Loan documents and in
                           accordance with the Servicing Standard.

                  4.       The defeasance collateral consists only of one or
                           more of the following: (i) direct debt obligations
                           of the U.S. Treasury, (ii) direct debt obligations
                           of the Federal National Mortgage Association,
                           (iii) direct debt obligations of the Federal Home
                           Loan Mortgage Corporation, or (iv) interest-only
                           direct debt obligations of the Resolution Funding
                           Corporation. Such defeasance collateral consists
                           of securities that (i) if they include a principal
                           obligation, the principal due at maturity cannot
                           vary or change, (ii) provide for interest at a
                           fixed rate and (iii) are not subject to
                           prepayment, call or early redemption.

                  5.       After the defeasance, the defeasance collateral will
                           be owned by an entity (the "Defeasance Obligor")
                           that: (i) is the original Mortgagor, (ii) is a
                           Single-Purpose Entity (as defined in the S&P
                           Criteria), (iii) is subject to restrictions in its
                           organizational documents substantially similar to
                           those contained in the organizational documents of
                           the original Mortgagor with respect to bankruptcy
                           remoteness and single purpose, (iv) has been
                           designated as the Defeasance Obligor by the
                           originator of the Mortgage Loan pursuant to the
                           terms of the Mortgage Loan documents, or (v) has
                           delivered a letter from Standard & Poor's
                           confirming that the organizational documents of
                           such Defeasance Obligor were previously approved
                           by Standard & Poor's. The Defeasance Obligor owns
                           no assets other than defeasance collateral and
                           (only in the case of the original Mortgagor) real
                           property securing one or more Mortgage Loans
                           included in the pool under the Pooling and
                           Servicing Agreement (the "Pool").

                  6.       If such Defeasance Obligor (together with its
                           affiliates) holds more than one defeased loan, it
                           does not (together with its affiliates) hold defeased
                           loans aggregating more than $20 Million or more than
                           five percent (5%) of the aggregate certificate
                           balance of the Certificates as of the date of the
                           most recent Distribution Date Statement received by
                           the Master Servicer (the "Current Report").

                  7.       The defeasance documents require that the defeasance
                           collateral be credited to an eligible account (as
                           defined in the S&P Criteria) that must

                                      K-2

                           be maintained as a securities account by a
                           securities intermediary that is at all times an
                           Eligible Institution (as defined in the S&P
                           Criteria). The securities intermediary may
                           reinvest proceeds of the defeasance collateral
                           only in Permitted Investments (as defined in the
                           Pooling and Servicing Agreement).

                  8.       The securities intermediary is obligated to pay from
                           the proceeds of the defeasance collateral, directly
                           to the Master Servicer's collection account, all
                           scheduled payments on the Mortgage Loan or, in a
                           partial defeasance, not less than 125% of the portion
                           of such scheduled payments attributed to the
                           allocated loan amount for the real property defeased
                           (the "Scheduled Payments").

                  9.       The Servicer received written confirmation from an
                           independent certified public accountant stating
                           that (i) revenues from the defeasance collateral
                           (without taking into account any earnings on
                           reinvestment of such revenues) will be sufficient
                           to timely pay each of the Scheduled Payments
                           including the payment in full of the Mortgage Loan
                           (or the allocated portion thereof in connection
                           with a partial defeasance) on its Maturity Date
                           (or, in the case of an ARD Loan, on its
                           Anticipated Repayment Date), (ii) the revenues
                           received in any month from the defeasance
                           collateral will be applied to make Scheduled
                           Payments within four (4) months after the date of
                           receipt, (iii) the defeasance collateral is not
                           subject to prepayment, call or early redemption,
                           and (iv) interest income from the defeasance
                           collateral to the Defeasance Obligor in any tax
                           year will not exceed such Defeasance Obligor's
                           interest expense for the Mortgage Loan (or the
                           allocated portion thereof in a partial defeasance)
                           for such year, other than in the year in which the
                           Maturity Date or Anticipated Repayment Date will
                           occur, when interest income will exceed interest
                           expense.

                  10.      The Master Servicer received opinions of counsel
                           that, subject to customary qualifications and
                           exceptions, (i) the defeasance will not cause the
                           Trust to fail to qualify as a REMIC for purpose of
                           the Internal Revenue Code, (ii) the agreements
                           executed by the Mortgagor and the Defeasance Obligor
                           in connection with the defeasance are enforceable
                           against them in accordance with their terms, and
                           (iii) the Trustee will have a perfected, first
                           priority security interest in the defeasance
                           collateral.

                  11.      The agreements executed in connection with the
                           defeasance (i) prohibit subordinate liens against the
                           defeasance collateral, (ii) provide for payment from
                           sources other than the defeasance collateral of
                           all fees and expenses of the securities
                           intermediary for administering the defeasance and
                           the securities account and all fees and expenses
                           of maintaining the existence of the Defeasance
                           Obligor, (iii) permit release of surplus
                           defeasance collateral and earnings on reinvestment
                           to the Defeasance Obligor only after the Mortgage
                           Loan has been paid in full, (iv) include

                                      K-3

                           representations and/or covenants of the Mortgagor
                           and/or securities intermediary substantially as
                           set forth on Exhibit B hereto, (v) provide for
                           survival of such representations; and (vi)
                           do not permit waiver of such representations and
                           covenants.

                  12.      The outstanding principal balance of the Mortgage
                           Loan immediately before the defeasance was less than
                           $20,000,000 and less than 5% of the aggregate
                           certificate balance of the Certificates as of the
                           date of the Current Report. The Mortgage Loan is not
                           one of the ten (10) largest loans in the Mortgage
                           Pool.

                  13.      Copies of all material agreements, instruments,
                           organizational documents, opinions of counsel,
                           accountant's report and other items delivered in
                           connection with the defeasance will be provided to
                           you upon request.

                  14.      The individual executing this notice is an authorized
                           officer or a servicing officer of the Master
                           Servicer.

         IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                       KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                       As Master Servicer

                                       By:______________________________________
                                       Name:
                                       Title:

                                      K-4

                                    EXHIBIT A

                                   EXCEPTIONS

         ______________________________________________________________

                                      K-5

                                    EXHIBIT B

                REPRESENTATIONS AND/OR COVENANTS OF THE MORTGAGOR
                         AND/OR SECURITIES INTERMEDIARY

         GENERAL:

         1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities
Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

            Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

         2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

         3. All of the [Collateral] has been and will have been credited to a
[Securities Account]. The securities intermediary for the [Securities Account]
has agreed to treat all assets credited to the [Securities Account] as
"financial assets" within the meaning of the UCC.

         CREATION:

         4. [Debtor] owns and has good and marketable title to the [Collateral,
Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

         5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

         PERFECTION:

         6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit
Account] to the [Secured Party] hereunder.

         7. [Debtor] has delivered to [Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the
[Securities Account] or directing disposition of the funds in the [Deposit
Account] without further consent by the [Debtor].

         8. [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities
Account].

                                       K-6

         9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

         PRIORITY:

         10. Other than the security interest granted to the [Secured Party]
pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities
Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and
Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated.
Debtor is not aware of any judgment or tax lien filings against [Debtor].

         11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not
consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                      K-7

                                    EXHIBIT L

                        CLASS XP REFERENCE RATE SCHEDULE

     MONTH OF            CLASS XP             MONTH OF            CLASS XP
DISTRIBUTION DATE   REFERENCE RATE (%)    DISTRIBUTION DATE   REFERENCE RATE (%)
-----------------   ------------------    -----------------   ------------------
    April 2005          5.5653000            April 2009           5.5578900
     May 2005           5.3938200             May 2009            5.3870100
     June 2005          5.5649800             June 2009           5.4857500
     July 2005          5.3935100             July 2009           5.3178400
    August 2005         5.5646600            August 2009          5.4855500
  September 2005        5.5645100          September 2009         5.4854200
   October 2005         5.3930700           October 2009          5.3175200
   November 2005        5.5641800           November 2009         5.4851500
   December 2005        5.3927600           December 2009         5.3225800
   January 2006         5.3925900           January 2010          5.3636200
   February 2006        5.3924500           February 2010         5.4248600
    March 2006          5.3926300            March 2010           5.4288900
    April 2006          5.5633400            April 2010           5.6168300
     May 2006           5.3919700             May 2010            5.4346500
     June 2006          5.5630100             June 2010           5.6167800
     July 2006          5.3916700             July 2010           5.4346000
    August 2006         5.5626900            August 2010          5.6167300
  September 2006        5.5625600          September 2010         5.6167000
   October 2006         5.3912700           October 2010          5.4345300
   November 2006        5.5622800           November 2010         5.6166500
   December 2006        5.3910100           December 2010         5.4344700
   January 2007         5.3908700           January 2011          5.4344400
   February 2007        5.3907400           February 2011         5.4344200
    March 2007          5.3910100            March 2011           5.4354600
    April 2007          5.5615200            April 2011           5.6148000
     May 2007           5.3903000             May 2011            5.4326900
     June 2007          5.5612100             June 2011           5.6147400
     July 2007          5.3900200             July 2011           5.4326200
    August 2007         5.5609100            August 2011          5.6146800
  September 2007        5.5607600          September 2011         5.6146500
   October 2007         5.3896000           October 2011          5.4325300
   November 2007        5.5604500           November 2011         5.6145800
   December 2007        5.3893100           December 2011         5.4323900
   January 2008         5.5601300           January 2012          5.6164600
   February 2008        5.3890200           February 2012         5.4342800
    March 2008          5.3890700            March 2012           5.4390400
    April 2008          5.5596800            April 2012           5.6416200
     May 2008           5.3886300             May 2012            5.4586300
     June 2008          5.5594000             June 2012           5.6415400
     July 2008          5.3883700             July 2012           5.4585600
    August 2008         5.5591100            August 2012          5.6414700

                                       L-1

  September 2008       5.5589700           September 2012        5.6414400
   October 2008        5.3879800            October 2012         5.4584500
  November 2008        5.5586800            November 2012        5.6413600
  December 2008        5.3877100            December 2012        5.4583800
   January 2009        5.3875700            January 2012         5.4583400
   February 2009       5.3874400            February 2013        5.4583000
    March 2009         5.3878600             March 2013          5.4591700

                                      L-2

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                                                          [Date]

[Purchase Option Holder]

Re:   Merrill Lynch Mortgage Trust 2005-MKB2
      Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2
      ---------------------------------------------------------------

Ladies and Gentlemen:

                  You are the holder of an assignable option (the "Purchase
Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to
Section 3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of March 1, 2005, by and among Merrill Lynch Mortgage
Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer, Clarion Partners, LLC, as special servicer, LaSalle Bank
National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.
Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

                  This notice is to inform you that the exercise of your
Purchase Option in respect of Mortgage Loan number ___, pursuant to your
Purchase Option Notice dated _________, a copy of which is attached hereto, is effective. Pursuant to Section 3.18 of the Pooling and Servicing Agreement and
your Purchase Option Notice, closing of [your] [_________'s] acquisition of
Mortgage Loan number _________ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

                  [Describe closing mechanics. Describe documents or instruments required to be prepared by Purchase Option Holder in connection with assignment and release of the related Mortgage Loan.]

                  Upon payment of the Option Price, Mortgage Loan number _______
and the related Mortgaged Property will be released and the related Mortgage
Loan File will be delivered to [you] [_________] or at [your] [_________'s]
direction.

                  Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [_________] the ownership of Mortgage Loan number_________, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [_________] for review as soon as is practicable.

                  [Provide Special Servicer contact information.]

                                     M-1-1

                  Please acknowledge receipt of this letter by signing the
enclosed copy and return it to my attention.

                                   Sincerely,  _________________________________
                                   By:         _________________________________
                                   Name:       _________________________________
                                   Title:      _________________________________

Purchase Option Holder's Acknowledgment
By:     ____________________________________
Name:   ____________________________________
Title:  ____________________________________
Date:   ____________________________________

                                     M-1-2

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

         THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Clarion Partners, LLC ("Assignor") and
[_______________] ("Assignee") in connection with (i) the Pooling and Servicing
Agreement dated as of March 1, 2005 (the "Agreement"), by and among Merrill
Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer, Assignor as Special Servicer, LaSalle Bank
National Association, as Trustee (the "Trustee") and ABN AMRO Bank N.V., as
fiscal agent, with respect to the Merrill Lynch Mortgage Trust 2005-MKB2,
Commercial Mortgage Pass-Through Certificates, Series 2005-MKB2 (the "Series
2005-MKB2 Securitization"), and (ii) the transfer of the Loan (defined below) to
Assignee.

         Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

         1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2005-MKB2 Securitization and is secured by the Mortgaged Property commonly known as
[___________________________] (the "Loan"). The Loan is a Defaulted Mortgage
Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

         2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii)
has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase
Option and purchase the Loan pursuant thereto.

         3. Assignee intends to purchase the Loan in compliance with the
Agreement and has requested that Assignor assign the Purchase Option to
Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

         NOW THEREFORE, the parties agree as follows:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

         This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in

                                      M-2-1

this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

         IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

         ASSIGNOR:                        CLARION PARTNERS, LLC

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

         ASSIGNEE:                        [ASSIGNEE]

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

         ASSIGNEE CONTACT INFORMATION:

         Address:_______________________________________________
         _______________________________________________________
         _______________________________________________________
         Telephone No.:_________________________________________
         Facsimile:_____________________________________________

                                      M-2-2

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

         THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Plurality Subordinate
Certificateholder(s) ("Assignor") and [_______________] ("Assignee") in
connection with (i) the Pooling and Servicing Agreement dated as of March 1,
2005 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as
Depositor, KeyCorp Real Estate Capital Markets, Inc., as Master Servicer,
Clarion Partners, LLC, as Special Servicer, LaSalle Bank National Association,
as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to the Merrill Lynch Mortgage Trust 2005-MKB2, Commercial Mortgage
Pass-Through Certificates, Series 2005-MKB2 (the "Series 2005-MKB2
Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

         Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

         1.       The Trust is the owner of a Mortgage Loan in the original
                  principal amount of $[_______] that is included in the Series
                  2005-MKB2 Securitization and is secured by the Mortgaged
                  Property commonly known as [___________________________] (the
                  "Loan"). The Loan is a Defaulted Mortgage Loan under the
                  Agreement and is being serviced and administered by Clarion
                  Partners, LLC in its capacity as Special Servicer.

         2.       Assignor (i) is the Plurality Subordinate Certificateholder
                  under the Agreement, (ii) pursuant to Section 3.18(c) of the
                  Agreement, holds a Purchase Option with respect to the Loan,
                  (iii) pursuant to Section 3.18 of the Agreement, has the
                  unconditional right to assign the Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

         3.       Assignee intends to purchase the Loan in compliance with the
                  Agreement and has requested that Assignor assign the Purchase
                  Option to Assignee, and Assignor desires to assign the
                  Purchase Option to Assignee, pursuant to the terms and
                  conditions of this Assignment.

         NOW THEREFORE, the parties agree as follows:

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

         This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the

                                      M-3-1

uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than
Assignee, Assignor or their respective permitted successors and assigns.

         IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

         ASSIGNOR:                        PLURALITY SUBORDINATE
                                          CERTIFICATEHOLDER

                                          By:

                                          Name:_________________________________
                                          Title:________________________________

         ASSIGNEE:                        [ASSIGNEE]

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

         ASSIGNEE CONTACT INFORMATION:

         Address:_______________________________________________
         _______________________________________________________
         _______________________________________________________
         Telephone No.:_________________________________________
         Facsimile:_____________________________________________

                                      M-3-2

                                    EXHIBIT N

                       FORM OF DISTRIBUTION DATE STATEMENT

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
135 S. LaSalle Street   Suite 1625                               SERIES 2005-MKB2                       Prior Payment:          N/A
Chicago, IL   60603                                                                                     Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                       REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

============================================  =============================================   ======================================

                                                                                    Page(s)
 ISSUE ID:                      ML05MKB2      Statements to Certificateholders                Closing Date:                3/29/2005
 MONTHLY DATA FILE NAME:                      Bond Interest Reconciliation                    First Payment Date:          4/12/2005
                 ML05MKB2_YYYYMM_3.zip        Cash Reconciliation Summary                     Assumed Final Distribution
                                              15 Month Historical Loan Status                 Date:                        9/12/2042
 ===========================================    Summary                                       ======================================
                                              15 Month Historical Payoff/Loss
                                                Summary
                                              Historical Collateral Level Prepayment
                                                Report
                                              Delinquent Loan Detail
                                              Loan Level Detail
                                              Specially Serviced Report
                                              Modified Loan Detail
                                              Realized Loss Detail
                                              Appraisal Reduction Detail

                                              =============================================

===================================================================================================================================
                                                    CONTACT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                             DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
                                          UNDERWRITER: Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated, Banc of America Securities LLC, KeyBanc Capital
                              Markets, J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated
                                      MASTER SERVICER: Keycorp Real Estate Capital Markets, Inc.
                                                SPECIAL SERVICER: Clarion Partners, LLC
                        RATING AGENCY: Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

===================================================================================================================================

                               =====================================================================
                                INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                               ---------------------------------------------------------------------
                                 LASALLE WEB SITE                                 www.etrustee.net
                                 SERVICER WEBSITE
                                 LASALLE FACTOR LINE                               (800) 246-5761

                               =====================================================================

====================================================================================================================================
03/09/2005 - 05:23 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
WAC:
WA Life Term:                                              ABN AMRO ACCT: XX-XXXX-XX-X
WA Amort Term:
Current Index:
Next Index:

====================================================================================================================================
           ORIGINAL       OPENING    PRINCIPAL      PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT     ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000   Per 1,000      Per 1,000     Per 1,000     Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
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            0.00               0.00        0.00         0.00         0.00               0.00         0.00        0.00
====================================================================================================================================
                                                                                Total P&I Payment     0.00
                                                                                ==========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment Deferred Interest equals
           Accrual
       (3) Estimated

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                        ---------------------------------------------   --------------------------------------------
            Accrual       Accrued                     Add.      Deferred &                   Prior         Prepay-       Other
         ------------   Certificate     Allocable    Trust      Accretion    Interest      Int. Short-       ment       Interest
 Class   Method  Days     Interest        PPIS     Expense(1)   Interest      Losses        falls Due     Penalties    Proceeds(2)
------------------------------------------------------------------------------------------------------------------------------------

                         -----------------------------------------------------------------------------------------------------------
                            0.00         0.00         0.00        0.00        0.00            0.00           0.00         0.00
====================================================================================================================================

====================================================   ========================
                                    Remaining
 Distributable     Interest        Outstanding
  Certificate       Payment          Interest               Credit Support
   Interest         Amount          Shortfalls          Original    Current(3)
----------------------------------------------------   ------------------------

----------------------------------------------------
    0.00              0.00             0.00
====================================================   ========================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of
    Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           CASH RECONCILIATION SUMMARY

====================================================================================================================================

-----------------------------------------  -----------------------------------------  ----------------------------------------------
        INTEREST SUMMARY                             SERVICING FEE SUMMARY              PRINCIPAL SUMMARY
-----------------------------------------  -----------------------------------------  ----------------------------------------------

Current Scheduled Interest                 Current Servicing Fees                      SCHEDULED PRINCIPAL:
Less Deferred Interest                     Plus Fees Advanced for PPIS                 Current Scheduled Principal
Plus Advance Interest                      Less Reduction for PPIS                     Advanced Scheduled Principal
Plus Unscheduled Interest                  Plus Unscheduled Servicing Fees             ---------------------------------------------
PPIS Reducing Scheduled Interest           -----------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid To Servicer           Total Servicing Fees Paid                   ---------------------------------------------
Plus Fees Advanced for PPIS                -----------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                       Curtailments
Less Misc. Fees & Expenses                 -----------------------------------------   Prepayments in Full
Less Non Recoverable Advances                             PPIS SUMMARY                 Liquidation Proceeds
-----------------------------------------  -----------------------------------------   Repurchase Proceeds
Interest Due Trust                                                                     Other Principal Proceeds
-----------------------------------------  Gross PPIS                                  ---------------------------------------------
Less Trustee Fee                           Reduced by PPIE                             Unscheduled Principal Distributio
Less Fee Strips Paid by Trust              Reduced by Shortfalls in Fees               ---------------------------------------------
Less Misc. Fees Paid by Trust              Reduced by Other Amounts                    Remittance Principal
-----------------------------------------  -----------------------------------------   ---------------------------------------------
Remittance Interest                        PPIS Reducing Scheduled Interest
-----------------------------------------  -----------------------------------------   ---------------------------------------------
                                           PPIS Reducing Servicing Fee                 Servicer Wire Amount
                                           -----------------------------------------   ---------------------------------------------
                                           PPIS Due Certificate
                                           -----------------------------------------

                                           -----------------------------------------
                                                     POOL BALANCE SUMMARY
                                           -----------------------------------------
                                                                 Balance       Count
                                           -----------------------------------------
                                           Beginning Pool
                                           Scheduled Principal
                                             Distribution
                                           Unscheduled Principal
                                             Distribution
                                           Deferred Interest
                                           Liquidations
                                           Repurchases
                                           Ending Pool
                                           -----------------------------------------
               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                    PRIOR OUTSTANDING           CURRENT PERIOD                 RECOVERED            ENDING OUTSTANDING
               Principal      Interest      Principal      Interest     Principal     Interest   Principal      Interest
               -------------------------------------------------------------------------------------------------------

====================================================================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

==============   ============================================================================================
                                                Delinquency Aging Categories
                 --------------------------------------------------------------------------------------------
                  Delinq 1 Month    Delinq 2 Months   Delinq 3+ Months       Foreclosure             REO
Distribution     --------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Balance    #        Balance      #     Balance
==============   ============================================================================================

  04/12/05

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

==============   ============================================================================================

=========================================================
               Special Event Categories (1)
---------------------------------------------------------
   Modifications    Specially Serviced      Bankruptcy
---------------------------------------------------------
  #      Balance   #            Balance   #     Balance
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
    the Appropriate Delinquency Aging Category.

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

==============   ===================================================================================================================
                  Ending Pool(1)       Payoffs(2)         Penalties     Appraisal Reduct.(2)    Liquidations(2)   Realized Losses(2)
Distribution     -------------------------------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Amount     #        Balance      #      Balance    #          Amount
==============   ===================================================================================================================

  04/12/05

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

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--------------   -------------------------------------------------------------------------------------------------------------------

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--------------   -------------------------------------------------------------------------------------------------------------------

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--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

==============   ===================================================================================================================

=========================================================
    Remaining Term                Curr Weighted Avg.
---------------------------------------------------------
 Life        Amort.             Coupon         Remit
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================  ===============================================   ======================   ==============================
 Disclosure   Distribution   Initial                 Payoff      Penalty      Prepayment  Maturity     Property
  Control #      Date        Balance      Code       Amount      Amount          Date       Date         Type               State
-------------------------  ===============================================   ======================   ==============================

=========================  ===============================================   ======================   ==============================
                           CUMULATIVE                        0           0
                                                      ====================

==================================================
                  Remaining Term
                 ---------------        Note
  DSCR           Life     Amort.        Rate
==================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                              DELINQUENT LOAN DETAIL

====================================================================================================================================
 Disclosure         Paid                 Outstanding   Out. Property                      Special
   Doc.             Thru   Current P&I       P&I        Protection        Advance        Servicer     Foreclosure  Bankruptcy   REO
 Control #          Date     Advance      Advances**     Advances      Description(1)  Transfer Date      Date        Date      Date
====================================================================================================================================

================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < one month delinq
1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                        DISTRIBUTION OF PRINCIPAL BALANCES

===================================================================================
                                                               Weighted Average
      Current Scheduled        # of    Scheduled    % of   ------------------------
           Balances            Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                 DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

===================================================================================
                                                               Weighted Average
       Fully Amortizing        # of    Scheduled    % of   ------------------------
        Mortgage Loans         Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================
                                                   Minimum Remaining Term
                                                   Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

=================================================================================
                                                            Weighted Average
      Current Mortgage      # of   Scheduled   % of   ---------------------------
       Interest Rate        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

=================================================================================
                              0          0      0.00%
=================================================================================

Minimum Mortgage Interest Rate       10.0000%
Maximum Mortgage Interest Rate       10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

=================================================================================
                                                           Weighted Average
         Balloon            # of   Scheduled   % of   ---------------------------
      Mortgage Loans        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

    0       to      60
    61      to     120
   121      to     180
   181      to     240
   241      to     360

=================================================================================
                               0            0   0.00%
=================================================================================

Minimum Remaining Term      0
Maximum Remaining Term      0

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                          DISTRIBUTION OF DSCR (CURRENT)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0          0       0.00%
===================================================================================
Maximum  DSCR
Minimum  DSCR

                           DISTRIBUTION OF DSCR (CUTOFF)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0              0   0.00%
===================================================================================
Maximum  DSCR             0.00
Minimum  DSCR             0.00

                             GEOGRAPHIC DISTRIBUTION

=================================================================================
                            # of   Scheduled   % of
     State                 Loans  Balance    Balance  WAMM     WAC      DSCR
=================================================================================

=================================================================================
                               0                0.00%
=================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                            DISTRIBUTION OF PROPERTY TYPES

===================================================================================
                               # of    Scheduled    % of
        Property Types         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0            0      0.00%
===================================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE

===================================================================================
      Current Scheduled      # of    Scheduled    % of
           Balances          Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================

===================================================================================

                         DISTRIBUTION OF LOAN SEASONING

===================================================================================
                             # of    Scheduled   % of
      Number of Years        Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

===================================================================================
                                 0         0      0.00%
===================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING

===================================================================================
                             # of    Scheduled   % of
            Year             Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

            1998
            1999
            2000
            2001
            2002
            2003
            2004
            2015
            2006
            2007
            2008
       2009 & Longer
===================================================================================
                                 0            0  0.00%
===================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                 LOAN LEVEL DETAIL

====================================================================================================================================
                                                      Operating              Ending                             Spec.        Loan
  Disclosure          Property                        Statement  Maturity   Principal   Note   Scheduled  Mod.  Serv.  ASER  Status
   Control #    Grp     Type     State  DSCR    NOI      Date      Date      Balance    Rate      P&I     Flag  Flag   Flag  Code(1)
====================================================================================================================================

====================================================================================================================================
                                 W/Avg  0.00       0                              0                   0
====================================================================================================================================

=================================
             Prepayment
   ------------------------------
     Amount    Penalty     Date
=================================

=================================
          0         0
=================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and
    Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:  A.  P&I Adv - in Grace Period
               B.  P&I Adv - < one month delinq
               1.  P&I Adv - delinquent 1 month
               2.  P&I Adv - delinquent 2 months
               3.  P&I Adv - delinquent 3+ months
               4.  Mat. Balloon/Assumed P&I
               5.  Prepaid in Full
               6.  Specially Serviced
               7.  Foreclosure
               8.  Bankruptcy
               9.  REO
               10. DPO
               11. Modification
================================================================================
03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                    SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

============================   ==================================  ==========================================  =====================
                                              Balance                                    Remaining Term
 Disclosure   Transfer                -----------------------        Note     Maturity   ----------------       Property
  Control #     Date                  Scheduled        Actual        Rate       Date      Life    Amort.          Type       State
============================   ==================================  ==========================================  =====================

=============================
                         NOI
     NOI      DSCR      Date
=============================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                                  Comments
====================================================================================================================================

====================================================================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification        Modification                                        Modification
  Control #       Date                Code                                             Description
====================================================================================================================================

====================================================================================================================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                REALIZED LOSS DETAIL

====================================================================================================================================
                                                               Beginning                    Gross Proceeds        Aggregate
   Distribution    Disclosure     Appraisal     Appraisal      Scheduled         Gross        as a % of          Liquidation
     Period        Control #        Date          Value         Balance        Proceeds     Sched Principal       Expenses*
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                       0.00            0.00                             0.00
CUMULATIVE                                                          0.00            0.00                             0.00
====================================================================================================================================

===================================================
   Net              Net Proceeds
Liquidation          as a % of            Realized
 Proceeds           Sched. Balance          Loss
===================================================

===================================================
   0.00                                    0.00
   0.00                                    0.00
===================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

ABN AMRO                                              MERRILL LYNCH MORTGAGE INVESTORS, INC.            Statement Date:   4/12/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     4/12/2005
                                                                 SERIES 2005-MKB2                       Prior Payment:          N/A
                                                                                                        Next Payment:     5/12/2005
                                                                                                        Record Date:      3/31/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                            APPRAISAL REDUCTION DETAIL
==========================  =======================  =============================================   ===============================
                                                                             Remaining Term
 Disclosure     Appraisal    Scheduled   Reduction      Note     Maturity    --------------                    Property
  Control #     Red. Date     Balance      Amount       Rate       Date       Life   Amort.                      Type
==========================  =======================  =============================================   ===============================

====================================================================================================================================

========================================
                          Appraisal
                      ------------------
  State      DSCR      Value        Date
=========  ========   ==================

========================================

03/09/2005 - 02:01 (MXXX-MXXX) (c) 2005 LaSalle Bank N.A.

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR

Re:      Merrill Lynch Mortgage Trust 2005-MKB2 (the "Trust"), Commercial
         Mortgage Pass-Through Certificates, Series 2005-MKB2

         I, [identify the certifying individual], a [title] of Merrill Lynch
Mortgage Investors, Inc., the depositor (the "Depositor") into the above-referenced Trust, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement):

         1.       I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution or servicing reports under the pooling and servicing agreement dated as of March 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") filed in respect of periods included in the year covered by the Annual Report
(collectively with the Annual Report, the "Reports"), of the Trust;

         2.       Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

         3.       Based on my knowledge, the distribution or servicing
information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in the Reports;

         4.       Based on my knowledge and upon the annual compliance statement included in the Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

         5.       The Reports disclose all significant deficiencies relating to the compliance of the Master Servicer with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage
Bankers or similar procedure, as set forth in the Pooling and Servicing
Agreement, that is included in the Reports.

                                      O-1

         In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp
Real Estate Capital Markets, Inc., as Master Servicer, Clarion Partners, LLC, as
Special Servicer, and LaSalle Bank National Association, as Trustee.

Date:    _________________________

Merrill Lynch Mortgage Investors, Inc.

__________________________________
[name of certifying individual]
[title of certifying individual]

                                      O-2

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                     BY THE MASTER SERVICER TO THE DEPOSITOR

Re:   Merrill Lynch Mortgage Trust 2005-MKB2 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2005-MKB2

         I, [identify the certifying individual], a [title] of KeyCorp Real
Estate Capital Markets, Inc. ("KRECM"), on behalf of KRECM, as Master Servicer, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of March 1, 2005 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the Pooling and
Servicing Agreement, that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing
Agreement):

         1.       I am responsible for reviewing the activities performed by
KRECM as Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement with respect to the Master Servicer [and a certificate in the form attached as Exhibit A hereto from Clarion Partners, LLC ("Clarion")
as Special Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], and except as disclosed in the annual report on Form 10-K for the fiscal year [ ] (the "Annual Report"), or in any reports on Form 8-K containing distribution or servicing reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the
"Reports"), KRECM has fulfilled its obligations as Master Servicer under the
Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of KRECM as Master Servicer, based upon the review required under the Pooling and
Servicing Agreement with respect to KRECM as Master Servicer [and a certificate in the form attached as Exhibit A hereto from [Special Servicer name] as Special
Servicer, with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information)], such reports do not contain any material misstatements or omissions.

         2.       I have disclosed to KRECM's certified public accountants all significant deficiencies known to me relating to the compliance of KRECM as
Master Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage
Bankers or similar standard as set forth in the Pooling and Servicing Agreement
[and the compliance of Clarion as Special Servicer with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from such entity].

                                      P-1-1

         3.       In giving the certification above, I have reasonably relied on information provided to KRECM by the following unaffiliated parties: [names of sub-servicers].

Date: _________________________

KeyCorp Real Estate Capital Markets, Inc.

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

                                      P-1-2

                            EXHIBIT A TO EXHIBIT P-1

           FORM OF CERTIFICATION TO BE PROVIDED TO THE MASTER SERVICER

Re:   Merrill Lynch Mortgage Trust 2005-MKB2 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2005-MKB2

         I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of Clarion Partners, LLC, as Special Servicer, certify to
[identify the individual signing Exhibit P-1], KeyCorp Real Estate Capital
Markets, Inc., as Master Servicer (the "Master Servicer") and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley certification required by the Pooling and Servicing Agreement (defined below):

         1.       I am responsible for reviewing the activities performed by
Clarion Partners, LLC ("Clarion") as special servicer (the "Special Servicer")
under the Pooling and Servicing Agreement dated as of March 1, 2005 and relating to the captioned commercial mortgage pass-through certificates (the "Pooling and
Servicing Agreement"), and based upon my knowledge and the annual compliance review performed as required under the Pooling and Servicing Agreement, and except as disclosed on Schedule 1 hereto, Clarion, to my knowledge, has fulfilled its obligations as Special Servicer under the Pooling and Servicing
Agreement, including the provision of all information and/or reports required to be submitted by Clarion, as Special Servicer, to the Master Servicer and the
Trustee thereunder, and that, to the knowledge of Clarion, as Special Servicer, such reports do not contain any material misstatements or omissions; and

         2.       I have disclosed to Clarion's certified public accountants and the Master Servicer's certified public accountants all significant deficiencies known to me relating to the compliance of Clarion as Special Servicer with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date:    _________________________

Clarion Partners, LLC

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

                                      P-1-3

                                   EXHIBIT P-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE TRUSTEE TO THE DEPOSITOR

Re:   Merrill Lynch Mortgage Trust 2005-MKB2 (the "Trust"), Commercial Mortgage
      Pass-Through Certificates, Series 2005-MKB2

         I, [identify the certifying individual], a [title] of LaSalle Bank
National Association, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of March 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the
"Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement):

         1.       I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

         2.       Based on my knowledge, the information in these distribution reports and any other information in the Reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

         3.       Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Reports.

Date:    _________________________

LaSalle Bank National Association,
as trustee

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

                                      P-2-1

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

Re:  Merrill Lynch Mortgage Trust 2005-MKB2 (the "Trust"), Commercial Mortgage
     Pass-Through Certificates, Series 2005-MKB2

         I, [identify the certifying individual], a [title] of Clarion Partners,
LLC, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of March 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and
Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

         1.       I have reviewed the servicing reports or information relating to the Trust delivered by the Special Servicer to the Master Servicer and the
Trustee under the Pooling and Servicing Agreement, covering the fiscal year [ ];

         2.       Based on my knowledge, the servicing information in these
reports delivered by the Special Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports.

         3.       I am responsible for reviewing the activities performed by
Clarion Partners, LLC ("Clarion") as Special Servicer under the Pooling and
Servicing Agreement and, based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement with respect to the
Master Servicer [,and except as disclosed on Schedule 1 hereto], Clarion has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by
Clarion, as Special Servicer, to the Master Servicer and the Trustee thereunder.

         4.       The accountant's statement delivered pursuant to Section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Attestation Program for
Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing
Agreement.

Clarion Partners, LLC                         Date:    _________________________

By:_____________________________________
Name:___________________________________
Title:__________________________________

                                      P-3-1

                                    EXHIBIT Q

                           LIST OF BROKER STRIP LOANS

         The following table sets forth the Broker Strip Loans (in each case identified by the name assigned to such Broker Strip Loan on the Mortgage Loan
Schedule), and with respect to each Broker Strip Loan, the Broker Strip Rate and the Broker Payee for the subject Broker Strip Loan.

LOAN NO.:            LOAN NAME:              BROKER STRIP:         PAYEE:
---------            ----------              -------------         ------
   36      Great Eastern Shopping Center     5 bps (0.05%)     Pace Financial
   52         Chino Corporate Center         5 bps (0.05%)     Johnson Capital
   57    Centennial Hanford Center Phase I   5 bps (0.05%)    Sunrise Mortgage
   58         Shaker Point Apartments        5 bps (0.05%)     Pace Financial
   60       US Storage Centers Stanton       5 bps (0.05%)   Knightbridge Realty

                                       Q-1

                                    EXHIBIT R

         LIST OF SUB-SERVICING AGREEMENTS IN EFFECT ON THE CLOSING DATE

         1. Subservicing Agreement, by and between KeyCorp Real Estate Capital
Markets, Inc., as master servicer and GMAC Commercial Mortgage Corporation, as sub-servicer.

         2. Subservicing Agreement, by and between KeyCorp Real Estate Capital
Markets, Inc., as master servicer and Bank of America, N.A., as sub-servicer.

                                      R-1

                                    EXHIBIT S

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

               MONTH AND YEAR                         CLASS A-SB PLANNED
            OF DISTRIBUTION DATE                      PRINCIPAL BALANCE
      ---------------------------------          -----------------------------
                 March 2005                             $ 42,997,000.00
                 April 2005                             $ 42,997,000.00
                  May 2005                              $ 42,997,000.00
                 June 2005                              $ 42,997,000.00
                 July 2005                              $ 42,997,000.00
                August 2005                             $ 42,997,000.00
               September 2005                           $ 42,997,000.00
                October 2005                            $ 42,997,000.00
               November 2005                            $ 42,997,000.00
               December 2005                            $ 42,997,000.00
                January 2006                            $ 42,997,000.00
               February 2006                            $ 42,997,000.00
                 March 2006                             $ 42,997,000.00
                 April 2006                             $ 42,997,000.00
                  May 2006                              $ 42,997,000.00
                 June 2006                              $ 42,997,000.00
                 July 2006                              $ 42,997,000.00
                August 2006                             $ 42,997,000.00
               September 2006                           $ 42,997,000.00
                October 2006                            $ 42,997,000.00
               November 2006                            $ 42,997,000.00
               December 2006                            $ 42,997,000.00
                January 2007                            $ 42,997,000.00
               February 2007                            $ 42,997,000.00
                 March 2007                             $ 42,997,000.00
                 April 2007                             $ 42,997,000.00
                  May 2007                              $ 42,997,000.00
                 June 2007                              $ 42,997,000.00
                 July 2007                              $ 42,997,000.00
                August 2007                             $ 42,997,000.00
               September 2007                           $ 42,997,000.00
                October 2007                            $ 42,997,000.00
               November 2007                            $ 42,997,000.00
               December 2007                            $ 42,997,000.00
                January 2008                            $ 42,997,000.00
               February 2008                            $ 42,997,000.00
                 March 2008                             $ 42,997,000.00
                 April 2008                             $ 42,997,000.00
                  May 2008                              $ 42,997,000.00

                                      S-1

               MONTH AND YEAR                         CLASS A-SB PLANNED
            OF DISTRIBUTION DATE                      PRINCIPAL BALANCE
      ---------------------------------          -----------------------------
                 June 2008                              $ 42,997,000.00
                 July 2008                              $ 42,997,000.00
                August 2008                             $ 42,997,000.00
               September 2008                           $ 42,997,000.00
                October 2008                            $ 42,997,000.00
               November 2008                            $ 42,997,000.00
               December 2008                            $ 42,997,000.00
                January 2009                            $ 42,997,000.00
               February 2009                            $ 42,997,000.00
                 March 2009                             $ 42,997,000.00
                 April 2009                             $ 42,997,000.00
                  May 2009                              $ 42,997,000.00
                 June 2009                              $ 42,997,000.00
                 July 2009                              $ 42,997,000.00
                August 2009                             $ 42,997,000.00
               September 2009                           $ 42,997,000.00
                October 2009                            $ 42,997,000.00
               November 2009                            $ 42,997,000.00
               December 2009                            $ 42,997,000.00
                January 2010                            $ 42,997,000.00
               February 2010                            $ 42,997,000.00
                 March 2010                             $ 42,996,563.93
                 April 2010                             $ 42,146,743.43
                  May 2010                              $ 41,192,973.19
                 June 2010                              $ 40,334,453.91
                 July 2010                              $ 39,372,224.69
                August 2010                             $ 38,504,923.44
               September 2010                           $ 37,633,439.49
                October 2010                            $ 36,658,602.98
               November 2010                            $ 35,778,213.09
               December 2010                            $ 34,794,716.15
                January 2011                            $ 33,905,335.16
               February 2011                            $ 33,037,116.80
                 March 2011                             $ 32,644,251.60
                 April 2011                             $ 32,345,697.21
                  May 2011                              $ 32,014,172.45
                 June 2011                              $ 31,713,223.67
                 July 2011                              $ 31,378,746.57
                August 2011                             $ 31,074,732.73
               September 2011                           $ 30,769,252.56
                October 2011                            $ 30,430,368.99
               November 2011                            $ 30,121,780.42
               December 2011                            $ 29,813,191.85
                January 2012                            $ 29,352,222.52

                                      S-2

               MONTH AND YEAR                         CLASS A-SB PLANNED
            OF DISTRIBUTION DATE                      PRINCIPAL BALANCE
      ---------------------------------          -----------------------------
               February 2012                            $ 28,891,346.63
                 March 2012                             $ 27,796,597.44
                 April 2012                             $ 26,879,603.83
                  May 2012                              $ 25,866,974.04
                 June 2012                              $ 24,940,661.93
                 July 2012                              $ 23,918,970.46
                August 2012                             $ 22,983,250.63
               September 2012                           $ 22,043,012.10
                October 2012                            $ 21,007,778.01
               November 2012                            $ 20,057,998.38
               December 2012                            $ 19,013,486.14
                January 2013                            $ 18,054,074.02
               February 2013                            $ 17,090,028.18
                 March 2013                             $ 15,852,276.42
                 April 2013                             $ 14,877,593.32
                  May 2013                              $ 13,808,863.91
                 June 2013                              $ 12,824,309.77
                 July 2013                              $ 11,745,981.34
                August 2013                             $ 10,751,461.60
               September 2013                           $  9,752,137.61
                October 2013                            $  8,659,446.37
               November 2013                            $  7,650,015.29
               December 2013                            $  6,547,495.47
                January 2014                            $  5,527,860.46
               February 2014                            $  4,503,299.21
                 March 2014                             $  3,210,622.90
                 April 2014                             $  2,174,863.70
                  May 2014                              $  1,046,741.27
                 June 2014                              $        525.85
                 July 2014                              $          0.00

                                      S-3